As filed with the Securities and Exchange Commission on October 30, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

1847 HOLDINGS LLC

(Exact name of registrant as specified in its charter)

Delaware	3630	38-3922937
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

590 Madison Avenue, 21st Floor

New York, NY 10022

(212) 417-9800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ellery W. Roberts
Chief Executive Officer

590 Madison Avenue, 21st Floor

New York, NY 10022

(212) 417-9800

Copies to:

Louis A. Bevilacqua, Esq.

BEVILACQUA PLLC

1050 Connecticut Avenue, NW, Suite 500

Washington, DC 20036

(202) 869-0888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares	777,500	$2.325	$1,807,687.50	$197.22
Common Shares issuable upon exercise of warrants	2,632,278	$2.325	$6,120,046.35	$667.70
Common Shares issuable upon conversion of Series A Senior Convertible Preferred Shares	2,632,278	$2.325	$6,120,046.35	$667.70
Common Shares that may be issued as payment of dividends	1,151,626	$2.325	$2,677,530.45	$292.12
TOTALS	7,1935,682		$16,725,310.65	$1,824.74

(1)	In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from share splits, share dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices of the registrant’s common shares on the OTCQB Market operated by OTC Markets Group Inc. on October 28, 2020.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 30, 2020

1847 HOLDINGS LLC

7,193,682 Common Shares

This prospectus relates to 7,193,682 common shares of 1847 Holdings LLC (which, together with its consolidated subsidiaries, is referred to herein as “we,” “us,” “our” and “our company”) that may be sold from time to time by the selling shareholders named in this prospectus, which includes:

●	777,500 common shares;

●	2,632,278 common shares issuable to selling shareholders upon the exercise of warrants;

●	2,632,278 common shares issuable to selling shareholders upon the conversion of our series A senior convertible preferred shares; and

●	up to an estimated 1,151,626 common shares that may be issued as payment of dividends on our series A senior convertible preferred shares.

We will not receive any proceeds from the sales of outstanding common shares by the selling shareholders, but we will receive funds from the exercise of the warrants held by the selling shareholders.

Our common shares are quoted on the OTCQB Market operated by OTC Markets Group Inc. under the symbol “EFSH.” On October 28, 2020, the last reported sale price of our common shares on the OTCQB Market was $2.40.

The selling shareholders may offer and sell the common shares being offered by this prospectus from time to time in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The selling shareholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders, the purchasers of the shares, or both. Any participating broker-dealers and any selling shareholders who are affiliates of broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any commissions or discounts given to any such broker-dealer or affiliates of a broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common shares. See “Plan of Distribution” for a more complete description of the ways in which the shares may be sold.

Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page 11 to read about factors you should consider before you make an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [    ], 2020

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

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PROSPECTUS SUMMARY

The items in the following summary are described in more detail later in this prospectus. This summary provides an overview of selected information and does not contain all the information you should consider. Therefore, you should also read the more detailed information set out in this prospectus, including the financial statements, the notes thereto and matters set forth under “Risk Factors.”

Our Company

Overview

We are an acquisition holding company focused on acquiring and managing a group of small businesses, which we characterize as those that have an enterprise value of less than $50 million, in a variety of different industries headquartered in North America. To date, we have completed four acquisitions.

In March 2017, our subsidiary 1847 Neese Inc., or 1847 Neese, acquired Neese, Inc., or Neese. Headquartered in Grand Junction, Iowa and founded in 1991, Neese is an established business specializing in providing a wide range of land application services and selling equipment and parts, primarily to the agricultural industry, but also to the construction and lawn and garden industries.

In April 2019, our subsidiary 1847 Goedeker Inc., or Goedeker, acquired substantially all of the assets of Goedeker Television Co., or Goedeker Television. As a result of this transaction, Goedeker acquired the former business of Goedeker Television, which was established in 1951, and continues to operate this business. Headquartered in St. Louis, Missouri, Goedeker is a one-stop e-commerce destination for home furnishings, including appliances, furniture, home goods and related products. On October 23, 2020, we distributed all of the shares of Goedeker that we held to our shareholders. As a result of this distribution, Goedeker is no longer a subsidiary of our company.

In May 2020, our subsidiary 1847 Asien Inc., or 1847 Asien, acquired Asien’s Appliance, Inc., or Asien’s. Asien’s has been in business since 1948 serving the North Bay area of Sonoma County, California. It provides a wide variety of appliance services, including sales, delivery/installation, in-home service and repair, extended warranties, and financing. Its main focus is delivering personal sales and exceptional service to its customers at competitive prices.

In September 2020, our subsidiary 1847 Cabinet Inc., or 1847 Cabinet, acquired Kyle’s Custom Wood Shop, Inc., an Idaho corporation, or Kyle’s. Kyle’s is a leading custom cabinetry maker servicing contractors and homeowners since 1976 in Boise, Idaho and the surrounding area. Kyle’s focuses on designing, building, and installing custom cabinetry primarily for custom and semi-custom builders.

Through our structure, we offer investors an opportunity to participate in the ownership and growth of a portfolio of businesses that traditionally have been owned and managed by private equity firms, private individuals or families, financial institutions or large conglomerates. We believe that our management and acquisition strategies will allow us to achieve our goals to begin making and growing regular distributions to our common shareholders and increasing common shareholder value over time.

We seek to acquire controlling interests in small businesses that we believe operate in industries with long-term macroeconomic growth opportunities, and that have positive and stable earnings and cash flows, face minimal threats of technological or competitive obsolescence and have strong management teams largely in place. We believe that private company operators and corporate parents looking to sell their businesses will consider us to be an attractive purchaser of their businesses. We make these businesses our majority-owned subsidiaries and actively manage and grow such businesses. We expect to improve our businesses over the long term through organic growth opportunities, add-on acquisitions and operational improvements.

Our Manager

We have engaged 1847 Partners LLC, which we refer to as our manager, to manage our day-to-day operations and affairs, oversee the management and operations of our businesses and perform certain other services on our behalf, subject to the oversight of our board of directors. We believe that our manager’s expertise and experience is a critical factor in executing our strategy to begin making and growing monthly distributions to our common shareholders and increasing common shareholder value over time. Ellery W. Roberts, our Chief Executive Officer, is the sole manager of our manager and, as a result, our manager is an affiliate of Mr. Roberts.

At our inception, our manager engaged Ellery W. Roberts as our Chief Executive Officer, President and Chief Financial Officer. Mr. Roberts is also an employee of our manager and is seconded to our company, which means that he has been assigned by our manager to work for our company during the term of the management services agreement. Although Mr. Roberts is an employee of our manager, he reports directly to our board of directors.

Since 2000, Mr. Roberts has developed and grown multiple sector-specific platform businesses, through the consummation of 29 acquisitions. Mr. Roberts was actively involved in all aspects of deal sourcing, structuring, financing, investment committee approval and post-closing management of these acquisitions. He has more than 20 years of experience in acquiring and managing small businesses and has been directly involved with over $3 billion in direct private equity investments. Collectively, our management team has more than 60 years of combined experience in acquiring and managing small businesses and has overseen the acquisitions and financing of over 50 businesses.

We entered into a management services agreement with our manager on April 15, 2013, pursuant to which we are required to pay our manager a quarterly management fee equal to 0.5% (2.0% annualized) of our company’s adjusted net assets for services performed.

Our manager owns all of the allocation shares of our company, which are a separate class of limited liability company interests that, together with the common shares, comprise all of the classes of equity interests of our company. The allocation shares generally will entitle our manager to receive a 20% profit allocation upon the sale of a particular subsidiary, calculated based on whether the gains generated by such sale (in excess of a high water mark) plus certain historical profits of the subsidiary exceed an annual hurdle rate of 8% (which rate is multiplied by the subsidiary’s average share of our consolidated net assets). Once such hurdle rate has been exceeded then the profit allocation becomes payable to our manager as described in “Our Manager—Our Manager as an Equity Holder—Manager’s Profit Allocation.”

Our Market Opportunity

We acquire and manage small businesses, which we characterize as those that have an enterprise value of less than $50 million. We believe that the merger and acquisition market for small businesses is highly fragmented and provides significant opportunities to purchase businesses at attractive prices. For example, according to GF Data, platform acquisitions with enterprise values greater than $50.0 million commanded valuation premiums 30% higher than platform acquisitions with enterprise values less than $50.0 million (8.2x trailing twelve month adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) versus 6.3x trailing twelve month adjusted EBITDA, respectively).

We believe that the following factors contribute to lower acquisition multiples for small businesses:

●	there are typically fewer potential acquirers for these businesses;

●	third-party financing generally is less available for these acquisitions;

●	sellers of these businesses may consider non-economic factors, such as continuing board membership or the effect of the sale on their employees; and

●	these businesses are generally less frequently sold pursuant to an auction process.

We believe that our management team’s strong relationships with business brokers, investment and commercial bankers, accountants, attorneys and other potential sources of acquisition opportunities offers us substantial opportunities to purchase small businesses. See “Our Manager—Key Personnel of our Manager” for more information about our management team.

We also believe that significant opportunities exist to improve the performance of the businesses upon their acquisition. In the past, our manager has acquired businesses that are often formerly owned by seasoned entrepreneurs or large corporate parents. In these cases, our manager has frequently found that there have been opportunities to further build upon the management teams of acquired businesses. In addition, our manager has frequently found that financial reporting and management information systems of acquired businesses may be improved, both of which can lead to substantial improvements in earnings and cash flow. Finally, because these businesses tend to be too small to have their own corporate development efforts, we believe opportunities exist to assist these businesses in meaningful ways as they pursue organic or external growth strategies that were often not pursued by their previous owners.

Our Strategy

Our long-term goals are to begin making and growing regular distributions to our common shareholders and to increase common shareholder value over the long-term. We acquired Neese and all of the assets of Goedeker Television primarily so that we can achieve a base of cash flow to build our company and begin making and growing regular distributions to our common shareholders. We believe that these acquisitions will help us achieve our long-term goals.

We plan to continue focusing on acquiring other businesses. Therefore, we intend to continue to identify, perform due diligence on, negotiate and consummate platform acquisitions of small businesses in attractive industry sectors.

Our Management Strategy

Our management strategy involves the identification, performance of due diligence, negotiation and consummation of acquisitions. After acquiring businesses, we attempt to grow the businesses both organically and through add-on or bolt-on acquisitions. Add-on or bolt-on acquisitions are acquisitions by a company of other companies in the same industry. Following the acquisition of companies, we seek to grow the earnings and cash flow of acquired companies and, in turn, begin making and growing regular distributions to our common shareholders and to increase common shareholder value over time. We believe we can increase the cash flows of our businesses by applying our intellectual capital to improve and grow our businesses.

We seek to acquire and manage small businesses. We believe that the merger and acquisition market for small businesses is highly fragmented and provides opportunities to purchase businesses at attractive prices. We believe we will be able to acquire small businesses for multiples ranging from three to six times EBITDA. We also believe, and our manager has historically found, that significant opportunities exist to improve the performance of these businesses upon their acquisition.

In general, our manager oversees and supports the management team of our businesses by, among other things:

●	recruiting and retaining managers to operate our businesses by using structured incentive compensation programs, including minority equity ownership, tailored to each business;

●	regularly monitoring financial and operational performance, instilling consistent financial discipline, and supporting management in the development and implementation of information systems;

●	assisting the management teams of our businesses in their analysis and pursuit of prudent organic growth strategies;

●	identifying and working with business management teams to execute on attractive external growth and acquisition opportunities;

●	identifying and executing operational improvements and integration opportunities that will lead to lower operating costs and operational optimization;

●	providing the management teams of our businesses the opportunity to leverage our experience and expertise to develop and implement business and operational strategies; and

●	forming strong subsidiary level boards of directors to supplement management teams in their development and implementation of strategic goals and objectives.

We also believe that our long-term perspective provides us with certain additional advantages, including the ability to:

●	recruit and develop management teams for our businesses that are familiar with the industries in which our businesses operate;

●	focus on developing and implementing business and operational strategies to build and sustain shareholder value over the long term;

●	create sector-specific businesses enabling us to take advantage of vertical and horizontal acquisition opportunities within a given sector;

●	achieve exposure in certain industries in order to create opportunities for future acquisitions; and

●	develop and maintain long-term collaborative relationships with customers and suppliers.

We intend to continually increase our intellectual capital as we operate our businesses and acquire new businesses and as our manager identifies and recruits qualified operating partners and managers for our businesses.

Our Acquisition Strategy

Our acquisition strategies involve the acquisition of small businesses in various industries that we expect will produce positive and stable earnings and cash flow, as well as achieve attractive returns on our invested capital. In this respect, we expect to make acquisitions in industries wherein we believe an acquisition presents an attractive opportunity from the perspective of both (i) return on assets or equity and (ii) an easily identifiable path for growing the acquired businesses. We believe that attractive opportunities will increasingly present themselves as private sector owners seek to monetize their interests in longstanding and privately held businesses and large corporate parents seek to dispose of their “non-core” operations.

From a financial perspective, we expect to make acquisitions of small businesses that are stable, have minimal bad debt, and strong accounts receivable. In addition, we expect to acquire companies that have been able to generate positive pro forma cash available for distribution for a minimum of three years prior to acquisition. Our previous acquisitions met these acquisition criteria.

We benefit from our manager’s ability to identify diverse acquisition opportunities in a variety of industries. In addition, we rely upon our management teams’ experience and expertise in researching and valuing prospective target businesses, as well as negotiating the ultimate acquisition of such target businesses.

The process of acquiring new businesses is time-consuming and complex. Our manager has historically taken from 2 to 24 months to perform due diligence on, negotiate and close acquisitions. Although we expect our manager to be at various stages of evaluating several transactions at any given time, there may be significant periods of time during which it does not recommend any new acquisitions to us.

Our primary corporate purpose is to own, operate and grow our operating businesses. However, in addition to acquiring businesses, we expect to sell businesses that we own from time to time. Our decision to sell a business will be based upon financial, operating and other considerations rather than a plan to complete a sale of a business within any specific time frame. We may also decide to own and operate some or all of our businesses in perpetuity if our board believes that it makes sense to do so. Upon the sale of a business, we may use the resulting proceeds to retire debt or retain proceeds for future acquisitions or general corporate purposes. Generally, we do not expect to make special distributions at the time of a sale of one of our businesses; instead, we expect that we will seek to gradually increase regular common shareholder distributions over time.

Summary of Our Businesses

Retail and Appliances

Our retail and appliances business is operated by Asien’s and was previously also operated by Goedeker. On October 23, 2020, we distributed all of the shares of Goedeker that we held to our shareholders. As a result of this distribution, Goedeker is no longer a subsidiary of our company.

Asien’s has been in business since 1948 serving the North Bay area of Sonoma County, California. It is one of the area’s oldest appliance stores and is well known and highly respected throughout the North Bay area. It provides a wide variety of appliance services, including sales, delivery/installation, in-home service and repair, extended warranties, and financing. It provides products and services to a diverse group of customers including, homeowners, builders, and designers. As a member of BrandSource, a buying group that offers vendor programs, factory direct deals, marketing support, opportunity buys, close-outs, consumer rebates, finance offers, etc., Asien’s offers a full line of top brands from U.S. and international manufacturers. Its main focus is delivering personal sales and exceptional service to its customers at competitive prices.

Our retail and appliances segment generated revenues of $26,148,192 for the six months ended June 30, 2020, including $1,185,980 from Asien’s for the period from May 29, 2020 to June 30, 2020. Goedeker generated revenues of $34,668,113 from the date of acquisition on April 5, 2019 to December 31, 2019.

Custom Cabinetry

Headquartered in Boise, Idaho and founded in 1976, Kyle’s designs, builds, and installs custom cabinetry for contractors and homeowners in Boise and the surrounding area. Kyle’s focuses on designing, building and installing custom cabinetry primarily for custom and semi-custom builders. Its products include kitchen, bath, home and office cabinets. Kyle’s also offers fireplace mantels, surrounds, entertainment systems, wall units and bookcases. Kyle’s products are sold on a regional basis directly to homeowners and contractors and through a network of several long-term recurring customers. Established for over 40 years in its markets, Kyle’s has built a strong reputation for best-in-class processes, product quality, and timeliness.

Land Management Services

Headquartered in Grand Junction, Iowa and founded in 1991, Neese is an established business specializing in providing a wide range of land application services and selling equipment and parts, primarily to the agricultural industry, but also to the construction and lawn and garden industries. Neese’s revenue mix is composed of waste disposal and a variety of agricultural services, wholesaling of agricultural equipment and parts, local trucking services, various shop services, and other products and services. Services to the local agricultural and farming communities include manure spreading, land rolling, bin whipping, cleaning of bulk storage bins and silos, equipment rental, trucking, vacuuming, building erection, and others.

Neese generated revenues of $1,818,073 for the six months ended June 30, 2020 and $6,380,025 and $7,333,847 for the years ended December 31, 2019 and 2018, respectively.

Our Company Structure

Our company is a Delaware limited liability company that was formed on January 22, 2013. Your rights as a holder of common shares, and the fiduciary duties of our board of directors and executive officers, and any limitations relating thereto, are set forth in the second amended and restated operating agreement governing our company. We refer to our second amended and restated operating agreement, as amended and supplemented (including as may be supplemented pursuant to any share designations adopted by our board of directors), as the operating agreement. Your rights as a holder of common shares and the fiduciary duties of our board of directors and executive officers may differ from those applying to a Delaware corporation. However, subject to certain exceptions, the documents governing our company specify that the duties of our directors and officers will be generally consistent with the duties of directors and officers of a Delaware corporation. See “Description of Securities” for more information about the operating agreement.

Subject to the discussion in “Material U.S. Federal Income Tax Considerations,” our company will be classified as a partnership for U.S. federal income tax purposes. Under the partnership income tax provisions, our company will not incur any U.S. federal income tax liability; rather, each of our shareholders will be required to take into account his or her allocable share of company income, gain, loss, and deduction. As a holder of shares, you may not receive cash distributions sufficient in amount to cover taxes in respect of your allocable share of our company’s net taxable income. Our company will file a partnership return with the Internal Revenue Service, or IRS, and will issue tax information, including a Schedule K-1, to you that describes your allocable share of our company’s income, gain, loss, deduction, and other items. The U.S. federal income tax rules that apply to partnerships are complex, and complying with the reporting requirements may require significant time and expense. See the “Material U.S. Federal Income Tax Considerations” for more information.

Our company currently has three classes of limited liability company interests - the common shares, the series A senior convertible preferred shares and the allocation shares. All of our allocation shares have been and will continue to be held by our manager. See “Description of Securities” for more information about our shares.

Our board of directors oversees the management of our company, our businesses and the performance of our manager. Our board of directors is currently composed of three members: Ellery W. Roberts, Robert D. Barry and Paul A. Froning. As holder of the allocation shares, our manager has a continuing right to appoint one director for every four directors constituting our board of directors. See “Description of Securities—Appointed Directors” for more information about our manager’s right to appoint a director.

Our Competitive Advantages

We believe that our manager’s collective investment experience and approach to executing our investment strategy provide our company with several competitive advantages. These competitive advantages, certain of which are discussed below, have enabled our management to generate very attractive risk- adjusted returns for investors in their predecessor firms.

●	Robust Network. By employing an institutionalized, multi-platform marketing strategy, we believe our manager has established a robust national network of personal relationships with intermediaries, seasoned operating executives, entrepreneurs and managers, thereby firmly establishing our company’s presence and credibility in the small business market.

●	Disciplined Deal Sourcing. Our deal sourcing efforts include leveraging relationships with more than 3,000 qualified deal sources through regular calling, mail and e-mail campaigns, assignment of regional marketing responsibilities, in-person visits and high-profile sponsorship of important conferences and industry events.

●	Differentiated Acquisition Capabilities in the Small Business Market. Our evaluation of acquisition opportunities typically involves significant input from a seasoned operating partner with relevant experience, which we believe enhances both our diligence and ongoing monitoring capabilities. In addition, we approach every acquisition opportunity with creative structures, which we believe enables us to engineer mutually attractive scenarios for sellers, whereas competing buyers may be limited by their rigid structural requirements.

●	Value Proposition for Business Owners. In addition to serving as an exit pathway for sellers, we seek to align our interests with the sellers by enabling them to retain and/or earn (through incentive compensation) a substantial economic interest in their businesses following the acquisition and by typically allowing the incumbent management team to retain operating control of the acquired operating subsidiary on a day-to-day basis.

●	Operating Partners. Our manager has consistently worked with a strong network of seasoned operating partners - former entrepreneurs and executives with extensive experience building, managing and optimizing successful small businesses across a range of industries.

●	Small Business Market Experience. We believe the history and experience of our manager’s partnering with companies in the small business market allows us to identify highly attractive acquisition opportunities and add significant value to our operating subsidiaries.

Impact of Coronavirus Pandemic

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China. The virus has since spread to over 150 countries and every state in the United States. On March 11, 2020, the World Health Organization declared the outbreak a pandemic, and on March 13, 2020, the United States declared a national emergency. Most states and cities have reacted by instituting quarantines, restrictions on travel, “stay at home” rules and restrictions on the types of businesses that may continue to operate, as well as guidance in response to the pandemic and the need to contain it.

Effective March 18, 2020, the County of Sonoma, California issued a shelter in place order. Pursuant to this order, non-essential businesses were ordered to close. Asien’s was qualified as an essential business and remained open under a modified service plan whereby customers were allowed access to the demonstration floor by appointment only with access limited to one customer party (following published guidelines a customer party was defined as no more than 3 adults and no children). Effective June 6, 2020, Sonoma County modified the retail guidelines for essential businesses and Asien’s store allowed access for retail customer parties without appointment but with limitations on the number of individuals allowed in the store. More recently, on July 13, 2020, the state of California issued new restrictions on business activities in certain counties, including Sonoma County, due to the increase in cases. These new restrictions primarily relate to indoor activities of certain businesses and do not affect retail stores, such as Asien’s; however, if the spread of the virus is not contained, we expect that additional restrictions may be imposed. Furthermore, Asien’s is dependent upon suppliers to provide it with all of the products that its sells. The pandemic has impacted and may continue to impact suppliers and manufacturers of certain of its products. As a result, Asien’s has faced and may continue to face delays or difficulty sourcing certain products, which could negatively affect its business and financial results. Even if Asien’s is able to find alternate sources for such products, they may cost more, which could adversely impact Asien’s profitability and financial condition.

Idaho, where Kyle’s is located, issued a “stay at home” order beginning on March 27, 2020. The order was initially in place until April 15, then undergone several extensions, and was lifted on April 30, 2020. Currently the state of Idaho is under a Department of Health and Welfare Stay Healthy Order. Kyle’s was in an industry designated as Essential Critical Infrastructure Workforce and remained operational during the “stay at home” order; as such, Kyle’s remained, and continues to do so, observant to social-distancing and mask-wearing guidance and all other State, County and City mandates. Therefore, there was minimal disruption to Kyle’s business operations during the Idaho’s “stay at home” period. However, during the “stay at home” period, certain key customers of Kyle’s elected to either temporarily stop building homes or delayed their building process, which adversely affected Kyle’s sales. As a result, Kyle’s generated comparatively lower-than-expected sales. Further, during the “stay at home” period, several of Kyle’s employees had taken time off because of medical experiences, and certain of them did not return to employment. Kyle’s has been hiring and training new employees to replace lost productivity because of the aforementioned loss of employees. Kyle’s did not experience any meaningful business interruption related to any of its key suppliers. Kyle’s endeavors to best observe guidance from the State of Idaho and to provide a safe working environment to its employees. If the pandemic is not sufficiently contained, it may continue to negatively affect Kyle’s ability to generate sales opportunities and to hire productive employees. Therefore, Kyle’s business operations may experience further delays and experience lost sales opportunities, which could further adversely impact Kyle’s profitability and financial condition.

In Iowa, where Neese is located, non-essential businesses in certain counties, include where Neese’s principal office is located, began re-opening on May 1, 2020, but the pandemic has had a negative effect on business activity throughout Iowa. Neese is also dependent upon suppliers to provide it with all of the equipment and parts that it sells, and several have notified it of disruptions to their production and/or supply chain related to the pandemic. Any business disruption or failure of these suppliers to meet delivery requirements and commitments may cause delays in future shipments and potential lost or delayed revenue.

We have taken steps to take care of our employees, including providing the ability for employees to work remotely and implementing strategies to support appropriate social distancing techniques for those employees who are not able to work remotely. We have also taken precautions with regard to employee, facility and office hygiene as well as implementing significant travel restrictions. We are also assessing our business continuity plans for all business units in the context of the pandemic. This is a rapidly evolving situation, and we will continue to monitor and mitigate developments affecting our workforce, our suppliers, our customers, and the public at large to the extent we are able to do so. We have and will continue to carefully review all rules, regulations, and orders and responding accordingly.

If the current pace of the pandemic cannot be slowed and the spread of the virus is not contained, our business operations could be further delayed or interrupted. We expect that government and health authorities may announce new or extend existing restrictions, which could require us to make further adjustments to our operations in order to comply with any such restrictions. We may also experience limitations in employee resources. In addition, our operations could be disrupted if any of our employees were suspected of having the virus, which could require quarantine of some or all such employees or closure of our facilities for disinfection. The duration of any business disruption cannot be reasonably estimated at this time but may materially affect our ability to operate our business and result in additional costs.

The extent to which the pandemic may impact our results will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this report, including new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact, among others. Nevertheless, the pandemic and the current financial, economic and capital markets environment, and future developments in the global supply chain and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.

Corporate Information

Our principal executive offices are located at 590 Madison Avenue, 21st Floor, New York, NY 10022 and our telephone number is 212-417-9800. We maintain a website at www.1847holdings.com. Asien’s maintains a website at www.asiensappliance.com, Kyle’s mains a website at www.kylescabinets.com and Neese maintains a website at www.neeseinc.com. Information available on our websites is not incorporated by reference in and is not deemed a part of this prospectus.

The Offering

Common shares offered by selling shareholders:	This prospectus relates to 7,193,682 common shares that may be sold from time to time by the selling shareholders named in this prospectus, which includes:

●	777,500 common shares;

●	2,632,278 common shares issuable to selling shareholders upon the exercise of warrants;

●	2,632,278 common shares issuable to selling shareholders upon the conversion of our series A senior convertible preferred shares; and

●	up to an estimated 1,151,626 common shares that may be issued as payment of dividends on our series A senior convertible preferred shares.

Securities outstanding:	3,744,013 common shares, 1,000 allocation shares and 2,632,278 series A senior convertible preferred shares.

Use of proceeds:	We will not receive any proceeds from the sales of outstanding common shares by the selling shareholders, but we will receive funds from the exercise of the warrants held by the selling shareholders.

Risk factors:	Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See “Risk Factors” below and the other information included elsewhere in this prospectus for a discussion of factors you should carefully consider before deciding to invest our securities.

Trading market:	Our common shares are quoted on the OTCQB Market under the symbol “EFSH.”

Management fee:

We will pay our manager a quarterly management fee equal to 0.5% (2.0% annualized) of adjusted net assets, as defined in the management services agreement, subject to certain adjustments. Our board of directors will review the calculation of the management fee on an annual basis.

See “Our Manager—Our Manager as a Service Provider—Management Fee” for more information about the calculation and payment of the management fee and the specific definitions of the terms used in such calculation, as well as an example of the quarterly calculation of the management fee.

Profit allocation:

Our manager owns all of the allocation shares of our company that generally will entitle our manager to receive a 20% profit allocation upon the sale of a particular subsidiary, calculated based on whether the gains generated by such sale (in excess of a high water mark) plus certain historical profits of the subsidiary exceed an annual hurdle rate of 8% (which rate is multiplied by the subsidiary’s average share of our consolidated net assets). Once such hurdle rate has been exceeded then the profit allocation becomes payable to our manager as described in the section entitled “Our Manager—Our Manager as an Equity Holder—Manager’s Profit Allocation.”

The amount of profit allocation that will be payable in the future cannot be estimated with any certainty or reliability as of the date of this prospectus. Our board of directors has the right to elect to make any payment of profit allocation in the form of securities of our company.

See “Our Manager—Our Manager as an Equity Holder—Manager’s Profit Allocation” for more information about the calculation and payment of profit allocation and the specific definitions of the terms used in such calculation.

Tax implications:

Subject to the discussion in “Material U.S. Federal Income Tax Considerations,” our company will be classified as a partnership for U.S. federal income tax purposes. Accordingly, our company will not incur U.S. federal income tax liability; rather, each of our shareholders will be required to take into account his or her allocable share of company income, gain, loss, deduction, and other items.

The taxation of partnerships is extremely complex. Each prospective investor is advised and encouraged to consult with his or her own tax advisor(s) as to the tax implications of an investment in our shares.

See “Material U.S. Federal Income Tax Considerations” for information about the potential U.S. federal income tax consequences of the purchase, ownership and disposition of our shares.

Summary Consolidated Financial Information

The following tables summarize certain financial data regarding our business and should be read in conjunction with our financial statements and related notes contained elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Our summary consolidated financial data as of December 31, 2019 and 2018 and for the years then ended are derived from our audited consolidated financial statements included elsewhere in this prospectus. We derived our summary financial data as of June 30, 2020 and for the six months ended June 30, 2020 and 2019 from our unaudited financial statements included elsewhere in this prospectus, which include all adjustments, consisting of normal recurring adjustments, that our management considers necessary for a fair presentation of our financial position and results of operations as of the dates and for the periods presented.

The summary financial data as of December 31, 2018 and for the year then ended for Goedeker Television are derived from the audited financial statements of Goedeker Television included elsewhere in this prospectus.

The summary financial data as of December 31, 2019 and 2018 and for the years then ended for Asien’s are derived from the audited financial statements of Asien’s included elsewhere in this prospectus.

All financial statements included in this prospectus are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP. The summary financial information is only a summary and should be read in conjunction with the historical financial statements and related notes contained elsewhere herein. The financial statements contained elsewhere fully represent our financial condition and operations; however, they are not indicative of our future performance.

1847 Holdings LLC

Statements of Operations Data	Six Months Ended June 30,		Years Ended December 31,
	2020	2019	2019	2018
	(unaudited)	(unaudited)
Total revenue	$27,966,265	$13,020,584	$41,048,138	7,333,847
Total operating expenses	31,501,020	14,576,980	44,084,131	8,852,442
Loss from operations	(3,534,755)	(1,556,396)	(3,035,993)	(1,518,595)
Total other income (expense)	(4,839,319)	(594,453)	(1,547,793)	(804,478)
Net loss before income taxes	(8,374,074)	(2,150,849)	(4,583,786)	(2,323,073)
Income tax benefit	1,451,753	259,850	1,202,363	781,200
Net loss before non-controlling interests	(6,922,321)	(1,890,999)	(3,381,423)	(1,541,873)
Non-controlling interest	(2,007,322)	(697,469)	(1,134,464)	(546,513)
Net loss attributable to shareholders	$(4,914,999)	$(1,193,530)	$(2,246,959)	$(995,360)
Net loss per common share: basic and diluted	$(1.49)	$(0.38)	$(1.07)	$(0.50)
Weighted-average number of common shares outstanding: basic and diluted	3,290,747	3,138,981	3,152,349	3,115,625

Balance Sheet Data	As of June 30, 2020	As of December 31, 2019	As of December 31, 2018
	(unaudited)
Cash	$4,340,001	$238,760	$333,880
Total current assets	13,452,502	5,726,093	1,517,116
Total assets	29,369,325	19,231,992	6,052,279
Total current liabilities	29,844,931	16,663,353	2,212,215
Total liabilities	37,974,843	23,230,786	8,079,346
Total shareholders’ deficit	(8,605,518)	(3,955,864)	(2,027,067)
Total liabilities and shareholders’ deficit	$29,369,325	$19,231,992	$6,052,279

Goedeker Television*

Statements of Income Data	Year Ended December 31, 2018
Net sales	$56,307,960
Cost of goods sold	45,409,884
Gross profit	10,898,076
Total operating expenses	9,008,684
Income (loss) from operations	1,889,392
Total other income	115,986
Net income (loss)	$2,005,378
Earnings (loss) per share - basic and diluted	$286.48
Weighted average shares outstanding - basic and diluted	7,000

Balance Sheet Data	As of December 31, 2018
Cash	$1,525,693
Total current assets	9,542,818
Total assets	9,759,104
Total current liabilities	6,360,427
Total stockholders’ equity	3,398,677
Total liabilities and stockholders’ equity	$9,759,104

*On October 23, 2020, we distributed all of the shares of Goedeker that we held to our shareholders. As a result of this distribution, Goedeker is no longer a subsidiary of our company.

Asien’s

Statements of Income Data	Years Ended December 31,
	2019	2018
Total revenue	$13,361,870	$8,914,297
Total costs of revenue	10,255,654	6,654,814
Gross profit	3,106,216	2,259,483
Total operating expenses	1,692,867	1,566,900
Income from operations	1,413,349	692,583
Total other income (expense)	(8,504)	62,548
Net income	$1,404,845	$755,131
Earnings per share - basic and diluted	$40.25	$21.64
Weighted average shares outstanding - basic and diluted	34,902	34,902

Balance Sheet Data	As of December 31, 2019	As of December 31, 2018
Cash	$1,875,336	$1,509,614
Total current assets	4,014,841	3,240,995
Total assets	4,179,581	3,352,132
Total current liabilities	3,070,999	2,563,433
Total liabilities	3,191,264	2,726,460
Total stockholders’ equity	988,317	625,672
Total liabilities and stockholders’ equity	$4,179,581	$3,352,132

Pro Forma Combined

The summary unaudited pro forma combined financial information is derived from the unaudited pro forma combined financial statements included elsewhere in this prospectus.

The unaudited pro forma combined statement of operations for the six months ended June 30, 2020 combines the historical statement of operations of our company with the historical statement of operations of Asien’s and reflects the distribution of all of our shares of Goedeker. The unaudited pro forma combined statement of operations for the six months ended June 30, 2020 was prepared as if the acquisition of Asien’s and the distribution had occurred on January 1, 2020.

The unaudited pro forma combined statement of operations for the year ended December 31, 2019 combines the historical statement of operations of our company with the historical statement of operations of Asien’s and reflects the distribution of all of our shares of Goedeker. The unaudited pro forma combined statement of operations for the year ended December 31, 2019 was prepared as if the acquisition of Asien’s and the distribution had occurred on January 1, 2019.

The historical financial information is adjusted in the unaudited pro forma combined financial information to give effect to pro forma events that are (1) directly attributable to the proposed acquisition, (2) factually supportable, and (3) with respect to the combined statement of operations, expected to have a continuing impact on the combined results.

The summary unaudited pro forma combined financial information is only a summary and should be read in conjunction with the unaudited pro forma combined financial statements and related notes contained elsewhere herein.

Six Months Ended June 30, 2020

	1847 Holdings LLC	Asien’s Appliance, Inc. January 1 to May 28, 2020	Pro Forma Adjustments	Pro Forma Condensed
Revenue	$3,004,056	$5,154,012	$-	$8,158,068
Cost of revenue	1,452,782	3,916,192	-	5,368,974
Gross profit	1,551,274	1,237,820	-	2,789,094
Total operating expenses	3,256,099	794,284	121,978	4,172,361
Net income (loss) from operations	(1,704,825)	443,536	(121,978)	(1,383,267)
Total other income (expense)	(243,350)	15,272	(95,887)	(323,965)
Net income (loss) before income taxes	(1,948,176)	458,808	(217,865)	(1,707,233)
Income tax benefit (expense)	327,800	-	(50,598)	277,202
Net income (loss) before non-controlling interests	(1,620,376)	458,808	(268,463)	(1,430,031)
Net income (loss) from discontinued operations	(3,711,361)	-	-	(3,711,361)
Less net income (loss) attributable to non-controlling interests	(416,738)	-	-	(416,738)
Net income (loss) attributable to 1847 Holdings shareholders	$(4,914,999)	$458,808	$(268,463)	$(4,724,654)

Net loss per common share: basic and diluted	$(1.49)			$(1.37)
Weighted-average number of common shares outstanding: Basic and diluted	3,290,747		169,411	3,460,158

Year Ended December 31, 2019

	1847 Holdings LLC	Asien’s Appliance, Inc. January 1 to May 28, 2020	Pro Forma Adjustments	Pro Forma Condensed
Revenue	$3,004,056	$5,154,012	$-	$8,158,068
Cost of revenue	1,452,782	3,916,192	-	5,368,974
Gross profit	1,551,274	1,237,820	-	2,789,094
Total operating expenses	3,256,099	794,284	121,978	4,172,361
Net income (loss) from operations	(1,704,825)	443,536	(121,978)	(1,383,267)
Total other income (expense)	(243,350)	15,272	(95,887)	(323,965)
Net income (loss) before income taxes	(1,948,176)	458,808	(217,865)	(1,707,233)
Income tax benefit (expense)	327,800	-	(50,598)	277,202
Net income (loss) before non-controlling interests	(1,620,376)	458,808	(268,463)	(1,430,031)
Net income (loss) from discontinued operations	(3,711,361)	-	-	(3,711,361)
Less net income (loss) attributable to non-controlling interests	(416,738)	-	-	(416,738)
Net income (loss) attributable to 1847 Holdings shareholders	$(4,914,999)	$458,808	$(268,463)	$(4,724,654)

Net loss per common share: basic and diluted	$(1.49)			$(1.37)
Weighted-average number of common shares outstanding: Basic and diluted	3,290,747		169,411	3,460,158

Please see the unaudited pro forma combined financial statements and related notes contained elsewhere in this prospectus for more information regarding the adjustments.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully read and consider all of the risks described below, together with all of the other information contained or referred to in this prospectus, before making an investment decision with respect to our securities. If any of the following events occur, our financial condition, business and results of operations (including cash flows) may be materially adversely affected. In that event, the market price of our shares could decline, and you could lose all or part of your investment.

Risks Related to Our Business and Structure

The coronavirus pandemic may cause a material adverse effect on our business.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China. The virus has since spread to over 150 countries and every state in the United States. On March 11, 2020, the World Health Organization declared the outbreak a pandemic, and on March 13, 2020, the United States declared a national emergency. Most states and cities have reacted by instituting quarantines, restrictions on travel, “stay at home” rules and restrictions on the types of businesses that may continue to operate, as well as guidance in response to the pandemic and the need to contain it.

Effective March 18, 2020, the County of Sonoma, California issued a shelter in place order. Pursuant to this order, non-essential businesses were ordered to close. Asien’s was qualified as an essential business and remained open under a modified service plan whereby customers were allowed access to the demonstration floor by appointment only with access limited to one customer party (following published guidelines a customer party was defined as no more than 3 adults and no children). Effective June 6, 2020, Sonoma County modified the retail guidelines for essential businesses and Asien’s store allowed access for retail customer parties without appointment but with limitations on the number of individuals allowed in the store. More recently, on July 13, 2020, the state of California issued new restrictions on business activities in certain counties, including Sonoma County, due to the increase in cases. These new restrictions primarily relate to indoor activities of certain businesses and do not affect retail stores, such as Asien’s; however, if the spread of the virus is not contained, we expect that additional restrictions may be imposed. Furthermore, Asien’s is dependent upon suppliers to provide it with all of the products that its sells. The pandemic has impacted and may continue to impact suppliers and manufacturers of certain of its products. As a result, Asien’s has faced and may continue to face delays or difficulty sourcing certain products, which could negatively affect its business and financial results. Even if Asien’s is able to find alternate sources for such products, they may cost more, which could adversely impact Asien’s profitability and financial condition.

Idaho, where Kyle’s is located, issued a “stay at home” order beginning on March 27, 2020. The order was initially in place until April 15, then undergone several extensions, and was lifted on April 30, 2020. Currently the state of Idaho is under a Department of Health and Welfare Stay Healthy Order. Kyle’s was in an industry designated as Essential Critical Infrastructure Workforce and remained operational during the “stay at home” order; as such, Kyle’s remained, and continues to do so, observant to social-distancing and mask-wearing guidance and all other State, County and City mandates. Therefore, there was minimal disruption to Kyle’s business operations during the Idaho’s “stay at home” period. However, during the “stay at home” period, certain key customers of Kyle’s elected to either temporarily stop building homes or delayed their building process, which adversely affected Kyle’s sales. As a result, Kyle’s generated comparatively lower-than-expected sales. Further, during the “stay at home” period, several of Kyle’s employees had taken time off because of medical experiences, and certain of them did not return to employment. Kyle’s has been hiring and training new employees to replace lost productivity because of the aforementioned loss of employees. Kyle’s did not experience any meaningful business interruption related to any of its key suppliers. Kyle’s endeavors to best observe guidance from the State of Idaho and to provide a safe working environment to its employees. If the pandemic is not sufficiently contained, it may continue to negatively affect Kyle’s ability to generate sales opportunities and to hire productive employees. Therefore, Kyle’s business operations may experience further delays and experience lost sales opportunities, which could further adversely impact Kyle’s profitability and financial condition.

In Iowa, where Neese is located, non-essential businesses in certain counties, include where Neese’s principal office is located, began re-opening on May 1, 2020, but the pandemic has had a negative effect on business activity throughout Iowa. Neese is also dependent upon suppliers to provide it with all of the equipment and parts that it sells, and several have notified it of disruptions to their production and/or supply chain related to the pandemic. Any business disruption or failure of these suppliers to meet delivery requirements and commitments may cause delays in future shipments and potential lost or delayed revenue.

If the current pace of the pandemic cannot be slowed and the spread of the virus is not contained, our business operations could be further delayed or interrupted. We expect that government and health authorities may announce new or extend existing restrictions, which could require us to make further adjustments to our operations in order to comply with any such restrictions. We may also experience limitations in employee resources. In addition, our operations could be disrupted if any of our employees were suspected of having the virus, which could require quarantine of some or all such employees or closure of our facilities for disinfection. We may also delay or reduce certain capital spending and related projects until the travel and logistical impacts of the pandemic are lifted, which will delay the completion of such projects. The duration of any business disruption cannot be reasonably estimated at this time but may materially affect our ability to operate our business and result in additional costs.

Further, our customers’ financial condition may be adversely impacted as a result of the impacts of the coronavirus and efforts taken to prevent its spread, which could result in reduced demand for our products.

The extent to which the pandemic may impact our results will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this prospectus, including new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact, among others. Nevertheless, the pandemic and the current financial, economic and capital markets environment, and future developments in the global supply chain and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.

We may not be able to effectively integrate the businesses that we acquire.

Our ability to realize the anticipated benefits of acquisitions will depend on our ability to integrate those businesses with our own. The combination of multiple independent businesses is a complex, costly and time-consuming process and there can be no assurance that we will be able to successfully integrate businesses into our business, or if such integration is successfully accomplished, that such integration will not be costlier or take longer than presently contemplated. Integration of future acquisitions may include various risks and uncertainties, including the factors discussed in the paragraph below. If we cannot successfully integrate and manage the businesses within a reasonable time, we may not be able to realize the potential and anticipated benefits of the such acquisitions, which could have a material adverse effect on our share price, business, cash flows, results of operations and financial position.

We will consider other acquisitions that we believe will complement, strengthen and enhance our growth. We evaluate opportunities on a preliminary basis from time to time, but these transactions may not advance beyond the preliminary stages or be completed. Such acquisitions are subject to various risks and uncertainties, including:

●	the inability to integrate effectively the operations, products, technologies and personnel of the acquired companies (some of which are in diverse geographic regions) and achieve expected synergies;

●	the potential disruption of existing business and diversion of management’s attention from day-to-day operations;

●	the inability to maintain uniform standards, controls, procedures and policies;

●	the need or obligation to divest portions of the acquired companies;

●	the potential failure to identify material problems and liabilities during due diligence review of acquisition targets;

●	the potential failure to obtain sufficient indemnification rights to fully offset possible liabilities associated with acquired businesses; and

●	the challenges associated with operating in new geographic regions.

We are a new company with limited history and we may not be able to manage our businesses on a profitable basis.

We were formed on January 22, 2013 and operated a management consulting business from inception through October 3, 2017. In March 2017, we acquired Neese, which is a business that provides a wide range of products and services for the agriculture, construction, lawn and garden industries. In April 2019, we acquired the assets of Goedeker Television, a one-stop e-commerce destination for home furnishings, which we subsequently spun-off pursuant our distribution of all of our shares of Goedeker that we held to our shareholders. In May 2020, we acquired Asien’s, which provides a wide variety of appliance services, including sales, delivery/installation, in-home service and repair, extended warranties, and financing in the North Bay area of Sonoma County, California. In September 2020, we acquired Kyle’s, a leading custom cabinetry maker servicing contractors and homeowners since 1976 in Boise, Idaho and the surrounding area. We plan to acquire additional operating businesses in the future.

Our manager will manage the day-to-day operations and affairs of our company and oversee the management and operations of our businesses, subject to the oversight of our board of directors. If we do not develop effective systems and procedures, including accounting and financial reporting systems, to manage our operations as a consolidated public company, we may not be able to manage the combined enterprise on a profitable basis, which could adversely affect our ability to pay distributions to our shareholders.

Our future success is dependent on the employees of our manager, our manager’s operating partners and the management team of our business, the loss of any of whom could materially adversely affect our financial condition, business and results of operations.

Our future success depends, to a significant extent, on the continued services of the employees of our manager. The loss of their services may materially adversely affect our ability to manage the operations of our businesses. The employees of our manager may leave our manager and go to companies that compete with us in the future. In addition, we depend on the assistance provided by our manager’s operating partners in evaluating, performing diligence on and managing our businesses. The loss of any employees of our manager or any of our manager’s operating partners may materially adversely affect our ability to implement or maintain our management strategy or our acquisition strategy.

The future success of our existing and future businesses also depends on the respective management teams of those businesses because we intend to operate our businesses on a stand-alone basis, primarily relying on their existing management teams for day-to-day operations. Consequently, their operational success, as well as the success of any organic growth strategy, will be dependent on the continuing efforts of the management teams of our businesses. We will seek to provide these individuals with equity incentives in our company and to have employment agreements with certain persons we have identified as key to their businesses. However, these measures may not prevent these individuals from leaving their employment. The loss of services of one or more of these individuals may materially adversely affect our financial condition, business and results of operations.

We may experience difficulty as we evaluate, acquire and integrate businesses that we may acquire, which could result in drains on our resources, including the attention of our management, and disruptions of our on-going business.

We acquire small businesses in various industries. Generally, because such businesses are privately held, we may experience difficulty in evaluating potential target businesses as much of the information concerning these businesses is not publicly available. Therefore, our estimates and assumptions used to evaluate the operations, management and market risks with respect to potential target businesses may be subject to various risks and uncertainties. Further, the time and costs associated with identifying and evaluating potential target businesses and their industries may cause a substantial drain on our resources and may divert our management team’s attention away from the operations of our businesses for significant periods of time.

In addition, we may have difficulty effectively integrating and managing acquisitions. The management or improvement of businesses we acquire may be hindered by a number of factors, including limitations in the standards, controls, procedures and policies implemented in connection with such acquisitions. Further, the management of an acquired business may involve a substantial reorganization of the business’ operations resulting in the loss of employees and customers or the disruption of our ongoing businesses. We may experience greater than expected costs or difficulties relating to an acquisition, in which case, we might not achieve the anticipated returns from any particular acquisition.

We face competition for businesses that fit our acquisition strategy and, therefore, we may have to acquire targets at sub-optimal prices or, alternatively, forego certain acquisition opportunities.

We have been formed to acquire and manage small businesses. In pursuing such acquisitions, we expect to face strong competition from a wide range of other potential purchasers. Although the pool of potential purchasers for such businesses is typically smaller than for larger businesses, those potential purchasers can be aggressive in their approach to acquiring such businesses. Furthermore, we expect that we may need to use third-party financing in order to fund some or all of these potential acquisitions, thereby increasing our acquisition costs. To the extent that other potential purchasers do not need to obtain third-party financing or are able to obtain such financing on more favorable terms, they may be in a position to be more aggressive with their acquisition proposals. As a result, in order to be competitive, our acquisition proposals may need to be aggressively priced, including at price levels that exceed what we originally determined to be fair or appropriate. Alternatively, we may determine that we cannot pursue on a cost-effective basis what would otherwise be an attractive acquisition opportunity.

We may not be able to successfully fund acquisitions due to the unavailability of debt or equity financing on acceptable terms, which could impede the implementation of our acquisition strategy.

In order to make acquisitions, we intend to raise capital primarily through debt financing, primarily at our operating company level, additional equity offerings, the sale of equity or assets of our businesses, offering equity in our company or our businesses to the sellers of target businesses or by undertaking a combination of any of the above. Because the timing and size of acquisitions cannot be readily predicted, we may need to be able to obtain funding on short notice to benefit fully from attractive acquisition opportunities. Such funding may not be available on acceptable terms. In addition, the level of our indebtedness may impact our ability to borrow at our company level. The sale of additional shares of any class of equity will also be subject to market conditions and investor demand for such shares at prices that may not be in the best interest of our shareholders. These risks may materially adversely affect our ability to pursue our acquisition strategy.

We may change our management and acquisition strategies without the consent of our shareholders, which may result in a determination by us to pursue riskier business activities.

We may change our strategy at any time without the consent of our shareholders, which may result in our acquiring businesses or assets that are different from, and possibly riskier than, the strategy described in this prospectus. A change in our strategy may increase our exposure to interest rate and currency fluctuations, subject us to regulation under the Investment Company Act of 1940, as amended, which we refer to as the Investment Company Act, or subject us to other risks and uncertainties that affect our operations and profitability.

If we are unable to generate sufficient cash flow from the anticipated dividends and interest payments that we expect to receive from our businesses, we may not be able to make distributions to our shareholders.

Our primary business is the holding and managing of controlling interests our operating businesses. Therefore, we will be dependent upon the ability of our businesses to generate cash flows and, in turn, distribute cash to us in the form of interest and principal payments on indebtedness and distributions on equity to enable us, first, to satisfy our financial obligations and, second, to make distributions to our common shareholders. The ability of our businesses to make payments to us may also be subject to limitations under laws of the jurisdictions in which they are incorporated or organized. If, as a consequence of these various restrictions or otherwise, we are unable to generate sufficient cash flow from our businesses, we may not be able to declare, or may have to delay or cancel payment of, distributions to our common shareholders.

In addition, the put price and profit allocation will be payment obligations of our company and, as a result, will be senior in right to the payment of any distributions to our shareholders. Further, we are required to make a profit allocation to our manager upon satisfaction of applicable conditions to payment. See “Our Manager—Our Manager as an Equity Holder” for more information about our manager’s put right and profit allocation.

Our loans with third parties contain certain terms that could materially adversely affect our financial condition.

We and our subsidiaries are parties to certain loans with third parties, which are secured by the assets of our subsidiaries. The loans agreements contain customary representations, warranties and affirmative and negative financial and other covenants. If an event of default were to occur under any of these loans, the lender thereto may pursue all remedies available to it, including declaring the obligations under its respective loan immediately due and payable, which could materially adversely affect our financial condition. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” for further discussion regarding our borrowing activities.

In the future, we may seek to enter into other credit facilities to help fund our acquisition capital and working capital needs. These credit facilities may expose us to additional risks associated with leverage and may inhibit our operating flexibility and reduce cash flow available for payment of distributions to our shareholders.

We may seek to enter into other credit facilities with third-party lenders to help fund our acquisitions. Such credit facilities will likely require us to pay a commitment fee on the undrawn amount and will likely contain a number of affirmative and restrictive covenants.

If we violate any such covenants, our lenders could accelerate the maturity of any debt outstanding and we may be prohibited from making any distributions to our shareholders. Such debt may be secured by our assets, including the stock we may own in businesses that we acquire and the rights we have under intercompany loan agreements that we may enter into with our businesses. Our ability to meet our debt service obligations may be affected by events beyond our control and will depend primarily upon cash produced by businesses that we currently manage and may acquire in the future and distributed or paid to our company. Any failure to comply with the terms of our indebtedness may have a material adverse effect on our financial condition.

In addition, we expect that such credit facilities will bear interest at floating rates which will generally change as interest rates change. We will bear the risk that the rates that we are charged by our lenders will increase faster than we can grow the cash flow from our businesses or businesses that we may acquire in the future, which could reduce profitability, materially adversely affect our ability to service our debt, cause us to breach covenants contained in our third-party credit facilities and reduce cash flow available for distribution.

We may engage in a business transaction with one or more target businesses that have relationships with our executive officers, our directors, our manager, our manager’s employees or our manager’s operating partners, or any of their respective affiliates, which may create or present conflicts of interest.

We may decide to engage in a business transaction with one or more target businesses with which our executive officers, our directors, our manager, our manager’s employees, our manager’s operating partners, or any of their respective affiliates, have a relationship, which may create or present conflicts of interest. Regardless of whether we obtain a fairness opinion from an independent investment banking firm with respect to such a transaction, conflicts of interest may still exist with respect to a particular acquisition and, as a result, the terms of the acquisition of a target business may not be as advantageous to our shareholders as it would have been absent any conflicts of interest.

The operational objectives and business plans of our businesses may conflict with our operational and business objectives or with the plans and objective of another business we own and operate.

Our businesses operate in different industries and face different risks and opportunities depending on market and economic conditions in their respective industries and regions. A business’ operational objectives and business plans may not be similar to our objectives and plans or the objectives and plans of another business that we own and operate. This could create competing demands for resources, such as management attention and funding needed for operations or acquisitions, in the future.

If, in the future, we cease to control and operate our businesses or other businesses that we acquire in the future or engage in certain other activities, we may be deemed to be an investment company under the Investment Company Act.

We have the ability to make investments in businesses that we will not operate or control. If we make significant investments in businesses that we do not operate or control, or that we cease to operate or control, or if we commence certain investment-related activities, we may be deemed to be an investment company under the Investment Company Act. Our decision to sell a business will be based upon financial, operating and other considerations rather than a plan to complete a sale of a business within any specific time frame. If we were deemed to be an investment company, we would either have to register as an investment company under the Investment Company Act, obtain exemptive relief from the SEC or modify our investments or organizational structure or our contract rights to fall outside the definition of an investment company. Registering as an investment company could, among other things, materially adversely affect our financial condition, business and results of operations, materially limit our ability to borrow funds or engage in other transactions involving leverage and require us to add directors who are independent of us or our manager and otherwise will subject us to additional regulation that will be costly and time-consuming.

We have identified material weaknesses in our internal control over financial reporting. If we fail to develop or maintain an effective system of internal controls, we may not be able to accurately report our financial results and prevent fraud. As a result, current and potential shareholders could lose confidence in our financial statements, which would harm the trading price of our common shares.

Companies that file reports with the Securities and Exchange Commission, or the SEC, including us, are subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or SOX 404. SOX 404 requires management to establish and maintain a system of internal control over financial reporting and annual reports on Form 10-K filed under the Securities Exchange Act of 1934, as amended, or the Exchange Act, to contain a report from management assessing the effectiveness of a company’s internal control over financial reporting. Separately, under SOX 404, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, public companies that are large accelerated filers or accelerated filers must include in their annual reports on Form 10-K an attestation report of their regular auditors attesting to and reporting on management’s assessment of internal control over financial reporting. Non-accelerated filers and smaller reporting companies, like us, are not required to include an attestation report of their auditors in annual reports.

A report of our management is included under Item 9A. “Controls and Procedures” of our Annual Report on Form 10-K for the year ended December 31, 2019. We are a smaller reporting company and, consequently, are not required to include an attestation report of our auditor in our annual report. However, if and when we become subject to the auditor attestation requirements under SOX 404, we can provide no assurance that we will receive a positive attestation from our independent auditors.

During its evaluation of the effectiveness of internal control over financial reporting as of December 31, 2019, management identified material weaknesses. These material weaknesses were associated with our lack of (i) appropriate policies and procedures to evaluate the proper accounting and disclosures of key documents and agreements, (ii) adequate segregation of duties with our limited accounting personnel and reliance upon outsourced accounting services and (iii) sufficient and skilled accounting personnel with an appropriate level of technical accounting knowledge and experience in the application of GAAP commensurate with our financial reporting requirements. We are undertaking remedial measures, which measures will take time to implement and test, to address these material weaknesses. There can be no assurance that such measures will be sufficient to remedy the material weaknesses identified or that additional material weaknesses or other control or significant deficiencies will not be identified in the future. If we continue to experience material weaknesses in our internal controls or fail to maintain or implement required new or improved controls, such circumstances could cause us to fail to meet our periodic reporting obligations or result in material misstatements in our financial statements, or adversely affect the results of periodic management evaluations and, if required, annual auditor attestation reports. Each of the foregoing results could cause investors to lose confidence in our reported financial information and lead to a decline in our share price.

Risks Related to Our Relationship with Our Manager

Termination of the management services agreement will not affect our manager’s rights to receive profit allocations and removal of our manager may cause us to incur significant fees.

Our manager owns all of our allocation shares, which generally will entitle our manager to receive a profit allocation as a form of preferred distribution. In general, this profit allocation is designed to pay our manager 20% of the excess of the gains upon dispositions of our subsidiaries, plus an amount equal to the net income of such subsidiaries since their acquisition by our company, over an annualized hurdle rate. If our manager resigns or is removed, for any reason, it will remain the owner of our allocation shares. It will therefore remain entitled to all profit allocations while it holds our allocation shares regardless of whether it is terminated as our manager. If we terminate our manager, it may therefore be difficult or impossible for us to find a replacement to serve the function of our manager, because we would not be able to force our manager to transfer its allocation shares to a replacement manager so that the replacement manager could be entitled to a profit allocation. Therefore, as a practical matter, it may be difficult for us to replace our manager without its cooperation. If it becomes necessary to replace our manager and we are unable to replace our manager without its cooperation, we may be unable to continue to manage our operations effectively and our business may fail.

If we terminate the management services agreement with our manager, any fees, costs and expenses already earned or otherwise payable to our manager upon termination would become immediately due. Moreover, if our manager were to be removed and our management services agreement terminated by a vote of our board of directors and a majority of our common shares other than common shares beneficially owned by our manager, we would also owe a termination fee to our manager on top of the other fees, costs and expenses. In addition, the management services agreement is silent as to whether termination of our manager “for cause” would result in a termination fee; there is therefore a risk that the agreement may be interpreted to entitle our manager to a termination fee even if terminated “for cause”. The termination fee would equal twice the sum of the amount of the quarterly management fees calculated with respect to the four fiscal quarters immediately preceding the termination date of the management services agreement. As a result, we could incur significant management fees as a result of the termination of our manager, which may increase the risk that our business may be unable to meet its financial obligations or otherwise fail.

Mr. Ellery W. Roberts, our Chairman and Chief Executive Officer, controls our manager. If some event were to occur to cause Mr. Roberts (or his designated successor, heirs, beneficiaries or permitted assigns) not to control our manager without the prior written consent of our board of directors, our manager would be considered terminated under our agreement.

Our manager and the members of our management team may engage in activities that compete with us or our businesses.

Although our Chief Executive Officer intends to devote substantially all of his time to the affairs of our company and our manager must present all opportunities that meet our company’s acquisition and disposition criteria to our board of directors, neither our manager nor our Chief Executive Officer is expressly prohibited from investing in or managing other entities. In this regard, the management services agreement and the obligation to provide management services will not create a mutually exclusive relationship between our manager and its affiliates, on the one hand, and our company, on the other. See “Our Manager” for more information about our relationship with our manager and our management team.

Our manager need not present an acquisition opportunity to us if our manager determines on its own that such acquisition opportunity does not meet our company’s acquisition criteria.

Our manager will review any acquisition opportunity to determine if it satisfies our company’s acquisition criteria, as established by our board of directors from time to time. If our manager determines, in its sole discretion, that an opportunity fits our criteria, our manager will refer the opportunity to our board of directors for its authorization and approval prior to signing a letter of intent, indication of interest or similar document or agreement. Opportunities that our manager determines do not fit our criteria do not need to be presented to our board of directors for consideration. In addition, upon a determination by our board of directors not to promptly pursue an opportunity presented to it by our manager, in whole or in part, our manager will be unrestricted in its ability to pursue such opportunity, or any part that we do not promptly pursue, on its own or refer such opportunity to other entities, including its affiliates. If such an opportunity is ultimately profitable, we will have not participated in such opportunity. See “Our Manager—Acquisition and Disposition Opportunities” for more information about our company’s current acquisition criteria.

Our Chief Executive Officer, Mr. Ellery W. Roberts, controls our manager and, as a result we may have difficulty severing ties with Mr. Roberts.

Under the terms of the management services agreement, our board of directors may, after due consultation with our manager, at any time request that our manager replace any individual seconded to our company, and our manager will, as promptly as practicable, replace any such individual. However, because Mr. Roberts controls our manager, we may have difficulty completely severing ties with Mr. Roberts absent terminating the management services agreement and our relationship with our manager. Further, termination of the management services agreement could give rise to a significant financial obligation of our company, which may have a material adverse effect on our business and financial condition. See “Our Manager” for more information about our relationship with our manager.

If the management services agreement is terminated, our manager, as holder of the allocation shares, has the right to cause our company to purchase its allocation shares, which may have a material adverse effect on our financial condition.

If: (i) the management services agreement is terminated at any time other than as a result of our manager’s resignation, subject to (ii); or (ii) our manager resigns, our manager will have the right, but not the obligation, for one year from the date of termination or resignation, as the case may be, to cause our company to purchase the allocation shares for the put price. The put price shall be equal to, as of any exercise date: (i) if we terminate the management services agreement, the sum of two separate, independently made calculations of the aggregate amount of the “base put price amount” as of such exercise date; or (ii) if our manager resigns, the average of two separate, independently made calculations of the aggregate amount of the “base put price amount” as of such exercise date. If our manager elects to cause our company to purchase its allocation shares, we are obligated to do so and, until we have done so, our ability to conduct our business, including our ability to incur debt, to sell or otherwise dispose of our property or assets, to engage in certain mergers or consolidations, to acquire or purchase the property, assets or stock of, or beneficial interests in, another business, or to declare and pay distributions, would be restricted. These financial and operational obligations of our company may have a material adverse effect on our financial condition, business and results of operations. See “Our Manager—Our Manager as an Equity Holder—Supplemental Put Provision” for more information about our manager’s put right and our obligations relating thereto, as well as the definition and calculation of the base put price amount.

If the management services agreement is terminated, we will need to change our name and cease our use of the term “1847”, which in turn could have a material adverse impact upon our business and results of operations as we would be required to expend funds to create and market a new name.

Our manager controls our rights to the term “1847” as it is used in the name of our company. Our company and any businesses that we acquire must cease using the term “1847,” including any trademark based on the name of our company that may be licensed to them by our manager under the license provisions of our management services agreement, entirely in their businesses and operations within 180 days of our termination of the management services agreement. The sublicense provisions of the management services agreement would require our company and its businesses to change their names to remove any reference to the term “1847” or any reference to trademarks licensed to them by our manager. This also would require us to create and market a new name and expend funds to protect that name, which may have a material adverse effect on our business and results of operations.

We have agreed to indemnify our manager under the management services agreement that may result in an indemnity payment that could have a material adverse impact upon our business and results of operations.

The management services agreement provides that we will indemnify, reimburse, defend and hold harmless our manager, together with its employees, officers, members, managers, directors and agents, from and against all losses (including lost profits), costs, damages, injuries, taxes, penalties, interests, expenses, obligations, claims and liabilities of any kind arising out of the breach of any term or condition in the management services agreement or the performance of any services under such agreement except by reason of acts or omissions constituting fraud, willful misconduct or gross negligence. If our manager is forced to defend itself in any claims or actions arising out of the management services agreement for which we are obligated to provide indemnification, our payment of such indemnity could have a material adverse impact upon our business and results of operations.

Our manager can resign on 120 days’ notice and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could materially adversely affect our financial condition, business and results of operations, as well as the market price of our shares.

Our manager has the right, under the management services agreement, to resign at any time on 120 days written notice, whether we have found a replacement or not. If our manager resigns, we may not be able to contract with a new manager or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 120 days, or at all, in which case our operations are likely to experience a disruption, our financial condition, business and results of operations, as well as our ability to pay distributions are likely to be materially adversely affected and the market price of our shares may decline. In addition, the coordination of our internal management, acquisition activities and supervision of our business is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the experience and expertise possessed by our manager and its affiliates. Even if we are able to retain comparable management, whether internal or external, the integration of such management and their lack of familiarity with our businesses may result in additional costs and time delays that could materially adversely affect our financial condition, business and results of operations as well as the market price of our shares.

The amount recorded for the allocation shares may be subject to substantial period-to-period changes, thereby significantly adversely impacting our results of operations.

Our company will record the allocation shares at the redemption value at each balance sheet date by recording any change in fair value through its income statement as a dividend between net income and net income available to common shareholders. The redemption value of the allocation shares is largely related to the value of the profit allocation that our manager, as holder of the allocation shares, will receive. The redemption value of the allocation shares may fluctuate on a period-to-period basis based on the distributions we pay to our common shareholders, the earnings of our businesses and the price of our common shares, which fluctuation may be significant, and could cause a material adverse effect on our company’s results of operations. See “Our Manager—Our Manager as an Equity Holder” for more information about the terms and calculation of the profit allocation and any payments under the supplemental put provisions of our operating agreement.

We cannot determine the amount of management fee that will be paid to our manager over time with certainty, which management fee may be a significant cash obligation of our company and may reduce the cash available for operations and distributions to our shareholders.

Our manager’s management fee will be calculated by reference to our company’s adjusted net assets, which will be impacted by the following factors:

●	the acquisition or disposition of businesses by our company;

●	organic growth, add-on acquisitions and dispositions by our businesses; and

●	the performance of our businesses.

We cannot predict these factors, which may cause significant fluctuations in our adjusted net assets and, in turn, impact the management fee we pay to our manager. Accordingly, we cannot determine the amount of management fee that will be paid to our manager over time with any certainty, which management fee may represent a significant cash obligation of our company and may reduce the cash available for our operations and distributions to our shareholders.

We must pay our manager the management fee regardless of our performance. Therefore, our manager may be induced to increase the amount of our assets rather than the performance of our businesses.

Our manager is entitled to receive a management fee that is based on our adjusted net assets, as defined in the management services agreement, regardless of the performance of our businesses. In this respect, the calculation of the management fee is unrelated to our company’s net income. As a result, the management fee may encourage our manager to increase the amount of our assets by, for example, recommending to our board of directors the acquisition of additional assets, rather than increase the performance of our businesses. In addition, payment of the management fee may reduce or eliminate the cash we have available for distributions to our shareholders.

The management fee is based solely upon our adjusted net assets; therefore, if in a given year our performance declines, but our adjusted net assets remain the same or increase, the management fee we pay to our manager for such year will increase as a percentage of our net income and may reduce the cash available for distributions to our shareholders.

The management fee we pay to our manager will be calculated solely by reference to our company’s adjusted net assets. If in a given year the performance of our company declines, but our adjusted net assets remain the same or increase, the management fee we pay to our manager for such year will increase as a percentage of our net income and may reduce the cash available for distributions to our shareholders. See “Our Manager—Our Manager as a Service Provider—Management Fee” for more information about the terms and calculation of the management fee.

The amount of profit allocation to be paid to our manager could be substantial. However, we cannot determine the amount of profit allocation that will be paid over time or the put price with any certainty.

We cannot determine the amount of profit allocation that will be paid over time or the put price with any certainty. Such determination would be dependent on, among other things, the number, type and size of the acquisitions and dispositions that we make in the future, the distributions we pay to our shareholders, the earnings of our businesses and the market value of common shares from time to time, factors that cannot be predicted with any certainty at this time. Such factors will have a significant impact on the amount of any profit allocation to be paid to our manager, especially if our share price significantly increases. See “Our Manager—Our Manager as an Equity Holder—Manager’s Profit Allocation” for more information about the calculation and payment of profit allocation. Any amounts paid in respect of the profit allocation are unrelated to the management fee earned for performance of services under the management services agreement.

The management fee and profit allocation to be paid to our manager may significantly reduce the amount of cash available for distributions to shareholders and for operations.

Under the management services agreement, our company will be obligated to pay a management fee to and, subject to certain conditions, reimburse the costs and out-of-pocket expenses of our manager incurred on behalf of our company in connection with the provision of services to our company. Similarly, our businesses will be obligated to pay fees to and reimburse the costs and expenses of our manager pursuant to any offsetting management services agreements entered into between our manager and our businesses, or any transaction services agreements to which such businesses are a party. In addition, our manager, as holder of the allocation shares, will be entitled to receive a profit allocation upon satisfaction of applicable conditions to payment and may be entitled to receive the put price upon the occurrence of certain events. While we cannot quantify with any certainty the actual amount of any such payments in the future, we do expect that such amounts could be substantial. See “Our Manager” for more information about these payment obligations of our company. The management fee, put price and profit allocation will be payment obligations of our company and, as a result, will be senior in right to the payment of any distributions to our shareholders. Likewise, the profit allocation may also significantly reduce the cash available for operations.

Our manager’s influence on conducting our business and operations, including acquisitions, gives it the ability to increase its fees and compensation to our Chief Executive Officer, which may reduce the amount of cash available for distributions to our shareholders.

Under the terms of the management services agreement, our manager is paid a management fee calculated as a percentage of our company’s adjusted net assets for certain items and is unrelated to net income or any other performance base or measure. See “Our Manager—Our Manager as a Service Provider—Management Fee” for more information about the calculation of the management fee. Our manager, which Ellery W. Roberts, our Chief Executive Officer, controls, may advise us to consummate transactions, incur third-party debt or conduct our operations in a manner that may increase the amount of fees paid to our manager which, in turn, may result in higher compensation to Mr. Roberts because his compensation is paid by our manager from the management fee it receives from our company.

Fees paid by our company and our businesses pursuant to transaction services agreements do not offset fees payable under the management services agreement and will be in addition to the management fee payable by our company under the management services agreement.

The management services agreement provides that businesses that we may acquire in the future may enter into transaction services agreements with our manager pursuant to which our businesses will pay fees to our manager. See “Our Manager—Our Manager as a Service Provider” for more information about these agreements. Unlike fees paid under the offsetting management services agreements, fees that are paid pursuant to such transaction services agreements will not reduce the management fee payable by our company. Therefore, such fees will be in addition to the management fee payable by our company or offsetting management fees paid by businesses that we may acquire in the future.

The fees to be paid to our manager pursuant to these transaction service agreements will be paid prior to any principal, interest or dividend payments to be paid to our company by our businesses, which will reduce the amount of cash available for distributions to our shareholders.

Our manager’s profit allocation may induce it to make decisions and recommend actions to our board of directors that are not optimal for our business and operations.

Our manager, as holder of all of the allocation shares in our company, will receive a profit allocation based on the extent to which gains from any sales of our subsidiaries plus their net income since the time they were acquired exceed a certain annualized hurdle rate. As a result, our manager may be encouraged to make decisions or to make recommendations to our board of directors regarding our business and operations, the business and operations of our businesses, acquisitions or dispositions by us or our businesses and distributions to our shareholders, any of which factors could affect the calculation and payment of profit allocation, but which may otherwise be detrimental to our long-term financial condition and performance.

The obligations to pay the management fee and profit allocation, including the put price, may cause our company to liquidate assets or incur debt.

If we do not have sufficient liquid assets to pay the management fee and profit allocation, including the put price, when such payments are due and payable, we may be required to liquidate assets or incur debt in order to make such payments. This circumstance could materially adversely affect our liquidity and ability to make distributions to our shareholders. See “Our Manager” for more information about these payment obligations of our company.

Risks Related to Taxation

Our shareholders will be subject to taxation on their share of our company’s taxable income, whether or not they receive cash distributions from our company.

Our company is a limited liability company and will be classified as a partnership for U.S. federal income tax purposes. Consequently, our shareholders will be subject to U.S. federal income taxation and, possibly, state, local and foreign income taxation on their share of our company’s taxable income, whether or not they receive cash distributions from our company. There is, accordingly, a risk that our shareholders may not receive cash distributions equal to their portion of our company’s taxable income or even in an amount sufficient to satisfy the tax liability that results from that income. This risk is attributable to a number of variables, such as results of operations, unknown liabilities, government regulations, financial covenants relating to the debt of our company, funds needed for future acquisitions and/or to satisfy short- and long-term working capital needs of our businesses, and the discretion and authority of our company’s board of directors to make distributions or modify our distribution policy.

As a partnership, our company itself will not be subject to U.S. federal income tax (except as may be imposed under certain recently enacted partnership audit rules), although it will file an annual partnership information return with the IRS. The information return will report the results of our company’s activities and will contain a Schedule K-1 for each company shareholder reflecting allocations of profits or losses (and items thereof) to members of our company, that is, to the shareholders. Each partner of a partnership is required to report on his or her income tax return his or her share of items of income, gain, loss, deduction, credit, and other items of the partnership (in each case, as reflected on such Schedule K-1) without regard to whether cash distributions are received. Each holder will be required to report on his or her tax return his or her allocable share of company income, gain, loss, deduction, credit and other items for our company’s taxable year that ends with or within the holder’s taxable year. Thus, holders of common shares will be required to report taxable income (and thus be subject to significant income tax liability) without a corresponding current receipt of cash if our company were to recognize taxable income and not make cash distributions to the shareholders.

Generally, the determination of a holder’s distributive share of any item of income, gain, loss, deduction, or credit of a partnership is governed by the operating agreement. The income tax laws governing the allocation of company income, gains, losses, deductions or credits set forth in a particular Schedule K-1 are complex and there can be no assurance that the IRS would not successfully challenge any allocation set forth in any such Schedule K-1. Whether an allocation set forth in any particular K-1 issued to a shareholder will be accepted by the IRS depends on a facts and circumstances analysis of the underlying economic arrangement of our company’s shareholders. If the IRS were to prevail in challenging the allocations provided by the operating agreement, the amount of income or loss allocated to holders for U.S. federal income tax purposes could be increased or reduced or the character of the income or loss could be modified. See “Material U.S. Federal Income Tax Considerations” for more information.

All of our company’s income could be subject to an entity-level tax in the United States, which could result in a material reduction in cash flow available for distribution to shareholders and thus could result in a substantial reduction in the value our shares.

Based on the number of shareholders we have and because our shares are listed for trading on the over-the-counter market, we believe that our company will be regarded as a publicly-traded partnership. Under the federal tax laws, a publicly-traded partnership generally will be treated as a corporation for U.S. federal income tax purposes. A publicly-traded partnership will be treated as a partnership, however, and not as a corporation, for U.S. federal tax purposes, so long as 90% or more of its gross income for each taxable year in which it is publicly traded constitutes “qualifying income” within the meaning of section 7704(d) of the Internal Revenue Code of 1986, as amended, or the Code, and our company is not required to register under the Investment Company Act. Qualifying income generally includes dividends, interest (other than interest derived in the conduct of a lending or insurance business or interest the determination of which depends in whole or in part on the income or profits of any person), certain real property rents, certain gain from the sale or other disposition of real property, gains from the sale of stock or debt instruments which are held as capital assets, and certain other forms of “passive-type” income. Our company expects to realize sufficient qualifying income to satisfy the qualifying income exception. Our company also expects that we will not be required to register under the Investment Company Act.

In certain cases, income that would otherwise qualify for the qualifying income exception may not so qualify if it is considered to be derived from an active conduct of a business. For example, the IRS may assert that interest received by our company from its subsidiaries is not qualifying income because it is derived in the conduct of a lending business. If our company fails to satisfy the qualifying income exception or is required to register under the Investment Company Act, our company will be classified as a corporation for U.S. federal (and certain state and local) income tax purposes, and shareholders of our company would be treated as shareholders in a domestic corporation. Our company would be required to pay federal income tax at regular corporate rates on its income. In addition, our company would likely be liable for state and local income and/or franchise taxes on its income. Distributions to the shareholders would constitute ordinary dividend income (taxable at then existing ordinary income rates) or, in certain cases, qualified dividend income (which is generally subject to tax at reduced tax rates) to such holders to the extent of our company’s earnings and profits, and the payment of these dividends would not be deductible to our company. Taxation of our company as a corporation could result in a material reduction in distributions to our shareholders and after-tax return and, thus, would likely result in a substantial reduction in the value of, or materially adversely affect the market price of, our shares.

The present U.S. federal income tax treatment of an investment in our shares may be modified by administrative, legislative, or judicial interpretation at any time, and any such action may affect investments previously made. For example, changes to the U.S. federal tax laws and interpretations thereof could make it more difficult or impossible to meet the qualifying income exception for our company to be classified as a partnership, and not as a corporation, for U.S. federal income tax purposes, necessitate that our company restructure its investments, or otherwise adversely affect an investment in our shares.

In addition, our company may become subject to an entity level tax in one or more states. Several states are evaluating ways to subject partnerships to entity level taxation through the imposition of state income, franchise, or other forms of taxation. If any state were to impose a tax upon our company as an entity, our distributions to you would be reduced.

Complying with certain tax-related requirements may cause our company to forego otherwise attractive business or investment opportunities or enter into acquisitions, borrowings, financings, or arrangements our company may not have otherwise entered into.

In order for our company to be treated as a partnership for U.S. federal income tax purposes and not as a publicly traded partnership taxable as a corporation, our company must meet the qualifying income exception discussed above on a continuing basis and our company must not be required to register as an investment company under the Investment Company Act. In order to effect such treatment, our company may be required to invest through foreign or domestic corporations, forego attractive business or investment opportunities or enter into borrowings or financings our company (o any of our subsidiaries, as the case may be) may not have otherwise entered into. This may adversely affect our ability to operate solely to maximize our cash flow. In addition, our company may not be able to participate in certain corporate reorganization transactions that would be tax free to our shareholders if our company were a corporation.

Non-corporate investors who are U.S. taxpayers will not be able to deduct certain fees, costs or other expenses for U.S. federal income tax purposes.

Our company will pay a management fee (and possibly certain transaction fees) to our manager. Our company will also pay certain costs and expenses incurred in connection with activities of our manager. Our company intends to deduct such fees and expenses to the extent that they are reasonable in amount and are not capital in nature or otherwise nondeductible. It is expected that such fees and other expenses will generally constitute miscellaneous itemized deductions for non-corporate U.S. taxpayers who hold our shares. Under current law that is in effect for taxable years beginning after December 31, 2017 and before January 1, 2026, non-corporate U.S. taxpayers may not deduct any such miscellaneous itemized deductions for U.S. federal income tax purposes. A non-corporate U.S. taxpayer’s inability to deduct such items could result in such holder reporting as his or her share of company taxable income an amount that exceeds any cash actually distributed to such U.S. taxpayer for the year. Corporate U.S. holders of our shares generally will be able to deduct these fees, costs and expenses in accordance with applicable U.S. federal income tax law.

A portion of the income arising from an investment in our shares may be treated as unrelated business taxable income and taxable to certain tax-exempt holders despite such holders’ tax-exempt status.

Our company expects to incur debt that would be treated as “acquisition indebtedness” under section 514 of the Code with respect to certain of its investments. To the extent our company recognizes income from any investment with respect to which there is “acquisition indebtedness” during a taxable year, or to the extent our company recognizes gain from the disposition of any investment with respect to which there is “acquisition indebtedness,” a portion of the income received will be treated as unrelated business taxable income and taxable to tax-exempt investors. In addition, if the IRS successfully asserts that we are engaged in a trade or business for U.S. federal income tax purposes (for example, if it determines we are engaged in a lending business), then tax-exempt and in certain cases non-U.S. holders would be subject to U.S. income tax on any income generated by such business. The foregoing only applies if the amount of such business income does not cause our company to fail to meet the qualifying income test (which would happen if such income exceeded 10% of our gross income, and in which case such failure would cause us to be taxable as a corporation).

A portion of the income arising from an investment in our shares may be treated as income that is effectively connected with our conduct of a U.S. trade or business, which income would be taxable to holders who are not U.S. taxpayers.

If the IRS successfully asserts that we are engaged in a trade or business in the United States for U.S. federal income tax purposes (for example, if it determines we are engaged in a lending business), then in certain cases non-U.S. holders would be subject to U.S. income tax on any income that is effectively connected with such business. It could also cause the non-U.S. holder to be subject to U.S. federal income tax on a sale of his or her interest in our company under recently enacted tax law. The foregoing only applies if the amount of such business income does not cause our company to fail to meet the qualifying income test (which would happen if such income exceeded 10% of our gross income, and in which case such failure would cause us to be taxable as a corporation).

Risks related to recently enacted legislation.

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when or in what form the U.S. federal income tax laws applicable to us and our shareholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in our shares.

We cannot predict whether, when or to what extent new U.S. federal tax laws, regulations, interpretations or rulings will be issued, nor is the long-term impact of recently enacted tax legislation clear. Prospective investors are urged to consult their tax advisors regarding the effect of potential changes to the U.S. federal income tax laws on an investment in our shares.

Risks Related to Retail and Appliances Business

If we fail to acquire new customers or retain existing customers, or fail to do so in a cost-effective manner, we may not be able to achieve profitability.

Our success depends on our ability to acquire and retain customers in a cost-effective manner. We have made significant investments related to customer acquisition and expect to continue to spend significant amounts to acquire additional customers. We cannot assure you that the net profit from new customers we acquire will ultimately exceed the cost of acquiring those customers. If we fail to deliver a quality shopping experience, or if consumers do not perceive the products we offer to be of high value and quality, we may not be able to acquire new customers. If we are unable to acquire new customers who purchase products in numbers sufficient to grow our business, we may not be able to generate the scale necessary to drive beneficial network effects with our suppliers or efficiencies in our logistics network, our net revenue may decrease, and our business, financial condition and operating results may be materially adversely affected.

We believe that many of our new customers originate from word-of-mouth and other non-paid referrals from existing customers. Therefore, we must ensure that our existing customers remain loyal to us in order to continue receiving those referrals. If our efforts to satisfy our existing customers are not successful, we may not be able to acquire new customers in sufficient numbers to continue to grow our business, or we may be required to incur significantly higher marketing expenses in order to acquire new customers.

Our success depends in part on our ability to increase our net revenue per active customer. If our efforts to increase customer loyalty and repeat purchasing as well as maintain high levels of customer engagement are not successful, our growth prospects and revenue will be materially adversely affected.

Our ability to grow our business depends on our ability to retain our existing customer base and generate increased revenue and repeat purchases from this customer base, and maintain high levels of customer engagement. To do this, we must continue to provide our customers and potential customers with a unified, convenient, efficient and differentiated shopping experience by:

●	providing imagery, tools and technology that attract customers who historically would have bought elsewhere;

●	maintaining a high-quality and diverse portfolio of products;

●	delivering products on time and without damage; and

●	maintaining and further developing our in-store and online platforms.

If we fail to increase net revenue per active customer, generate repeat purchases or maintain high levels of customer engagement, our growth prospects, operating results and financial condition could be materially adversely affected.

Our business depends on our ability to build and maintain strong brands. We may not be able to maintain and enhance our brands if we receive unfavorable customer complaints, negative publicity or otherwise fail to live up to consumers’ expectations, which could materially adversely affect our business, results of operations and growth prospects.

Maintaining and enhancing our brands is critical to expanding our base of customers and suppliers. Our ability to maintain and enhance our brand depends largely on our ability to maintain customer confidence in our product and service offerings, including by delivering products on time and without damage. If customers do not have a satisfactory shopping experience, they may seek out alternative offerings from our competitors and may not return to our stores and sites as often in the future, or at all. In addition, unfavorable publicity regarding, for example, our practices relating to privacy and data protection, product quality, delivery problems, competitive pressures, litigation or regulatory activity, could seriously harm our reputation. Such negative publicity also could have an adverse effect on the size, engagement, and loyalty of our customer base and result in decreased revenue, which could adversely affect our business and financial results.

In addition, maintaining and enhancing these brands may require us to make substantial investments, and these investments may not be successful. If we fail to promote and maintain our brands, or if we incur excessive expenses in this effort, our business, operating results and financial condition may be materially adversely affected. We anticipate that, as our market becomes increasingly competitive, maintaining and enhancing our brands may become increasingly difficult and expensive. Maintaining and enhancing our brands will depend largely on our ability to provide high quality products to our customers and a reliable, trustworthy and profitable sales channel to our suppliers, which we may not be able to do successfully.

Customer complaints or negative publicity about our sites, products, delivery times, customer data handling and security practices or customer support, especially on blogs, social media websites and our sites, could rapidly and severely diminish consumer use of our sites and consumer and supplier confidence in us and result in harm to our brands.

Our efforts to expand our business into new brands, products, services, technologies, and geographic regions will subject us to additional business, legal, financial, and competitive risks and may not be successful.

Our business success depends to some extent on our ability to expand our customer offerings by launching new brands and services and by expanding our existing offerings into new geographies. Launching new brands and services or expanding geographically requires significant upfront investments, including investments in marketing, information technology, and additional personnel. We may not be able to generate satisfactory revenue from these efforts to offset these costs. Any lack of market acceptance of our efforts to launch new brands and services or to expand our existing offerings could have a material adverse effect on our business, prospects, financial condition and results of operations. Further, as we continue to expand our fulfillment capability or add new businesses with different requirements, our logistics networks become increasingly complex and operating them becomes more challenging. There can be no assurance that we will be able to operate our networks effectively.

We have also entered and may continue to enter into new markets in which we have limited or no experience, which may not be successful or appealing to our customers. These activities may present new and difficult technological and logistical challenges, and resulting service disruptions, failures or other quality issues may cause customer dissatisfaction and harm our reputation and brand. Further, our current and potential competitors in new market segments may have greater brand recognition, financial resources, longer operating histories and larger customer bases than we do in these areas. As a result, we may not be successful enough in these newer areas to recoup our investments in them. If this occurs, our business, financial condition and operating results may be materially adversely affected.

If we fail to manage our growth effectively, our business, financial condition and operating results could be harmed.

To manage our growth effectively, we must continue to implement our operational plans and strategies, improve and expand our infrastructure of people and information systems and expand, train and manage our employee base. We have rapidly increased employee headcount since our inception to support the growth in our business. To support continued growth, we must effectively integrate, develop and motivate a large number of new employees. We face significant competition for personnel. Failure to manage our hiring needs effectively or successfully integrate our new hires may have a material adverse effect on our business, financial condition and operating results.

Additionally, the growth of our business places significant demands on our operations, as well as our management and other employees. For example, we typically launch hundreds of promotional events across thousands of products each month on our sites via emails and personalized displays. These events require us to produce updates of our sites and emails to our customers on a daily basis with different products, photos and text. Any surge in online traffic and orders associated with such promotional activities places increased strain on our operations, including our logistics network, and may cause or exacerbate slowdowns or interruptions. The growth of our business may require significant additional resources to meet these daily requirements, which may not scale in a cost-effective manner or may negatively affect the quality of our sites and customer experience. We are also required to manage relationships with a growing number of suppliers, customers and other third parties. Our information technology systems and our internal controls and procedures may not be adequate to support future growth of our supplier and employee base. If we are unable to manage the growth of our organization effectively, our business, financial condition and operating results may be materially adversely affected.

Our ability to obtain continued financing is critical to the growth of our business. We will need additional financing to fund operations, which additional financing may not be available on reasonable terms or at all.

Our future growth, including the potential for future market expansion will require additional capital. We will consider raising additional funds through various financing sources, including the procurement of additional commercial debt financing. However, there can be no assurance that such funds will be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to execute our growth strategy, and operating results may be adversely affected. Any additional debt financing will increase expenses and must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility.

Our ability to obtain financing may be impaired by such factors as the capital markets, both generally and specifically in our industry, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, are not sufficient to satisfy our capital needs, we may be required to decrease the pace of, or eliminate, our future product offerings and market expansion opportunities and potentially curtail operations.

Our business is highly competitive. Competition presents an ongoing threat to the success of our business.

Our business is rapidly evolving and intensely competitive, and we have many competitors in different industries. Our competition includes big box retailers, such as Home Depot, Lowe’s and Best Buy, specialty retailers, such as TeeVax, Ferguson and Premier Bath and Kitchen, and online marketplaces, such as Amazon.

We expect competition to continue to increase. We believe that our ability to compete successfully depends upon many factors both within and beyond our control, including:

●	the size and composition of our customer base;

●	the number of suppliers and products we feature;

●	our selling and marketing efforts;

●	the quality, price and reliability of products we offer;

●	the quality and convenience of the shopping experience that we provide;

●	our ability to distribute our products and manage our operations; and

●	our reputation and brand strength.

Many of our current competitors have, and potential competitors may have, longer operating histories, greater brand recognition, larger fulfillment infrastructures, greater technical capabilities, faster and less costly shipping, significantly greater financial, marketing and other resources and larger customer bases than we do. These factors may allow our competitors to derive greater net revenue and profits from their existing customer base, acquire customers at lower costs or respond more quickly than we can to new or emerging technologies and changes in consumer habits. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to build larger customer bases or generate net revenue from their customer bases more effectively than we do.

Our success depends, in substantial part, on our continued ability to market our products through search engines and social media platforms.

The marketing of our products depends on our ability to cultivate and maintain cost-effective and otherwise satisfactory relationships with search engines and social media platforms, including those operated by Google, Facebook, Bing and Yahoo! These platforms could decide to change their terms and conditions of use at any time (and without notice) and/or significantly increase their fees. No assurances can be provided that we will be able to maintain cost-effective and otherwise satisfactory relationships with these platforms and our inability to do so in the case of one or more of these platforms could have a material adverse effect on our business, financial condition and results of operations.

We obtain a significant number of visits via search engines such as Google, Bing and Yahoo! Search engines frequently change the algorithms that determine the ranking and display of results of a user’s search and may make other changes to the way results are displayed, which can negatively affect the placement of links and, therefore, reduce the number of visits to our website. The growing use of online ad-blocking software may also impact the success of our marketing efforts because we may reach a smaller audience and fail to bring more customers to our website, which could have a material adverse effect on our business, financial condition and results of operations.

System interruptions that impair customer access to our sites or other performance failures or incidents involving our logistics network, our technology infrastructure or our critical technology partners could damage our business, reputation and brand and substantially harm our business and results of operations.

The satisfactory performance, reliability and availability of our sites, transaction processing systems, logistics network, and technology infrastructure are critical to our reputation and our ability to acquire and retain customers, as well as maintain adequate customer service levels.

For example, if one of our data centers fails or suffers an interruption or degradation of services, we could lose customer data and miss order fulfillment deadlines, which could harm our business. Our systems and operations, including our ability to fulfill customer orders through our logistics network, are also vulnerable to damage or interruption from inclement weather, fire, flood, power loss, telecommunications failure, terrorist attacks, labor disputes, cyber-attacks, data loss, acts of war, break-ins, earthquake and similar events. In the event of a data center failure, the failover to a back-up could take substantial time, during which time our sites could be completely shut down. Further, our back-up services may not effectively process spikes in demand, may process transactions more slowly and may not support all of our site’s functionality.

We use complex proprietary software in our technology infrastructure, which we seek to continually update and improve. We may not always be successful in executing these upgrades and improvements, and the operation of our systems may be subject to failure. In particular, we have in the past and may in the future experience slowdowns or interruptions on some or all of our sites when we are updating them, and new technologies or infrastructures may not be fully integrated with existing systems on a timely basis, or at all. Additionally, if we expand our use of third-party services, including cloud-based services, our technology infrastructure may be subject to increased risk of slowdown or interruption as a result of integration with such services and/or failures by such third parties, which are out of our control. Our net revenue depends on the number of visitors who shop on our sites and the volume of orders we can handle. Unavailability of our sites or reduced order fulfillment performance would reduce the volume of goods sold and could also materially adversely affect consumer perception of our brand.

We may experience periodic system interruptions from time to time. In addition, continued growth in our transaction volume, as well as surges in online traffic and orders associated with promotional activities or seasonal trends in our business, place additional demands on our technology platform and could cause or exacerbate slowdowns or interruptions. If there is a substantial increase in the volume of traffic on our sites or the number of orders placed by customers, we may be required to further expand and upgrade our technology, logistics network, transaction processing systems and network infrastructure. There can be no assurance that we will be able to accurately project the rate or timing of increases, if any, in the use of our sites or expand and upgrade our systems and infrastructure to accommodate such increases on a timely basis. In order to remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of our sites, which is particularly challenging given the rapid rate at which new technologies, customer preferences and expectations and industry standards and practices are evolving in the e-commerce industry. Accordingly, we redesign and enhance various functions on our sites on a regular basis, and we may experience instability and performance issues as a result of these changes.

Any slowdown, interruption or performance failure of our sites and the underlying technology and logistics infrastructure could harm our business, reputation and our ability to acquire, retain and serve our customers, which could materially adversely affect our results of operations.

Our failure or the failure of third-party service providers to protect our sites, networks and systems against security breaches, or otherwise to protect our confidential information, could damage our reputation and brand and substantially harm our business and operating results.

We collect, maintain, transmit and store data about our customers, employees, contractors, suppliers, vendors and others, including credit card information and personally identifiable information, as well as other confidential and proprietary information. We also employ third-party service providers that store, process and transmit certain proprietary, personal and confidential information on our behalf. We rely on encryption and authentication technology licensed from third parties in an effort to securely transmit, encrypt, anonymize or pseudonymize certain confidential and sensitive information, including credit card numbers. Advances in computer capabilities, new technological discoveries or other developments may result in the whole or partial failure of this technology to protect transaction and personal data or other confidential and sensitive information from being breached or compromised. Our security measures, and those of our third-party service providers, may not detect or prevent all attempts to hack our systems, denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, social engineering, security breaches or other attacks and similar disruptions that may jeopardize the security of information stored in or transmitted by our sites, networks and systems or that we or our third-party service providers otherwise maintain, including payment card systems and human resources management platforms. We and our service providers may not anticipate or prevent all types of attacks until after they have already been launched, and techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us or our third-party service providers. In addition, security breaches can also occur as a result of non-technical issues, including intentional or inadvertent breaches by our employees or by persons with whom we have commercial relationships.

Breaches of our security measures or those of our third-party service providers or cyber security incidents could result in unauthorized access to our sites, networks and systems; unauthorized access to and misappropriation of personal information, including consumers’ and employees’ personally identifiable information, or other confidential or proprietary information of ourselves or third parties; limited or terminated access to certain payment methods or fines or higher transaction fees to use such methods; viruses, worms, spyware or other malware being served from our sites, networks or systems; deletion or modification of content or the display of unauthorized content on our sites; interruption, disruption or malfunction of operations; costs relating to breach remediation, deployment or training of additional personnel and protection technologies, responses to governmental investigations and media inquiries and coverage; engagement of third party experts and consultants; litigation, regulatory action and other potential liabilities. If any of these breaches of security occur, our reputation and brand could be damaged, our business may suffer, we could be required to expend significant capital and other resources to alleviate problems caused by such breaches and we could be exposed to a risk of loss, litigation or regulatory action and possible liability. In addition, any party who is able to illicitly obtain a customer’s password could access that customer’s transaction data or personal information. Any compromise or breach of our security measures, or those of our third-party service providers, could violate applicable privacy, data security and other laws, and cause significant legal and financial exposure, adverse publicity and a loss of confidence in our security measures, which could have a material adverse effect on our business, financial condition and operating results. We may need to devote significant resources to protect against security breaches or to address problems caused by breaches, diverting resources from the growth and expansion of our business.

We may be subject to product liability and other similar claims if people or property are harmed by the products we sell.

Some of the products we sell may expose us to product liability and other claims and litigation (including class actions) or regulatory action relating to safety, personal injury, death or environmental or property damage. Some of our agreements with members of our supply chain may not indemnify us from product liability for a particular product, and some members of our supply chain may not have sufficient resources or insurance to satisfy their indemnity and defense obligations. Although we maintain liability insurance, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all.

Risks associated with the suppliers from whom our products are sourced could materially adversely affect our financial performance as well as our reputation and brand.

We depend on our ability to provide our customers with a wide range of products from qualified suppliers in a timely and efficient manner. Political and economic instability, the financial stability of suppliers, suppliers’ ability to meet our standards, labor problems experienced by suppliers, the availability or cost of raw materials, merchandise quality issues, currency exchange rates, trade tariff developments, transport availability and cost, transport security, inflation, and other factors relating to our suppliers are beyond our control.

Our agreements with most of our suppliers do not provide for the long-term availability of merchandise or the continuation of particular pricing practices, nor do they usually restrict such suppliers from selling products to other buyers. There can be no assurance that our current suppliers will continue to seek to sell us products on current terms or that we will be able to establish new or otherwise extend current supply relationships to ensure product acquisitions in a timely and efficient manner and on acceptable commercial terms. Our ability to develop and maintain relationships with reputable suppliers and offer high quality merchandise to our customers is critical to our success. If we are unable to develop and maintain relationships with suppliers that would allow us to offer a sufficient amount and variety of quality merchandise on acceptable commercial terms, our ability to satisfy our customers’ needs, and therefore our long-term growth prospects, would be materially adversely affected.

Further, we rely on our suppliers’ representations of product quality, safety and compliance with applicable laws and standards. If our suppliers or other vendors violate applicable laws, regulations or our supplier code of conduct, or implement practices regarded as unethical, unsafe, or hazardous to the environment, it could damage our reputation and negatively affect our operating results. Further, concerns regarding the safety and quality of products provided by our suppliers could cause our customers to avoid purchasing those products from us, or avoid purchasing products from us altogether, even if the basis for the concern is outside of our control. As such, any issue, or perceived issue, regarding the quality and safety of any items we sell, regardless of the cause, could adversely affect our brand, reputation, operations and financial results.

We also are unable to predict whether any of the countries in which our suppliers’ products are currently manufactured or may be manufactured in the future will be subject to new, different, or additional trade restrictions imposed by the U.S. or foreign governments or the likelihood, type or effect of any such restrictions. Any event causing a disruption or delay of imports from suppliers with international manufacturing operations, including the imposition of additional import restrictions, restrictions on the transfer of funds or increased tariffs or quotas, could increase the cost or reduce the supply of merchandise available to our customers and materially adversely affect our financial performance as well as our reputation and brand. Furthermore, some or all of our suppliers’ foreign operations may be adversely affected by political and financial instability, resulting in the disruption of trade from exporting countries, restrictions on the transfer of funds or other trade disruptions.

In addition, our business with foreign suppliers may be affected by changes in the value of the U.S. dollar relative to other foreign currencies. For example, any movement by any other foreign currency against the U.S. dollar may result in higher costs to us for those goods. Declines in foreign currencies and currency exchange rates might negatively affect the profitability and business prospects of one or more of our foreign suppliers. This, in turn, might cause such foreign suppliers to demand higher prices for merchandise in their effort to offset any lost profits associated with any currency devaluation, delay merchandise shipments, or discontinue selling to us altogether, any of which could ultimately reduce our sales or increase our costs.

Our suppliers have imposed conditions in our business arrangements with them. If we are unable to continue satisfying these conditions, or such suppliers impose additional restrictions with which we cannot comply, it could have a material adverse effect on our business, financial condition and operating results.

Our suppliers have strict conditions for doing business with them. Several are sizeable such as General Electric, Whirlpool and Riggs Distributing. If we cannot satisfy these conditions or if they impose additional or more restrictive conditions that we cannot satisfy, our business would be materially adversely affected. It would be materially detrimental to our business if these suppliers decided to no longer do business with us, increased the pricing at which they allow us to purchase their goods or impose other restrictions or conditions that make it more difficult for us to work with them. Any of these events could have a material adverse effect on our business, financial condition and operating results.

We may be unable to source new suppliers or strengthen our relationships with current suppliers.

We have relationships with approximately 17 suppliers. Our agreements with suppliers are generally terminable at will by either party upon short notice. If we do not maintain our existing relationships or build new relationships with suppliers on acceptable commercial terms, we may not be able to maintain a broad selection of merchandise, and our business and prospects would suffer severely.

In order to attract quality suppliers, we must:

●	demonstrate our ability to help our suppliers increase their sales;

●	offer suppliers a high quality, cost-effective fulfillment process; and

●	continue to provide suppliers with a dynamic and real-time view of our demand and inventory needs.

If we are unable to provide our suppliers with a compelling return on investment and an ability to increase their sales, we may be unable to maintain and/or expand our supplier network, which would negatively impact our business.

We depend on our suppliers to perform certain services regarding the products that we offer.

As part of offering our suppliers’ products for sale on our sites, suppliers are often responsible for conducting a number of traditional retail operations with respect to their respective products, including maintaining inventory and preparing merchandise for shipment to our customers. In these instances, we may be unable to ensure that suppliers will perform these services to our or our customers’ satisfaction in a manner that provides our customer with a unified brand experience or on commercially reasonable terms. If our customers become dissatisfied with the services provided by our suppliers, our business, reputation and brands could suffer.

We depend on our relationships with third parties, and changes in our relationships with these parties could adversely impact our revenue and profits.

We rely on third parties to operate certain elements of our business. For example, we use carriers such as FedEx, UPS, DHL and the U.S. Postal Service to deliver products. As a result, we may be subject to shipping delays or disruptions caused by inclement weather, natural disasters, system interruptions and technology failures, labor activism, health epidemics or bioterrorism. We are also subject to risks of breakage or other damage during delivery by any of these third parties. We also use and rely on other services from third parties, such as retail partner services, telecommunications services, customs, consolidation and shipping services, as well as warranty, installation and design services.

We may be unable to maintain these relationships, and these services may also be subject to outages and interruptions that are not within our control. For example, failures by our telecommunications providers have in the past and may in the future interrupt our ability to provide phone support to our customers. Third parties may in the future determine they no longer wish to do business with us or may decide to take other actions or make changes to their practices that could harm our business. We may also determine that we no longer want to do business with them. If products are not delivered in a timely fashion or are damaged during the delivery process, or if we are not able to provide adequate customer support or other services or offerings, our customers could become dissatisfied and cease buying products through our sites, which would adversely affect our operating results.

The seasonal trends in our business create variability in our financial and operating results and place increased strain on our operations.

We experience surges in orders associated with promotional activities and seasonal trends. This activity may place additional demands on our technology systems and logistics network and could cause or exacerbate slowdowns or interruptions. Any such system, site or service interruptions could prevent us from efficiently receiving or fulfilling orders, which may reduce the volume or quality of goods or services we sell and may cause customer dissatisfaction and harm our reputation and brand.

Our business may be adversely affected if we are unable to provide our customers a cost-effective shopping platform that is able to respond and adapt to rapid changes in technology.

The number of people who access the Internet through devices other than personal computers, including mobile phones, smartphones, handheld computers such as notebooks and tablets, video game consoles, and television set-top devices, has increased dramatically in the past few years. We continually upgrade existing technologies and business applications to keep pace with these rapidly changing and continuously evolving technologies, and we may be required to implement new technologies or business applications in the future. The implementation of these upgrades and changes requires significant investments and as new devices and platforms are released, it is difficult to predict the problems we may encounter in developing applications for these alternative devices and platforms. Additionally, we may need to devote significant resources to the support and maintenance of such applications once created. Our results of operations may be affected by the timing, effectiveness and costs associated with the successful implementation of any upgrades or changes to our systems and infrastructure to accommodate such alternative devices and platforms. Further, in the event that it is more difficult or less compelling for our customers to buy products from us on their mobile or other devices, or if our customers choose not to buy products from us on such devices or to use mobile or other products that do not offer access to our sites, our customer growth could be harmed and our business, financial condition and operating results may be materially adversely affected.

Significant merchandise returns could harm our business.

We allow our customers to return products, subject to our return policy. If merchandise returns are significant, our business, prospects, financial condition and results of operations could be harmed. Further, we modify our policies relating to returns from time to time, which may result in customer dissatisfaction or an increase in the number of product returns. Many of our products are large and require special handling and delivery. From time to time our products are damaged in transit, which can increase return rates and harm our brand.

Uncertainties in economic conditions and their impact on consumer spending patterns, particularly in the home goods segment, could adversely impact our operating results.

Consumers may view a substantial portion of the products we offer as discretionary items rather than necessities. As a result, our results of operations are sensitive to changes in macro-economic conditions that impact consumer spending, including discretionary spending. Some of the factors adversely affecting consumer spending include levels of unemployment; consumer debt levels; changes in net worth based on market changes and uncertainty; home foreclosures and changes in home values or the overall housing, residential construction or home improvement markets; fluctuating interest rates; credit availability, including mortgages, home equity loans and consumer credit; government actions; fluctuating fuel and other energy costs; fluctuating commodity prices and general uncertainty regarding the overall future economic environment. Adverse economic changes in any of the regions in which we sell our products could reduce consumer confidence and could negatively affect net revenue and have a material adverse effect on our operating results.

Our business relies heavily on email and other messaging services, and any restrictions on the sending of emails or messages or an inability to timely deliver such communications could materially adversely affect our net revenue and business.

Our business is highly dependent upon email and other messaging services for promoting our sites and products. If we are unable to successfully deliver emails or other messages to our subscribers, or if subscribers decline to open our emails or other messages, our net revenue and profitability would be materially adversely affected. Changes in how webmail applications organize and prioritize email may also reduce the number of subscribers opening our emails. For example, in 2013 Google Inc.’s Gmail service began offering a feature that organizes incoming emails into categories (for example, primary, social and promotions). Such categorization or similar inbox organizational features may result in our emails being delivered in a less prominent location in a subscriber’s inbox or viewed as “spam” by our subscribers and may reduce the likelihood of that subscriber opening our emails. Actions by third parties to block, impose restrictions on or charge for the delivery of emails or other messages could also adversely impact our business. From time to time, Internet service providers or other third parties may block bulk email transmissions or otherwise experience technical difficulties that result in our inability to successfully deliver emails or other messages to third parties. Changes in the laws or regulations that limit our ability to send such communications or impose additional requirements upon us in connection with sending such communications would also materially adversely impact our business. Our use of email and other messaging services to send communications about our products or other matters may also result in legal claims against us, which may cause us increased expenses, and if successful might result in fines and orders with costly reporting and compliance obligations or might limit or prohibit our ability to send emails or other messages. We also rely on social networking messaging services to send communications and to encourage customers to send communications. Changes to the terms of these social networking services to limit promotional communications, any restrictions that would limit our ability or our customers’ ability to send communications through their services, disruptions or downtime experienced by these social networking services or decline in the use of or engagement with social networking services by customers and potential customers could materially adversely affect our business, financial condition and operating results.

We are subject to risks related to online payment methods.

We accept payments using a variety of methods, including credit card, debit card, PayPal, credit accounts and gift cards. As we offer new payment options to consumers, we may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We are also subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. As our business changes, we may also be subject to different rules under existing standards, which may require new assessments that involve costs above what we currently pay for compliance. If we fail to comply with the rules or requirements of any provider of a payment method we accept, if the volume of fraud in our transactions limits or terminates our rights to use payment methods we currently accept, or if a data breach occurs relating to our payment systems, we may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit card and debit card payments from consumers or to facilitate other types of online payments. If any of these events were to occur, our business, financial condition and operating results could be materially adversely affected.

We occasionally receive orders placed with fraudulent credit card data. We may suffer losses as a result of orders placed with fraudulent credit card data even if the associated financial institution approved payment of the orders. Under current credit card practices, we may be liable for fraudulent credit card transactions. If we are unable to detect or control credit card fraud, our liability for these transactions could harm our business, financial condition and results of operations.

Government regulation of the Internet and e-commerce is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as regulations and laws specifically governing the Internet and e-commerce. Existing and future regulations and laws could impede the growth of the Internet, e- commerce or mobile commerce. These regulations and laws may involve taxes, tariffs, privacy and data security, anti-spam, content protection, electronic contracts and communications, consumer protection, Internet neutrality and gift cards. It is not clear how existing laws governing issues such as property ownership, sales and other taxes and consumer privacy apply to the Internet as the vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet or e-commerce. It is possible that general business regulations and laws, or those specifically governing the Internet or e-commerce, may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. We cannot be sure that our practices have complied, comply or will comply fully with all such laws and regulations. Any failure, or perceived failure, by us to comply with any of these laws or regulations could result in damage to our reputation, a loss in business and proceedings or actions against us by governmental entities or others. Any such proceeding or action could hurt our reputation, force us to spend significant amounts in defense of these proceedings, distract our management, increase our costs of doing business, decrease the use of our sites by consumers and suppliers and may result in the imposition of monetary liability. We may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any such laws or regulations. Adverse legal or regulatory developments could substantially harm our business. Further, if we enter into new market segments or geographical areas and expand the products and services we offer, we may be subject to additional laws and regulatory requirements or prohibited from conducting our business, or certain aspects of it, in certain jurisdictions. We will incur additional costs complying with these additional obligations and any failure or perceived failure to comply would adversely affect our business and reputation.

Failure to comply with applicable laws and regulations relating to privacy, data protection and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection and consumer protection, could adversely affect our business and our financial condition.

A variety of laws and regulations govern the collection, use, retention, sharing, export and security of personal information. Laws and regulations relating to privacy, data protection and consumer protection are evolving and subject to potentially differing interpretations. These requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another or may conflict with other rules or our practices. As a result, our practices may not comply, or may not comply in the future with all such laws, regulations, requirements and obligations. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any applicable privacy or consumer protection- related laws, regulations, industry self-regulatory principles, industry standards or codes of conduct, regulatory guidance, orders to which we may be subject or other legal obligations relating to privacy or consumer protection could adversely affect our reputation, brand and business, and may result in claims, proceedings or actions against us by governmental entities or others or other liabilities or require us to change our operations and/or cease using certain data sets. Any such claim, proceeding or action could hurt our reputation, brand and business, force us to incur significant expenses in defense of such proceedings, distract our management, increase our costs of doing business, result in a loss of customers and suppliers and may result in the imposition of monetary penalties. We may also be contractually required to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any laws, regulations or other legal obligations relating to privacy or consumer protection or any inadvertent or unauthorized use or disclosure of data that we store or handle as part of operating our business.

Federal, state and international governmental authorities continue to evaluate the privacy implications inherent in the use of proprietary or third-party “cookies” and other methods of online tracking for behavioral advertising and other purposes. U.S. and foreign governments have enacted, have considered or are considering legislation or regulations that could significantly restrict the ability of companies and individuals to engage in these activities, such as by regulating the level of consumer notice and consent required before a company can employ cookies or other electronic tracking tools or the use of data gathered with such tools. Additionally, some providers of consumer devices and web browsers have implemented, or announced plans to implement, means to make it easier for Internet users to prevent the placement of cookies or to block other tracking technologies, which could if widely adopted significantly reduce the effectiveness of such practices and technologies. The regulation of the use of cookies and other current online tracking and advertising practices or a loss in our ability to make effective use of services that employ such technologies could increase our costs of operations and limit our ability to acquire new customers on cost-effective terms and consequently, materially adversely affect our business, financial condition and operating results.

In addition, various federal, state and foreign legislative and regulatory bodies, or self-regulatory organizations, may expand current laws or regulations, enact new laws or regulations or issue revised rules or guidance regarding privacy, data protection and consumer protection. Any such changes may force us to incur substantial costs or require us to change our business practices. This could compromise our ability to pursue our growth strategy effectively and may adversely affect our ability to acquire customers or otherwise harm our business, financial condition and operating results.

Changes in tax treatment of companies engaged in e-commerce may adversely affect the commercial use of our sites and our financial results.

Due to the global nature of the Internet, it is possible that various states or foreign countries might attempt to impose additional or new regulation on our business or levy additional or new sales, income or other taxes relating to our activities. Tax authorities at the international, federal, state and local levels are currently reviewing the appropriate treatment of companies engaged in e-commerce. New or revised international, federal, state or local tax regulations or court decisions may subject us or our customers to additional sales, income and other taxes. For example, on June 21, 2018, the U.S. Supreme Court rendered a 5-4 majority decision in South Dakota v. Wayfair, Inc., 138 S. Ct. 2080 (2018) where the Court held, among other things, that a state may require an out-of-state seller with no physical presence in the state to collect and remit sales taxes on goods the seller ships to consumers in the state, overturning existing court precedent. Other new or revised taxes and, in particular, sales taxes, value added tax and similar taxes could increase the cost of doing business online and decrease the attractiveness of selling products over the Internet. New taxes and rulings could also create significant increases in internal costs necessary to capture data and collect and remit taxes. In addition, we may charge sales taxes in jurisdictions where our competitors do not, resulting in our product prices potentially being higher than those of our competitors. As a result, we may lose sales to our competitors in these jurisdictions. Any of these events could have a material adverse effect on our business, financial condition and operating results.

We rely on the performance of members of management and highly skilled personnel, and if we are unable to attract, develop, motivate and retain well-qualified employees, our business could be harmed.

We believe our success has depended, and continues to depend, on the members of our senior management teams. The loss of any of our senior management or other key employees could materially harm our business. Our future success also depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees, particularly mid-level managers and merchandising and technology personnel. The market for such positions is competitive. Qualified individuals are in high demand, and we may incur significant costs to attract them. Our inability to recruit and develop mid-level managers could materially adversely affect our ability to execute our business plan, and we may not be able to find adequate replacements. All of our officers and other U.S. employees are at-will employees, meaning that they may terminate their employment relationship with us at any time, and their knowledge of our business and industry would be extremely difficult to replace. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, our business, financial condition and operating results may be materially adversely affected.

We may not be able to adequately protect our intellectual property rights.

We regard our customer lists, domain names, trade dress, trade secrets, proprietary technology and similar intellectual property as critical to our success, and we rely on trade secret protection, agreements and other methods with our employees and others to protect our proprietary rights. We might not be able to obtain broad protection for all of our intellectual property. The protection of our intellectual property rights may require the expenditure of significant financial, managerial and operational resources. We may initiate claims or litigation against others for infringement, misappropriation or violation of our intellectual property rights or proprietary rights or to establish the validity of such rights. Any litigation, whether or not it is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel, which may materially adversely affect our business, financial condition and operating results. Moreover, the steps we take to protect our intellectual property may not adequately protect our rights or prevent third parties from infringing or misappropriating our proprietary rights, and we may not be able to broadly enforce all of our intellectual property rights. Any of our intellectual property rights may be challenged by others or invalidated through administrative process or litigation. Additionally, the process of obtaining intellectual property protections is expensive and time-consuming, and we may not be able to pursue all necessary or desirable actions at a reasonable cost or in a timely manner. Even if issued, there can be no assurance that these protections will adequately safeguard our intellectual property, as the legal standards relating to the validity, enforceability and scope of protection of patent and other intellectual property rights are uncertain. We also cannot be certain that others will not independently develop or otherwise acquire equivalent or superior technology or intellectual property rights. We may also be exposed to claims from third parties claiming infringement of their intellectual property rights, or demanding the release or license of open source software or derivative works that we developed using such software (which could include our proprietary code) or otherwise seeking to enforce the terms of the applicable open source license. These claims could result in litigation and could require us to purchase a costly license, publicly release the affected portions of our source code, be limited in or cease using the implicated software unless and until we can re-engineer such software to avoid infringement or change the use of the implicated open source software.

We may be accused of infringing intellectual property rights of third parties.

The e-commerce industry is characterized by vigorous protection and pursuit of intellectual property rights, which has resulted in protracted and expensive litigation for many companies. We may be subject to claims and litigation by third parties that we infringe their intellectual property rights. The costs of supporting such litigation and disputes are considerable, and there can be no assurances that favorable outcomes will be obtained. As our business expands and the number of competitors in our market increases and overlaps occur, we expect that infringement claims may increase in number and significance. Any claims or proceedings against us, whether meritorious or not, could be time-consuming, result in considerable litigation costs, require significant amounts of management time or result in the diversion of significant operational resources, any of which could materially adversely affect our business, financial condition and operating results.

We have received in the past, and we may receive in the future, communications alleging that certain items posted on or sold through our sites violate third-party copyrights, designs, marks and trade names or other intellectual property rights or other proprietary rights. Brand and content owners and other proprietary rights owners have actively asserted their purported rights against online companies. In addition to litigation from rights owners, we may be subject to regulatory, civil or criminal proceedings and penalties if governmental authorities believe we have aided and abetted in the sale of counterfeit or infringing products.

Such claims, whether or not meritorious, may result in the expenditure of significant financial, managerial and operational resources, injunctions against us or the payment of damages by us. We may need to obtain licenses from third parties who allege that we have violated their rights, but such licenses may not be available on terms acceptable to us, or at all. These risks have been amplified by the increase in third parties whose sole or primary business is to assert such claims.

We are engaged in legal proceedings that could cause us to incur unforeseen expenses and could occupy a significant amount of our management’s time and attention.

From time to time, we are subject to litigation or claims that could negatively affect our business operations and financial position. Litigation disputes could cause us to incur unforeseen expenses, result in site unavailability, service disruptions, and otherwise occupy a significant amount of our management’s time and attention, any of which could negatively affect our business operations and financial position. We also from time to time receive inquiries and subpoenas and other types of information requests from government authorities and we may become subject to related claims and other actions related to our business activities. While the ultimate outcome of investigations, inquiries, information requests and related legal proceedings is difficult to predict, such matters can be expensive, time-consuming and distracting, and adverse resolutions or settlements of those matters may result in, among other things, modification of our business practices, reputational harm or costs and significant payments, any of which could negatively affect our business operations and financial position.

Risks Related to Custom Cabinetry Business

The loss of any of our key customers could have a materially adverse effect on our results of operations.

Historically, a few long term recurring contractor customers have accounted for a majority of our revenues. There can be no assurance that we will maintain or improve the relationships with those customers. Our major customers often change each period based on when a given order is placed. If we cannot maintain long-term relationships with major customers or replace major customers from period to period with equivalent customers, the loss of such sales could have an adverse effect on our business, financial condition and results of operations.

Our business primarily relies on U.S. home improvement, repair and remodel and new home construction activity levels, all of which are impacted by risks associated with fluctuations in the housing market. Downward changes in the general economy, the housing market or other business conditions could adversely affect our results of operations, cash flows and financial condition.

Our business primarily relies on home improvement, repair and remodel and new home construction activity levels in the United States. The housing market is sensitive to changes in economic conditions and other factors, such as the level of employment, access to labor, consumer confidence, consumer income, availability of financing and interest rate levels. Adverse changes in any of these conditions generally, or in any of the markets where we operate, including due to the global pandemic, could decrease demand and could adversely impact our businesses by: causing consumers to delay or decrease homeownership; making consumers more price conscious resulting in a shift in demand to smaller, less expensive homes; making consumers more reluctant to make investments in their existing homes, including large kitchen and bath repair and remodel projects; or making it more difficult to secure loans for major renovations.

For the past few years, the conditions within the home improvement industry have been extremely challenging. Low levels of consumer confidence, high levels of unemployment and downward pressure on home prices have made consumers reluctant to make additional investments in existing homes, such as kitchen and bath remodeling projects. In addition, the increasing number of households with negative equity in their homes and more conservative lending practices, including for home equity loans which are often used to finance repairs and remodeling, are limiting the ability of consumers to finance home improvements. The challenges facing the home improvement industry may lead to a further decrease in demand for our products.

A significant part of our business is also affected by levels of new home construction, as our products are often purchased in connection with the construction of a new home. Like the home improvement industry, over the past few years, the home building industry has undergone a significant downturn, marked by declines in the demand for new homes, an oversupply of new and existing homes on the market and a reduction in the availability of financing for homebuyers. The oversupply of existing homes has been exacerbated by a growing number of home mortgage foreclosures, which is further contributing to downward pressure on home prices. Fewer new home buyers may lead to a decrease in demand for our products.

We believe that housing market conditions will continue to be challenging. We cannot predict the duration or ultimate severity of these challenging conditions. Continued depressed activity levels in consumer spending for home improvement and new home construction will continue to adversely affect our results of operations and our financial position. Furthermore, renewed economic turmoil may cause unanticipated shifts in consumer preferences and purchasing practices and in the business models and strategies of our customers. Such shifts may alter the nature and prices of products demanded by the end consumer and our customers and could adversely affect our operating performance.

Increases in interest rates and the reduced availability of financing for home improvements may cause our sales and profitability to decrease.

In general, demand for home improvement products may be adversely affected by increases in interest rates and the reduced availability of financing. Also, trends in the financial industry which influence the requirements used by lenders to evaluate potential buyers can result in reduced availability of financing. If interest rates or lending requirements increase and consequently, the ability of prospective buyers to finance purchases of home improvement products is adversely affected, our business, financial condition and results of operations may also be adversely impacted and the impact may be material.

Our custom cabinetry business is subject to seasonal and other periodic fluctuations, and affected by factors beyond our control, which may cause our sales and operating results to fluctuate significantly.

Our custom cabinetry business is subject to seasonal fluctuations. We believe that we can more effectively control and balance our direct labor resources and costs during seasonal variations in our custom cabinetry business, depending on the dynamics of the market served. However, extreme winter weather conditions can have an adverse effect on appointments and installations which typically occur during our fourth and first quarters and can also negatively affect our net sales and operating results. In addition, sales and revenues may decline in the fourth quarter due to the holiday season.

Difficulties in recruiting adequate personnel may have a material adverse effect on our ability to meet our growth expectations.

In order to fulfill our growth expectations, we must recruit, hire, train and retain qualified sales and installation personnel. In particular, during the pandemic, we may experience greater difficulty in fulfilling our personnel needs since our employees are not able to work remotely for installations. When new construction and remodeling are on the rise, recruiting of independent contractors to perform our installations becomes more difficult. There can be no assurance that we will have sufficient contractors or employees to fulfill our installation requirements. Our inability to fulfill our personnel needs could have a material adverse effect on our ability to meet our growth expectations.

Increases in the cost of labor, union organizing activity and work stoppages at our facility or the facilities of our suppliers could materially affect our financial performance.

Our business is labor intensive, and, as a result, our financial performance is affected by the availability of qualified personnel and the cost of labor. Currently, none of our employees are represented by labor unions. Strikes or other types of conflicts with personnel could arise or we may become a target for union organizing activity. Some of our direct and indirect suppliers have unionized work forces. Strikes, work stoppages or slowdowns experienced by these suppliers could result in slowdowns or closures of facilities where components of our products are manufactured. Any interruption in the production of our products could reduce sales of our products and increase our costs.

In the event of a catastrophic loss of our key manufacturing facility, our business would be adversely affected.

While we maintain insurance covering our facility, including business interruption insurance, a catastrophic loss of the use of all or a portion of our manufacturing facility due to accident, labor issues, weather conditions, natural disaster or otherwise, whether short or long-term, could have a material adverse effect on us.

We could face potential product liability claims relating to our products which could result in significant costs and liabilities, which would reduce our profitability.

We face an inherent business risk of exposure to product liability claims in the event that the installation and use of any of our products results in personal injury or property damage. We are also exposed to potential liability and product performance warranty risks that are inherent in the design, manufacture and sale of our products. In the event that any of our products prove to be defective, we may be required to recall or redesign such products, which would result in significant unexpected costs. Any insurance we maintain may not be available on terms acceptable to us or such coverage may not be adequate for liabilities actually incurred. Further, any claim could result in adverse publicity against us, which could adversely affect our sales or increase our costs.

If we are unable to compete successfully with our competitors, our financial condition and results of operations may be harmed.

We operate in a highly fragmented and very competitive industry. Our competitors include national and local cabinetry manufacturers. These can be large, consolidated operations which house their manufacturing facilities in large and efficient plants, as well as relatively small, local cabinetmakers. Although we believe that we have superior name and reputation of direct marketing of custom designed cabinetry, we compete with numerous competitors in our primary markets, Boise and the surrounding area (Twin Falls, McCall, and Sun Valley), in which we operate, with reputation, price, workmanship and services being the principal competitive factors. Some of our competitors have achieved substantially more market penetration in certain of the markets in which we operate. Some of our competitors have greater resources available and are less highly leveraged, which may provide them with greater financial flexibility. We also compete against retail chains, including Sears, Costco, Builders Square, Sam’s Warehouse Club and other stores, which offer similar products and services through licensees. We compete, to a lesser extent, with small home improvement contractors and with large “home center” retailers such as Home Depot and Lowes. As a result of the implementation of our business strategy to conduct more remodel, condo/multi-family, and commercial projects in the new construction markets, we anticipate that we will compete to a greater degree with large “home center” retailers. To remain competitive, we will need to invest continuously in manufacturing, customer service and support, marketing and our dealer network. We may have to adjust the prices of some of our products to stay competitive, which would reduce our revenues or harm our financial condition and result of operations. We may not have sufficient resources to continue to make such investments or maintain our competitive position within each of the markets we serve.

We have historically depended on a limited number of third parties to supply key raw materials or finished goods to us. Failure to obtain a sufficient supply of these raw materials or finished goods in a timely fashion and at reasonable costs could significantly delay our production, which would cause us to breach our sales contracts with our customers.

We have historically purchased certain key raw materials and finished goods such as lumber, doors and hardware, from a limited number of suppliers. We purchased raw materials and finished goods on the basis of purchase orders. In the absence of firm and long-term contracts, we may not be able to obtain a sufficient supply of these raw materials and finished goods from our existing suppliers or alternates in a timely fashion or at a reasonable cost. If we fail to secure a sufficient supply of key raw materials and finished goods in a timely fashion, it would result in a significant delay in our production, which may cause us to breach our sales contracts with our customers. Furthermore, failure to obtain sufficient supply of these raw materials and finished goods at a reasonable cost could also harm our revenue and gross profit margins.

Increased prices for raw materials or finished goods used in our products could increase our cost of sales and decrease demand for our products, which could adversely affect our revenue or profitability.

Our profitability is affected by the prices of the raw materials and finished goods used in the manufacturing of our products. These prices may fluctuate based on a number of factors beyond our control, including, among others, changes in supply and demand, general economic conditions, labor costs, competition, import duties, tariffs, currency exchange rates and, in some cases, government regulation. Increased prices could adversely affect our profitability or revenues. We do not have long-term supply contracts for the raw materials and finished goods used in the manufacturing of our products; however, we enter into pricing agreements with certain customers which fix their pricing for specified periods ranging from one to twelve months. Significant increases in the prices of raw materials or finished goods could adversely affect our profit margins, especially if we are not able to recover these costs by increasing the prices we charge our customers for our products.

Interruptions in deliveries of raw materials or finished goods could adversely affect our revenue or profitability.

Our dependency upon regular deliveries from particular suppliers means that interruptions or stoppages in such deliveries could adversely affect our operations until arrangements with alternate suppliers could be made. If any of our suppliers were unable to deliver materials to us for an extended period of time, as the result of financial difficulties, catastrophic events affecting their facilities or other factors beyond our control, or if we were unable to negotiate acceptable terms for the supply of materials with these or alternative suppliers, our business could suffer. We may not be able to find acceptable alternatives, and any such alternatives could result in increased costs for us. Even if acceptable alternatives are found, the process of locating and securing such alternatives might be disruptive to our business. Extended unavailability of a necessary raw material or finished good could cause us to cease manufacturing of one or more products for a period of time.

Environmental requirements applicable to our facilities may impose significant environmental compliance costs and liabilities, which would adversely affect our results of operations.

Our facilities are subject to numerous federal, state and local laws and regulations relating to pollution and the protection of the environment, including those governing emissions to air, discharges to water, storage, treatment and disposal of waste, remediation of contaminated sites and protection of worker health and safety. We believe we are in substantial compliance with all applicable requirements. However, our efforts to comply with environmental requirements do not remove the risk that we may be held liable, or incur fines or penalties, and that the amount of liability, fines or penalties may be material, for, among other things, releases of hazardous substances occurring on or emanating from current or formerly owned or operated properties or any associated offsite disposal location, or for contamination discovered at any of our properties from activities conducted by previous occupants.

Changes in environmental laws and regulations or the discovery of previously unknown contamination or other liabilities relating to our properties and operations could result in significant environmental liabilities. In addition, we might incur significant capital and other costs to comply with increasingly stringent air emission control laws and enforcement policies which would decrease our cash flow.

We may fail to fully realize the anticipated benefits of our growth strategy within the multi-family and commercial properties channels.

Part of our growth strategy depends on expanding our business in the multi-family and commercial properties channels. We may fail to compete successfully against other companies that are already established providers within those channels. Demand for our products within the multi-family and commercial properties channels may not grow, or might even decline. In addition, trends within the industry change often, we may not accurately gauge consumer preferences and successfully develop, manufacture and market our products. Our failure to anticipate, identify or react to changes in these trends could lead to, among other things, rejection of a new product line, reduced demand and price reductions for our products, and could adversely affect our sales. Further, the implementation of our growth strategy may place additional demands on our administrative, operational and financial resources and may divert management’s attention away from our existing business and increase the demands on our financial systems and controls. If our management is unable to effectively manage growth, our business, financial condition or results of operations could be adversely affected. If our growth strategy is not successful then our revenue and earnings may not grow as anticipated or may decline, we may not be profitable, or our reputation and brand may be damaged. In addition, we may change our financial strategy or other components of our overall business strategy if we believe our current strategy is not effective, if our business or markets change, or for other reasons, which may cause fluctuations in our financial results.

Risks Related to Land Management Services Business

Adverse weather conditions, including as a result of future climate change, may adversely affect the availability, quality and price of agricultural commodities and agricultural commodity products, which may impact our business, as well as its operations and operating results.

Adverse weather conditions have historically caused volatility in the agricultural commodity industry by causing crop failures or significantly reduced harvests, which may affect the supply and pricing of agricultural commodities, and result in reduce demand for our products and services and negatively affect the creditworthiness of agricultural producers who do business with us.

Severe adverse weather conditions, such as hurricanes or severe storms, may also result in extensive property damage, extended business interruption, personal injuries and other loss and damage to agricultural producers who do business with us. Our operations also rely on dependable and efficient transportation services. A disruption in transportation services, as a result of weather conditions or otherwise, may also significantly adversely impact our operations.

Additionally, the potential physical impacts of climate change are uncertain and may vary by region. These potential effects could include changes in rainfall patterns, water shortages, changing sea levels, changing storm patterns and intensities, and changing temperature levels that could adversely impact our costs and business operations, the location and costs of global agricultural commodity production and the supply and demand for agricultural commodities. These effects could be material to our results of operations, liquidity or capital resources.

Government policies and regulations, particularly those affecting the agricultural sector and related industries, could adversely affect our operations and profitability.

Agricultural commodity production and trade flows are significantly affected by government policies and regulations. Governmental policies affecting the agricultural industry, such as taxes, tariffs, duties, subsidies, import and export restrictions on agricultural commodities and commodity products and energy policies (including biofuels mandates), can influence industry profitability, the planting of certain crops versus other uses of agricultural resources, the location and size of crop production, whether unprocessed or processed commodity products are traded and the volume and types of imports and exports. In addition, international trade disputes can adversely affect agricultural commodity trade flows by limiting or disrupting trade between countries or regions.

Increases in prices for, among other things, food, fuel and crop inputs, such as fertilizers, have become the subject of significant discussion by governmental bodies and the public throughout the world in recent years. In some countries, this has led to the imposition of policies such as price controls, tariffs and export restrictions on agricultural commodities. Future governmental policies, regulations or actions affecting our industries may adversely affect the supply of, demand for and prices of its products and services, restrict our ability to do business and cause our financial results to suffer.

We depend upon manufacturers who may be unable to provide products of adequate quality or who may be unwilling to continue to supply products to us.

We do not manufacture any products that we sell, and instead purchases products from manufacturers. Since we purchase products from many manufacturers under at-will contracts and contracts which can be terminated without cause upon 90 days’ notice or less, or which expire without express rights of renewal, manufacturers could discontinue sales to us immediately or upon short notice. In lieu of termination, a manufacturer may also change the terms upon which it sells, for example, by raising prices or broadening distribution to third parties. For these and other reasons, we may not be able to acquire desired merchandise in sufficient quantities or on acceptable terms in the future.

Any significant interruption in the supply of products by manufacturers could disrupt our ability to deliver merchandise to our customers in a timely manner, which could have a material adverse effect on our business, financial condition and results of operations.

Manufacturers are subject to certain risks that could adversely impact their ability to provide us with their products on a timely basis, including industrial accidents, environmental events, strikes and other labor disputes, union organizing activity, disruptions in logistics or information systems, loss or impairment of key manufacturing sites, product quality control, safety, and licensing requirements and other regulatory issues, as well as natural disasters and other external factors over which neither they nor we have control. In addition, our operating results depend to some extent on the orderly operation of our receiving and distribution processes, which depend on manufacturers’ adherence to shipping schedules and our effective management of our distribution facilities and capacity.

If a material interruption of supply occurs, or a significant manufacturer ceases to supply us or materially decreases its supply to us, we may not be able to acquire products with similar quality as the products we currently sell or to acquire such products in sufficient quantities to meet our customers’ demands or on favorable terms to our business, any of which could adversely impact our business, financial condition and results of operations.

Competition in our market and the agricultural equipment industry could adversely affect its business.

We sell products and services into a regional market. The principal competitive factors in our regional market includes product performance, innovation and quality, distribution, customer service and price. The competitive environment in our business and the agricultural equipment industry includes global competitors and many regional and local competitors. These competitors have varying numbers of product lines competing with our products and services and each has varying degrees of regional focus. An important part of the competition within the agricultural equipment industry during the past decade has come from a variety of short-line and specialty manufacturers, as well as indigenous regional competitors, with differing manufacturing and marketing methods. Due to industry conditions, including the merger of certain large integrated competitors, we believe the agricultural equipment business continues to undergo change and is becoming more competitive. Our inability to successfully compete with respect to product performance, innovation and quality, distribution, customer service and price could adversely affect its results of operations and financial condition.

Risks Related to Ownership of Our Common Shares

Our common shares are quoted on the OTCQB Market, which may have an unfavorable impact on our share price and liquidity.

Our common shares are quoted on the OTCQB Market operated by OTC Markets Group Inc. The OTCQB Market is a significantly more limited market than the New York Stock Exchange or The Nasdaq Stock Market. The quotation of our shares on the OTCQB Market may result in a less liquid market available for existing and potential shareholders to trade our common shares, could depress the trading price of our common shares and could have a long-term adverse impact on our ability to raise capital in the future.

We cannot predict the extent to which an active public trading market for our common shares will develop or be sustained. If an active public trading market does not develop or cannot be sustained, you may be unable to liquidate your investment in our common shares.

At present, there is minimal public trading in our common shares. We cannot predict the extent to which an active public market for our common shares will develop or be sustained due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our common shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our common shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that an active public trading market for our common shares will develop or be sustained. If such a market cannot be sustained, you may be unable to liquidate your investment in our common shares.

If an active public market develops, the market price, trading volume and marketability of our common shares may, from time to time, be significantly affected by numerous factors beyond our control, which may materially adversely affect the market price of your common shares, the marketability of your common shares and our ability to raise capital through future equity financings.

The market price and trading volume of our common shares may fluctuate significantly. Many factors that are beyond our control may materially adversely affect the market price of your common shares, the marketability of your common shares and our ability to raise capital through equity financings. These factors include the following:

●	price and volume fluctuations in the stock markets generally which create highly variable and unpredictable pricing of equity securities;

●	significant volatility in the market price and trading volume of securities of companies in the sectors in which our businesses operate, which may not be related to the operating performance of these companies and which may not reflect the performance of our businesses;

●	differences between our actual financial and operating results and those expected by investors;

●	fluctuations in quarterly operating results;

●	loss of a major funding source;

●	operating performance of companies comparable to us;

●	changes in regulations or tax law;

●	share transactions by our principal shareholders;

●	recruitment or departure of key personnel; and

●	general economic trends and other external factors including inflation, interest rates, and costs and availability of raw materials, fuel and transportation.

We may use these proceeds in ways with which you may not agree.

We will not receive any proceeds from the sale of the common shares by the selling shareholders. However, we may receive up to $6,580,695 in proceeds payable by selling shareholders upon exercise of a warrants. While we currently intend to use these proceeds for working capital and general corporate purposes, we have considerable discretion in the application of the proceeds. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in a manner agreeable to you. You must rely on our judgment regarding the application of these proceeds. The proceeds may be used for corporate purposes that do not immediately improve our profitability or increase the price of our shares.

The number of shares being registered for sale is significant in relation to our trading volume.

All of the shares registered for sale on behalf of the selling shareholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act. We have filed this registration statement to register these restricted shares for sale into the public market by the selling shareholders. These restricted securities, if sold in the market all at once or at about the same time, could depress the market price during the period the registration statement remains effective and also could affect our ability to raise equity capital. Any outstanding shares not sold by the selling shareholders pursuant to this prospectus will remain as “restricted shares” in the hands of the holders, except for those sales that satisfy the requirements under Rule 144 or another exemption to the registration requirements under the Securities Act.

Future sales of common shares may affect the market price of our common shares.

We cannot predict what effect, if any, future sales of our common shares, or the availability of common shares for future sale, will have on the market price of our common shares. Sales of substantial amounts of our common shares in the public market, or the perception that such sales could occur, could materially adversely affect the market price of our common shares and may make it more difficult for you to sell your common shares at a time and price which you deem appropriate.

Rule 144 sales in the future may have a depressive effect on our share price.

All of the outstanding common shares held by the present officers, directors, and affiliate shareholders are “restricted securities” within the meaning of Rule 144 under the Securities Act. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company’s outstanding common shares. There is no limitation on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months if our company is a current, reporting company under the Exchange Act. A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registration of common shares of present shareholders, may have a depressive effect upon the price of the common shares in any market that may develop.

Our series A senior convertible preferred shares are senior to our common shares as to distributions and in liquidation, which could limit our ability to make distributions to our common shareholders.

Holders of our series A senior convertible preferred shares are entitled to quarterly dividends, payable in cash or in common shares, at a rate per annum of 14.0% of the stated value of $2.00 per share (subject to adjustment). In addition, upon any liquidation of our company or its subsidiaries, each holder of outstanding series A senior convertible preferred shares will be entitled to receive an amount of cash equal to 115% of the stated value of $2.00 per share, plus an amount of cash equal to all accumulated accrued and unpaid dividends thereon (whether or not declared), before any payment shall be made to or set apart for the holders of our common shares. This could limit our ability to make regular distributions to our common shareholders or distributions upon liquidation.

We may issue additional debt and equity securities, which are senior to our common shares as to distributions and in liquidation, which could materially adversely affect the market price of our common shares.

In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financing that is secured by all or up to all of our assets, or issuing debt or equity securities, which could include issuances of commercial paper, medium-term notes, senior notes, subordinated notes or shares. In the event of our liquidation, our lenders and holders of our debt securities would receive a distribution of our available assets before distributions to our shareholders.

Any additional preferred securities, if issued by our company, may have a preference with respect to distributions and upon liquidation, which could further limit our ability to make distributions to our common shareholders. Because our decision to incur debt and issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financing.

Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Thus, you will bear the risk of our future offerings reducing the value of your common shares and diluting your interest in us. In addition, we can change our leverage strategy from time to time without approval of holders of our common shares, which could materially adversely affect the market share price of our common shares.

Our potential future earnings and cash distributions to our shareholders may affect the market price of our common shares.

Generally, the market price of our common shares may be based, in part, on the market’s perception of our growth potential and our current and potential future cash distributions, whether from operations, sales, acquisitions or refinancings, and on the value of our businesses. For that reason, our common shares may trade at prices that are higher or lower than our net asset value per share. Should we retain operating cash flow for investment purposes or working capital reserves instead of distributing the cash flows to our shareholders, the retained funds, while increasing the value of our underlying assets, may materially adversely affect the market price of our common shares. Our failure to meet market expectations with respect to earnings and cash distributions and our failure to make such distributions, for any reason whatsoever, could materially adversely affect the market price of our common shares.

Were our common shares to be considered penny stock, and therefore become subject to the penny stock rules, U.S. broker-dealers may be discouraged from effecting transactions in our common shares.

Our common shares may be subject to the penny stock rules under the Exchange Act. These rules regulate broker-dealer practices for transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00 per share. The penny stock rules require broker-dealers that derive more than 5% of their customer transaction revenues from transactions in penny stocks to deliver a standardized risk disclosure document that provides information about penny stocks, and the nature and level of risks in the penny stock market, to any non-institutional customer to whom the broker-dealer recommends a penny stock transaction. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our shares. These additional penny stock disclosure requirements are burdensome and may reduce all the trading activity in the market for our common shares. As long as our common shares are subject to the penny stock rules, holders of our common shares may find it more difficult to sell their common shares.

Holders of our common shares may not be entitled to a jury trial with respect to claims arising under our operating agreement, which could result in less favorable outcomes to the plaintiffs in any such action.

Our operating agreement governing our common shares provides that, to the fullest extent permitted by law, holders of our common shares waive the right to a jury trial of any claim they may have against us arising out of or relating to our operating agreement, including any claim under the U.S. federal securities laws.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which govern our operating agreement, by a federal or state court in the State of Delaware, which has non-exclusive jurisdiction over matters arising under the operating agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to our operating agreement. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the operating agreement.

If you or any other holders or beneficial owners of our common shares bring a claim against us in connection with matters arising under our operating agreement, including claims under federal securities laws, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us. If a lawsuit is brought against us under our operating agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including results that could be less favorable to the plaintiffs in any such action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the operating agreement with a jury trial. No condition, stipulation or provision of the operating agreement serves as a waiver by any holder or beneficial owner of our common shares or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, in addition to historical information, certain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation: statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; trends affecting our financial condition, results of operations or future prospects; statements regarding our financing plans or growth strategies; statements concerning litigation or other matters; and other similar expressions concerning matters that are not historical facts. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes” and “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith beliefs as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to:

●	our ability to effectively integrate and operate the businesses that we acquire;

●	our ability to successfully identify and acquire additional businesses;

●	our organizational structure, which may limit our ability to meet our dividend and distribution policy;

●	our ability to service and comply with the terms of indebtedness;

●	our cash flow available for distribution and our ability to make distributions to our common shareholders;

●	our ability to pay the management fee, profit allocation and put price to our manager when due;

●	labor disputes, strikes or other employee disputes or grievances;

●	the regulatory environment in which our businesses operate under;

●	trends in the industries in which our businesses operate;

●	the competitive environment in which our businesses operate;

●	changes in general economic or business conditions or economic or demographic trends in the United States including changes in interest rates and inflation;

●	our and our manager’s ability to retain or replace qualified employees of our businesses and our manager;

●	casualties, condemnation or catastrophic failures with respect to any of our business’ facilities;

●	costs and effects of legal and administrative proceedings, settlements, investigations and claims;

●	extraordinary or force majeure events affecting the business or operations of our businesses; and

●	the other factors identified under the heading “Risk Factors” elsewhere in this prospectus.

Potential investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Potential investors should not make an investment decision based solely on our projections, estimates or expectations.

The specific discussions herein about our company include financial projections and future estimates and expectations about our business. The projections, estimates and expectations are presented in this prospectus only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on our management’s own assessment of our business, the industry in which we work and the economy at large and other operational factors, including capital resources and liquidity, financial condition, fulfillment of contracts and opportunities. The actual results may differ significantly from the projections.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common shares by the selling shareholders. We may, however, receive up to $6,580,695 from the exercise of warrants held by selling shareholders.

We have no specific plan for such proceeds except to generate funds for working capital and general corporate purposes, including to fund potential future acquisitions. As of the date of this prospectus, we have not entered into any purchase agreements, understandings or commitments with respect to any acquisitions.

We will have broad discretion in the way that we use these proceeds. See “Risk Factors—Risks Related to Ownership of our Common Shares—We may use these proceeds in ways with which you may not agree.”

The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

DIVIDEND AND DISTRIBUTION POLICY

Holders of our series A senior convertible preferred shares are entitled to dividends at a rate per annum of 14.0% of the stated value of $2.00 per share (subject to adjustment). Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. Dividends shall be payable quarterly in arrears on each dividend payment date in cash or common shares at our discretion. Dividends payable in common shares shall be calculated based on a price equal to eighty percent (80%) of the volume weighted average price for the common shares on our principal trading market during the five (5) trading days immediately prior to the applicable dividend payment date.

We intend to pursue a policy of making regular monthly distributions on our outstanding common shares, subject to our operating subsidiaries generating sufficient cash flow to support such regular cash distributions. Our distribution policy will be based on the liquidity and capital of our businesses and on our intention to pay out as distributions to our shareholders most of the cash resulting from the ordinary operation of the businesses, and not to retain significant cash balances in excess of what is prudent for our company or our businesses, or as may be prudent for the consummation of attractive acquisition opportunities. If our strategy is successful, we expect to maintain and increase the level of monthly distributions to common shareholders in the future.

The declaration and payment of any monthly distribution to our common shareholders will be subject to the approval of our board of directors. Our board of directors will take into account such matters as general business conditions, our financial condition, results of operations, capital requirements and any contractual, legal and regulatory restrictions on the payment of distributions by us to our shareholders or by our subsidiaries to us, and any other factors that the board of directors deems relevant. However, even if our board of directors were to decide to declare and pay distributions, our ability to pay such distributions may be adversely impacted due to unknown liabilities, government regulations, financial covenants of the debt of our company, funds needed for acquisitions and to satisfy short- and long-term working capital needs of our businesses, or if our operating subsidiaries do not generate sufficient earnings and cash flow to support the payment of such distributions. In particular, we may incur debt in the future to acquire new businesses, which debt will have substantial debt commitments, which must be satisfied before we can make distributions. These factors could affect our ability to continue to make monthly distributions to our common shareholders.

We may use cash flow from our operating subsidiaries, capital resources of our company, including borrowings under any third-party credit facilities that we establish, or reduction in equity to pay a distribution. See “Material U.S. Federal Income Tax Considerations” for more information about the tax treatment of distributions to our shareholders.

On October 23, 2020, we completed a distribution of all shares of the common stock of Goedeker that we held to our shareholders. Our common shareholders received 2,660,007 shares, which were distributed on a pro rata basis, and our manager, as the holder of all of our allocation shares, received 664,993 shares, which it then distributed to its members.

MARKET PRICE OF COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our common shares are eligible for quotation on the OTCQB Market under the symbol “EFSH.” The following table sets forth, for the periods indicated, the high and low closing prices of our common shares. These prices reflect inter-dealer prices, without retain mark-up or commission, and may not represent actual transactions.

	Closing Prices
	High	Low
Fiscal Year Ended December 31, 2019
1st Quarter	$2.75	$2.75
2nd Quarter	2.75	2.00
3rd Quarter	2.00	2.00
4th Quarter	2.00	1.50

Fiscal Year Ended December 31, 2020
1st Quarter	2.75	1.01
2nd Quarter	3.40	0.80
3rd Quarter	6.90	1.81
4th Quarter (through October 28, 2020)	5.30	2.40

Number of Holders of our Common Shares

As of October 28, 2020, there were approximately 42 shareholders of record of our common shares. In computing the number of holders of record of our common shares, each broker-dealer and clearing corporation holding shares on behalf of its customers is counted as a single shareholder.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding share options.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis of financial condition and results of operations provides information that management believes is relevant to an assessment and understanding of our plans and financial condition. The following selected financial information is derived from our historical financial statements and the separate financial statements of Goedeker Television and Asien’s and should be read in conjunction with such financial statements and notes thereto set forth elsewhere herein and the “Special Note Regarding Forward-Looking Statements” explanation included herein.

Overview

We are an acquisition holding company focused on acquiring and managing a group of small businesses, which we characterize as those that have an enterprise value of less than $50 million, in a variety of different industries headquartered in North America. To date, we have completed four acquisitions.

In March 2017, our subsidiary 1847 Neese acquired Neese. Headquartered in Grand Junction, Iowa and founded in 1991, Neese is an established business specializing in providing a wide range of land application services and selling equipment and parts, primarily to the agricultural industry, but also to the construction and lawn and garden industries.

In April 2019, our subsidiary Goedeker acquired substantially all of the assets of Goedeker Television. As a result of this transaction, Goedeker acquired the former business of Goedeker Television, which was established in 1951, and continues to operate this business. Headquartered in St. Louis, Missouri, Goedeker is a one-stop e-commerce destination for home furnishings, including appliances, furniture, home goods and related products. On October 23, 2020, we distributed all of the shares of Goedeker that we held to our shareholders. As a result of this distribution, Goedeker is no longer a subsidiary of our company.

In May 2020, our subsidiary 1847 Asien acquired Asien’s. Asien’s has been in business since 1948 serving the North Bay area of Sonoma County, California. It provides a wide variety of appliance services, including sales, delivery/installation, in-home service and repair, extended warranties, and financing. Its main focus is delivering personal sales and exceptional service to its customers at competitive prices.

In September 2020, our subsidiary 1847 Cabinet acquired Kyle’s. Kyle’s is a leading custom cabinetry maker servicing contractors and homeowners since 1976 in Boise, Idaho and the surrounding area. Kyle’s focuses on designing, building, and installing custom cabinetry primarily for custom and semi-custom builders.

Through our structure, we offer investors an opportunity to participate in the ownership and growth of a portfolio of businesses that traditionally have been owned and managed by private equity firms, private individuals or families, financial institutions or large conglomerates. We believe that our management and acquisition strategies will allow us to achieve our goals to begin making and growing regular distributions to our common shareholders and increasing common shareholder value over time.

We seek to acquire controlling interests in small businesses that we believe operate in industries with long-term macroeconomic growth opportunities, and that have positive and stable earnings and cash flows, face minimal threats of technological or competitive obsolescence and have strong management teams largely in place. We believe that private company operators and corporate parents looking to sell their businesses will consider us to be an attractive purchaser of their businesses. We make these businesses our majority-owned subsidiaries and actively manage and grow such businesses. We expect to improve our businesses over the long term through organic growth opportunities, add-on acquisitions and operational improvements.

Recent Developments

Impact of Coronavirus Pandemic

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China. The virus has since spread to over 150 countries and every state in the United States. On March 11, 2020, the World Health Organization declared the outbreak a pandemic, and on March 13, 2020, the United States declared a national emergency. Most states and cities have reacted by instituting quarantines, restrictions on travel, “stay at home” rules and restrictions on the types of businesses that may continue to operate, as well as guidance in response to the pandemic and the need to contain it.

Effective March 18, 2020, the County of Sonoma, California issued a shelter in place order. Pursuant to this order, non-essential businesses were ordered to close. Asien’s was qualified as an essential business and remained open under a modified service plan whereby customers were allowed access to the demonstration floor by appointment only with access limited to one customer party (following published guidelines a customer party was defined as no more than 3 adults and no children). Effective June 6, 2020, Sonoma County modified the retail guidelines for essential businesses and Asien’s store allowed access for retail customer parties without appointment but with limitations on the number of individuals allowed in the store. More recently, on July 13, 2020, the state of California issued new restrictions on business activities in certain counties, including Sonoma County, due to the increase in cases. These new restrictions primarily relate to indoor activities of certain businesses and do not affect retail stores, such as Asien’s; however, if the spread of the virus is not contained, we expect that additional restrictions may be imposed. Furthermore, Asien’s is dependent upon suppliers to provide it with all of the products that its sells. The pandemic has impacted and may continue to impact suppliers and manufacturers of certain of its products. As a result, Asien’s has faced and may continue to face delays or difficulty sourcing certain products, which could negatively affect its business and financial results. Even if Asien’s is able to find alternate sources for such products, they may cost more, which could adversely impact Asien’s profitability and financial condition.

Idaho, where Kyle’s is located, issued a “stay at home” order beginning on March 27, 2020. The order was initially in place until April 15, then undergone several extensions, and was lifted on April 30, 2020. Currently the state of Idaho is under a Department of Health and Welfare Stay Healthy Order. Kyle’s was in an industry designated as Essential Critical Infrastructure Workforce and remained operational during the “stay at home” order; as such, Kyle’s remained, and continues to do so, observant to social-distancing and mask-wearing guidance and all other State, County and City mandates. Therefore, there was minimal disruption to Kyle’s business operations during the Idaho’s “stay at home” period. However, during the “stay at home” period, certain key customers of Kyle’s elected to either temporarily stop building homes or delayed their building process, which adversely affected Kyle’s sales. As a result, Kyle’s generated comparatively lower-than-expected sales. Further, during the “stay at home” period, several of Kyle’s employees had taken time off because of medical experiences, and certain of them did not return to employment. Kyle’s has been hiring and training new employees to replace lost productivity because of the aforementioned loss of employees. Kyle’s did not experience any meaningful business interruption related to any of its key suppliers. Kyle’s endeavors to best observe guidance from the State of Idaho and to provide a safe working environment to its employees. If the pandemic is not sufficiently contained, it may continue to negatively affect Kyle’s ability to generate sales opportunities and to hire productive employees. Therefore, Kyle’s business operations may experience further delays and experience lost sales opportunities, which could further adversely impact Kyle’s profitability and financial condition.

In Iowa, where Neese is located, non-essential businesses in certain counties, include where Neese’s principal office is located, began re-opening on May 1, 2020, but the pandemic has had a negative effect on business activity throughout Iowa. Neese is also dependent upon suppliers to provide it with all of the equipment and parts that it sells, and several have notified it of disruptions to their production and/or supply chain related to the pandemic. Any business disruption or failure of these suppliers to meet delivery requirements and commitments may cause delays in future shipments and potential lost or delayed revenue.

We have taken steps to take care of our employees, including providing the ability for employees to work remotely and implementing strategies to support appropriate social distancing techniques for those employees who are not able to work remotely. We have also taken precautions with regard to employee, facility and office hygiene as well as implementing significant travel restrictions. We are also assessing our business continuity plans for all business units in the context of the pandemic. This is a rapidly evolving situation, and we will continue to monitor and mitigate developments affecting our workforce, our suppliers, our customers, and the public at large to the extent we are able to do so. We have and will continue to carefully review all rules, regulations, and orders and responding accordingly.

If the current pace of the pandemic cannot be slowed and the spread of the virus is not contained, our business operations could be further delayed or interrupted. We expect that government and health authorities may announce new or extend existing restrictions, which could require us to make further adjustments to our operations in order to comply with any such restrictions. We may also experience limitations in employee resources. In addition, our operations could be disrupted if any of our employees were suspected of having the virus, which could require quarantine of some or all such employees or closure of our facilities for disinfection. The duration of any business disruption cannot be reasonably estimated at this time but may materially affect our ability to operate our business and result in additional costs.

The extent to which the pandemic may impact our results will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this report, including new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact, among others. Nevertheless, the pandemic and the current financial, economic and capital markets environment, and future developments in the global supply chain and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.

Loan Agreement with Arvest Bank – Asien’s

On July 10, 2020, Asien’s entered into a promissory note and security agreement with Arvest Bank for a revolving loan of up to $400,000. The loan matures on July 10, 2021 and bears interest at 5.25% per annum, subject to change in accordance with the Variable Rate (as defined in the promissory note and security agreement), the calculation for which is the U.S. Prime Rate plus 2%. Pursuant to the terms of the promissory note and security agreement, Asien’s is required to make monthly payments beginning on August 10, 2020 and until the maturity date, at which time all unpaid principal and interest will be due. The promissory note and security agreement contains customary representations, warranties, affirmative and negative covenants and events of default for a loan of this type. The loan is secured by Asien’s inventory and equipment, accounts and other rights of payments, and general intangibles, as such terms are defined in the Uniform Commercial Code. Asien’s may prepay the loan in full or in part at any time without penalty.

6% Amortizing Promissory Note

On July 29, 2020, 1847 Asien entered into a securities purchase agreement with the seller of Asien’s, Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as trustees of the Wilhelmsen Family Trust, U/D/T Dated May 1, 1992 (which we refer to as the Asien’s Seller), pursuant to which the Asien’s Seller sold to 415,000 of our common shares to 1847 Asien a purchase price of $2.50 per share. As consideration, 1847 Asien issued to the Asien’s Seller a two-year 6% amortizing promissory note in the aggregate principal amount of $1,037,500. One-half (50%) of the outstanding principal amount of the note ($518,750) and all accrued interest thereon, will be amortized on a two-year straight-line basis and is payable quarterly. The second-half (50%) of the outstanding principal amount of the note ($518,750) with all accrued, but unpaid interest thereon, is due on the second anniversary of the note. The note is unsecured and contains customary events of default.

Amendment of Home State Bank Loan

On July 30, 2020, Neese entered into a change in terms agreement with Home State Bank to amend the terms of the term loan described below. Pursuant to the change in terms agreement: (i) the maturity date was extended to July 30, 2022; (ii) the interest rate was changed to 5.50%; (iii) Neese agreed to pay accrued interest in the amount of $95,970.42; (iv) Neese agreed to make payments of $30,000.00 beginning on September 30, 2020 and continuing thereafter on a monthly basis until maturity at which time a final interest payment is due; (v) Neese agreed to make a payment of $260,000.00 on December 30, 2020 and December 30, 2021; (vi) Neese agreed to make two new advances under the note in the amounts $51,068.19 and $517,528.86 to repay in full Neese’s capital lease transactions due to Utica Leaseco LLC described below; (vii) Neese agreed to pay a loan fee of $17,500.00; and (viii) Home State Bank agreed to make a loan advance to checking for $17,500.00.

Closing of Goedeker’s Initial Public Offering

On July 30, 2020, Goedeker entered into the underwriting agreement with ThinkEquity, a division of Fordham Financial Management, Inc., or the Representative, relating to an initial public offering of Goedeker’s common stock (which we refer to as the IPO). Under the underwriting agreement, Goedeker agreed to sell 1,111,200 shares of common stock to the underwriters, and also agreed to grant the underwriters’ a 45-day over-allotment option to purchase an additional 166,577 shares of common stock, at a purchase price per share of $8.325 (the offering price to the public of $9.00 per share minus the underwriters’ discount).

Pursuant to the underwriting agreement, Goedeker also agreed to issue to the Representative and/or its affiliates warrants to purchase a number of shares of common stock equal in the aggregate to 5% of the total shares sold. The warrants will be exercisable at any time and from time to time, in whole or in part, beginning on January 26, 2021 until July 30, 2025, at a per share exercise price equal to $11.25 (125% of the public offering price per share).

On August 4, 2020, Goedeker sold 1,111,200 shares of common stock to the underwriters for total gross proceeds of $10,000,800. After deducting the underwriting commission and expenses, Goedeker received net proceeds of approximately $8,992,029. Goedeker also issued warrants for the purchase of 55,560 shares of common stock to affiliates of the Representative.

A portion of the proceeds of the IPO were used to repay certain debt, as more particularly described below.

Loan Agreement with Arvest Bank – Goedeker

On August 25, 2020, Goedeker entered into a promissory note and security agreement with Arvest Bank for a loan in the principal amount of $3,500,000. The loan matures on August 25, 2025 and bears interest at 3.250% per annum; provided that, upon an event of default, the interest rate shall increase by 6% until paid in full. Pursuant to the terms of the promissory note and security agreement, Goedeker is required to make monthly payments of $63,352.85 beginning on September 25, 2020 and until the maturity date, at which time all unpaid principal and interest will be due. The promissory note and security agreement contains customary representations, warranties, affirmative and negative covenants and events of default for a loan of this type. The loan is secured by all financial assets credited to Goedeker’s securities account held by Arvest Investments, Inc. Goedeker may prepay the loan in full or in part at any time without penalty. The proceeds of the loan were used to repay the 9% subordinated promissory note described below.

Amendment and Exercise of Leonite Warrants

On September 2, 2020, we entered into amendment to the warrant issued to Leonite Capital LLC, or Leonite, on April 5, 2019 for the purchase of 200,000 common shares. Pursuant to the amendment, the parties amended the warrant to allow for the conversion of the warrant into 180,000 common shares in exchange for Leonite’s surrender of the remaining 20,000 common shares underlying this warrant, as well as all 200,000 common shares underlying the second warrant issued to Leonite on May 11, 2020. On September 2, 2020, Leonite exercised the first warrant in accordance with the foregoing amendment and we issued 180,000 common shares to Leonite. As a result of this exercise, both warrants were cancelled.

Inventory Financing Agreement

On September 25, 2020, Asien’s entered into an inventory financing agreement with Wells Fargo Commercial Distribution Finance, LLC, or Wells Fargo, pursuant to which Wells Fargo may extend credit to Asien’s from time to time to enable it to purchase inventory from Wells Fargo-approved vendors. The term of the agreement is one year, and from year to year thereafter, unless sooner terminated by either party upon 30 days written notice to the other party. As of the date of this prospectus, Asien’s has not borrowed any funds under this agreement.

The inventory financing agreement contains customary representations, warranties, affirmative and negative covenants and events of default for a loan of this type. The agreement is secured by all assets of Asien’s and is guaranteed by 1847 Asien and our company.

Kyle’s Acquisition

On August 27, 2020, we and 1847 Cabinet entered into a stock purchase agreement with Kyle’s and Stephen Mallatt, Jr. and Rita Mallatt (which we refer to as the seller), pursuant to which 1847 Cabinet agreed to acquire all of issued and outstanding common stock of Kyle’s.

On September 30, 2020, the parties entered into an addendum to the stock purchase agreement to amend certain terms of the stock purchase agreement. Following entry into the addendum, closing of the acquisition of Kyle’s was completed on the same day.

Pursuant to the terms of the stock purchase agreement, as amended by the addendum, 1847 Cabinet agreed to acquire all of the issued and outstanding common stock of Kyle’s for an aggregate purchase price of $6,650,000, subject to adjustment as described below. The purchase price consists of (i) $4,200,000 in cash, (ii) an 8% contingent subordinated note in the aggregate principal amount of $1,050,000, and (iii) 700,000 common shares of our company, having a mutually agreed upon value of $1,400,000. The shares were issued on October 16, 2020, immediately following the record date for the distribution of our shares of Goedeker.

The cash portion of the purchase price was subject to a target working capital adjustment. If the net working capital reflected on the unaudited balance sheet of Kyle’s delivered to 1847 Cabinet on the closing date (which we refer to as the preliminary working capital) exceeded a target working capital of $154,000, then the purchase price would be increased at the closing by the amount of such difference. Accordingly, as a result of the target working capital adjustment, the cash portion of the purchase price at the closing was $4,356,162.

The purchase price is also subject to a post-closing working capital adjustment provision. On or before the 75th day following the closing, 1847 Cabinet shall deliver to the seller an audited balance sheet of Kyle’s as of the closing date. If the net working capital reflected on such balance sheet (which we refer to as the closing working capital) exceeds the preliminary working capital, then 1847 Cabinet shall, within seven (7) days, pay to the seller an amount in cash that is equal to such excess. If the preliminary working capital exceeds the closing working capital, then the seller shall, within seven (7) days, pay to 1847 Cabinet an amount in cash that is equal to such excess, provided, however, that the seller may, at its option, in lieu of paying such excess in cash, deliver and transfer to 1847 Cabinet a number of common shares that is equal to such excess divided by $2.00.

Vesting Promissory Note

As noted above, a portion of the purchase price under the stock purchase agreement was paid by the issuance of a vesting promissory note by 1847 Cabinet to the seller in the principal amount of $1,050,000, which increased to a principal amount of up to $1,260,000 pursuant to the vested percentage calculation described below. Payment of the principal and accrued interest on the note is subject to vesting as described below. The note bears interest on the vested portion of principal amount at the rate of eight percent (8%) per annum. To the extent vested, the vested portion of the principal and all accrued but unpaid interest on such vested portion of the principal shall be paid in one lump sum on the last day of the thirty-sixth (36th) month following the date of the note.

The vested principal of the note due at the maturity date shall be calculated each year based on the average annual consolidated EBITDA (as defined in the note) of 1847 Cabinet for each of the years ended December 31, 2020, 2021 and 2022. The EBITDA for each year shall be divided by $1.4 million multiplied by 100 to obtain the vested percentage. The vested principal for each year shall be equal to the vested percentage for that year multiplied by $350,000. To the extent that the vested percentage for the subject year is less than 80%, no portion of the note for that year shall vest. To the extent that the vested percentage for the subject year is equal to or greater than 120%, the vested principal shall be equal to $420,000 for that year and no more.

1847 Cabinet will have the right to redeem all but no less than all of the note at any time prior to the maturity date. If 1847 Cabinet elects to redeem the note, the redemption price will be payable in cash and is equal to the then outstanding vested portion of the principal plus any remaining unvested principal amount plus accrued but unpaid interest thereon (calculated over 36 months). For purposes of this redemption calculation, the “unvested principal amount” shall be $350,000 per year.

The note contains customary events of default. The right of the seller to receive payments under the note is subordinated to all indebtedness of 1847 Cabinet, whether outstanding as of the closing date or thereafter created, to banks, insurance companies and other financial institutions or funds, and federal or state taxation authorities.

Intercompany Secured Promissory Note

In connection with the acquisition of Kyle’s, we provided 1847 Cabinet with the funds necessary to pay the cash portion of the purchase price and cover acquisition expenses. In connection therewith, on September 30, 2020, 1847 Cabinet issued a secured promissory note to our company in the principal amount of $4,525,000.

The note bears interest at the rate of 16% per annum. The interest is cumulative and any unpaid accrued interest will compound on each anniversary date of the note. Interest is due and payable in arrears on January 15, April 15, July 15 and October 15 commencing January 15, 2021. In the event payment of principal or interest due under the note is not made when due, giving effect to any grace period which may be applicable, or in the event of any other default (as defined in the note), the outstanding principal balance shall from the date of default immediately bear interest at the rate of 5% above the then applicable interest rate for so long as such default continues.

We may demand payment in full of the note at any time, even if 1847 Cabinet has complied with all of the terms of the note; and the note shall be due in full, without demand, upon a third party sale of all or substantially all the assets and business of 1847 Cabinet or a third party sale or other disposition of any capital stock of 1847 Cabinet. 1847 Cabinet may prepay the note at any time without penalty.

The note contains customary events of default, is guaranteed by Kyle’s and is secured by all of the assets of 1847 Cabinet and Kyle’s.

Unit Offering

In connection with the acquisition of Kyle’s and to, in part, fund the secured promissory note, on September 30, 2020, we entered into several securities purchase agreements with certain purchasers, pursuant to which we sold units to the purchasers, at a price of $1.90 per unit, each unit consists of one (1) series A senior convertible preferred share and a three-year warrant to purchase one (1) common share at an exercise price of $2.50 per common share (subject to adjustment), which may be exercised on a cashless basis under certain circumstances. On September 30, 2020, we completed an initial closing pursuant to which we sold an aggregate of 2,189,835 units for an aggregate purchase price of $4,160,684. On October 26, 2020, we completed a final closing pursuant to which we sold an aggregate of 442,443 units for an aggregate purchase price of $840,640. See “Description of Securities” for more information about the terms of the series A senior convertible preferred shares and warrants.

Pursuant to the securities purchase agreements, we are required file a registration statement covering the resale of all shares issuable upon conversion of the series A senior convertible preferred shares and exercise of the warrants with thirty (days) after the closing and use our commercially reasonable efforts to have the registration statement declared effective by the SEC as soon as practicable, but in no event later than (i) ninety (90) days after the closing in the event that the SEC does not review the registration statement, or (ii) one hundred fifty (150) days after the closing in the event that the SEC reviews the registration statement (but in any event, no later than two (2) business days from the SEC indicating that it has no further comments on the registration statement).

Leonite and one other lead purchaser received participation rights that permit them, for a period of 12 months after the closing, to participate in an offering of securities by us or any of our subsidiaries in an amount up to the aggregate amount that such purchasers invested with customary exclusions. In addition, the securities purchase agreements provided several other covenants in favor of the purchasers and/or Leonite, including information rights, observer rights, certain restrictive covenants, most favored nations provisions and other covenants customary for similar transactions. The securities purchase agreements also contain customary representations, warranties, closing conditions and indemnities.

Issuance of 1847 Cabinet Shares to Leonite

In connection with the unit offering described above, we also agreed to issue 81 shares of common stock of 1847 Cabinet to Leonite, which constitutes 7.5% of the issued and outstanding capital stock of 1847 Cabinet on a post-issuance and fully-diluted basis, in consideration for Leonite’s investment and for its agreement to act as lead purchaser for the unit offering. Leonite also received certain anti-dilution protection relating to its ownership in 1847 Cabinet.

Management Fees

On April 15, 2013, we entered into a management services agreement with our manager, pursuant to which we are required to pay our manager a quarterly management fee equal to 0.5% of our adjusted net assets for services performed (which we refer to as the parent management fee). The amount of the parent management fee with respect to any fiscal quarter is (i) reduced by the aggregate amount of any management fees received by our manager under any offsetting management services agreements with respect to such fiscal quarter, (ii) reduced (or increased) by the amount of any over-paid (or under-paid) parent management fees received by (or owed to) our manager as of the end of such fiscal quarter, and (iii) increased by the amount of any outstanding accrued and unpaid parent management fees. We expensed $0 in parent management fees for the six months ended June 30, 2020 and 2019 and years ended December 31, 2019 and 2018.

1847 Neese entered into an offsetting management services agreement with our manager on March 3, 2017, Goedeker entered into an offsetting management services agreement with our manager on April 5, 2019, 1847 Asien entered into an offsetting management services agreement with our manager on May 28, 2020 and 1847 Cabinet entered into an offsetting management services agreement with our manager on August 21, 2020. Pursuant to the offsetting management services agreements, 1847 Neese appointed our manager to provide certain services to it for a quarterly management fee equal to $62,500, Goedeker appointed our manager to provide certain services to it for a quarterly management fee equal to $62,500, 1847 Asien appointed our manager to provide certain services to it for a quarterly management fee equal to the greater of $75,000 or 2% of adjusted net assets (as defined in the management services agreement) and 1847 Cabinet appointed our manager to provide certain services to it for a quarterly management fee equal to the greater of $75,000 or 2% of adjusted net assets (as defined in the management services agreement); provided, however, in each case that (i) pro rated payments shall be made in the first quarter and the last quarter of the term, (ii) if the aggregate amount of management fees paid or to be paid by 1847 Neese, Goedeker, 1847 Asien or 1847 Cabinet, together with all other management fees paid or to be paid by all other subsidiaries of our company to our manager, in each case, with respect to any fiscal year exceeds, or is expected to exceed, 9.5% of our gross income with respect to such fiscal year, then the management fee to be paid by 1847 Neese, Goedeker, 1847 Asien or 1847 Cabinet for any remaining fiscal quarters in such fiscal year shall be reduced, on a pro rata basis determined by reference to the management fees to be paid to our manager by all of our subsidiaries, until the aggregate amount of the management fee paid or to be paid by 1847 Neese, Goedeker, 1847 Asien or 1847 Cabinet, together with all other management fees paid or to be paid by all other subsidiaries to our manager, in each case, with respect to such fiscal year, does not exceed 9.5% of our gross income with respect to such fiscal year, and (iii) if the aggregate amount the management fee paid or to be paid by 1847 Neese, Goedeker, 1847 Asien or 1847 Cabinet, together with all other management fees paid or to be paid by all other subsidiaries to our manager, in each case, with respect to any fiscal quarter exceeds, or is expected to exceed, the parent management fee with respect to such fiscal quarter, then the management fee to be paid by 1847 Neese, Goedeker, 1847 Asien or 1847 Cabinet for such fiscal quarter shall be reduced, on a pro rata basis, until the aggregate amount of the management fee paid or to be paid by 1847 Neese, Goedeker, 1847 Asien or 1847 Cabinet, together with all other management fees paid or to be paid by all other subsidiaries of to our manager, in each case, with respect to such fiscal quarter, does not exceed the parent management fee calculated and payable with respect to such fiscal quarter.

Each of 1847 Neese, Goedeker, 1847 Asien or 1847 Cabinet shall also reimburse our manager for all of its costs and expenses which are specifically approved by its board of directors, including all out-of-pocket costs and expenses, which are actually incurred by our manager or its affiliates on behalf of 1847 Neese, Goedeker, 1847 Asien or 1847 Cabinet in connection with performing services under the offsetting management services agreements.

1847 Neese expensed $125,000 in management fees for the six months ended June 30, 2020 and 2019, and $250,000 for the years ended December 31, 2019 and 2018. Under terms of the term loan from Home State Bank described below, no fees may be paid to our manager without permission of the bank, which our manager does not expect to be granted within the forthcoming year. Accordingly, $575,808 due from 1847 Neese to our manager is classified as a long-term accrued liability as of June 30, 2020.

Goedeker expensed $125,000 and $58,790 in management fees for the six months ended June 30, 2020 and 2019, respectively, and $183,790 for the year ended December 31, 2019. Payment of the management fee was subordinated to the payment of interest on the 9% subordinated promissory note described below, such that no payment of the management fee could be made if Goedeker was in default under the note with regard to interest payments and, for the avoidance of doubt, such payment of the management fee was contingent on Goedeker being in good standing on all associated loan covenants. In addition, during the period that that any amounts are owed under the 9% subordinated promissory note or the earn out payments, the annual management fee shall be capped at $250,000. The rights of our manager to receive payments under the offsetting management services agreement with Goedeker were also subordinate to the rights of Burnley Capital LLC, or Burnley, and Small Business Community Capital II, L.P., or SBCC, under separate subordination agreements that our manager entered into with them on April 5, 2019. Accordingly, $188,653 due from Goedeker to our manager is classified as an accrued liability as of June 30, 2020.

1847 Asien expensed $28,022 in management fees for the six months ended June 30, 2020.

On a consolidated basis, we expensed total management fees of $278,022 and $183,790 for the six months ended June 30, 2020 and 2019, respectively, and $216,675 due to our is classified as an accrued liability and $575,808 as non-current accrued liability as of June 30, 2020.

Segments

As of June 30, 2020, we had two reportable segments: the retail and appliances segment and the land management services segment. Additionally, unallocated shared-service costs, which include various corporate level expenses and other governance functions, are presented as corporate services.

The retail and appliances segment is comprised of the business operated by Asien’s and, prior to our distribution of all of our shares of Goedeker on October 23, 2020, the business operated by Goedeker. Goedeker, based in St. Louis, Missouri, operates a retail store and is an e-commerce destination for home furnishings, including appliances, furniture, home goods and related products. Asien’s, based in Santa Rosa, California, provides a wide variety of appliance services including sales, delivery, installation, service and repair, extended warranties, and financing.

The land management services segment, operated by Neese, is comprised of professional services for waste disposal and a variety of agricultural services, wholesaling of agricultural equipment and parts, local trucking services, various shop services, and sales of other products and services.

Consolidated Results of Operations of 1847 Holdings

Comparison of Six Months Ended June 30, 2020 and 2019

The following table sets forth key components of our results of operations during the six months ended June 30, 2020 and 2019, both in dollars and as a percentage of our revenue.

	June 30, 2020		June 30, 2019
	Amount	% of Revenues	Amount	% of Revenues
Revenues
Services	$1,213,026	4.3%	$1,551,724	11.9%
Sales of parts and equipment	605,047	2.2%	852,810	6.5%
Furniture and appliances	26,148,192	93.5%	10,616,050	81.5%
Total revenues	27,966,265	100.0%	13,020,584	100.0%
Operating expenses
Cost of sales	22,249,110	79.6%	9,545,726	73.3%
Personnel costs	3,290,884	11.8%	1,896,233	14.6%
Depreciation and amortization	811,145	2.9%	688,086	5.3%
Fuel	186,199	0.7%	360,265	2.8%
General and administrative	4,963,682	17.7%	2,086,670	16.0%
Total operating expenses	31,501,020	112.7%	14,576,980	112.0%
Net loss from operations	(3,534,755)	(12.6)%	(1,556,396)	(12.0)%
Other income (expense)
Financing costs	(313,960)	(1.1)%	(175,506)	(1.3)%
Loss on extinguishment of debt	(948,856)	(3.4)%	-	0.0%
Interest expense	(683,939)	(2.4)%	(450,860)	(3.5)%
Loss on acquisition receivable	(809,000)	(2.9)%	-	0.0%
Change in warrant liability	(2,127,656)	(7.6)%	2,600	0.0%
Other income (expense)	6,325	0.0%	5,089	0.0%
Gain (loss) on sale of property and equipment	37,767	0.1%	24,224	0.2%
Total other income (expense)	(4,839,319)	(17.3)%	(594,453)	(4.6)%
Net loss before income taxes	(8,374,074)	(29.9)%	(2,150,849)	(16.5)%
Income tax benefit	1,451,753	5.2%	259,850	2.0%
Net loss before non-controlling interests	(6,922,321)	(24.8)%	(1,890,999)	(14.5)%
Less net loss attributable to non-controlling interests	(2,007,322)	(7.2)%	(697,469)	(5.2)%
Net loss attributable to company shareholders	$(4,914,999)	(17.6)%	$(1,193,530)	(9.2)%

Total revenues. Our total revenues were $27,966,265 for the six months ended June 30, 2020, including $1,185,980 from Asien’s for the period from May 29, 2020 to June 30, 2020, as compared to $13,020,584 for the six months ended June 30, 2019.

The retail and appliances segment generates revenue through the sales of home furnishings, including appliances, furniture, home goods and related products. Revenues from the retail and appliances segment was $26,148,192, including $1,185,980 from Asien’s for the period from May 29, 2020 to June 30, 2020, for the six months ended June 30, 2020, as compared $10,616,050 for the period from April 6, 2019 to June 30, 2019.

The following table summarizes our revenues by sales type:

	Six Months Ended June 30, 2020	Period from April 6, 2019 to June 30, 2019
Appliance sales	$21,316,809	$8,759,916
Furniture sales	4,326,378	1,702,284
Other sales	505,005	153,850
Total revenues	$26,148,192	$10,616,050

The land management services segment generates revenue through the provision of waste disposal and a variety of land application services, wholesaling of agricultural equipment and parts, local trucking services, various shop services, and sales of other products and services. Revenues from the land management segment decreased by $586,461, or 24.4%, to $1,818,073 for the six months ended June 30, 2020 from $2,404,534 for six three months ended June 30, 2019. Such decrease resulted from a $338,698 decrease in services revenue and by a $247,763 decrease in sales of parts and equipment. The decrease in services revenue was primarily due to a $364,344 decline in trucking revenue primarily attributable to COVID related reduced demand for trucking services compared to 2019. The following table summarizes our revenues by type for the six months ended June 30, 2020 and 2019:

	Six Months Ended June 30,
	2020	2019
Services
Trucking	$519,497	$883,841
Waste hauling	439,049	376,357
Repairs	106,293	137,607
Other	148,187	153,919
Total services	1,213,026	1,551,724
Sales of parts and equipment	605,047	852,810
Total revenues	$1,818,073	$2,404,534

Cost of sales. Our total cost of sales was $22,249,110 for the six months ended June 30, 2020, including $923,892 from Asien’s for the period from May 29, 2020 to June 30, 2020, as compared to $9,545,726 for the six months ended June 30, 2019.

Cost of sales for the retail and appliances segment consists of the cost of purchased merchandise plus the cost of delivering merchandise and, where applicable, installation, net of promotional rebates and other incentives received from vendors. Cost of sales for the retail and appliances segment was $21,720,220, including $923,892 from Asien’s for the period from May 29, 2020 to June 30, 2020, for the six months ended June 30, 2020, as compared to $8,772,572 for the period from April 6, 2019 to June 30, 2019. As a percentage of retail and appliances revenues, cost of sales was 83% for the six months ended June 30, 2020.

Cost of sales for the land management services segment consists of the direct costs of our equipment and parts. Cost of sales for the land management segment decreased by $244,265, or 31.6%, to $528,889 for the six months ended June 30, 2020 from $773,154 for the six months ended June 30, 2019. As a percentage of land management services revenue, cost of sales was 87.4% and 90.7% for the six months ended June 30, 2020 and 2019, respectively. Such decrease was due to the sale of a $205,628 tractor at cost to another dealer in the six months ended June 30, 2019.

Personnel costs. Personnel costs include employee salaries and bonuses plus related payroll taxes. It also includes health insurance premiums, 401(k) contributions, and training costs. Our total personnel costs were $3,290,884 for the six months ended June 30, 2020, including $81,284 from Asien’s for the period from May 29, 2020 to June 30, 2020, as compared to $1,896,233 for the six months ended June 30, 2019.

Personnel costs for the retail and appliances segment was $2,432,879 for the six months ended June 30, 2020, including $81,284 from Asien’s for the period from May 29, 2020 to June 30, 2020, as compared to $893,008 for the period from April 6, 2019 to June 30, 2019.

Personnel costs for the land management services segment decreased by $145,221, or 14.5%, to $858,005 for the six months ended June 30, 2020 from $1,003,226 for the six months ended June 30, 2019. Such decrease was due to reduction of staff attributable to COVID related reduced demand for trucking services.

Fuel costs. Fuel costs, which are attributable to our land management services segment, include fuel for our on-road trucking and off-road manure spreading services. Our fuel costs decreased by $174,066, or 48.3%, to $186,199 for the six months ended June 30, 2020 from $360,265 for the six months ended June 30, 2019. The decrease in fuel costs is the result of a decline in market prices for fuel purchases and the decline in trucking services provided.

General and administrative expenses. Our general and administrative expenses consist primarily of professional advisor fees, stock-based compensation, bad debts reserve, rent expense, advertising, bank fees, and other expenses incurred in connection with general operations. Our total general and administrative were $4,963,682 for the six months ended June 30, 2020, including $350,459 from Asien’s for the period from May 29, 2020 to June 30, 2020, as compared to $2,086,670 for the six months ended June 30, 2019.

General and administrative expenses for the retail and appliances segment was $3,811,052 for the six months ended June 30, 2020, including $350,459 from Asien’s for the period from May 29, 2020 to June 30, 2020, as compared to $1,289,833 for the period from April 6, 2019 to June 30, 2019. As a percentage of retail and appliances revenue, general and administrative expenses for the retail and appliances segment amounted to 14.6% for the six months ended June 30, 2020.

General and administrative expenses for the land management services segment decreased by $85,983, or 12.0%, to $630,978 for the six months ended June 30, 2020 from $716,961 for the six months ended June 30, 2019. The decrease primarily resulted from a decrease in maintenance and repairs of $55,199 and insurance of $34,233. As a percentage of land management services revenue, general and administrative expenses for the land management services segment amounted to 34.7% and 32.1% for the six months ended June 30, 2020 and 2019, respectively.

General and administrative expenses for our holding company increased by $441,779, or 553.1%, to $521,653 for the six months ended June 30, 2020, from $79,877 for the six months ended June 30, 2019. The increase was due to an increase in professional fees compared to the prior year and issuance of stock-based compensation in the current year of $436,386.

Total other income (expense). We had $4,839,319 in total other expense, net, for the six months ended June 30, 2020, as compared to other expense, net, of $594,453 for the six months ended June 30, 2019. Other expense in the six months ended June 30, 2020 consisted primarily of interest expense of $683,939, amortization of financing costs of $313,960, loss on debt modification and extinguishment of $948,856, loss on acquisition working capital receivable of $809,000, and a change in the warrant liability of Goedeker’s warrants of $2,127,656, offset by gain on sale of property and equipment of $37,767 and other income of $6,325, while total other expense, net, for the six months ended June 30, 2019 consisted of financing costs of $175,506 and interest expense, net, of $450,860, offset by gain on sale of property and equipment of $24,224 and a change in warrant liability and other income of $7,689.

Net loss attributable to company shareholders. As a result of the cumulative effect of the factors described above, our net loss attributable to our shareholders increased by $3,721,469, or 311.8%, to $4,914,999 for the six months ended June 30, 2020 from $1,193,530 for the six months ended June 30, 2019.

Comparison of Years Ended December 31, 2019 and 2018

The following table sets forth key components of our results of operations during the years ended December 31, 2019 and 2018, both in dollars and as a percentage of our revenue.

	December 31, 2019		December 31, 2018
	Amount	% of Revenues	Amount	% of Revenues
Revenue
Services	$4,201,414	10.2%	$4,631,507	63.2%
Sales of parts and equipment	2,178,611	5.3%	2,702,340	36.8%
Furniture and appliances	34,668,113	84.5%	-	-%
Total revenue	41,048,138	100.0%	7,333,847	100.0%
Operating expenses
Cost of sales	30,426,194	74.1%	2,370,757	32.3%
Personnel costs	5,137,946	12.5%	2,269,059	30.9%
Depreciation and amortization	1,623,908	4.0%	1,441,898	19.7%
Fuel	718,495	1.8%	874,187	11.9%
General and administrative	6,177,588	15.0%	1,896,541	25.9%
Total operating expenses	44,084,131	107.4%	8,852,442	120.7%
Net loss from operations	(3,035,993)	(7.4)%	(1,518,595)	(20.7)%
Other income (expense)
Financing costs and loss on early extinguishment of debt	(552,561)	(1.3%	(536,491)	(7.3)%
Gain on write-down of contingency	32,246	-	395,634	5.4%
Interest expense	(1,206,991)	(2.9)%	(562,629)	(7.7)%
Change in warrant liability	106,900	0.3%	-	-
Other income (expense)	15,010	-	(129,400)	(1.76)%
Gain (loss) on sale of property and equipment	57,603	0.1%	28,408	0.4)%
Total other income (expense)	(1,547,793)	(3.8)%	(804,478)	(11.0)%
Net loss before income taxes	(4,583,786)	(11.2)%	(2,323,073)	(31.7)%
Income tax expense (benefit)	(1,202,363)	(2.9)%	(781,200)	(10.7)%
Net loss before non-controlling interests	(3,381,423)	(8.2)%	(1,541,873)	(21.0)%
Less net loss attributable to non-controlling interests	(1,134,464)	(2.7)%	(546,513)	(7.5)%
Net loss attributable to company shareholders	$(2,246,959)	(5.5)%	$(995,360)	(13.5)%

Total revenue. Our total revenue was $41,048,138 for the year ended December 31, 2019, including $34,668,113 from our new retail and appliances segment from the date of acquisition on April 5, 2019 to December 31, 2019, as compared to $7,333,847 for the year ended December 31, 2018.

Revenue from the land management segment decreased by $953,822, or 13.0%, to $6,380,025 for the year ended December 31, 2019 from $7,333,847 for the year ended December 31, 2018. Such decrease resulted from a $523,729 decrease in sales of parts and equipment and by a $430,093 decrease in services revenue. The decline in service revenue was attributable to a decline in trucking revenue, which was partially offset by an increase in bin cleaning revenue. Trucking revenue declined from a reduction in business from a few large customers.

Cost of sales. Our total cost of sales was $30,426,194 for the year ended December 31, 2019, including $28,596,127 from our new retail and appliances segment from the date of acquisition on April 5, 2019 to December 31, 2019, as compared to $2,370,757 for the year ended December 31, 2018.

Cost of sales for the land management services segment decreased by $540,690, or 22.8%, to $1,830,067 for the year ended December 31, 2019 from $2,370,757 for the year ended December 31, 2018. The decrease in cost of sales results from the decreased sales noted above, offset by an increase in gross margin. The increase in gross profit is the result of a slight increase in gross profit on equipment sales and a significant increase in gross profit on parts sales, although on a smaller amount of sales. Gross profit varies among the different products that we sell resulting in differences in gross profit percentages from period to period.

Personnel costs. Our total personnel costs were $5,137,946 for the year ended December 31, 2019, including $2,909,752 from our new retail and appliances segment from the date of acquisition on April 5, 2019 to December 31, 2019, as compared to $2,269,059 for the year ended December 31, 2018.

Personnel costs for the land management services segment decreased by $40,865, or 1.8%, to $2,228,194 for the year ended December 31, 2019 from $2,269,059 for the year ended December 31, 2018.

Fuel costs. Our fuel costs decreased by $155,692 or 17.8%, to $718,495 for the year ended December 31, 2019 from $874,187 for the year ended December 31, 2018. The decrease in fuel is the result of a slight decline in market prices for fuel and the timing of fuel purchases, as well as the decline in trucking revenue and a slight decline in hauling revenue.

General and administrative expenses. Our total general and administrative expenses increased by $4,281,047, or 225.7%, to $6,177,588 for the year ended December 31, 2019, including $4,618,112 from our new retail and appliances segment from the date of acquisition on April 5, 2019 to December 31, 2019, from $1,896,541 for the year ended December 31, 2018. As a percentage of revenue, general and administrative expenses were 15.0% and 25.9% for the years ended December 31, 2019 and 2018, respectively.

General and administrative expenses for the land management services segment decreased by $168,983, or 10.7%, to $1,407,708 for the year ended December 31, 2019 from $1,576,691 for the year ended December 31, 2018. The primary changes were a decrease in professional fees of $156,057, an increase in repair and maintenance of $151,194 and a decrease in other general and administrative expenses of $161,916. The other general and administrative expenses were primarily impacted by adjustments to inventory obsolescence decrease of $48,000, a reduction of bad debt of $15,000, a decrease of shop supplies $41,000 and a decrease of general insurance of $15,000. As a percentage of revenue for the land management services segment, general and administrative expenses amounted to 22.1% and 21.5% for the years ended December 31, 2019 and 2018, respectively.

General and administrative expenses for our holding company decreased by $158,409, or 49.5%, to $161,441 for the year ended December 31, 2019, from $319,850 for the year ended December 31, 2018. The decrease was due to a decrease in professional fees compared to the prior year.

Total other income (expense). We had $1,547,793 in total other expense, net, for the year ended December 31, 2019, as compared to total other expense, net, of $804,478 for the year ended December 31, 2018. Total other expense, net, in the year ended December 31, 2019 consisted of financing costs of $552,561 and interest expense of $1,206,991, offset by a change in warrant liability of $106,900, write-off of contingent consideration of $32,246, other income of $15,010 and a gain on sale of fixed assets of $57,603, while other expense in the year ended December 31, 2018 consisted of financing costs of $536,491, primarily related to debt restructuring, interest expense of $562,629, and loss on asset write-down of $129,400, offset by $395,634 upon the write-off of the contingent consideration in the vesting note payable to $0 and gain on sale of fixed assets of $28,408.

Net loss attributable to company shareholders. As a result of the cumulative effect of the factors described above, our net loss attributable to our shareholders increased by $1,251,599, or 125.7%, to $2,246,959 for the year ended December 31, 2019 from $995,360 for the year ended December 31, 2018.

Liquidity and Capital Resources

As of June 30, 2020, we had cash and cash equivalents of $4,515,991. To date, we have financed our operations primarily through cash proceeds from financing activities, borrowings and equity contributions by our shareholders.

Although we do not believe that we will require additional cash to continue our operations over the next twelve months (i.e., we do not believe that there is a going concern issue), we do believe additional funds are required to execute our business plan and our strategy of acquiring additional businesses. The funds required to execute our business plan will depend on the size, capital structure and purchase price consideration that the seller of a target business deems acceptable in a given transaction. The amount of funds needed to execute our business plan also depends on what portion of the purchase price of a target business the seller of that business is willing to take in the form of seller notes or our equity or in one of our subsidiaries. Given these factors, we believe that the amount of outside additional capital necessary to execute our business plan on the low end (assuming target company sellers accept a significant portion of the purchase price in the form of seller notes or our equity or in one of our subsidiaries) ranges between $100,000 to $250,000. If, and to the extent, that sellers are unwilling to accept a significant portion of the purchase price in seller notes and equity, then the cash required to execute our business plan could be as much as $5,000,000. We will seek growth as funds become available from cash flow, borrowings, additional capital raised privately or publicly, or seller retained financing.

Our primary use of funds will be for future acquisitions, public company expenses including regular distributions to our shareholders, investments in future acquisitions, payments to our manager pursuant to the management services agreement, potential payment of profit allocation to our manager and potential put price to our manager in respect of the allocation shares it owns. The management fee, expenses, potential profit allocation and potential put price are paid before distributions to shareholders and may be significant and exceed the funds held by our company, which may require our company to dispose of assets or incur debt to fund such expenditures. See “Our Manager” for more information concerning the management fee, the profit allocation and put price.

At June 30, 2020, Goedeker did not meet certain loan covenants under the loan and security agreements with Burnley and SBCC. The agreements require compliance with the following ratios as a percentage of earnings before interest, taxes, depreciation, and amortization for the twelve-month period ended June 30, 2020. The table below shows the required ratio and actual ratio for such period.

Covenant	Actual Ratio	Required Ratio
Total debt ratio	(2.9)x	4.0x
Senior debt ratio	(0.7)x	1.5x
Interest coverage ratio	(1.2)x	1.0x

In addition, Goedeker was not in compliance with a requirement with respect to the liquidity ratio, which is the ratio of cash and available borrowings to customer deposits. At June 30, 2020, the actual ratio was 0.36x compared to a requirement of 0.35x.

Accordingly, at June 30, 2020, Goedeker was in default on these loan and security agreements (though it remained current in its payments) and we have classified such debt as a current liability. Upon closing of the IPO on August 4, 2020, Goedeker repaid the loans from Burnley and SBCC in full.

There are no cross-default provisions that would require any other long-term liabilities to be classified as current. Although we have defaulted under the 9% subordinated promissory note described below as the result of our failure to make payments thereunder from and after August 27, 2019, the date that Burnley notified us that we are in technical default under its loan and security agreement, Burnley’s notice also stated that pursuant to the subordination agreement, dated April 5, 2019, between Burnley and Goedeker Television, no payment can be made under the note so long as our default relating to Burnley’s loan continues. Therefore, notwithstanding the default, Goedeker Television has no right to accelerate the note because, in addition to the subordination agreement which otherwise would have permitted acceleration, the note itself also has specific subordination provisions that prohibit such acceleration. Since Goedeker Television does not currently have the right to accelerate the note, we have classified all amounts other than the currently due portion of the note as long-term liabilities.

The amount of management fee paid to our manager by our company is reduced by the aggregate amount of any offsetting management fees, if any, received by our manager from any of our businesses. As a result, the management fee paid to our manager may fluctuate from quarter to quarter. The amount of management fee paid to our manager may represent a significant cash obligation. In this respect, the payment of the management fee will reduce the amount of cash available for distribution to shareholders. See “Our Manager—Our Manager as a Service Provider—Management Fee” for more information on the calculation of the management fee.

Our manager, as holder of 100% of our allocation shares, is entitled to receive a twenty percent (20%) profit allocation as a form of preferred equity distribution, subject to an annual hurdle rate of eight percent (8%), as follows. Upon the sale of a company subsidiary, the manager will be paid a profit allocation if the sum of (i) the excess of the gain on the sale of such subsidiary over a high water mark plus (ii) the subsidiary’s net income since its acquisition by the company exceeds the 8% hurdle rate. The 8% hurdle rate is the product of (i) a 2% rate per quarter, multiplied by (ii) the number of quarters such subsidiary was held by the company, multiplied by (iii) the subsidiary’s average share (determined based on gross assets, generally) of our company’s consolidated net equity (determined according to GAAP. with certain adjustments). In certain circumstances, after a subsidiary has been held for at least 5 years, the manager may also trigger a profit allocation with respect to such subsidiary (determined based solely on the subsidiary’s net income since its acquisition). The amount of profit allocation may represent a significant cash payment and is senior in right to payments of the distributions to our shareholders. Therefore, the amount of profit allocation paid, when paid, will reduce the amount of cash available to our company for its operating and investing activities, including future acquisitions. See “Our Manager—Our Manager as an Equity Holder—Manager’s Profit Allocation” for more information on the calculation of the profit allocation.

Our operating agreement also contains a supplemental put provision, which gives our manager the right, subject to certain conditions, to cause our company to purchase the allocation shares then owned by our manager upon termination of the management services agreement. The amount of put price under the supplemental put provision is determined by assuming all of our subsidiaries are sold at that time for their fair market value and then calculating the amount of profit allocation would be payable in such a case. If the management services agreement is terminated for any reason other than the manager’s resignation, the payment to our manager could be as much as twice the amount of such hypothetical profit allocation. As is the case with profit allocation, the calculation of the put price is complex and based on many factors that cannot be predicted with any certainty at this time. See “Our Manager—Our Manager as an Equity Holder—Supplemental Put Provision” for more information on the calculation of the put price. The put price obligation, if the manager exercises its put right, will represent a significant cash payment and is senior in right to payments of distributions to our shareholders. Therefore, the amount of put price will reduce the amount of cash available to our company for its operating and investing activities, including future acquisitions.

Summary of Cash Flow

The following table provides detailed information about our net cash flow for all financial statement periods presented in this prospectus:

Cash Flow

	Six Months Ended June 30,		Year Ended December 31,
	2020	2019	2019	2018
Net cash provided by (used in) operating activities	$3,800,759	$(452,738)	$(1,923,293)	$(127,005)
Net cash provided by (used in) investing activities	1,253,781	1,310,088	(47,321)	309,968
Net cash provided by (used in) financing activities	(777,309)	(873,394)	1,875,494	(350,505)
Net increase (decrease) in cash and cash equivalents	4,277,231	(16,044)	(95,120)	(167,542)
Cash and cash equivalents at beginning of period	238,760	333,880	333,880	501,422
Cash and cash equivalent at end of period	$4,515,991	317,836	$238,760	$333,880

Net cash provided by operating activities was $3,800,759 for the six months ended June 30, 2020, as compared to net cash used in operating activities of $452,738 for the six months ended June 30, 2019. For the six months ended June 30, 2020, the net loss of $6,922,321, an increase in deferred taxes and uncertain tax position of $1,201,753, an increase in inventory of $514,236, an increase in vendor deposits of $50,542, offset by depreciation and amortization of $811,145, stock compensation of $436,386, amortization of financing related costs and extinguishment of debt of $393,507, an increase in accounts payable and accrued expenses of $3,019,374, an increase in customer deposits of $5,861,609 and a change in warrant liability of $2,127,656, were the primary drivers of the net cash used in operating activities. were the primary drivers of the net cash used in operating activities. For the six months ended June 30, 2019, the net loss of $1,890,999, a decrease in accounts receivable of $1,246,154, and a decrease in uncertain tax position of $259,831, offset by an increase in customer deposits of $1,107,639, depreciation and amortization of $688,086, an increase in accounts payable and accrued expenses of $607,378 and an decrease in inventory of $315,390, were the primary drivers of the net cash used in operating activities.

Net cash used in operating activities was $1,923,293 for the year ended December 31, 2019, as compared to $127,005 for the year ended December 31, 2018. For the year ended December 31, 2019, the net loss of $3,381,423, an increase in accounts receivable of $1,447,705, a decrease in accounts payable, accrued expenses, and accrued interest of $1,012,226, and an increase in uncertain tax position and deferred taxes of $1,008,104, offset by a decrease in inventory of $723,509, depreciation and amortization of $1,623,908, and an increase in customer deposits of $1,855,989, were the primary drivers of the net cash used in operating activities. For the year ended December 31, 2018, the net loss of $1,541,873, a decrease in deferred tax liability and prepaid tax of $742,000, a loan contingency write-down of $395,634, a gain on sale of fixed assets of $28,408, and an increase in accounts receivable of $239,205, offset by depreciation and amortization of $1,441,898, loss of extinguishment of debt of $536,534, a loss on write-off of assets of $129,400, amortization of financing costs of $29,239, an increase in accounts payable and accrued expenses of $433,736, and a decrease of inventory of $240,353, were the primary drivers of the used in by operating activities.

Net cash provided by investing activities was $1,253,781, for the six months ended June 30, 2020, as compared to net cash provided by investing activities of $1,310,088 for the six months ended June 30, 2019. For the six months ended June 30, 2020, net cash provided by investing activities consisted of net cash acquired in the acquisition of Asien of $1,268,285 and proceeds from sale of fixed assets of $31,500, offset of the purchase of equipment of $46,004, while net cash provided by investing activities for the six months ended June 30, 2019 consisted of net cash acquired in the acquisition of Goedeker of $1,285,214 and proceeds from sale of fixed assets of $39,750, offset by purchase of equipment in the amount of $14,876.

Net cash used in investing activities was $47,321 for the year ended December 31, 2019, consisting of proceeds from sale of property and equipment of $143,711, offset by the purchase of equipment in the amount of $191,032. Net cash provided by investing activities was $309,968 for the year ended December 31, 2018, consisting of $320,775 of proceeds from sale of fixed assets, offset by purchase of equipment in the amount of $10,807.

Net cash used in financing activities was $777,309 for the six months ended June 30, 2020, as compared to $873,394 for the six months ended June 30, 2019. For the six months ended June 30, 2020, net cash used in financing activities consisted of repayment of notes payable of $1,197,796, net repayments of the lines of credit of $443,270 and repayment of the financing lease of $162,443 net of proceeds from term loans of $1,026,200, while net cash used in financing activities for the six months ended June 30, 2019 consisted of repayments of notes payable of $483,266, repayments of capital lease obligations of $302,099 and repayments of short-term borrowing $88,029.

Net cash provided by financing activities was $1,875,494 for the year ended December 31, 2019, as compared to net cash used in financing activities of $350,505 for the year ended December 31, 2018. For the year ended December 31, 2019, net cash provided by financing activities consisted of proceeds of convertible promissory note of $650,000, proceeds from notes payable of $1,527,000, proceeds from related party note payable of $2,400, and proceeds, net of repayments, from lines of credit of $1,339,430, offset by payments on notes payable of $661,259, floor plan repayments of $98,519, repayments on capital lease obligations of $524,058 and financing costs of $359,500. For the year ended December 31, 2018, net cash used in financing activities consisted of proceeds from short-term borrowings and notes payable in the amount of $479,434 and proceeds from related party notes payable in the amount of $117,000, offset by principal payments on the capital lease of $596,405, repayment to line of credit in the amount of $275,000, and repayments of notes payable of $75,534.

Grid Promissory Note

On January 3, 2018, we issued a grid promissory note to our manager in the initial principal amount of $50,000. The note provides that we may from time to time request additional advances from our manager up to an aggregate additional amount of $100,000, which will be added to the note if our manager, in its sole discretion, so provides. Interest shall accrue on the unpaid portion of the principal amount and the unpaid portion of all advances outstanding at a fixed rate of 8% per annum, and along with the outstanding portion of the principal amount and the outstanding portion of all advances, shall be payable in one lump sum due on the maturity date, January 3, 2021. If all or a portion of the principal amount or any advance under the note, or any interest payable thereon is not paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate of 12% per annum. In the event we complete a financing involving at least $500,000, we must, contemporaneously with the closing of such financing transaction, repay the entire outstanding principal and accrued and unpaid interest on the note. The note is unsecured and contains customary events of default. As of June 30, 2020, our manager has advanced $119,400 of the note and we have accrued interest of $21,944.

Revolving Loan – Northpoint

On June 24, 2019, Goedeker entered into a loan and security agreement with Northpoint Commercial Finance LLC, or Northpoint, which was amended on August 2, 2019, for revolving loans up to an aggregate maximum loan amount of $1,000,000 for the acquisition, financing or refinancing by us of inventory at an interest rate of LIBOR plus 7.99%. Goedeker terminated the loan and security agreement on May 18, 2020 and there is no outstanding balance as of June 30, 2020.

Revolving Loan – Burnley

On April 5, 2019, Goedeker, as borrower, and its parent company at such time, 1847 Goedeker Holdco Inc., or 1847 Holdco, entered into a loan and security agreement with Burnley for revolving loans in an aggregate principal amount that will not exceed the lesser of (i) the borrowing base (as defined in the loan and security agreement) or (ii) $1,500,000 (provided that such amount may be increased to $3,000,000 in Burnley’s sole discretion) minus reserves established Burnley at any time in accordance with the loan and security agreement. In connection with the closing of the acquisition of Goedeker Television on April 5, 2019, Goedeker borrowed $744,000 under the loan and security agreement and issued a revolving note to Burnley in the principal amount of up to $1,500,000. As of June 30, 2020, there was $232,000 available for borrowing and the balance of the line of credit was $456,104, comprised of principal of $524,938 and net of unamortized debt issuance costs of $68,834.

As noted above, as of June 30, 2020, Goedeker was in technical, not payment default, on this loan and security agreement and classified such debt as a current liability.

On August 4, 2020, Goedeker used a portion of the proceeds from the IPO to repay the loan in full and the loan and security agreement was terminated. The total payoff amount was $118,194, consisting of principal of $32,350 interest of $42 and prepayment, legal, and other fees of $85,802.

Term Loan – SBCC

On April 5, 2019, Goedeker, as borrower, and 1847 Holdco entered into a loan and security agreement with SBCC for a term loan in the principal amount of $1,500,000, pursuant to which Goedeker issued to SBCC a term note in the principal amount of up to $1,500,000 and a ten-year warrant to purchase shares of its most senior capital stock equal to 5.0% of its outstanding equity securities on a fully-diluted basis for an aggregate price equal to $100. We classified the warrant as a derivative liability on the balance sheet of $122,344 and subject to remeasurement on every reporting period. The balance of the term note amounts to $877,604 as of June 30, 2020, comprised of principal of $1,130,826, capitalized PIK interest of $27,473, and net of unamortized debt discount of $122,375 and unamortized warrant feature of $158,320.

As noted above, as of June 30, 2020, Goedeker was in technical, not payment default, on this loan and security agreement and classified such debt as a current liability.

On August 4, 2020, Goedeker used a portion of the proceeds from the IPO to repay the loan in full and the loan and security agreement was terminated. The total payoff amount was $1,122,412 consisting of principal of $1,066,640, interest of $11,773 and prepayment, legal, and other fees of $43,999. In addition, SBCC converted the warrant into 250,000 shares of Goedeker’s common stock.

Term Loan – Home State Bank

On June 13, 2018, Neese entered into a term loan agreement with Home State Bank, pursuant to which Neese issued a promissory note to Home State Bank in the principal amount of $3,654,074 with an annual interest rate of 6.85% with covenants to maintain a minimum debt coverage ratio of 1.00 to 1.25 measured at December 31, 2019. Neese did not comply with this covenant for the year ended December 31, 2019. Accordingly, because of the violation of this covenant and because the loan matured July 20, 2020, the loan is classified as a current liability in the balance sheet. Pursuant to the terms of the note, Neese will make semi-annual payments of $302,270 beginning on January 20, 2019 and continuing every six months thereafter until July 20, 2020, the maturity date; provided however, that Neese will pay the note in full immediately upon demand by Home State Bank. The principal balance of the note amounts to $2,953,867 as of June 30, 2020.

The loan agreement contains customary events of default, representations and warranties and covenants. Upon an event of default, the interest rate on the note will be increased by 3 percentage points. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

The loan is secured by inventory, accounts receivable, and certain fixed assets of Neese. The loan agreement limited the payment of interest on certain promissory notes to $40,000 annually. We continue to accrue interest at the contractual amounts. Such accruals (in excess of $40,000 in interest on the promissory notes) are shown as long-term accrued expenses in the accompanying balance sheet as of June 30, 2020.

If Neese sells property, plant, and equipment securing the loan, it must remit the appraised value of the equipment to Home State Bank. During the six months ended June 30, 2020 and 2019, $145,690 and $21,500, respectively, was remitted to Home State Bank pursuant to this requirement.

As described under “—Recent Developments” above, the terms of this loan were amended on July 30, 2020.

Secured Convertible Promissory Note

On April 5, 2019, our company, 1847 Holdco and Goedeker (which we collectively refer to as 1847) entered into a securities purchase agreement with Leonite, pursuant to which 1847 issued to Leonite a secured convertible promissory note in the aggregate principal amount of $714,286. As additional consideration for the purchase of the note, (i) we issued 50,000 common shares to Leonite, (ii) we issued to Leonite a five-year warrant to purchase 200,000 common shares at an exercise price of $1.25 per share (subject to adjustment), which may be exercised on a cashless basis, and (iii) Goedeker issued to Leonite shares of common stock equal to a 7.5% non-dilutable interest in Goedeker.

The note carries an original issue discount of $64,286 to cover Leonite’s legal fees, accounting fees, due diligence fees and/or other transactional costs incurred in connection with the purchase of the note. Furthermore, we issued 50,000 common shares valued at $137,500 and a debt-discount related to the warrants valued at $292,673. We amortized $129,343 of financing costs related to the shares and warrants in the six months ended June 30, 2020.

On May 11, 2020, 1847 and Leonite entered into a first amendment to secured convertible promissory note, pursuant to which the parties agreed (i) to extend the maturity date of the note to October 5, 2020, (ii) that 1847’s failure to repay the note on the original maturity date of April 5, 2020 shall not constitute and event of default under the note and (iii) to increase the principal amount of the note by $207,145, as a forbearance fee.

In connection with the amendment, (i) we issued to Leonite another five-year warrant to purchase 200,000 common shares at an exercise price of $1.25 per share (subject to adjustment), which may be exercised on a cashless basis and (ii) upon closing of the Asien’s acquisition, 1847 Asien issued to Leonite shares of common stock equal to a 5% interest in 1847 Asien. The amendment represented a prepayment of principal and accrued interest resulting in a debt extinguishment and we recorded an aggregate extinguishment loss of $773,856.

Under the note, Leonite has the right at any time at its option to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the note into fully paid and non-assessable common shares or any shares of capital stock or other securities of our company into which such common shares may be changed or reclassified.

On May 4, 2020, Leonite converted $100,000 of the outstanding balance of the note into 100,000 common shares.

On July 24, 2020, Leonite converted $50,000 of the outstanding balance of the note into 50,000 common shares.

On August 4, 2020, Goedeker used a portion of the proceeds from the IPO to repay the note in full. The total payoff amount was $780,653, consisting of principal of $771,431 and interest of $9,222.

9% Subordinated Promissory Note

A portion of the purchase price for the acquisition of the assets of Goedeker Television was paid by Goedeker’s issuance to Steve Goedeker, as representative of Goedeker Television (which we refer to as the Goedeker Seller), of a 9% subordinated promissory note in the principal amount of $4,100,000. The note will accrue interest at 9% per annum, amortized on a five-year straight-line basis and payable quarterly in accordance with the amortization schedule attached thereto, and mature on April 5, 2024. The remaining balance of the note at June 30, 2020 is $3,395,243, comprised of principal of $3,930,293 and net of unamortized debt discount of $535,050.

On June 2, 2020, the parties entered into an amendment and restatement of the note that became effective as of the closing of the IPO on August 4, 2020, pursuant to which (i) the principal amount of the existing note was increased by $250,000, (ii) upon the closing of the IPO, Goedeker agreed to make all payments of principal and interest due under the note through the date of the closing, and (iii) from and after the closing, the interest rate of the note was increased from 9% to 12%. Goedeker also agreed to grant to the sellers, Goedeker Television, Steve Goedeker and Mike Goedeker, a security interest in all of its assets to secure its obligations under the amended and restated note and entered into a security agreement with them that became effective upon the closing of the IPO.

As stated above, although Goedeker defaulted under this note, Goedeker Television had no right to accelerate the note because the note has specific subordination provisions that prohibit such acceleration.

In accordance with the terms of the amended and restated note that became effective upon closing of the IPO on August 4, 2020, Goedeker used a portion of the proceeds from the IPO to pay $1,083,842 of the balance of the note representing a $696,204 reduction in the principal balance and interest accrued through August 4, 2020 of $387,638.

On August 26, 2020, Goedeker used the proceeds of the loan from Arvest Bank described above under “—Recent Developments” to repay this the note in full.

10% Promissory Note

A portion of the purchase price for the acquisition of Neese was paid by the issuance of a promissory note in the principal amount of $1,025,000 by 1847 Neese and Neese to the sellers of Neese, Alan Neese and Katherine Neese (which we refer to as the Neese Sellers). The note bears interest on the outstanding principal amount at the rate of ten percent (10%) per annum and was due and payable in full on March 3, 2018; provided, however, that the unpaid principal, and all accrued, but unpaid, interest thereon shall be prepaid if at any time, and from time to time, the cash on hand of 1847 Neese and Neese exceeds $250,000 and, then, the prepayment shall be equal to the amount of cash in excess of $200,000 until the unpaid principal and accrued, but unpaid, interest thereon is fully prepaid. The note is unsecured and contains customary events of default.

The note has not been repaid; thus, Neese is in default under this note. Under terms of the term loan with Home State Bank described above, this note may not be paid until the term loan is paid in full. The Neese Sellers agreed to the modification of its terms by signing the loan agreement for the Home State Bank term loan. Accordingly, the loan is shown as a long-term liability as of June 30, 2020. Additionally, Home State Bank limits the payment of interest on this note to $40,000 annually. We continue to accrue interest at the contract rate; however, given the limitations of the term loan, all accrued interest in excess of $40,000 is included in long-term accrued expenses.

8% Subordinated Amortizing Promissory Note

A portion of the purchase price for acquisition of Asien’s was paid by the issuance of an 8% subordinated amortizing promissory note in the principal amount of $200,000 by 1847 Asien to the Asien’s Seller. Interest on the outstanding principal amount will be payable quarterly at the rate of eight percent (8%) per annum. The outstanding principal amount of the note will amortize on a one-year straight-line basis in accordance with a specified amortization schedule, with all unpaid principal and accrued, but unpaid interest being fully due and payable on May 28, 2021. The remaining balance of the note at June 30, 2020 is $201,447 comprised of principal of $200,000 and accrued interest of $1,447.

The note is unsecured and contains customary events of default. The rights of the Asien’s Seller to receive payments under the note is subordinated to all indebtedness of 1847 Asien to banks, insurance companies and other financial institutions or funds, and federal or state taxation authorities.

Demand Promissory Note

A portion of the purchase price for acquisition of Asien’s was paid by the issuance of demand promissory note in the principal amount of $655,000 by 1847 Asien to the Asien’s Seller. The note accrues interest at a rate of one percent (1%) computed on the basis of a 360-day year. Principal and accrued interest on the note shall be payable 24 hours after written demand by the Asien’s Seller. The note was repaid in June 2020.

PPP Loans

On April 9, 2020, April 10, 2020 and April 28, 2020 (prior to the acquisition), Goedeker, Neese and Asien’s received $642,600, $383,600, and $357,500, respectively, in Paycheck Protection Program, or PPP, loans from the United States Small Business Administration, or the SBA, under provisions of the Coronavirus Aid, Relief and Economic Security Act, or the CARES Act. The PPP loans have two-year terms and bear interest at a rate of 1.0% per annum. Monthly principal and interest payments are deferred for six months after the date of disbursement. The PPP loans may be prepaid at any time prior to maturity with no prepayment penalties. The PPP loans contain events of default and other provisions customary for loans of this type. The PPP provides that the PPP loans may be partially or wholly forgiven if the funds are used for certain qualifying expenses as described in the CARES Act. Goedeker, Neese and Asien’s intend to use the proceeds from the PPP loans for qualifying expenses and to apply for forgiveness of the PPP loans in accordance with the terms of the CARES Act. We have classified $612,417 of the PPP loans as current liabilities and $771,283 as long-term liabilities pending SBA clarification of the final loan terms.

4.5% Unsecured Promissory Note

On October 30, 2017, Asien’s entered into a stock repurchase agreement with Paul A. Gwilliam and Terri L. Gwilliam, co-trustees of the Gwilliam Family Trust, pursuant to which Asien’s issued an unsecured promissory note in the aggregate principal amount of $540,000 to such trust for a term of 60 months. The note bears interest at the rate of the 4.25% per annum. The balance on the note is $65,374 as of June 30, 2020.

Loans on Vehicles

Asien’s has entered into three retail installment sale contracts related to its delivery trucks pursuant to which Asien’s agreed to finance the vehicles at rates ranging 3.98% to 6.99% with an aggregate remaining principal amount of $79,498 as of June 30, 2020.

Floor Plan Loans Payable

At December 31, 2019, $10,581 of machinery and equipment inventory was pledged to secure a floor plan loan from a commercial lender. The balance of the floor plan payable was repaid in the six months ended June 30, 2020.

Master Lease Agreement

The cash portion of the purchase price for the acquisition of Neese was financed under a capital lease transaction for Neese’s equipment with Utica Leaseco, LLC, or Utica, pursuant to a master lease agreement, dated March 3, 2017, between Utica, as lessor, and 1847 Neese and Neese, as co-lessees, which was amended on June 14, 2017. Under the master lease agreement, as amended, Utica loaned an aggregate of $3,240,000 for certain of Neese’s equipment listed therein, which it leases to the co-lessees. A portion of the proceeds from the term loan from Home State Bank described above were applied to reduce the balance of this lease to $475,000. The lease is payable in 46 payments of $12,882 beginning July 3, 2018 and an end-of-term buyout of $38,000.

On October 31, 2017, the parties entered into a second equipment schedule to the master lease agreement, pursuant to which Utica loaned an aggregate of $980,000 for certain of Neese’s equipment listed therein. The term of the second equipment schedule is 51 months and agreed monthly payments are $25,807.

The remaining balance of the lease amounts to $478,045 as of June 30, 2020, comprised of principal of $668,248 and net of unamortized debt discount of $19,025, accrued payments on lien release of $249,784 and lease deposits of $38,807, offset by end of lease buyout payments of $117,413.

Agreement of Sale of Future Receipts

On May 28, 2020, 1847 Asien and Asien’s entered into an agreement of sale of future receipts with TVT Direct Funding LLC, or TVT, pursuant to which 1847 Asien and Asien’s agreed to sell future receivables with a value of $685,000 to TVT for a purchase price of $500,000. 1847 Asien and Asien’s agreed to deliver to TVT 20% of its weekly future receipts, or approximately $23,300, over the course of an estimated seven-month term, or such date when the above amount of receivables has been delivered to TVT. 1847 Asien used the proceeds from this sale to finance the Asien’s acquisition. In addition to all other sums due to TVT under this agreement, 1847 Asien and Asien’s agreed to pay to TVT certain additional fees, including a one-time origination fees of $25,000, as reimbursement of costs incurred by TVT for financial and legal due diligence. The future payments under the TVT agreement are secured by a subordinated security interest in all of the tangible and intangible assets of 1847 Asien and Asien’s. The agreement with TVT contains customary events of default. The remaining balance at June 30, 2020 is $410,374, comprised of principal of $591,803 and net of unamortized debt discount of $181,429.

Total Debt

The following table shows aggregate figures for the total debt described above that is coming due in the short and long term as of June 30, 2020. See the above disclosures for more details regarding these loans.

	Short-Term		Long-Term		Total Debt
Grid Promissory Note	$119,400		$-		$119,400
Revolving Loan – Burnley	456,105		-		456,105
Term Loan – SBCC	3,127,604	(1)	-		3,127,604
Term Loan – Home State Bank	2,953,867		-		2,953,867
Secured Convertible Promissory Note – Leonite	821,431		-		821,431
9% Subordinated Promissory Note – Goedeker Seller	311,931		3,153,543	(2)	3,465,474
10% Promissory Note – Neese Sellers	-		1,025,000		1,025,000
8% Subordinated Amortizing Promissory Note – Asien’s Seller	201,447		-		201,447
PPP Loans	612,417		771,283		1,383,700
4.5% Unsecured Promissory Note	47,907		17,467		65,374
Vehicle Loans	25,314		54,184		79,498
Master Lease Agreement – Utica	388,023		90,021		478,044
Agreement of Sale of Future Receipts – TVT	410,374		-		410,374
Total	$9,475,820		$5,111,498		$14,587,318

(1)	Includes warrant liability of $2,250,000

(2)	Includes contingent note payable of $49,248

Results of Operations of Goedeker Television

This section provides financial information for Goedeker Television for the years ended December 31, 2018 and 2017. As discussed elsewhere in this prospectus, on October 23, 2020, we distributed all of the shares of Goedeker that we held to our shareholders. As a result of this distribution, Goedeker is no longer a subsidiary of our company.

The following table sets forth key components of the results of operations of Goedeker Television during the years ended December 31, 2018 and 2017, both in dollars and as a percentage of net sales.

	December 31, 2018		December 31, 2017
	Amount	% of Net Sales	Amount	% of Net Sales
Net sales	$56,307,960	100.00%	$58,555,495	100.00%
Cost of goods sold	45,409,884	80.65%	49,104,277	83.86%
Gross profit	10,898,076	19.35%	9,451,218	16.14%
Operating expenses:
Personnel	3,627,883	6.44%	3,705,336	6.33%
Advertising	2,640,958	4.69%	2,197,518	3.75%
Bank and credit card fees	1,369,557	2.43%	1,490,641	2.55%
Other operating expenses	1,370,286	2.43%	1,220,279	2.08%
Total operating expenses	9,008,684	16.00%	8,613,774	14.71%
Income from operations	1,889,392	3.36%	837,444	1.43%
Other income (expense):
Other income	116,135	0.21%	77,938	0.13%
Interest expense	(149)	-	-	-
Total other income (expense)	115,986	0.21%	77,938	0.13%
Net income	$2,005,378	3.56%	$915,382	1.56%

Net sales. Goedeker Television generates revenue through the sales of home furnishings, including appliances, furniture, bath and kitchen fixtures, décor, lighting and home goods. Total net sales decreased by $2,247,535, or 3.84%, to $56,307,960 for the year ended December 31, 2018 from $58,555,495 for the year ended December 31, 2017. Such decrease was primarily due to a decrease of consumer sales in the appliance industry in general, a shift of product mix to different appliance vendors, and to recent company strategy of reducing furniture sales of lower margin items.

Net sales by sales type for the years ended December 31, 2018 and 2017 is as follows:

	For the Years Ended December 31,
	2018	2017
Appliance sales	$42,871,864	$43,134,923
Furniture sales	10,813,453	12,605,779
Other sales	2,622,643	2,814,793
Total net sales	$56,307,960	$58,555,495

Cost of goods sold. Cost of goods sold includes the cost of purchased merchandise plus the cost of delivering merchandise and where applicable installation, net of promotional rebates and other incentives received from vendors. Cost of goods sold decreased by $3,694,393, or 7.52%, to $45,409,884 for the year ended December 31, 2018 from $49,104,277 for the year ended December 31, 2017. Such decrease was primarily due to a decrease of consumer sales in the appliance industry in general, a shift of product mix to different appliance vendors, and to recent company strategy of reducing furniture sales of lower margin items.

Gross profit. Gross profit increased by $1,446,858, or 15.31%, to $10,898,076 for the year ended December 31, 2018 from $9,451,218 for the year ended December 31, 2017. The gross margin (percent of net sales) increased to 19.35% for the year ended December 31, 2018 from 16.14% for the year ended December 31, 2017. Such increase was primarily due to our recent strategy of reducing furniture sales of lower margin items.

Operating expenses. Operating expenses including personnel expenses (including employee salaries and bonuses, payroll taxes, health insurance premiums, 401(k) contributions, and training costs), advertising expenses, bank and credit card fees and other general operating costs. Operating expenses increased by $394,910, or 4.58%, to $9,008,684 for the year ended December 31, 2018 from $8,613,774 for the year ended December 31, 2017. Such increase was due to a 20.18% increase in advertising expenses and a 12.29% increase in other operating expense, including computer support and repairs and maintenance, offset by a 2.10% decrease in personnel expenses and an 8.12% decrease in bank and credit card fees. As a percentage of net sales, operating expenses were 16.00% and 14.71% for the years ended December 31, 2018 and 2017, respectively.

Other income. Other income, which includes interest income and other miscellaneous income, increased by $38,197, or 49.01%, to $116,135 for the year ended December 31, 2018 from $77,938 for the year ended December 31, 2017.

Net income. As a result of the cumulative effect of the factors described above, net income increased by $1,089,996, or 119.08%, to $2,005,378 for the year ended December 31, 2018 from $915,382 for the year ended December 31, 2018.

Liquidity and Capital Resources

As of December 31, 2018, Goedeker Television had cash and cash equivalents of $1,525,693. Goedeker Television has financed its operations primarily through cash flow from operations.

The following table provides detailed information about net cash flow for all financial statement periods presented in this prospectus:

	Years Ended December 31,
	2018	2017
Net cash provided by (used in) operating activities	$442,074	$275,267
Net cash provided by investing activities	-	-
Net cash used in financing activities	(713,800)	(980,996)
Net increase (decrease) in cash and cash equivalents	(271,726)	(705,734)
Cash and cash equivalents at beginning of period	1,797,419	2,503,153
Cash and cash equivalent at end of period	$1,525,693	$1,797,419

Net provided by operating activities was $442,074 for the year ended December 31, 2018, as compared to $275,267 for the year ended December 31, 2017. For the year ended December 31, 2018, net cash provided by operating activities primarily consisted of the net income of $2,005,378, increases in inventory in the amount of $597,981 and receivables in the amount of $271,776, and decreases in customer deposits in the amount of $1,711,409, accounts payable in the amount of $519,108, deposits with vendors in the amount of $116,281, accrued expenses and other liabilities in the amount of $99,801 and payroll related liabilities in the amount of $35,817. For the year ended December 31, 2017, net cash provided by operating activities primarily consisted of the net income of $915,382, increases in accounts payable in the amount of $44,185, other assets in the amount of $43,524 and accrued expenses and other liabilities in the amount of $39,380, and decreases in inventory in the amount of $1,247,732, receivables in the amount of $957,292 and deposits with vendors in the amount of $262,832.

Goedeker Television had no investing activities for the years ended December 31, 2018 and 2017.

Net cash provided by financing activities for the years ended December 31, 2018 and 2017 was $713,800 and $980,996, respectively, which consisted of distributions to stockholders.

Results of Operations of Asien’s

The following table sets forth key components of the results of operations of Asien’s during the years ended December 31, 2019 and 2018, both in dollars and as a percentage of revenue.

	December 31, 2019		December 31, 2018
	Amount	% of Revenue	Amount	% of Revenue
Revenue
Product sales, net	$12,300,648	92.06%	$7,827,123	87.80%
Service revenue	1,061,222	7.94%	1,087,174	12.20%
Total revenue	13,361,870	100.00%	8,914,297	100.00%
Costs of revenue
Cost of product sales	9,757,269	73.02%	6,128,814	68.75%
Cost of service revenue	498,385	3.73%	526,000	5.90%
Total costs of revenue	10,255,654	76.75%	6,654,814	74.65%
Gross profit	3,106,216	23.25%	2,259,483	25.35%
Operating expenses
Personnel	500,581	3.75%	459,782	5.16%
Advertising	66,570	0.50%	88,581	0.99%
Bank and credit card fees	264,759	1.98%	205,651	2.31%
Depreciation	35,337	0.26%	45,414	0.51%
General and administrative	825,620	6.18%	767,472	8.61%
Total operating expenses	1,692,867	12.67%	1,566,900	17.58%
Income from operations	1,413,349	10.58%	692,583	7.77%
Other income (expense)
Other income	30,371	0.23%	68,064	0.76%
Other expense	(38,875)	(0.29)%	(5,516)	(0.06)%
Total other income (expense)	(8,504)	(0.06)%	62,548	0.70%
Net income	$1,404,845	10.51%	$755,131	8.47%

Revenue. Asien’s generates revenue through the sales of appliances and from appliances services, including in-home service and repair. Total revenue increased by $4,447,573, or 49.89%, to $13,361,870 for the year ended December 31, 2019 from $8,914,297 for the year ended December 31, 2018. Such increase was due to a significant increase in product sales, offset by a slight 2.39% decrease in service revenue.

Revenue from product sales increased by $4,473,525, or 57.15%, to $12,300,648 for the year ended December 31, 2019 from $7,827,12 for the year ended December 31, 2018. We believe that such increase was due to replacement appliances for homes rebuilt due to fire damage in 2017 and 2018.

Service revenue decreased by $25,952, or 2.39%, to $1,061,222 for the year ended December 31, 2019 from $1,087,174 for the year ended December 31, 2018.

Cost of revenue. Cost of revenue includes the cost of purchased merchandise plus freight, labor and overhead associated with delivery and installation services and any applicable delivery charges from the vendor. Total cost of revenue increased by $3,600,840, or 54.11%, to $10,255,654 for the year ended December 31, 2019 from $6,654,814 for the year ended December 31, 2018. Such increase was generally in line with the increase in revenue, although it was also affected by the change in product mix, with product sales accounting for a larger portion of revenue in 2019.

Gross profit. Gross profit increased by $846,733, or $37.47%, to $3,106,216 for the year ended December 31, 2019 from $2,259,483 for the year ended December 31, 2019. Gross margin (percent of revenue) decreased slightly to 23.25% for the year ended December 31, 2019 from 25.35% for the year ended December 31, 2018. Such decrease was primarily due to the change in product mix noted above.

Operating expenses. Operating expenses including personnel expenses (including employee salaries and bonuses, payroll taxes, health insurance premiums, 401(k) contributions, and recruitment and training costs), advertising expenses, bank and credit card fees, depreciation and other general operating costs. Total operating expenses increased by $125,967, or 8.04%, to $1,692,867 for the year ended December 31, 2019 from $1,566,900 for the year ended December 31, 2018. Such increase was due to an 8.87% increase personnel costs due to an increase in personnel, a 28.75% increase in bank and credit card fees resulting from the increase in revenue, and a 7.58% increase in other general and administrative expenses resulting from the general expansion of Asien’s business, offset by a 24.85% decrease in advertising expenses due to greater vendor co-op contributions offsetting these expenses carried by Asien’s alone in 2018, and a 22.19% decrease in depreciation. As a percentage of revenue, total operating expenses were 12.67% and 17.58% for the years ended December 31, 2019 and 2018, respectively.

Other income (expense). Asien’s had total other expense, net, of $8,504 for the year ended December 31, 2019, as compared to total other income, net, of $62,548 for the year ended December 31, 2018.

Net income. As a result of the cumulative effect of the factors described above, net income increased by $649,714, or 86.04%, to $1,404,845 for the year ended December 31, 2018 from $755,131 for the year ended December 31, 2018.

Liquidity and Capital Resources

As of December 31, 2019, Asien’s had cash and cash equivalents of $1,875,336. Asien’s has financed its operations primarily through cash flow from operations and bank borrowings.

The following table provides detailed information about net cash flow for all financial statement periods presented in this prospectus:

	Years Ended December 31,
	2019	2018
Net cash provided by operating activities	$1,532,321	$1,606,581
Net cash used in investing activities	(9,929)	(7,280)
Net cash used in financing activities	(1,156,670)	(736,029)
Net increase in cash and cash equivalents	365,722	863,272
Cash and cash equivalents at beginning of period	1,509,614	646,342
Cash and cash equivalent at end of period	$1,875,336	$1,509,614

Net provided by operating activities was $1,532,321 for the year ended December 31, 2019, as compared to $1,606,581 for the year ended December 31, 2018. For the year ended December 31, 2019, the net income of $1,404,845, an increase in contract liabilities of $358,640, an increase in accounts payable and accrued expenses of $141,623, depreciation of $35,337, and an increase in prepaid expenses and other current assets of $210, offset by a decrease in inventory of $285,096 and decrease in accounts receivable of $123,238, were the primary drivers of the net cash provided by operating activities. For the year ended December 31, 2018, the net income of $755,131, an increase in contract liabilities of $894,753, an increase in prepaid expenses and other current assets of $294,217, an increase in accounts receivable of $47,255 and depreciation of $45,414, offset by a decrease in inventory of $360,973 and a decrease in accounts payable and accrued expenses of $69,216, were the primary drivers of the net cash provided by operating activities.

Net cash used in investing activities was $9,929 for the year ended December 31, 2019, as compared to $7,280 for the year ended December 31, 2018, which consisted entirely of the purchases of property and equipment.

Net cash used in financing activities was $1,156,670 for the year ended December 31, 2019, as compared to $736,029 for the year ended December 31, 2018. Net cash used in operating activities for the year ended December 31, 2019 consisted of distributions of $1,042,200, repayments on notes payable of $111,450 and repayments on line of credit of $3,020, while net cash used in financing activities for the year ended December 31, 2018 consisted of repayments on notes payable of $387,604, distributions of $331,350 and repayments on line of credit of $17,075.

Contractual Obligations

We have engaged our manager to manage the day-to-day operations and affairs of our company. Our relationship with our manager will be governed principally by the following agreements:

●	the management services agreement relating to the management services our manager will perform for us and the businesses we own and the management fee to be paid to our manager in respect thereof; and

●	our company’s operating agreement setting forth our manager’s rights with respect to the allocation shares it owns, including the right to receive profit allocations from our company, and the supplemental put provision relating to our manager’s right to cause our company to purchase the allocation shares it owns.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

The following discussion relates to critical accounting policies for our consolidated company. The preparation of financial statements in conformity with GAAP requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Revenue Recognition and Cost of Revenue

On January 1, 2018, we adopted Accounting Standards Update, or ASU, No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Accounting Standard Codification, or ASC, Topic 605, Revenue Recognition. This ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer purchase orders, including significant judgments. Our adoption of this ASU resulted in no change to our results of operations or balance sheet.

Retail and Appliances Segment

Goedeker

Goedeker collects the full sales price from the customer at the time the order is placed. Goedeker does not incur incremental costs obtaining purchase orders from customers, however, if it did, because all of Goedeker’s contracts are less than a year in duration, any contract costs incurred would be expensed rather than capitalized.

The revenue that Goedeker recognizes arises from orders it receives from its customers. Goedeker’s performance obligations under the customer orders correspond to each sale of merchandise that it makes to customers under the purchase orders; as a result, each purchase order generally contains only one performance obligation based on the merchandise sale to be completed.

Control of the delivery transfers to customers when the customer can direct the use of, and obtain substantially all the benefits from, Goedeker’s products, which generally occurs when the customer assumes the risk of loss. The risk of loss shifts to the customer at different times depending on the method of delivery. Goedeker delivers products to its customers in three possible ways. The first way is through a shipment of the products through a third-party carrier from Goedeker’s warehouse to the customer (which we refer to as a Company Shipment). The second way is through a shipment of the products through a third-party carrier from a warehouse other than Goedeker’s warehouse to the customer (which we refer to as a Drop Shipment) and the third way is where Goedeker itself delivers the products to the customer and often also installs the product (which we refer to as a Local Delivery). In the case of a Local Delivery, Goedeker loads the product on to its own truck and delivers and installs the product at the customer’s location. When a product is delivered through a Local Delivery, risk of loss passes to the customer at the time of installation and revenue is recognized upon installation at the customer’s location. In the case of a Company Shipment and a Drop Shipment, the delivery to the customer is made free on board, or FOB, shipping point (whether from Goedeker’s warehouse or a third party’s warehouse). Therefore, risk of loss and title transfers to the customer once the products are shipped (i.e., leaves the Goedeker’s warehouse or a third-party’s warehouse). After shipment and prior to delivery, the customer is able to redirect the product to a different destination, which demonstrates the customer’s control over the product once shipped. Once the risk of loss has shifted to the customer, Goedeker has satisfied its performance obligation and recognizes revenue.

Goedeker agrees with customers on the selling price of each transaction. This transaction price is generally based on the agreed upon sales price. In Goedeker’s contracts with customers, it allocates the entire transaction price to the sales price, which is the basis for the determination of the relative standalone selling price allocated to each performance obligation. Any sales tax, value added tax, and other tax Goedeker collects concurrently with revenue-producing activities are excluded from revenue.

If Goedeker continued to apply legacy revenue recognition guidance for the three and six months ended June 30, 2020 and 2019, revenues, gross margin, and net loss would not have changed.

Cost of revenue includes the cost of purchased merchandise plus the cost of shipping merchandise and where applicable installation, net of promotional rebates and other incentives received from vendors.

Substantially all Goedeker’s sales are to individual retail consumers.

Shipping and Handling ‒ Goedeker bills its customers for shipping and handling charges, which are included in net sales for the applicable period, and the corresponding shipping and handling expense is reported in cost of sales.

Disaggregated Revenue ‒ Goedeker disaggregates revenue from contracts with customers by contract type, as it believes it best depicts how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

Asien’s

Asien’s collects 100% of the payment for special-order models including tax, and 50% of the payment for non-special orders from the customer at the time the order is placed. Asien’s does not incur incremental costs obtaining purchase orders from customers; however, if Asien’s did, because all Asien’s contracts are less than a year in duration, any contract costs incurred would be expensed rather than capitalized.

Performance Obligations – The revenue that Asien’s recognizes arises from orders it receives from customers. Asien’s performance obligations under the customer orders correspond to each sale of merchandise that it makes to customers under the purchase orders; as a result, each purchase order generally contains only one performance obligation based on the merchandise sale to be completed. Control of the delivery transfers to customers when the customer can direct the use of, and obtain substantially all the benefits from, Asien’s products, which generally occurs when the customer assumes the risk of loss. The transfer of control generally occurs at the point of pickup, shipment, or installation. Once this occurs, Asien’s has satisfied its performance obligation and Asien’s recognizes revenue.

Transaction Price ‒ Asien’s agrees with customers on the selling price of each transaction. This transaction price is generally based on the agreed upon sales price. In Asien’s contracts with customers, it allocates the entire transaction price to the sales price, which is the basis for the determination of the relative standalone selling price allocated to each performance obligation. Any sales tax that Asien’s collects concurrently with revenue-producing activities are excluded from revenue.

Cost of revenue includes the cost of purchased merchandise plus freight and any applicable delivery charges from the vendor to the company. Substantially all Asien’s sales are to individual retail consumers (homeowners), builders and designers. The large majority of customers are homeowners and their contractors, with the homeowner being key in the final decisions. Asien’s has a diverse customer base with no one client accounting for more than 5% of total revenue.

Land Management Segment

Neese’s payment terms are due on demand from acceptance of delivery. Neese does not incur incremental costs obtaining purchase orders from customers, however, if Neese did, because all of Neese’s contracts are less than a year in duration, any contract costs incurred would be expensed rather than capitalized.

The revenue that Neese recognizes arises from orders it receives from customers. Neese’s performance obligations under the customer orders correspond to each service delivery or sale of equipment that Neese makes to customers under the purchase orders; as a result, each purchase order generally contains only one performance obligation based on the service or equipment sale to be completed. Control of the delivery transfers to customers when the customer is able to direct the use of, and obtain substantially all of the benefits from, Neese’s products, which generally occurs at the later of when the customer obtains title to the equipment or when the customer assumes risk of loss. The transfer of control generally occurs at a point of delivery. Once this occurs, Neese has satisfied its performance obligation and Neese recognizes revenue.

Neese also sells equipment by posting it on auction sites specializing in farm equipment. Neese posts the equipment for sale on a “magazine” site for several weeks before the auction. When Neese decides to sell, it moves the equipment to the auction site. The auctions are one day. If Neese accepts a bid, the customer pays the bid price and arranges for pick-up of the equipment.

Transaction Price ‒ Neese agrees with customers on the selling price of each transaction. This transaction price is generally based on the agreed upon service fee. In Neese’s contracts with customers, it allocates the entire transaction price to the service fee to the customer, which is the basis for the determination of the relative standalone selling price allocated to each performance obligation. Any sales tax, value added tax, and other tax Neese collects concurrently with revenue-producing activities are excluded from revenue.

If Neese continued to apply legacy revenue recognition guidance for the three and six months ended June 30, 2020, revenues, gross margin, and net loss would not have changed.

Substantially all of Neese’s sales are to businesses, including farmers or municipalities and very little to individuals.

Disaggregated Revenue ‒ Neese disaggregates revenue from contracts with customers by contract type, as it believes it best depicts how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

Performance Obligations ‒ Performance obligations for the different types of services are discussed below:

●	Trucking ‒ Revenues for time and material contracts are recognized when the merchandise or commodity is delivered to the destination specified in the agreement with the customer.

●	Waste Hauling and pumping ‒ Revenues for waste hauling and pumping is recognized when the hauling, pumping, and spreading are complete.

●	Repairs ‒ Revenues for repairs are recognized upon completion of equipment serviced.

●	Sales of parts and equipment ‒ Revenues for the sale of parts and equipment are recognized upon the transfer and acceptance by the customer.

Accounts Receivable, Net ‒ Accounts receivable, net, are amounts due from customers where there is an unconditional right to consideration. Unbilled receivables of $0 and $121,989 are included in this balance at June 30, 2020 and December 31, 2019, respectively. The payment of consideration related to these unbilled receivables is subject only to the passage of time.

Neese reviews accounts receivable on a periodic basis to determine if any receivables will potentially be uncollectible. Estimates are used to determine the amount of the allowance for doubtful accounts necessary to reduce accounts receivable to its estimated net realizable value. The estimates are based on an analysis of past due receivables, historical bad debt trends, current economic conditions, and customer specific information. After Neese has exhausted all collection efforts, the outstanding receivable balance relating to services provided is written off against the allowance. Additions to the provision for bad debt are charged to expense. Neese determined that an allowance for loss of $14,614 and $29,001 was required at June 30, 2020 and December 31, 2019, respectively.

Receivables

Receivables consist of credit card transactions in the process of settlement. Vendor rebates receivable represent amounts due from manufactures from whom we purchase products. Rebates receivable are stated at the amount that management expects to collect from manufacturers, net of accounts payable amounts due the vendor. Rebates are calculated on product and model sales programs from specific vendors. The rebates are paid at intermittent periods either in cash or through issuance of vendor credit memos, which can be applied against vendor accounts payable. Based on our assessment of the credit history with our manufacturers, we have concluded that there should be no allowance for uncollectible accounts. We historically collect substantially all of our outstanding rebates receivables. Uncollectible balances are expensed in the period it is determined to be uncollectible.

Allowance for Credit Losses

Provisions for credit losses are charged to income as losses are estimated to have occurred and in amounts sufficient to maintain an allowance for credit losses at an adequate level to provide for future losses on our accounts receivable. We charge credit losses against the allowance and credits subsequent recoveries, if any, to the allowance. Historical loss experience and contractual delinquency of accounts receivables, and management’s judgment are factors used in assessing the overall adequacy of the allowance and the resulting provision for credit losses. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions or portfolio performance. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revisions as more information becomes available.

The allowance for credit losses consists of general and specific components. The general component of the allowance estimates credit losses for groups of accounts receivable on a collective basis and relates to probable incurred losses of unimpaired accounts receivables. We record a general allowance for credit losses that includes forecasted future credit losses.

Inventory

Inventory consists of finished products acquired for resale and is valued at the lower-of-cost-or-market with cost determined on a specific item basis for the Neese and of finished products acquired for resale and is valued at the low-of-cost-or-market with cost determined on an average item basis for Goedeker. For Asien’s, inventory mainly consists of appliances that are acquired for resale and is valued at the average cost determined on a specific item basis. Inventory also consists of parts that are used in service and repairs and may or may not be charged to the customer depending on warranty and contractual relationship We periodically evaluate the value of items in inventory and provide write-downs to inventory based on our estimate of market conditions. We estimated an obsolescence allowance of $463,687 and $451,546 at June 30, 2020 and December 31, 2019, respectively.

Property and Equipment

Property and equipment is stated at cost. Depreciation of furniture, vehicles and equipment is calculated using the straight-line method over the estimated useful lives as follows:

Useful Life (Years)
Building and Improvements	4
Machinery and Equipment	3-7
Tractors	3-7
Trucks and Vehicles	3-6

Goodwill and Intangible Assets

In applying the acquisition method of accounting, amounts assigned to identifiable assets and liabilities acquired were based on estimated fair values as of the date of acquisition, with the remainder recorded as goodwill. Identifiable intangible assets are initially valued at fair value using generally accepted valuation methods appropriate for the type of intangible asset. Identifiable intangible assets with definite lives are amortized over their estimated useful lives and are reviewed for impairment if indicators of impairment arise. Intangible assets with indefinite lives are tested for impairment within one year of acquisitions or annually as of December 1, and whenever indicators of impairment exist. The fair value of intangible assets are compared with their carrying values, and an impairment loss would be recognized for the amount by which a carrying amount exceeds its fair value.

Acquired identifiable intangible assets are amortized over the following periods:

Acquired intangible Asset	Amortization Basis	Expected Life (years)
Customer-Related	Straight-line basis	5-15
Marketing-Related	Straight-line basis	5

Long-Lived Assets

We review our property and equipment and any identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The test for impairment is required to be performed by management at least annually. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted operating cash flow expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Derivative Instrument Liability

We account for derivative instruments in accordance with ASC 815, Derivatives and Hedging, which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other financial instruments or contracts, and requires recognition of all derivatives on the balance sheet at fair value, regardless of hedging relationship designation. Accounting for changes in fair value of the derivative instruments depends on whether the derivatives qualify as hedge relationships and the types of relationships designated are based on the exposures hedged.

Recent Accounting Pronouncements

In January 2017, the Financial Accounting Standards Board issued ASU No. 2017-04, Intangibles - Goodwill and Other: Simplifying the Test for Goodwill Impairment. To simplify the subsequent measurement of goodwill, the update requires only a single-step quantitative test to identify and measure impairment based on the excess of a reporting unit's carrying amount over its fair value. A qualitative assessment may still be completed first for an entity to determine if a quantitative impairment test is necessary. The update is effective for fiscal year 2021 and is to be adopted on a prospective basis. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. We will test goodwill for impairment within one year of the acquisition or annually as of December 1, and whenever indicators of impairment exist.

In June 2016, the Financial Accounting Standards Board issued ASU 2016-13 Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. ASU 2016-13 is effective for annual reporting periods, and interim periods within those years beginning after December 15, 2019. This pronouncement was amended under ASU 2019-10 to allow an extension on the adoption date for entities that qualify as a small reporting company. We have elected this extension and the effective date for our company to adopt this standard will be for fiscal years beginning after December 15, 2022. We have not completed our assessment of the standard but do not expect the adoption to have a material impact on our consolidated financial position, results of operations, or cash flows.

OUR CORPORATE STRUCTURE AND HISTORY

Our company is a Delaware limited liability company that was formed on January 22, 2013. Your rights as a holder of common shares, and the fiduciary duties of our board of directors and executive officers, and any limitations relating thereto, are set forth in the operating agreement governing our company and may differ from those applying to a Delaware corporation. However, subject to certain exceptions, the documents governing our company specify that the duties of our directors and officers will be generally consistent with the duties of directors and officers of a Delaware corporation.

Our company is classified as a partnership for U.S. federal income tax purposes. Under the partnership income tax provisions, our company will not incur any U.S. federal income tax liability; rather, each of our shareholders will be required to take into account his or her allocable share of company income, gain, loss, and deduction. As a holder of our shares, you may not receive cash distributions sufficient in amount to cover taxes in respect of your allocable share of our company’s net taxable income. Our company will file a partnership return with the IRS and will issue tax information, including a Schedule K-1, to you that describes your allocable share of our company’s income, gain, loss, deduction, and other items. The U.S. federal income tax rules that apply to partnerships are complex and complying with the reporting requirements may require significant time and expense. See “Material U.S. Federal Income Tax Considerations” for more information.

Our company currently has three classes of limited liability company interests - the common shares, the series A senior convertible preferred shares and the allocation shares. All of our allocation shares have been and will continue to be held by our manager. See “Description of Securities” for more information about our shares.

On March 3, 2017, our newly formed wholly-owned subsidiary 1847 Neese acquired all of the issued and outstanding capital stock of Neese for an aggregate purchase price of $6,655,000, consisting of: (i) $2,225,000 in cash, subject to certain adjustments; (ii) 450 shares of the common stock of 1847 Neese, valued by the parties at $1,530,000, constituting 45% of its capital stock; (iii) the issuance of a vesting promissory note in the principal amount of $1,875,000 (which was determined to have a fair value of $395,634) due June 30, 2020; and (iv) the issuance of a short-term promissory note in the principal amount of $1,025,000 due March 3, 2018. As a result of this transaction, we own 55% of 1847 Neese, with the remaining 45% held by third parties. 1847 Neese was formed in the State of Delaware on October 11, 2016 and Neese was formed in the State of Iowa in January 1993.

On April 5, 2019, our newly formed indirect wholly-owned subsidiary Goedeker acquired substantially all of the assets of Goedeker Television for an aggregate purchase price of $6,200,000 consisting of: (i) $1,500,000 in cash, subject to adjustment; (ii) the issuance of a promissory note in the principal amount of $4,100,000; and (iii) up to $600,000 in earn out payments. As additional consideration, our newly formed wholly-owned subsidiary 1847 Holdco issued to each of the stockholders of Goedeker Television a number of shares of its common stock equal to a 11.25% non-dilutable interest in all of the issued and outstanding stock of 1847 Holdco as of the closing date. Following this transaction, we owned 70% of 1847 Holdco, with the remaining 30% held by third parties. 1847 Holdco was formed in the State of Delaware on March 20, 2019 and Goedeker was formed in the State of Delaware on January 10, 2019.

On August 4, 2020, 1847 Holdco distributed all of its shares of Goedeker to its stockholders in accordance with their pro rata ownership in 1847 Holdco, after which time 1847 Holdco was dissolved. Following this transaction, and the closing of Goedeker’s IPO on August 4, 2020, we owned approximately 54.41% of Goedeker.

On October 23, 2020, we distributed all of the shares of Goedeker that we held to our shareholders. As a result of this distribution, Goedeker is no longer a subsidiary of our company.

On May 28, 2020, our newly formed wholly-owned subsidiary 1847 Asien acquired all of the issued and outstanding capital stock of Asien’s for an aggregate purchase price of $1,918,000 consisting of: (i) $233,000 in cash, subject to adjustment; (ii) the issuance of an amortizing promissory note in the principal amount of $200,000; (iii) the issuance of a demand promissory note in the principal amount of $655,000; and (iv) 415,000 common shares of our company, having a mutually agreed upon value of $830,000, which may be repurchased by 1847 Asien for a period of one year following the closing at a purchase price of $2.50 per share. These shares were repurchased on July 29, 2020. As a result of this transaction, we own 95% of 1847 Asien, with the remaining 5% held by a third party. 1847 Asien was formed in the State of Delaware on March 24, 2020 and Asien’s was formed in the State of California on February 6, 2004.

On September 30, 2020, our newly formed wholly-owned subsidiary 1847 Cabinet acquired all of the issued and outstanding capital stock of Kyle’s for an aggregate purchase price of $6,650,000 (subject to adjustment) consisting of: (i) $4,200,000 in cash, (ii) an 8% contingent subordinated note in the aggregate principal amount of $1,050,000, and (iii) 700,000 common shares of our company, having a mutually agreed upon value of $1,400,000. As a result of this transaction, we own 92.5% of 1847 Cabinet, with the remaining 7.5% held by a third party. 1847 Cabinet was formed in the State of Delaware on August 21, 2020 and Kyle’s was formed in the State of Idaho on May 7, 1991.

The following chart depicts our current organizational structure:

See “Our Manager” for more details regarding the ownership of our manager.

OUR MANAGER

Overview of Our Manager

Our manager, 1847 Partners LLC, is a Delaware limited liability company. It has two classes of limited liability interests known as Class A interests and Class B interests. The Class A interests, which give the holder the right to the profit allocation received by our manager as a result of holding our allocation shares, are owned in their entirety by 1847 Partners Class A Member LLC; and the Class B interests, which give the holder the right to all other profits or losses of our manager, including the management fee payable to our manager by us, are owned in their entirety by 1847 Partners Class B Member LLC. 1847 Partners Class A Member LLC is owned 52% by Ellery W. Roberts, our Chief Executive Officer, 38% by 1847 Founders Capital LLC, which is owned by Edward J. Tobin, and approximately 9% by Louis A. Bevilacqua, the managing member of Bevilacqua PLLC, outside counsel to our company, with the balance being owned by a former contractor to such law firm. 1847 Partners Class B Member LLC is owned 54% by Ellery W. Roberts, 36% by 1847 Founders Capital LLC and 10% by Louis A. Bevilacqua. Mr. Roberts is also the sole manager of both entities. In the future, Mr. Roberts may cause 1847 Partners Class A Member LLC or 1847 Partners Class B Member LLC to issue units to employees of our manager to incentivize those employees by providing them with the ability to participate in our manager’s incentive allocation and management fee.

Key Personnel of Our Manager

The key personnel of our manager are Ellery W. Roberts, our Chief Executive Officer, and Edward J. Tobin. Please see “Management” for a description of the business experience of these individuals. Each of these individuals will be compensated entirely by our manager from the management fees it receives. As employees of our manager, these individuals devote a substantial majority of their time to the affairs of our company.

Collectively, the management team of our manager has more than 60 years of combined experience in acquiring and managing small businesses and has overseen the acquisitions and financing of over 50 businesses.

Acquisition and Disposition Opportunities

Our manager has exclusive responsibility for reviewing and making recommendations to our board of directors with respect to acquisition and disposition opportunities. If our manager does not originate an opportunity, our board of directors will seek a recommendation from our manager prior to making a decision concerning such opportunity. In the case of any acquisition or disposition opportunity that involves an affiliate of our manager or us, our nominating and corporate governance committee, or, if we do not have such a committee, the independent members of our board of directors, will be required to authorize and approve such transaction.

Our manager will review each acquisition or disposition opportunity presented to our manager to determine if such opportunity satisfies the acquisition and disposition criteria established by our board of directors. The acquisition and disposition criteria provide that our manager will review each acquisition opportunity presented to it to determine if such opportunity satisfies our company’s acquisition and disposition criteria, and if it is determined, in our manager’s sole discretion, that an opportunity satisfies the criteria, our manager will refer the opportunity to our board of directors for its authorization and approval prior to the consummation of any such opportunity.

Our investment criteria include the following:

●	Revenue of at least $5.0 million

●	Current year EBITDA/Pre-tax Income of at least $1.5 million with a history of positive cash flow

●	Clearly identifiable “blueprint” for growth with the potential for break-out returns

●	Well-positioned companies within our core industry categories (consumer-driven, business-to-business, light manufacturing and specialty finance) with strong returns on capital

●	Opportunities wherein building management team, infrastructure and access to capital are the primary drivers of creating value

●	Headquartered in North America

We believe we will be able to acquire small businesses for multiples ranging from three to six times EBITDA. With respect to investment opportunities that do not fall within the criteria set forth above, our manager must first present such opportunities to our board of directors. Our board of directors and our manager will review these criteria from time to time and our board of directors may make changes and modifications to such criteria as our company makes additional acquisitions and dispositions.

If an acquisition opportunity is referred to our board of directors by our manager and our board of directors determines not to timely pursue such opportunity in whole or in part, any part of such opportunity that our company does not promptly pursue may be pursued by our manager or may be referred by our manager to any person, including affiliates of our manager. In this case, our manager is likely to devote a portion of its time to the oversight of this opportunity, including the management of a business that we do not own.

If there is a disposition, our manager must use its commercially reasonable efforts to manage a process through which the value of such disposition can be maximized, taking into consideration non-financial factors such as those relating to competition, strategic partnerships, potential favorable or adverse effects on us, our businesses, or our investments or any similar factors that may reasonably perceived as having a short- or long-term impact on our business, results of operations and financial condition.

Management Services Agreement

The management services agreement sets forth the services performed by our manager. Our manager performs such services subject to the oversight and supervision of our board of directors.

In general, our manager performs those services for our company that would be typically performed by the executive officers of a company. Specifically, our manager performs the following services, which we refer to as the management services, pursuant to the management services agreement:

●	manage the day-to-day business and operations of our company, including our liquidity and capital resources and compliance with applicable law;

●	identify, evaluate, manage, perform due diligence on, negotiate and oversee acquisitions of target businesses and any other investments;

●	evaluate and oversee the financial and operational performance of our businesses, including monitoring the business and operations of such businesses, and the financial performance of any other investments that we make;

●	provide, on our behalf, managerial assistance to our businesses;

●	evaluate, manage, negotiate and oversee dispositions of all or any part of any of our property, assets or investments, including disposition of all or any part of our businesses;

●	provide or second, as necessary, employees of our manager to serve as executive officers or other employees of our company or as members of our board of directors; and

●	perform any other services that would be customarily performed by executive officers and employees of a publicly listed or quoted company.

Our company and our manager have the right at any time during the term of the management services agreement to change the services provided by our manager. In performing management services, our manager has all necessary power and authority to perform, or cause to be performed, such services on behalf of our company, and, in this respect, our manager is the only provider of management services to our company. Nonetheless, our manager is required to obtain authorization and approval of our board of directors in all circumstances where executive officers of a corporation typically would be required to obtain authorization and approval of a corporation’s board of directors, including, for example, with respect to the consummation of an acquisition of a target business, the issuance of securities or the entry into credit arrangements.

While our Chief Executive Officer, Mr. Ellery W. Roberts, intends to devote substantially all of his time to the affairs of our company, neither Mr. Roberts, nor our manager, is expressly prohibited from investing in or managing other entities. In this regard, the management services agreement does not require our manager and its affiliates to provide management services to our company exclusively.

Secondment of Our Executive Officers

In accordance with the terms of the management services agreement, our manager may second to our company our executive officers, which means that these individuals will be assigned by our manager to work for us during the term of the management services agreement. Our board of directors has appointed Mr. Roberts as an executive officer of our company. Although Mr. Roberts is an employee of our manager, he will report directly, and be subject, to our board of directors. In this respect, our board of directors may, after due consultation with our manager, at any time request that our manager replace any individual seconded to our company and our manager will, as promptly as practicable, replace any such individual; however, our Chief Executive Officer, Mr. Roberts, controls our manager, which may make it difficult for our board of directors to completely sever ties with Mr. Roberts. Our manager and our board of directors may agree from time to time that our manager will second to our company one or more additional individuals to serve on behalf of our company, upon such terms as our manager and our board of directors may mutually agree.

Indemnification by our Company

Our company has agreed to indemnify and hold harmless our manager and its employees and representatives, including any individuals seconded to our company, from and against all losses, claims and liabilities incurred by our manager in connection with, relating to or arising out of the performance of any management services. However, our company will not be obligated to indemnify or hold harmless our manager for any losses, claims and liabilities incurred by our manager in connection with, relating to or arising out of (i) a breach by our manager or its employees or its representatives of the management services agreement, (ii) the gross negligence, willful misconduct, bad faith or reckless disregard of our manager or its employees or representatives in the performance of any of its obligations under the management services agreement, or (iii) fraudulent or dishonest acts of our manager or its employees or representatives with respect to our company or any of its businesses.

Termination of Management Services Agreement

Our board of directors may terminate the management services agreement and our manager’s appointment if, at any time:

●	a majority of our board of directors vote to terminate the management services agreement, and the holders of at least a majority of the outstanding shares (other than shares beneficially owned by our manager) then entitled to vote also vote to terminate the management services agreement;

●	neither Mr. Roberts nor his designated successor controls our manager, which change of control occurs without the prior written consent of our board of directors;

●	there is a finding by a court of competent jurisdiction in a final, non-appealable order that (i) our manager materially breached the terms of the management services agreement and such breach continued unremedied for 60 days after our manager receives written notice from our company setting forth the terms of such breach, or (ii) our manager (x) acted with gross negligence, willful misconduct, bad faith or reckless disregard in performing its duties and obligations under the management services agreement, or (y) engaged in fraudulent or dishonest acts in connection with the business or operations of our company;

●	our manager has been convicted of a felony under federal or state law, our board of directors finds that our manager is demonstrably and materially incapable of performing its duties and obligations under the management services agreement, and the holders of at least 66 2/3% of the then outstanding shares, other than shares beneficially owned by our manager, vote to terminate the management services agreement; or

●	there is a finding by a court of competent jurisdiction that our manager has (i) engaged in fraudulent or dishonest acts in connection with the business or operations of our company or (ii) acted with gross negligence, willful misconduct, bad faith or reckless disregard in performing its duties and obligations under the management services agreement, and the holders of at least 66 2/3% of the then outstanding shares (other than shares beneficially owned by our manager) vote to terminate the management services agreement.

In addition, our manager may resign and terminate the management services agreement at any time upon 120 days prior written notice to our company, and this right is not contingent upon the finding of a replacement manager. However, if our manager resigns, until the date on which the resignation becomes effective, it will, upon request of our board of directors, use reasonable efforts to assist our board of directors to find a replacement manager at no cost and expense to our company.

Upon the termination of the management services agreement, seconded officers, employees, representatives and delegates of our manager and its affiliates who are performing the services that are the subject of the management services agreement will resign their respective position with our company and cease to work at the date of such termination or at any other time as determined by our manager. Any director appointed by our manager may continue serving on our board of directors, subject to the terms of the operating agreement.

If we terminate the management services agreement, our company and its businesses have agreed to cease using the term “1847”, including any trademarks based on the name of our company that may be licensed to them by our manager, under the licensing provisions of the management services agreement, entirely in their businesses and operations within 180 days of such termination. Such licensing provisions of the management services agreement would require our company and its businesses to change their names to remove any reference to the term “1847” or any reference to trademarks licensed to them by our manager. In this respect, our right to use the term “1847” and related intellectual property is subject to licensing provisions between our manager, on the one hand, and our company and our businesses, on the other hand.

Except with respect to the termination fee payable to our manager due to a termination of the management services agreement based solely on a vote of our board of directors and our shareholders, no other termination fee is payable upon termination of the management services agreement for any other reason. See “—Our Manager as a Service Provider—Termination Fee” for more information about the termination fee payable upon termination of the management services agreement.

While termination of the management services agreement will not affect any terms and conditions, including those relating to any payment obligations, that exist under any offsetting management services agreements or transaction services agreements, such agreements will be terminable by our businesses upon 60 days prior written notice and there will be no termination or other similar fees due upon such termination. Notwithstanding termination of the management services agreement, our manager will maintain its rights with respect to the allocation shares it then owns, including its rights under the supplemental put provision of our operating agreement. See “—Our Manager as an Equity Holder—Supplemental Put Provision” for more information on our manager’s put right with respect to the allocation shares.

Our Relationship with Our Manager, Manager Fees and Manager Profit Allocation

Our relationship with our manager is based on our manager having two distinct roles: first, as a service provider to us and, second, as an equity holder of the allocation shares.

As a service provider, our manager performs a variety of services for us, which entitles it to receive a management fee. As holder of our company’s allocation shares, our manager has the right to a preferred distribution in the form of a profit allocation upon the occurrence of certain events. Our manager paid $1,000 for the allocation shares. In addition, our manager will have the right to cause our company to purchase the allocation shares then owned by our manager upon termination of the management services agreement.

These relationships with our manager are governed principally by the following agreements:

●	the management services agreements relating to the services our manager performs for us and our businesses; and

●	our company’s operating agreement relating to our manager’s rights with respect to the allocation shares it owns and which contains the supplemental put provision relating to our manager’s right to cause our company to purchase the allocation shares it owns.

We also expect that our manager will enter into offsetting management services agreements and transaction services agreements with our businesses directly. These agreements, and some of the material terms relating thereto, are discussed in more detail below. The management fee, profit allocation and put price under the supplemental put provision will be payment obligations of our company and, as a result, will be paid, along with other company obligations, prior to the payment of distributions to common shareholders.

The following table provides a simplified description of the fees and profit allocation rights held by our manager. Further detail is provided in the following subsections.

Description	Fee Calculation	Payment Term
Management Fees

Determined by management services agreement	0.5% of adjusted net assets (2.0% annually)	Quarterly

Determined by offsetting management services agreement	Payment of fees by our subsidiary businesses that result in a dollar for dollar reduction of manager fees paid by us to our manager such that our manager cannot receive duplicate fees from both us and our subsidiary	Quarterly

Termination fee – determined by management services agreement	Accumulated management fee paid in the preceding 4 fiscal quarters multiplied by 2. Paid only upon termination by our board and a majority in interest of our shareholders

Determined by management services agreement	Reimbursement of manager’s costs and expenses in providing services to us, but not including: (1) costs of overhead; (2) due diligence and other costs for potential acquisitions our board of directors does not approve pursuing or that are required by acquisition target to be reimbursed under a transaction services agreement; and (3) certain seconded officers and employees	Ongoing

Transaction Services Fees

Acquisition services of target businesses or disposition of subsidiaries – fees determined by transaction services agreements	2.0% of aggregate purchase price up to $50 million; plus 1.5% of aggregate purchase price in excess of $50 million and up to and equal to $100 million; plus 1.0% of aggregate purchase price in excess of $100 million	Per transaction

Manager profit allocation determined by our operating agreement

20% of certain profits and gains on a sale of subsidiary after clearance of the 8% annual hurdle rate 8% hurdle rate determined for any subsidiary by multiplying the subsidiary’s average quarterly share of our assets by an 8% annualized rate

Sale of a material amount of capital stock or assets of one of our businesses or subsidiaries.

Holding event: at the option of our manager, for the 30 day period following the 5th anniversary of an acquired business (but only based on historical profits of the business)

Our Manager as a Service Provider

Management Fee

Our company will pay our manager a quarterly management fee equal to 0.5% (2.0% annualized) of its adjusted net assets, as discussed in more detail below (which we refer to as the parent management fee).

Subject to any adjustments discussed below, for performing management services under the management services agreement during any fiscal quarter, our company will pay our manager a management fee with respect to such fiscal quarter. The management fee to be paid with respect to any fiscal quarter will be calculated as of the last day of such fiscal quarter, which we refer to as the calculation date. The management fee will be calculated by an administrator, which will be our manager so long as the management services agreement is in effect. The amount of any management fee payable by our company as of any calculation date with respect to any fiscal quarter will be (i) reduced by the aggregate amount of any offsetting management fees, if any, received by our manager from any of our businesses with respect to such fiscal quarter, (ii) reduced (or increased) by the amount of any over-paid (or under-paid) management fees received by (or owed to) our manager as of such calculation date, and (iii) increased by the amount of any outstanding accrued and unpaid management fees.

As an obligation of our company, the management fee will be paid prior to the payment of distributions to our common shareholders. If we do not have sufficient liquid assets to pay the management fee when due, we may be required to liquidate assets or incur debt in order to pay the management fee.

Offsetting Management Services Agreements

Pursuant to the management services agreement, we have agreed that our manager may, at any time, enter into offsetting management services agreements with our businesses pursuant to which our manager may perform services that may or may not be similar to management services. Any fees to be paid by one of our businesses pursuant to such agreements are referred to as offsetting management fees and will offset, on a dollar-for-dollar basis, the management fee otherwise due and payable by our company under the management services agreement with respect to a fiscal quarter. The management services agreement provides that the aggregate amount of offsetting management fees to be paid to our manager with respect to any fiscal quarter shall not exceed the management fee to be paid to our manager with respect to such fiscal quarter.

Our manager entered into offsetting management services agreements with 1847 Neese, Goedeker, 1847 Asien and 1847 Cabinet and may enter into offsetting management services agreements with our future subsidiaries, which agreements would be in the form prescribed by our management services agreement.

The services that our manager will provide to future subsidiaries under the offsetting management services agreements will include: conducting general and administrative supervision and oversight of the subsidiary’s day-to-day business and operations, including, but not limited to, recruiting and hiring of personnel, administration of personnel and personnel benefits, development of administrative policies and procedures, establishment and management of banking services, managing and arranging for the maintaining of liability insurance, arranging for equipment rental, maintenance of all necessary permits and licenses, acquisition of any additional licenses and permits that become necessary, participation in risk management policies and procedures; and overseeing and consulting with respect to our business and operational strategies, the implementation of such strategies and the evaluation of such strategies, including, but not limited to, strategies with respect to capital expenditure and expansion programs, acquisitions or dispositions and product or service lines. If our manager and the subsidiary do not enter into an offsetting management services agreement, our manager will provide these services for our subsidiaries under our management services agreement.

The offsetting management fee paid to our manager for providing management services to a future subsidiary will vary.

1847 Neese entered into an offsetting management services agreement with our manager on March 3, 2017, Goedeker entered into an offsetting management services agreement with our manager on April 5, 2019, 1847 Asien entered into an offsetting management services agreement with our manager on May 28, 2020 and 1847 Cabinet entered into an offsetting management services agreement with our manager on August 21, 2020. Pursuant to the offsetting management services agreements, 1847 Neese appointed our manager to provide certain services to it for a quarterly management fee equal to $62,500, Goedeker appointed our manager to provide certain services to it for a quarterly management fee equal to $62,500, 1847 Asien appointed our manager to provide certain services to it for a quarterly management fee equal to the greater of $75,000 or 2% of adjusted net assets (as defined in the management services agreement) and 1847 Cabinet appointed our manager to provide certain services to it for a quarterly management fee equal to the greater of $75,000 or 2% of adjusted net assets (as defined in the management services agreement); provided, however, in each case that (i) pro rated payments shall be made in the first quarter and the last quarter of the term, (ii) if the aggregate amount of management fees paid or to be paid by 1847 Neese, Goedeker, 1847 Asien or 1847 Cabinet, together with all other management fees paid or to be paid by all other subsidiaries of our company to our manager, in each case, with respect to any fiscal year exceeds, or is expected to exceed, 9.5% of our gross income with respect to such fiscal year, then the management fee to be paid by 1847 Neese, Goedeker, 1847 Asien or 1847 Cabinet for any remaining fiscal quarters in such fiscal year shall be reduced, on a pro rata basis determined by reference to the management fees to be paid to our manager by all of our subsidiaries, until the aggregate amount of the management fee paid or to be paid by 1847 Neese, Goedeker, 1847 Asien or 1847 Cabinet, together with all other management fees paid or to be paid by all other subsidiaries to our manager, in each case, with respect to such fiscal year, does not exceed 9.5% of our gross income with respect to such fiscal year, and (iii) if the aggregate amount the management fee paid or to be paid by 1847 Neese, Goedeker, 1847 Asien or 1847 Cabinet, together with all other management fees paid or to be paid by all other subsidiaries to our manager, in each case, with respect to any fiscal quarter exceeds, or is expected to exceed, the parent management fee with respect to such fiscal quarter, then the management fee to be paid by 1847 Neese, Goedeker, 1847 Asien or 1847 Cabinet for such fiscal quarter shall be reduced, on a pro rata basis, until the aggregate amount of the management fee paid or to be paid by 1847 Neese, Goedeker, 1847 Asien or 1847 Cabinet, together with all other management fees paid or to be paid by all other subsidiaries of to our manager, in each case, with respect to such fiscal quarter, does not exceed the parent management fee calculated and payable with respect to such fiscal quarter.

Notwithstanding the foregoing, under terms of a term loan from Home State Bank, no fees may be paid to our manager under the 1847 Neese offsetting management services agreement without permission of the bank, which our does not expect to be granted within the forthcoming year.

Each of 1847 Neese, Goedeker, 1847 Asien or 1847 Cabinet shall also reimburse our manager for all of its costs and expenses which are specifically approved by its board of directors, including all out-of-pocket costs and expenses, which are actually incurred by our manager or its affiliates on behalf of 1847 Neese, Goedeker, 1847 Asien or 1847 Cabinet in connection with performing services under the offsetting management services agreements.

The services provided by our manager include: conducting general and administrative supervision and oversight of day-to-day business and operations, including, but not limited to, recruiting and hiring of personnel, administration of personnel and personnel benefits, development of administrative policies and procedures, establishment and management of banking services, managing and arranging for the maintaining of liability insurance, arranging for equipment rental, maintenance of all necessary permits and licenses, acquisition of any additional licenses and permits that become necessary, participation in risk management policies and procedures; and overseeing and consulting with respect to business and operational strategies, the implementation of such strategies and the evaluation of such strategies, including, but not limited to, strategies with respect to capital expenditure and expansion programs, acquisitions or dispositions and product or service lines.

Example of Calculation of Management Fee with Adjustment for Offsetting Management Fees

In order to better understand how the management fee is calculated, we are providing the following example:

Quarterly management fee:		(in thousands)
1	Consolidated total assets	$100,000
2	Consolidated accumulation amortization of intangibles	5,000
3	Total cash and cash equivalents	5,000
4	Adjusted total liabilities	(10,000)
5	Adjusted net assets (Line 1 + Line 2 – Line 3 – Line 4)	90,000
6	Multiplied by quarterly rate	0.5%
7	Quarterly management fee	$450

Offsetting management fees:
8	Acquired company A offsetting management fees	$(100)
9	Acquired company B offsetting management fees	(100)
10	Acquired company C offsetting management fees	(100)
11	Acquired company D offsetting management fees	(100)
12	Total offsetting management fees (Line 8 + Line 9 – Line 10 – Line 11)	(400)
13	Quarterly management fee payable by Company (Line 7 + Line 12)	$50

The foregoing example provides hypothetical information only and does not intend to reflect actual or expected management fee amounts.

For purposes of the calculation of the management fee:

●	“Adjusted net assets” will be equal to, with respect to our company as of any calculation date, the sum of (i) consolidated total assets (as determined in accordance with GAAP) of our company as of such calculation date, plus (ii) the absolute amount of consolidated accumulated amortization of intangibles (as determined in accordance with GAAP) for our company as of such calculation date, minus (iii) total cash and cash equivalents, minus (iv) the absolute amount of adjusted total liabilities of our company as of such calculation date.

●	“Adjusted total liabilities” will be equal to, with respect to our company as of any calculation date, our company’s consolidated total liabilities (as determined in accordance with GAAP) as of such calculation date after excluding the effect of any outstanding third party indebtedness of our company.

●	“Quarterly management fee” will be equal to, as of any calculation date, the product of (i) 0.5%, multiplied by (ii) our company’s adjusted net assets as of such calculation date; provided, however, that with respect to any fiscal quarter in which the management services agreement is terminated, our company will pay our manager a management fee with respect to such fiscal quarter equal to the product of (i)(x) 0.5%, multiplied by (y) our company’s adjusted net assets as of such calculation date, multiplied by (ii) a fraction, the numerator of which is the number of days from and including the first day of such fiscal quarter to but excluding the date upon which the management services agreement is terminated and the denominator of which is the number of days in such fiscal quarter.

●	“Total offsetting management fees” will be equal to, as of any calculation date, fees paid to our manager by the businesses that we acquire in the future under separate offsetting management services agreements.

Transaction Services Agreements

Pursuant to the management services agreement, we have agreed that our manager may, at any time, enter into transaction services agreements with any of our businesses relating to the performance by our manager of certain transaction-related services in connection with the acquisitions of target businesses by our company or its businesses or dispositions of our company’s or its businesses’ property or assets. These services may include those customarily performed by a third-party investment banking firm or similar financial advisor, which may or may not be similar to management services, in connection with the acquisition of target businesses by us or our subsidiaries or disposition of subsidiaries or any of our property or assets or those of our subsidiaries. In connection with providing transaction services, our manager will generally receive a fee equal to the sum of (i) 2.0% of the aggregate purchase price of the target business up to and equal to $50 million, plus (ii) 1.5% of the aggregate purchase price of the target business in excess of $50 million and up to and equal to $100 million, plus (iii) 1.0% of the aggregate purchase price over $100 million, subject to annual review by our board of directors. The purchase price of a target business shall be defined as the aggregate amount of consideration, including cash and the value of any shares issued by us on the date of acquisition, paid for the equity interests of such target business plus the aggregate principal amount of any debt assumed by us of the target business on the date of acquisition or any similar formulation. The other terms and conditions relating to the performance of transaction services will be established in accordance with market practice.

Our manager may enter into transaction services agreements with our subsidiaries and future subsidiaries, which agreements would be in the form prescribed by our management services agreement.

The services that our manager will provide to our subsidiaries and future subsidiaries under the transaction services agreements will include the following services that would be provided in connection with a specific transaction identified at the time that the transaction services agreement is entered into: reviewing, evaluating and otherwise familiarizing itself and its affiliates with the business, operations, properties, financial condition and prospects of the future subsidiary and its target acquisition and preparing documentation describing the future subsidiary’s operations, management, historical financial results, projected financial results and any other relevant matters and presenting such documentation and making recommendations with respect thereto to certain of our manager’s affiliates.

Any fees received by our manager pursuant to such a transaction services agreement will be in addition to the management fee payable by our company pursuant to the management services agreement and will not offset the payment of such management fee. A transaction services agreement with any of our businesses may provide for the reimbursement of costs and expenses incurred by our manager in connection with the acquisition of such businesses.

Transaction services agreements will be reviewed, authorized and approved by our company’s board of directors on an annual basis.

Reimbursement of Expenses

Our company will be responsible for paying costs and expenses relating to its business and operations. Our company agreed to reimburse our manager during the term of the management services agreement for all costs and expenses of our company that are incurred by our manager or its affiliates on behalf of our company, including any out-of-pocket costs and expenses incurred in connection with the performance of services under the management services agreement, and all costs and expenses the reimbursement of which are specifically approved by our company’s board of directors.

Our company will not be obligated or responsible for reimbursing or otherwise paying for any costs or expenses relating to our manager’s overhead or any other costs and expenses relating to our manager’s conduct of its business and operations. Also, our company will not be obligated or responsible for reimbursing our manager for costs and expenses incurred by our manager in the identification, evaluation, management, performance of due diligence on, negotiation and oversight of potential acquisitions of new businesses for which our company (or our manager on behalf of our company) fails to submit an indication of interest or letter of intent to pursue such acquisition, including costs and expenses relating to travel, marketing and attendance of industry events and retention of outside service providers relating thereto. In addition, our company will not be obligated or responsible for reimbursing our manager for costs and expenses incurred by our manager in connection with the identification, evaluation, management, performance of due diligence on, negotiating and oversight of an acquisition by our company if such acquisition is actually consummated and the business so acquired entered into a transaction services agreement with our manager providing for the reimbursement of such costs and expenses by such business. In this respect, the costs and expenses associated with the pursuit of add-on acquisitions for our company may be reimbursed by any businesses so acquired pursuant to a transaction services agreement.

All reimbursements will be reviewed and, in certain circumstances, approved by our company’s board of directors on an annual basis in connection with the preparation of year-end financial statements.

Termination Fee

We will pay our manager a termination fee upon termination of the management services agreement if such termination is based solely on a vote of our company’s board of directors and our shareholders; no other termination fee will be payable to our manager in connection with the termination of the management services agreement for any other reason. The termination fee that is payable to our manager will be equal to the product of (i) two (2) multiplied by (ii) the sum of the amount of the quarterly management fees calculated with respect to the four fiscal quarters immediately preceding the termination date of the management services agreement. The termination fee will be payable in eight equal quarterly installments, with the first such installment being paid on or within five (5) business days of the last day of the fiscal quarter in which the management services agreement was terminated and each subsequent installment being paid on or within five (5) business days of the last day of each subsequent fiscal quarter, until such time as the termination fee is paid in full to our manager.

Our Manager as an Equity Holder

Manager’s Profit Allocation

Our manager owns 100% of the allocation shares of our company, which generally will entitle our manager to receive a 20% profit allocation as a form of preferred distribution. Upon the sale of a company subsidiary, our manager will be paid a profit allocation if the sum of (i) the excess of the gain on the sale of such subsidiary over a high water mark plus (ii) the subsidiary’s net income since its acquisition by our company exceeds the 8% hurdle rate. The 8% hurdle rate is the product of (i) a 2% rate per quarter, multiplied by (ii) the number of quarters such subsidiary was held by our company, multiplied by (iii) the subsidiary’s average share (determined based on gross assets, generally) of our consolidated net equity (determined according to GAAP with certain adjustments). In certain circumstances, after a subsidiary has been held for at least 5 years, our manager may also trigger a profit allocation with respect to such subsidiary (determined based solely on the subsidiary’s net income since its acquisition). The calculation of the profit allocation and the rights of our manager, as the holder of the allocation shares, are governed by the operating agreement.

Our board will have the opportunity to review and approve the calculation of manager’s profit allocation when it becomes due and payable. Our manager will not receive a profit allocation on an annual basis. Instead, our manager will be paid a profit allocation only upon the occurrence of one of the following events, which we refer to collectively as the trigger events:

●	the sale of a material amount, as determined by our manager and reasonably consented to by a majority of our company’s board of directors, of the capital stock or assets of one of our businesses or a subsidiary of one of our businesses, which event we refer to as a sale event; or

●	at the option of our manager, for the 30-day period following the fifth anniversary of the date upon which we acquired a controlling interest in a business, which event we refer to as a holding event. If our manager elects to forego declaring a holding event with respect to such business during such period, then our manager may only declare a holding event with respect to such business during the 30-day period following each anniversary of such fifth anniversary date with respect to such business. Once declared, our manager may only declare another holding event with respect to a business following the fifth anniversary of the calculation date with respect to a previously declared holding event.

We believe this payment timing, rather than a method that provides for annual allocation payments, more accurately reflects the long-term performance of each of our businesses and is consistent with our intent to hold, manage and grow our businesses over the long term. We refer generally to the obligation to make this payment to our manager as the “profit allocation” and, specifically, to the amount of any particular profit allocation as the “manager’s profit allocation.”

Definitions used in, and an example of the calculation of profit allocation, are set forth in more detail below.

The amount of our manager’s profit allocation will be based on the extent to which the “total profit allocation amount” (as defined below) with respect to any business, as of the last day of any fiscal quarter in which a trigger event occurs, which date we refer to as the “calculation date”, exceeds the relevant hurdle amounts (as described below) with respect to such business, as of such calculation date. Our manager’s profit allocation will be calculated by an administrator, which will be our manager so long as the management services agreement is in effect, and such calculation will be subject to a review and approval process by our company’s board of directors. For this purpose, “total profit allocation amount” will be equal to, with respect to any business as of any calculation date, the sum of:

●	the contribution-based profit (as described below) of such business as of such calculation date, which will be calculated upon the occurrence of any trigger event with respect to such business; plus

●	the excess of the cumulative gains and losses of our company (as described below) over the high water mark (as described below) as of such calculation date, which will only be calculated upon the occurrence of a sale event with respect to such business, and not on a holding event (we generally expect this component to be the most significant component in calculating total profit allocation amount).

Specifically, manager’s profit allocation will be calculated and paid as follows:

●	manager’s profit allocation will not be paid with respect to a trigger event relating to any business if the total profit allocation amount, as of any calculation date, with respect to such business does not exceed such business’ level 1 hurdle amount (based on an 8% annualized hurdle rate, as described below), as of such calculation date; and

●	manager’s profit allocation will be paid with respect to a trigger event relating to any business if the total profit allocation amount, as of any calculation date, with respect to such business exceeds such business’ level 1 hurdle amount, as of such calculation date. Our manager’s profit allocation to be paid with respect to such calculation date will be equal to the sum of the following:

○	100% of such business’ total profit allocation amount, as of such calculation date, with respect to that portion of the total profit allocation amount that exceeds such business’ level 1 hurdle amount (\but is less than or equal to such business’ level 2 hurdle amount (which is based on a 10% annualized hurdle rate, as described below), in each case, as of such calculation date. We refer to this portion of the total profit allocation amount as the “catch-up.” The “catch-up” is intended to provide our manager with an overall profit allocation of 20% of the business’ total profit allocation amount until such business’ level 2 hurdle amount has been reached; plus

○	20% of the total profit allocation amount, as of such calculation date, that exceeds such business’ level 2 hurdle amount as of such calculation date; minus

○	the high water mark allocation, if any, as of such calculation date. The effect of deducting the high water mark allocation is to take into account profit allocations our manager has already received in respect of past gains attributable to previous sale events.

The administrator will calculate our manager’s profit allocation on or promptly following the relevant calculation date, subject to a “true-up” calculation upon availability of audited or unaudited consolidated financial statements, as the case may be, of our company to the extent not available on such calculation date. Any adjustment necessitated by the true-up calculation will be made in connection with the next calculation of manager’s profit allocation. Because of the length of time that may pass between trigger events, there may be a significant delay in our company’s ability to realize the benefit, if any, of a true-up of our manager’s profit allocation.

Once calculated, the administrator will submit the calculation of our manager’s profit allocation, as adjusted pursuant to any true-up, to our company’s board of directors for its review and approval. The board of directors will have ten business days to review and approve the calculation, which approval shall be automatic absent disapproval by the board of directors. Our manager’s profit allocation will be paid ten business days after such approval.

If the board of directors disapproves of the administrator’s calculation of manager’s profit allocation, the calculation and payment of manager’s profit allocation will be subject to a dispute resolution process, which may result in manager’s profit allocation being determined, at our company’s cost and expense, by two independent accounting firms. Any determination by such independent accounting firms will be conclusive and binding on our company and our manager.

We will also pay a tax distribution to our manager if our manager is allocated taxable income by our company but does not realize distributions from our company at least equal to the taxes payable by our manager resulting from allocations of taxable income. Any such tax distributions will be paid in a similar manner as profit allocations are paid.

For any fiscal quarter in which a trigger event occurs with respect to more than one business, the calculation of our manager’s profit allocation, including the components thereof, will be made with respect to each business in the order in which controlling interests in such businesses were acquired or obtained by our company and the resulting amounts shall be aggregated to determine the total amount of manager’s profit allocation. If controlling interests in two or more businesses were acquired at the same time and such businesses give rise to a calculation of manager’s profit allocation during the same fiscal quarter, then manager’s profit allocation will be further calculated separately for each such business in the order in which such businesses were sold.

As obligations of our company, profit allocations and tax distributions will be paid prior to the payment of distributions to our shareholders. If we do not have sufficient liquid assets to pay the profit allocations or tax distributions when due, we may be required to liquidate assets or incur debt in order to pay such profit allocation. Our manager will have the right to elect to defer the payment of our manager’s profit allocation due on any payment date. Once deferred, our manager may demand payment thereof upon 20 business days’ prior written notice.

Termination of the management services agreement, by any means, will not affect our manager’s rights with respect to the allocation shares that it owns, including its right to receive profit allocations, unless our manager exercises its put right to sell such allocation shares to our company.

Example of Calculation of Manager’s Profit Allocation

Our manager will receive a profit allocation at the end of the fiscal quarter in which a trigger event occurs, as follows (all dollar amounts are in millions):

Assumptions

Year 1:

Acquisition of Company A

Acquisition of Company B

Year 4

Company A (or assets thereof) sold for $25 capital gain (as defined below) over its net book value of assets at time of sale, which is a qualifying trigger event

Company A’s average allocated share of our consolidated net equity over its ownership is $50

Company A’s holding period in quarters is 12

Company A’s contribution-based profit since acquisition is $5

Year 6:

Company B’s contribution-based profit since acquisition is $7

Company B’s average allocated share of our consolidated net equity over its ownership is $25

Company B’s holding period in quarters is 20

Company B’s cumulative gains and losses are $20

Manager elects to have holding period measured for purposes of profit allocation for Company B

Profit Allocation Calculation:		Year 4 A, due to sale	Year 6 B, due to 5 year hold
1	Contribution-based profit since acquisition for respective subsidiary	$5	$7
2	Gain/ Loss on sale of company	25	0
3	Cumulative gains and losses	25	20
4	High water mark prior to transaction	0	20
5	Total Profit Allocation Amount (Line 1 + Line 3)	30	27
6	Business’ holding period in quarters since ownership or last measurement due to holding event	12	20
7	Business’ average allocated share of consolidated net equity	50	25
8	Business’ level 1 hurdle amount (2.00% * Line 6 * Line 7)	12	10
9	Business’ excess over level 1 hurdle amount (Line 5 – Line 8)	18	17
10	Business’ level 2 hurdle amount (125% * Line 8)	15	12.5
11	Allocated to manager as “catch-up” (Line 10 – Line 8)	3	2.5
12	Excess over level 2 hurdle amount (Line 9 – Line 11)	15	14.5
13	Allocated to manager from excess over level 2 hurdle amount (20% * Line 12)	3	2.9
14	Cumulative allocation to manager (Line 11 + Line 13)	6	5.4
15	High water mark allocation (20% * Line 4)	0	4
16	Manager’s Profit Allocation for Current Period (Line 14 – Line 15,> 0)	$6	$1.4

For purposes of calculating profit allocation:

●	An entity’s “adjusted net assets” will be equal to, as of any date, the sum of (i) such entity’s consolidated total assets (as determined in accordance with GAAP) as of such date, plus (ii) the absolute amount of such entity’s consolidated accumulated amortization of intangibles (as determined in accordance with GAAP) as of such date, minus (iii) the absolute amount of such entity’s adjusted total liabilities as of such date.

●	An entity’s “adjusted total liabilities” will be equal to, as of any date, such entity’s consolidated total liabilities (as determined in accordance with GAAP) as of such date after excluding the effect of any outstanding third party indebtedness of such entity.

●	A business’ “allocated share of our company’s overhead” will be equal to, with respect to any measurement period as of any calculation date, the aggregate amount of such business’ quarterly share of our company’s overhead for each fiscal quarter ending during such measurement period.

●	A business’ “average allocated share of our consolidated equity” will be equal to, with respect to any measurement period as of any calculation date, the average (i.e., arithmetic mean) of a business’ quarterly allocated share of our consolidated equity for each fiscal quarter ending during such measurement period.

●	“Capital gains” (i) means, with respect to any entity, capital gains (as determined in accordance with GAAP) that are calculated with respect to the sale of capital stock or assets of such entity and which sale gave rise to a sale event and the calculation of profit allocation and (ii) will be equal to the amount, adjusted for minority interests, by which (x) the net sales price of such capital stock or assets, as the case may be, exceeded (y) the net book value (as determined in accordance with GAAP) of such capital stock or assets, as the case may be, at the time of such sale, as reflected on our company’s consolidated balance sheet prepared in accordance with GAAP; provided, that such amount shall not be less than zero.

●	“Capital losses” (i) means, with respect to any entity, capital losses (as determined in accordance with GAAP) that are calculated with respect to the sale of capital stock or assets of such entity and which sale gave rise to a sale event and the calculation of profit allocation and (ii) will be equal to the amount, adjusted for minority interests, by which (x) the net book value (as determined in accordance with GAAP) of such capital stock or assets, as the case may be, at the time of such sale, as reflected on our consolidated balance sheet prepared in accordance with GAAP, exceeded (y) the net sales price of such capital stock or assets, as the case may be; provided, that such absolute amount thereof shall not be less than zero.

●	Our “consolidated net equity” will be equal to, as of any date, the sum of (i) our consolidated total assets (as determined in accordance with GAAP) as of such date, plus (ii) the aggregate amount of asset impairments (as determined in accordance with GAAP) that were taken relating to any businesses owned by us as of such date, plus (iii) our consolidated accumulated amortization of intangibles (as determined in accordance with GAAP), as of such date minus (iv) our consolidated total liabilities (as determined in accordance with GAAP) as of such date.

●	A business’ “contribution-based profits” will be equal to, for any measurement period as of any calculation date, the sum of (i) the aggregate amount of such business’ net income (loss) (as determined in accordance with GAAP and as adjusted for minority interests) with respect to such measurement period (without giving effect to (x) any capital gains or capital losses realized by such business that arise with respect to the sale of capital stock or assets held by such business and which sale gave rise to a sale event and the calculation of profit allocation or (y) any expense attributable to the accrual or payment of any amount of profit allocation or any amount arising under the supplemental put agreement, in each case, to the extent included in the calculation of such business’ net income (loss)), plus (ii) the absolute aggregate amount of such business’ loan expense with respect to such measurement period, minus (iii) the absolute aggregate amount of such business’ allocated share of our company’s overhead with respect to such measurement period.

●	Our “cumulative capital gains” will be equal to, as of any calculation date, the aggregate amount of capital gains realized by our company as of such calculation date, after giving effect to any capital gains realized by our company on such calculation date, since its inception.

●	Our “cumulative capital losses” will be equal to, as of any calculation date, the aggregate amount of capital losses realized by our company as of such calculation date, after giving effect to any capital losses realized by our company on such calculation date, since its inception.

●	Our “cumulative gains and losses” will be equal to, as of any calculation date, the sum of (i) the amount of cumulative capital gains as of such calculation date, minus (ii) the absolute amount of cumulative capital losses as of such calculation date.

●	The “high water mark” will be equal to, as of any calculation date, the highest positive amount of capital gains and losses as of such calculation date that were calculated in connection with a qualifying trigger event that occurred prior to such calculation date.

●	The “high water mark allocation” will be equal to, as of any calculation date, the product of (i) the amount of the high water mark as of such calculation date, multiplied by (ii) 20%.

●	A business’ “level 1 hurdle amount” will be equal to, as of any calculation date, the product of (i) (x) the quarterly hurdle rate of 2.00% (8% annualized), multiplied by (y) the number of fiscal quarters ending during such business’ measurement period as of such calculation date, multiplied by (ii) a business’ average allocated share of our consolidated equity for each fiscal quarter ending during such measurement period.

●	A business’ “level 2 hurdle amount” will be equal to, as of any calculation date, the product of (i) (x) the quarterly hurdle rate of 2.5% (10% annualized, which is 125% of the 8% annualized hurdle rate), multiplied by (y) the number of fiscal quarters ending during such business’ measurement period as of such calculation date, multiplied by (ii) a business’ average allocated share of our consolidated equity for each fiscal quarter ending during such measurement period.

●	A business’ “loan expense” will be equal to, with respect to any measurement period as of any calculation date, the aggregate amount of all interest or other expenses paid by such business with respect to indebtedness of such business to either our company or other company businesses with respect to such measurement period.

●	The “measurement period” will mean, with respect to any business as of any calculation date, the period from and including the later of (i) the date upon which we acquired a controlling interest in such business and (ii) the immediately preceding calculation date as of which contribution-based profits were calculated with respect to such business and with respect to which profit allocation were paid (or, at the election of the allocation member, deferred) by our company up to and including such calculation date.

●	Our company’s “overhead” will be equal to, with respect to any fiscal quarter, the sum of (i) that portion of our operating expenses (as determined in accordance with GAAP) (without giving effect to any expense attributable to the accrual or payment of any amount of profit allocation or any amount arising under the supplemental put agreement to the extent included in the calculation of our operating expenses), including any management fees actually paid by our company to our manager, with respect to such fiscal quarter that are not attributable to any of the businesses owned by our company (i.e., operating expenses that do not correspond to operating expenses of such businesses with respect to such fiscal quarter), plus (ii) our accrued interest expense (as determined in accordance with GAAP) on any outstanding third party indebtedness of our company with respect to such fiscal quarter, minus (iii) revenue, interest income and other income reflected in our unconsolidated financial statements as prepared in accordance with GAAP.

●	A “qualifying trigger event” will mean, with respect to any business, a trigger event that gave rise to a calculation of total profit allocation with respect to such business as of any calculation date and (ii) where the amount of total profit allocation so calculated as of such calculation date exceeded such business’ level 2 hurdle amount as of such calculation date.

●	A business’ “quarterly allocated share of our consolidated equity” will be equal to, with respect to any fiscal quarter, the product of (i) our consolidated net equity as of the last day of such fiscal quarter, multiplied by (ii) a fraction, the numerator of which is such business’ adjusted net assets as of the last day of such fiscal quarter and the denominator of which is the sum of (x) our adjusted net assets as of the last day of such fiscal quarter, minus (y) the aggregate amount of any cash and cash equivalents as such amount is reflected on our consolidated balance sheet as prepared in accordance with GAAP that is not taken into account in the calculation of any business’ adjusted net assets as of the last day of such fiscal quarter.

●	A business’ “quarterly share of our company’s overhead” will be equal to, with respect to any fiscal quarter, the product of (i) the absolute amount of our company’s overhead with respect to such fiscal quarter, multiplied by (ii) a fraction, the numerator of which is such business’ adjusted net assets as of the last day of such fiscal quarter and the denominator of which is our adjusted net assets as of the last day of such fiscal quarter.

●	An entity’s “third party indebtedness” means any indebtedness of such entity owed to any third party lenders that are not affiliated with such entity.

Supplemental Put Provision

In addition to the provisions discussed above, in consideration of our manager’s acquisition of the allocation shares, our operating agreement contains a supplemental put provision pursuant to which our manager will have the right to cause our company to purchase the allocation shares then owned by our manager upon termination of the management services agreement.

If the management services agreement is terminated at any time or our manager resigns, then our manager will have the right, but not the obligation, for one year from the date of such termination or resignation, as the case may be, to elect to cause our company to purchase all of the allocation shares then owned by our manager for the put price as of the put exercise date.

For purposes of this provision, the “put price” is equal to, as of any exercise date, (i) if we terminate the management services agreement, the sum of two separate, independently made calculations of the aggregate amount of manager’s profit allocation as of such exercise date or (ii) if our manager resigns, the average of two separate, independently made calculations of the aggregate amount of manager’s profit allocation as of such exercise date, in each case, calculated assuming that (x) all of the businesses are sold in an orderly fashion for fair market value as of such exercise date in the order in which the controlling interest in each business was acquired or otherwise obtained by our company, (y) the last day of the fiscal quarter ending immediately prior to such exercise date is the relevant calculation date for purposes of calculating manager’s profit allocation as of such exercise date. Each of the two separate, independently made calculations of our manager’s profit allocation for purposes of calculating the put price will be performed by a different investment bank that is engaged by our company at its cost and expense. The put price will be adjusted to account for a final “true-up” of our manager’s profit allocation.

Our manager and our company can mutually agree to permit our company to issue a note in lieu of payment of the put price when due; provided, that if our manager resigns and terminates the management services agreement, then our company will have the right, in its sole discretion, to issue a note in lieu of payment of the put price when due. In either case the note would have an aggregate principal amount equal to the put price, would bear interest at a rate of LIBOR plus 4.0% per annum, would mature on the first anniversary of the date upon which the put price was initially due, and would be secured by the then-highest priority lien available to be placed on our equity interests in each of our businesses.

Our company’s obligations under the put provision of our operating agreement are absolute and unconditional. In addition, our company will be subject to certain obligations and restrictions upon exercise of our manager’s put right until such time as our company’s obligations under the put provision of our operating agreement, including any related note, have been satisfied in full, including:

●	subject to our company’s right to issue a note in the circumstances described above, our company must use commercially reasonable efforts to raise sufficient debt or equity financing to permit our company to pay the put price or note when due and obtain approvals, waivers and consents or otherwise remove any restrictions imposed under contractual obligations or applicable law or regulations that have the effect of limiting or prohibiting our company from satisfying its obligations under the supplemental put agreement or note;

●	our manager will have the right to have a representative observe meetings of our company’s board of directors and have the right to receive copies of all documents and other information furnished to the board of directors;

●	our company and its businesses will be restricted in their ability to sell or otherwise dispose of their property or assets or any businesses they own and in their ability to incur indebtedness (other than in the ordinary course of business) without granting a lien on the proceeds therefrom to our manager, which lien will secure our company’s obligations under the put provision of our operating agreement or note; and

●	our company will be restricted in its ability to (i) engage in certain mergers or consolidations, (ii) sell, transfer or otherwise dispose of all or a substantial part of its business, property or assets or all or a substantial portion of the stock or beneficial ownership of its businesses or a portion thereof, (iii) liquidate, wind-up or dissolve, (iv) acquire or purchase the property, assets, stock or beneficial ownership or another person, or (v) declare and pay distributions to our common shareholders.

Our company also has agreed to indemnify our manager for any losses or liabilities it incurs or suffers in connection with, arising out of or relating to its exercise of its put right or any enforcement of terms and conditions of the supplemental put provision of our operating agreement.

As an obligation of our company, the put price will be paid prior to the payment of distributions to our shareholders. If we do not have sufficient liquid assets to pay the put price when due, we may be required to liquidate assets or incur debt in order to pay the put price.

Termination of the management services agreement, by any means, will not affect our manager’s rights with respect to the allocation shares that it owns. In this regard, our manager will retain its put right and its allocation shares after ceasing to serve as our manager. As a result, if we terminate our manager, regardless of the reason for such termination, it would retain the right to exercise the put right and demand payment of the put price.

OUR BUSINESS

Overview

We are an acquisition holding company focused on acquiring and managing a group of small businesses, which we characterize as those that have an enterprise value of less than $50 million, in a variety of different industries headquartered in North America. To date, we have completed four acquisitions.

In March 2017, our subsidiary 1847 Neese acquired Neese. Headquartered in Grand Junction, Iowa and founded in 1991, Neese is an established business specializing in providing a wide range of land application services and selling equipment and parts, primarily to the agricultural industry, but also to the construction and lawn and garden industries.

In April 2019, our subsidiary Goedeker acquired substantially all of the assets of Goedeker Television. As a result of this transaction, Goedeker acquired the former business of Goedeker Television, which was established in 1951, and continues to operate this business. Headquartered in St. Louis, Missouri, Goedeker is a one-stop e-commerce destination for home furnishings, including appliances, furniture, home goods and related products. On October 23, 2020, we distributed all of the shares of Goedeker that we held to our shareholders. As a result of this distribution, Goedeker is no longer a subsidiary of our company.

In May 2020, our subsidiary 1847 Asien acquired Asien’s. Asien’s has been in business since 1948 serving the North Bay area of Sonoma County, California. It provides a wide variety of appliance services, including sales, delivery/installation, in-home service and repair, extended warranties, and financing. Its main focus is delivering personal sales and exceptional service to its customers at competitive prices.

In September 2020, our subsidiary 1847 Cabinet acquired Kyle’s. Kyle’s is a leading custom cabinetry maker servicing contractors and homeowners since 1976 in Boise, Idaho and the surrounding area. Kyle’s focuses on designing, building, and installing custom cabinetry primarily for custom and semi-custom builders.

Through our structure, we offer investors an opportunity to participate in the ownership and growth of a portfolio of businesses that traditionally have been owned and managed by private equity firms, private individuals or families, financial institutions or large conglomerates. We believe that our management and acquisition strategies will allow us to achieve our goals to begin making and growing regular distributions to our common shareholders and increasing common shareholder value over time.

We seek to acquire controlling interests in small businesses that we believe operate in industries with long-term macroeconomic growth opportunities, and that have positive and stable earnings and cash flows, face minimal threats of technological or competitive obsolescence and have strong management teams largely in place. We believe that private company operators and corporate parents looking to sell their businesses will consider us to be an attractive purchaser of their businesses. We make these businesses our majority-owned subsidiaries and actively manage and grow such businesses. We expect to improve our businesses over the long term through organic growth opportunities, add-on acquisitions and operational improvements.

Market Opportunity

We acquire and manage small businesses, which we characterize as those that have an enterprise value of less than $50 million. We believe that the merger and acquisition market for small businesses is highly fragmented and provides significant opportunities to purchase businesses at attractive prices. For example, according to GF Data, platform acquisitions with enterprise values greater than $50.0 million commanded valuation premiums 30% higher than platform acquisitions with enterprise values less than $50.0 million (8.2x trailing twelve month adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) versus 6.3x trailing twelve month adjusted EBITDA, respectively).

We believe that the following factors contribute to lower acquisition multiples for small businesses:

●	there are typically fewer potential acquirers for these businesses;

●	third-party financing generally is less available for these acquisitions;

●	sellers of these businesses may consider non-economic factors, such as continuing board membership or the effect of the sale on their employees; and

●	these businesses are generally less frequently sold pursuant to an auction process.

We believe that our management team’s strong relationships with business brokers, investment and commercial bankers, accountants, attorneys and other potential sources of acquisition opportunities offers us substantial opportunities to purchase small businesses. See “Our Manager—Key Personnel of our Manager” for more information about our management team.

We also believe that significant opportunities exist to improve the performance of the businesses upon their acquisition. In the past, our manager has acquired businesses that are often formerly owned by seasoned entrepreneurs or large corporate parents. In these cases, our manager has frequently found that there have been opportunities to further build upon the management teams of acquired businesses. In addition, our manager has frequently found that financial reporting and management information systems of acquired businesses may be improved, both of which can lead to substantial improvements in earnings and cash flow. Finally, because these businesses tend to be too small to have their own corporate development efforts, we believe opportunities exist to assist these businesses in meaningful ways as they pursue organic or external growth strategies that were often not pursued by their previous owners.

Our Strategy

Our long-term goals are to begin making and growing regular distributions to our common shareholders and to increase common shareholder value over the long-term. We plan to continue focusing on acquiring businesses. Therefore, we intend to continue to identify, perform due diligence on, negotiate and consummate platform acquisitions of small businesses in attractive industry sectors.

Unlike buyers of small businesses that rely on significant leverage to consummate acquisitions (as demonstrated by the data below), we plan to limit the use of third party (i.e., external) acquisition leverage so that our debt will not exceed the market value of the assets we acquire and so that our debt to EBITDA ratio will not exceed 1.25x to 1 for our operating subsidiaries. We believe that limiting leverage in this manner will avoid the imposition on stringent lender controls on our operations that would otherwise potentially hamper the growth of our operating subsidiaries and otherwise harm our business even during times when we have positive operating cash flows. Additionally, in our experience, leverage rarely leads to “break-out” returns and often creates negative return outcomes that are not correlated with the profitability of the business.

Source: GF Data M&A Report (May 2019)

EQUITY AND DEBT —$10–25 MILLION TEV

100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
44.4%
17.0%
38.6%
44.2%
10.4%
45.4%
52.9%
8.0%
39.2%
45.5%
11.2%
43.3%
61.1%
2.3%
36.6%
2015
2016
2017
20187
2019 YTD
Senior Debt
Sub Debt
Equity

Source: GF Data Leverage Report (May 2019)

Management Strategy

Our management strategy involves the identification, performance of due diligence, negotiation and consummation of acquisitions. After acquiring businesses, we attempt to grow the businesses both organically and through add-on or bolt-on acquisitions. Add-on or bolt-on acquisitions are acquisitions by a company of other companies in the same industry. Following the acquisition of companies, we seek to grow the earnings and cash flow of acquired companies and, in turn, begin making and growing regular distributions to our common shareholders and to increase common shareholder value over time. We believe we can increase the cash flows of our businesses by applying our intellectual capital to improve and grow our businesses.

We seek to acquire and manage small businesses. We believe that the merger and acquisition market for small businesses is highly fragmented and provides opportunities to purchase businesses at attractive prices. We believe we will be able to acquire small businesses for multiples ranging from three to six times EBITDA. We also believe, and our manager has historically found, that significant opportunities exist to improve the performance of these businesses upon their acquisition.

In general, our manager oversees and supports the management team of our businesses by, among other things:

●	recruiting and retaining managers to operate our businesses by using structured incentive compensation programs, including minority equity ownership, tailored to each business;

●	regularly monitoring financial and operational performance, instilling consistent financial discipline, and supporting management in the development and implementation of information systems;

●	assisting the management teams of our businesses in their analysis and pursuit of prudent organic growth strategies;

●	identifying and working with business management teams to execute on attractive external growth and acquisition opportunities;

●	identifying and executing operational improvements and integration opportunities that will lead to lower operating costs and operational optimization;

●	providing the management teams of our businesses the opportunity to leverage our experience and expertise to develop and implement business and operational strategies; and

●	forming strong subsidiary level boards of directors to supplement management teams in their development and implementation of strategic goals and objectives.

We also believe that our long-term perspective provides us with certain additional advantages, including the ability to:

●	recruit and develop management teams for our businesses that are familiar with the industries in which our businesses operate;

●	focus on developing and implementing business and operational strategies to build and sustain shareholder value over the long term;

●	create sector-specific businesses enabling us to take advantage of vertical and horizontal acquisition opportunities within a given sector;

●	achieve exposure in certain industries in order to create opportunities for future acquisitions; and

●	develop and maintain long-term collaborative relationships with customers and suppliers.

We intend to continually increase our intellectual capital as we operate our businesses and acquire new businesses and as our manager identifies and recruits qualified operating partners and managers for our businesses.

Acquisition Strategy

Our acquisition strategies involve the acquisition of small businesses in various industries that we expect will produce positive and stable earnings and cash flow, as well as achieve attractive returns on our invested capital. In this respect, we expect to make acquisitions in industries wherein we believe an acquisition presents an attractive opportunity from the perspective of both (i) return on assets or equity and (ii) an easily identifiable path for growing the acquired businesses. We believe that attractive opportunities will increasingly present themselves as private sector owners seek to monetize their interests in longstanding and privately held businesses and large corporate parents seek to dispose of their “non-core” operations.

We believe that the greatest opportunities for generating consistently positive annual returns and, ultimately, residual returns on capital invested in acquisitions will result from targeting capital light businesses operating in niche geographical markets with a clearly identifiable competitive advantage within the following industries: business services, consumer services, consumer products, consumable industrial products, industrial services, niche light manufacturing, distribution, alternative/specialty finance and in select cases, specialty retail. While we believe that the professional experience of our management team within the industries identified above will offer the greatest number of acquisition opportunities, we will not eschew opportunities if a business enjoys an inarguable moat around its products and services in an industry which our management team may have less familiarity.

From a financial perspective, we expect to make acquisitions of small businesses that are stable, have minimal bad debt, and strong accounts receivable. In addition, we expect to acquire companies that have been able to generate positive pro forma cash available for distribution for a minimum of three years prior to acquisition. Our previous acquisitions met these acquisition criteria.

We benefit from our manager’s ability to identify diverse acquisition opportunities in a variety of industries. In addition, we rely upon our management teams’ experience and expertise in researching and valuing prospective target businesses, as well as negotiating the ultimate acquisition of such target businesses. In particular, because there may be a lack of information available about these target businesses, which may make it more difficult to understand or appropriately value such target businesses, our manager will:

●	engage in a substantial level of internal and third-party due diligence;

●	critically evaluate the management team;

●	identify and assess any financial and operational strengths and weaknesses of any target business;

●	analyze comparable businesses to assess financial and operational performances relative to industry competitors;

●	actively research and evaluate information on the relevant industry; and

●	thoroughly negotiate appropriate terms and conditions of any acquisition.

The process of acquiring new businesses is time-consuming and complex. Our manager has historically taken from 2 to 24 months to perform due diligence on, negotiate and close acquisitions. Although we expect our manager to be at various stages of evaluating several transactions at any given time, there may be significant periods of time during which it does not recommend any new acquisitions to us.

Upon an acquisition of a new business, we rely on our manager’s experience and expertise to work efficiently and effectively with the management of the new business to jointly develop and execute a business plan.

While primarily seek to acquire controlling interests in a business, we may also acquire non-control or minority equity positions in businesses where we believe it is consistent with our long-term strategy.

As discussed in more detail below, we intend to raise capital for additional acquisitions primarily through debt financing, primarily at our operating company level, additional equity offerings by our company, the sale of all or a part of our businesses or by undertaking a combination of any of the above.

Our primary corporate purpose is to own, operate and grow our operating businesses. However, in addition to acquiring businesses, we expect to sell businesses that we own from time to time. Our decision to sell a business will be based upon financial, operating and other considerations rather than a plan to complete a sale of a business within any specific time frame. We may also decide to own and operate some or all of our businesses in perpetuity if our board believes that it makes sense to do so. Upon the sale of a business, we may use the resulting proceeds to retire debt or retain proceeds for future acquisitions or general corporate purposes. Generally, we do not expect to make special distributions at the time of a sale of one of our businesses; instead, we expect that we will seek to gradually increase regular common shareholder distributions over time.

There are several risks associated with our acquisition strategy, including the following risks, which are described more fully in “Risk Factors—Risks Related to Our Business and Structure”:

●	we may not be able to successfully fund future acquisitions of new businesses due to the unavailability of debt or equity financing on acceptable terms, which could impede the implementation of our acquisition strategy;

●	we may experience difficulty as we evaluate, acquire and integrate businesses that we may acquire, which could result in drains on our resources, including the attention of our management, and disruptions of our on-going business;

●	we face competition for businesses that fit our acquisition strategy and, therefore, we may have to acquire targets at sub-optimal prices or, alternatively, forego certain acquisition opportunities; and

●	we may change our management and acquisition strategies without the consent of our shareholders, which may result in a determination by us to pursue riskier business activities.

Strategic Advantages

Based on the experience of our manager and its ability to identify and negotiate acquisitions, we believe that we are strongly positioned to acquire additional businesses. Our manager has strong relationships with business brokers, investment and commercial bankers, accountants, attorneys and other potential sources of acquisition opportunities. In negotiating these acquisitions, we believe our manager will be able to successfully navigate complex situations surrounding acquisitions, including corporate spin-offs, transitions of family-owned businesses, management buy-outs and reorganizations.

We believe that the flexibility, creativity, experience and expertise of our manager in structuring transactions provides us with strategic advantages by allowing us to consider non-traditional and complex transactions tailored to fit a specific acquisition target.

Our manager also has a large network of deal intermediaries who expose us to potential acquisitions. Through this network, we have a substantial pipeline of potential acquisition targets. Our manager also has a well-established network of contacts, including professional managers, attorneys, accountants and other third-party consultants and advisors, who may be available to assist us in the performance of due diligence and the negotiation of acquisitions, as well as the management and operation of our businesses once acquired.

Valuation and Due Diligence

When evaluating businesses or assets for acquisition, we perform a rigorous due diligence and financial evaluation process. In doing so, we seek to evaluate the operations of the target business as well as the outlook for the industry in which the target business operates. While valuation of a business is, by definition, a subjective process, we define valuations under a variety of analyses, including:

●	discounted cash flow analyses;

●	evaluation of trading values of comparable companies;

●	expected value matrices;

●	assessment of competitor, supplier and customer environments; and

●	examination of recent/precedent transactions.

One outcome of this process is an effort to project the expected cash flows from the target business as accurately as possible. A further outcome is an understanding of the types and levels of risk associated with those projections. While future performance and projections are always uncertain, we believe that our detailed due diligence review process allows us to more accurately estimate future cash flows and more effectively evaluate the prospects for operating the business in the future. To assist us in identifying material risks and validating key assumptions in our financial and operational analysis, in addition to our own analysis, we engage third-party experts to review key risk areas, including legal, tax, regulatory, accounting, insurance and environmental. We may also engage technical, operational or industry consultants, as necessary.

A further critical component of the evaluation of potential target businesses is the assessment of the capability of the existing management team, including recent performance, expertise, experience, culture and incentives to perform. Where necessary, and consistent with our management strategy, we actively seek to augment, supplement or replace existing members of management who we believe are not likely to execute the business plan for the target business. Similarly, we analyze and evaluate the financial and operational information systems of target businesses and, where necessary, we actively seek to enhance and improve those existing systems that are deemed to be inadequate or insufficient to support our business plan for the target business.

Financing

We finance acquisitions primarily through additional equity and debt financings. We believe that having the ability to finance most, if not all, acquisitions with the general capital resources raised by our company, rather than financing relating to the acquisition of individual businesses, provides us with an advantage in acquiring attractive businesses by minimizing delay and closing conditions that are often related to acquisition-specific financings. In this respect, we believe that, at some point in the future, we may need to pursue additional debt or equity financings, or offer equity in our company or target businesses to the sellers of such target businesses, in order to fund acquisitions.

Our Competitive Advantages

We believe that our manager’s collective investment experience and approach to executing our investment strategy provide our company with several competitive advantages. These competitive advantages, certain of which are discussed below, have enabled our management to generate very attractive risk- adjusted returns for investors in their predecessor firms.

Robust Network. Through their activities with their predecessor firms and their comprehensive marketing capabilities, we believe that the management team of our manager has established a “top of mind” position among investment bankers and business brokers targeting small businesses. By employing an institutionalized, multi-platform marketing strategy, we believe our manager has established a robust national network of personal relationships with intermediaries, seasoned operating executives, entrepreneurs and managers, thereby firmly establishing our company’s presence and credibility in the small business market. In contrast to many other buyers of and investors in small businesses, we believe that we can buy businesses at value-oriented multiples and through our asset management activities with a group of professional, experienced and talented operating partners, create appreciable value. We believe our experience, track record and consistent execution of our marketing and investment activities will allow us to maintain a leadership position as the preferred partner for today’s small business market.

Disciplined Deal Sourcing. We employ an institutionalized, multi-platform approach to sourcing new acquisition opportunities. Our deal sourcing efforts include leveraging relationships with more than 3,000 qualified deal sources through regular calling, mail and e-mail campaigns, assignment of regional marketing responsibilities, in-person visits and high-profile sponsorship of important conferences and industry events. We supplement these activities by retaining selected intermediary firms to conduct targeted searches for opportunities in specific categories on an opportunistic basis. As a result of the significant time and effort spent on these activities, we believe we established close relationships and unique “top of mind” awareness with many of the most productive intermediary sources for small business acquisition opportunities in the United States. While reinforcing our market leadership, this capability enables us to generate a large number of attractive acquisition opportunities.

Differentiated Acquisition Capabilities in the Small Business Market. We deploy a differentiated approach to acquiring businesses in the small business market. Our management concentrates their efforts on mature companies with sustainable value propositions, which can be supported by our resources and institutional expertise. Our evaluation of acquisition opportunities typically involves significant input from a seasoned operating partner with relevant experience, which we believe enhances both our diligence and ongoing monitoring capabilities. In addition, we approach every acquisition opportunity with creative structures, which we believe enables us to engineer mutually attractive scenarios for sellers, whereas competing buyers may be limited by their rigid structural requirements. We believe our commitment to conservative capital structures and valuation will enhance each acquired operating subsidiary’s ability to deliver consistent levels of cash available for distribution, while additionally supporting reinvestment for growth.

Value Proposition for Business Owners. We employ a creative, flexible approach by tailoring each acquisition structure to meet the specific liquidity needs and certain qualitative objectives of the target’s owners and management team. In addition to serving as an exit pathway for sellers, we seek to align our interests with the sellers by enabling them to retain and/or earn (through incentive compensation) a substantial economic interest in their businesses following the acquisition and by typically allowing the incumbent management team to retain operating control of the acquired operating subsidiary on a day-to-day basis. We believe that our company is an appealing buyer for small business owners and managers due to our track record of capitalizing portfolio companies conservatively, enhancing our ability to execute on its strategic initiatives and adding equity value. As a result, we believe business owners and managers will find our company to be a dynamic, value-added buyer that brings considerable resources to achieve their strategic, capital and operating needs, resulting in substantial value creation for the operating subsidiary.

Operating Partner. Our manager has consistently worked with a strong network of seasoned operating partners - former entrepreneurs and executives with extensive experience building, managing and optimizing successful small businesses across a range of industries. We believe that our operating partner model will enable our company to make a significant improvement in the operating subsidiary, as compared to other buyers, such as traditional private equity firms, which rely principally upon investment professionals to make acquisition/investment and monitoring decisions regarding not only the business, financial and legal due diligence aspects of a business but also the more operational aspects including industry dynamics, management strength and strategic growth initiatives. We typically engage an operating partner soon after identifying a target business for acquisition, enhancing our acquisition judgment and building the acquisition team’s relationship with the subsidiary’s management team. Operating partners usually serve as a member of the board of directors of an operating subsidiary and spend two to four days per month working with the subsidiary’s management team. We leverage the operating partner’s extensive experience to build the management team, improve operations and assist with strategic growth initiatives, resulting in value creation.

Small Business Market Experience. We believe the history and experience of our manager’s partnering with companies in the small business market allows us to identify highly attractive acquisition opportunities and add significant value to our operating subsidiaries. Our manager’s investment experience in the small business market prior to forming our company has further contributed to our institutional expertise in the acquisition, strategic and operational decisions critical to the long-term success of small businesses. Since 2000, the management team of our manager has collectively been presented with several thousand investment opportunities and actively worked with more than 30 small businesses on all facets of their strategy, development and operations, which we have successfully translated into unique, institutionalized capabilities directed towards creating value in small businesses.

Intellectual Property

Our manager owns certain intellectual property relating to the term “1847.” Our manager has granted our company a license to use the term “1847” in its business.

Employees

As of June 30, 2020, the only full-time employee of our company is Ellery W. Roberts, our Chairman, Chief Executive Officer, President and Chief Financial Officer.

Retail and Appliances Business

The retail and appliances segment is comprised of the business operated by Asien’s and, prior to our distribution of all of our shares of Goedeker on October 23, 2020, the business operated by Goedeker. This business segment accounted for approximately 93.5% and 81.5% of our total revenues for the six months ended June 30, 2020 and 2019, respectively, and for approximately 84.5% of our total revenues for the year ended December 31, 2019.

Goedeker had acquired substantially all of the assets of Goedeker Television in April 2019. As a result of this transaction, Goedeker acquired the former business of Goedeker Television, which was established in 1951, and continues to operate this business. Headquartered in St. Louis, Missouri, Goedeker is a one-stop e-commerce destination for home furnishings, including appliances, furniture, home goods and related products. On October 23, 2020, we distributed all of the shares of Goedeker that we held to our shareholders. As a result of this distribution, Goedeker is no longer a subsidiary of our company, so we have omitted the full business description of Goedeker from this prospectus.

Overview of Asien’s

On May 28, 2020, we completed the acquisition of Asien’s. Asien’s has been in business since 1948 serving the North Bay area of Sonoma County, California. It provides a wide variety of appliance services, including sales, delivery/installation, in-home service and repair, extended warranties, and financing. Its main focus is delivering personal sales and exceptional service to its customers at competitive prices.

Asien’s is one of the area’s oldest appliance stores and is well known and highly respected throughout the North Bay area. Asien’s has strong, established relationships with customers and contractors in the community. It provides products and services to a diverse group of customers, including homeowners, builders, and designers. As a member of BrandSource, a buying group that offers vendor programs, factory direct deals, marketing support, opportunity buys, close-outs, consumer rebates, finance offers, and similar benefits, Asien’s offers a full line of top brands from U.S. and international manufacturers.

Products and Services

Appliance Sales

With a showroom display area of approximately 6,000 square feet, Asien’s offers a complete line of home and kitchen appliances to both residential and commercial customers, including:

●	Cooking: Products include cooktops, microwaves, warming drawers, ventilation, wall ovens, ranges and range tops. Major brands include Beko, BlueStar, Café, DCS, Fisher Paykel, Five Star, Fulgor Milano, GE, Haier, Jenn-Air, KitchenAid, Maytag, Miele, Monogram, Sub-Zero, Viking, Whirlpool and Wolf.

●	Refrigeration: Products include a wide variety of refrigerator configurations, freezers and ice makers, and wine and beer coolers. Major brands include Fisher Paykel, Jenn-Air, KitchenAid, Liebherr, Miele, Monogram, Perlick, Sub-Zero, Viking and Whirlpool.

●	Laundry: Products include washers, dryers and laundry extras. Major brands include Amana, ASKO, Beko, Fisher & Paykel, GE, Maytag, Miele, Speed Queen and Whirlpool.

●	Clean Up: Products include dishwashers, trash compactors, and in-sink food waste disposers. Major brands include AGA, Amana, ASKO, Beko, Café, Cove, Crosley, Fisher Paykel, GE, Hot Point, Jenn-Air, KitchenAid, Maytag, Miele, Monogram, Viking and Whirlpool.

●	Outdoor: Products include outdoor grills, refrigeration and storage. Major brands include DCS, Green Mountain Grills, LYNX, Marvel, Perlick, Sub-Zero, Viking and Wolf.

Product sales is Asien’s largest revenue source, accounting for approximately 92% and 88% of its total revenue for the years ended December 31, 2019 and 2018, respectively.

Appliance Services

Asien’s also offers a variety of appliance services, including delivery, installation, warranty service and appliance repair and maintenance. Asien’s is the largest independent appliance service company in Sonoma County. Asien’s service technicians are experts, averaging 15 years of field experience with factory training. They are vendor certified to handle our customers’ kitchen appliance, laundry, and outdoor appliance service needs. Asien’s also offers extended warranties.

These services accounting for approximately 8% and 12% of Asien’s total revenue for the years ended December 31, 2019 and 2018, respectively.

Pricing

Asien’s provides premium and super premium products to the North Bay customer. A significant number of the appliances in Asien’s 10,000 SKU catalog are subject to a unilateral minimum retail price policy, or UMRP, or minimum advertised pricing restrictions. UMRP restricts a reseller from discounting the customer price for an appliance below a vendor published UMRP and product promotions are solely those specified by the vendor and unilaterally available. Asien’s thrives in the premium market by proving the customer with a higher overall perceived value as well as a competitive total invoice cost by offering premium service at reasonable rates. Asien’s sales associates are industry professionals with an average more than 10 years of experience selling appliances. This team of seven averages over seven years seniority with Asien’s with the senior member having been with Asien’s for 26 years. The premium appliance market requires this expertise as very often sales and customer service teams are interacting with designers, builders, and contractors, as well as Asien’s core customer, the homeowner. Asien’s hard earned reputation for this expertise in sales, installation and service accretes to its advantage when it competes directly across product lines that are also available from other local resellers and big box competitors. Asien’s merchant and sales team are responsible to ensure that pricing and promotion for these appliances are competitive.

Vendor/Supplier Relationships

Asien’s offers more than 40 brands and over 10,000 SKUs available for purchase. This depth of vendor relationships gives consumers numerous options in all product categories. Asien’s top vendors and suppliers are listed in the table below.

Supplier	Total Purchases (2018)	Total Purchases (2019)	Percent of Purchases (2019)
Riggs Distributing, Inc.	$1,808,163	$3,162,559	34%
Whirlpool	1,347,351	1,741,113	19%
General Electric	1,178,182	1,504,306	16%
Middleby / Viking Range	403,938	634,987	7%
Miele	100,834	430,757	5%
Fisher Paykel	185,723	357,142	4%
R&B	238,512	340,854	4%
Blue Star	89,033	331,176	4%
Zephyr	157,585	269,969	3%
Beko Appliances	113,201	118,013	1%

Products are purchased from all suppliers on an at-will basis. Asien’s has no long-term purchase agreements with any supplier. Relationships with suppliers are subject to change from time to time. Changes in relationships with suppliers occur periodically and could positively or negatively impact Asien’s net sales and operating profits. We believe that Asien’s can be successful in mitigating negative effects resulting from unfavorable changes in the relationships with suppliers through, among other things, the development of new or expanded supplier relationships. Please see “Risk Factors—Risks Related to Retail and Appliances Business” for a description of the risks related to Asien’s supplier relationships.

BrandSource Membership

Asien’s is part of the member-owned buying group, BrandSource, which has an internal marketing company as well as a company to finance their purchases.

Members of BrandSource can compete with box stores by banding together under the buying group; the dealers/members own the buying group/co-op. Simply put, the group aids members in helping them buy better, reduce costs, drive business into their stores and educate them in a way an independent dealer could not do it alone.

We believe that the benefits of Asien’s membership with this group include:

●	$19 billion dollar buying power allowing members to compete on the price of products (same as box store);

●	BrandSource credit card to complete consumer financing (12, 18 and 24 month);

●	BrandSource finance so members can get credit approved to purchase goods;

●	BrandSource marketing so members can compete for consumer store traffic. This includes turnkey websites, digital and social marketing, as well as print and video marketing. This allows members to actually out-market the box stores locally; and

●	National and regional education forums for members to be “in the know” on industry trends, vendor product knowledge and idea exchange.

Marketing

Asien’s markets its products through a variety of methods, both digital and traditional. Some examples include digital advertising, radio, billboards and “go local” marketing.

Digital Advertising

Asien’s participates in pay-per-click ads, digital banner ads, YouTube videos, Facebook posts, etc., through its membership in BrandSource. Asien’s also has a professional and easy-to-use website (www.asiensappliance.com), which allows customers to research, compare, and order products online. This site is hosted and maintained by BrandSource.

Radio

Asien’s runs radio spots on various stations throughout the year, with most spots promoting the Asien’s brand. These advertisements strive to promote Asien’s experience, expertise, service, local ownership, 70 years in business, etc. Some radio spots are paid for by appliance manufacturers, in which case Asien’s will promote the quality of the brand, rather than the price.

Billboards

Asien’s has secured two prominent billboards in in Sonoma County:

●	Northbound 101 across from the Corby Avenue auto row in Santa Rosa. Asien’s advertises on it half the year at different intervals.

●	Southbound 101 in Petaluma near the Petaluma Village Premium Outlets.

In many cases, as with the radio adds, appliance manufacturers will pay for advertising on the billboards.

“Go Local” Marketing

Asien’s also participates in the “GO LOCAL” marketing organization for locally-owned independent businesses. Members of this organization use a shared brand, targeted advertising, and a rewards card to increase sales and gain market share.

Customers and Markets

Asien’s currently serves customers in the areas of Sonoma, Napa, Marin, Lake and Mendocino counties, California. The large majority of customers are homeowners and their contractors, with the homeowner being key in the final decisions. Asien’s has a diverse customer base, with no one customer accounting for more than 5% of total revenue.

Customer Support

Customer Service is of critical importance to the success of Asien’s. Asien’s primarily conducts customer service in person or on the telephone, although web-initiated chat, text and email are available and rapidly growing coordination and communication. Asien’s believes in allowing its customer to set the preferred method for communication. Asien’s role in providing premium appliances can often require substantial pre-sales support, such as when quoting a multi-appliance bid package for a builder. During 2020, there has been a material shift toward online sales and the appliance industry is no exception. In 2019, the most popular search terms for the appliance industry ended with the modifier “near me” and in 2020 that modifier has been replaced with “delivered.” Confirming availability, managing backordered product and coordinating delivery and installation are all critical service functions for Asien’s in the COVID-19 environment.

Asien’s customer service is available to field inbound customer calls from 8:00 am to 6:00 pm PST, Monday through Friday and Saturday from 9:00 am to 5:00 pm.

Logistics

The large majority of Asien’s inventory consists of customers’ completed orders, most of which are selected from models in its extensive showroom. Asien’s does, however, maintain a supply of common and in-demand appliances for walk-in customers who are looking to make same-day purchases.

Asien’s takes ownership of inventory when it is delivered to its warehouse. At this point, warehouse staff unloads the product, determines the delivery location and arranges for delivery of the product. Customers may arrange for a delivery service or their third-party installers and contractors to pick-up their appliances at our warehouse or have it scheduled for delivery. Asien’s will coordinate third party delivery or recommend factory trained third-party installation services when necessary. Asien’s also offers installation services.

Asien’s return and exchange policy is designed to be as worry-free and customer friendly as possible. An Asien’s customer may cancel or exchange an item that is on order or is not subject to a vendor mandated restocking fee. Asien’s may pass any supplier assessed restocking fee on to the customer in the event a special ordered appliance is returned or exchanged without defect.

Competition

Asien’s competes with big box retailers, independent appliance retailers, hybrid retail and direct-to-consumer companies and web only companies. As a hybrid retail and direct-to-consumer company, Asien’s has the ability to successfully rival the offerings of each competitor, utilizing impressions from both online and traditional marketing, its consultative selling practice and customer service expertise, and a curated assortment of premier brands to attract and retain new customers.

The U.S. appliance market in general is highly fragmented with thousands of local and regional retailers competing for share. Asien’s primary competitors in the appliance market include big box retailers, such as Home Depot, Lowe’s and Best Buy; specialty retailers, such as TeeVax, Ferguson and Premier Bath and Kitchen; and online marketplaces, such as Amazon.

The shifting landscape to online sales in the segment is providing a significant market share capture and positioning opportunity for companies. Asien’s is rapidly evolving their business processes to capitalize on this market shift. While premium brands continue to place restrictions on the pure ecommerce distribution models, Asien’s is adapting the concierge selling available on their showroom floor for the web customer at home. The COVID-19 pandemic has accelerated this shift and is rewarding the entrepreneurial innovation necessary for this transition. This ongoing adaptation and continual process improvement will allow Asien’s to continue to enjoy a preferred reseller status with the premium brands that differentiate Asien’s offerings.

Competitive Strengths

Based on management’s belief and experience in the industry, we believe that the following competitive strengths enable Asien’s to compete effectively.

●	Name and reputation. We believe that Asien’s enjoys a long-standing (70+ years) reputation with vendors and customers for its focus on offering a full line of appliances, including premium brands unavailable from the competition, with consultative selling, competitive pricing and superior customer service.

●	Highly experienced management and personnel. We believe that Asien’s personnel are its most important asset. Asien’s has an experienced management team with decades of industry knowledge and a team of experienced, knowledgeable and skilled field personnel.

●	Diverse product and service offerings. Asien’s offers a full line of top brands from U.S. and international manufacturers. It currently offers approximately 10,000 appliance SKU’s. Asien’s also offers delivery, installation and repair and maintenance services provided by its highly knowledgeable personnel.

●	Inventory discipline. Resellers in the appliance industry are experiencing unprecedented supply chain issues with backorder on many appliance categories. Increasingly, the most success in appliance sales is found for those with available inventory on hand. Asien’s reacts quickly to the expression of customer demand by confirming availability for products and placing orders to reserve potential stock needs. Asien’s curated assortment allows it to react to micro-trends and adjust assortment and buying decisions quickly. On the showroom floor, Asien’s experienced team has quickly pivoted to first sell what is available and then over-communicate with the customer when an item is on backorder. As a result, Asien’s is maintaining a low cancelation rate. Customer service processes and resources to allow more efficient ongoing customer communication and coordination will allow Asien’s to earn loyalty within its market by exceeding the service levels customers receive from other specialty retailers.

●	Extended repair, delivery, and loaner services. Approximately 60%-70% of Asien’s sales are “duress” sales for broken or antiquated equipment. It is not uncommon for service to provide a gateway sales. A customer looking to replace their appliance still wants a quality product and they need it quickly. This is where the value of Asien’s full-service approach wins customer loyalty.

●	Online sales expertise. We believe that Asien’s ability to transact online, big ticket, home delivery sales give it strategic positioning and capability to sell more products to its current customer base, as well as to add new big ticket product categories.

●	Membership in BrandSource. As discussed in more detail above, we believe that Asien’s membership in BrandSouce provides it with a number of competitive advantages.

Growth Strategies

Asien’s will strive to grow its business by pursuing the following growth strategies:

●	Digital strategy. Asien’s plans to implement best-in-class solutions from parallel industries focused on a click-to-brick digital strategy. This includes enhancing Asien’s web presence and digital advertising while providing tools to facilitate consultation, guided customer support and service. Asien’s also plans to enhance the full-cycle customer relationship including loyalty, incentives for referral, and long-tail satisfaction surveys. Asien’s also plans to enhance its geographic reach through installation partnerships.

●	Increase local marketing spend. Asien’s plans to increase its local marketing spending. Outreach messaging will increase the emphasis on Asien’s as a trusted community resource and other local first values. Asien’s plans to build incrementally on ad spending where a return is measurable. This involves first optimizing local market internet search and digital advertising campaigns, while at the same time innovating a COVID-19 appropriate approach to what was traditionally outside sales by more regularly engaging builders, designers, and contractors and encouraging regular digital meeting place. Asien’s plans to provide local leadership by being efficient and providing secure online tools to enable project management and data exchange.

Intellectual Property

Asien’s does not own any registered intellectual property. The agreements with Asien’s suppliers generally provide Asien’s with a limited, non-exclusive license to use the supplier’s trademarks, service marks and trade names for the sole purpose of promoting and selling their products.

To protect intellectual property, Asien’s relies on a combination of laws and regulations, as well as contractual restrictions. Asien’s relies on the protection of laws regarding unregistered copyrights for certain content it creates. Asien’s also relies on trade secret laws to protect its proprietary technology and other intellectual property. To further protect its intellectual property, Asien’s enters into confidentiality agreements with its executive officers and directors.

Employees

As of June 30, 2020, Asien’s employed 23 full-time employees. The following table sets forth the number of Asien’s employees by function.

Department/Function	Employees
Accounting/Finance	2
Sales and Marketing	8
Customer Service	6
Warehouse and Delivery	5
Administrative	2
TOTALS	23

None of Asien’s employees are represented by labor unions, and we believe that it has an excellent relationship with its employees.

Regulation

Asien’s business is subject a variety of laws and regulations applicable to companies conducting business on the Internet. Jurisdictions vary as to how, or whether, existing laws governing areas such as personal privacy and data security, consumer protection or sales and other taxes, among other areas, apply to the Internet and e-commerce, and these laws are continually evolving. For example, certain applicable privacy laws and regulations require Asien’s to provide customers with its policies on sharing information with third parties, and advance notice of any changes to these policies. Related laws may govern the manner in which Asien’s stores or transfers sensitive information or impose obligations on Asien’s in the event of a security breach or inadvertent disclosure of such information. Additionally, tax regulations in jurisdictions where Asien’s does not currently collect state or local taxes may subject it to the obligation to collect and remit such taxes, or to additional taxes, or to requirements intended to assist jurisdictions with their tax collection efforts. New legislation or regulation, the application of laws from jurisdictions whose laws do not currently apply to Asien’s business, or the application of existing laws and regulations to the Internet and e-commerce generally could result in significant additional taxes on Asien’s business. Further, Asien’s could be subject to fines or other payments for any past failures to comply with these requirements. The continued growth and demand for e-commerce is likely to result in more laws and regulations that impose additional compliance burdens on companies going business on the Internet.

Custom Cabinetry Business

Overview

On September 30, 2020, we completed the acquisition of Kyle’s. Headquartered in Boise, Idaho and founded in 1976, Kyle’s designs, builds, and installs custom cabinetry for contractors and homeowners in Boise and the surrounding area. Kyle’s focuses on designing, building and installing custom cabinetry primarily for custom and semi-custom builders. Its products include kitchen, bath, home and office cabinets. Kyle’s also offers fireplace mantels, surrounds, entertainment systems, wall units and bookcases. Kyle’s products are sold on a regional basis directly to homeowners and contractors and through a network of several long-term recurring customers.

Established for over 40 years in its markets, Kyle’s has built a strong reputation for best-in-class processes, product quality, and timeliness.

Products and Services

Kyle’s builds cabinets for every area of a home - kitchen and bath cabinets, fireplace mantels and surrounds, entertainment systems and wall units, bookcases and office cabinets. Kyle’s provides service to builders, designers and homeowners when they are building a new home or conduct remodeling. Kyle’s builds and installs quality cabinets with fine design.

Kyle’s starts every project with a professional cabinet design that blends artistic design elements with maximum efficiency. Whether they are modern, traditional or rustic custom cabinets, Kyle’s provides complete design from conceptual layout and functional accessories to fine artisan finishes.

Kyle’s design service starts with a base package, based on what the builder’s standard package or tendencies are. Its designers will update or modify the package based on the homeowner’s add-ons or changes and send the job pricing detail to the builder.

Professional installation has everything to do with how the final product turns out. Kyle’s hires professional technicians to install the cabinets it builds, and they take great care over the final fit and finish to ensure that the finished cabinets are second to none.

Kyle’s has focused most of its efforts toward supplying custom or semi-custom builders, within which 95% are residential customers’ projects. In order to develop end-user markets, Kyle’s has a custom cabinet showroom in Boise, Idaho to present customers with a wide selection of cabinet styes, decorative finishes and functional cabinet hardware options.

In the last several years, the majority of Kyle’s projects have been kitchen and bathroom/vanities, but Kyle’s machinery system would also support garage and closet systems, which represent future growth opportunities.

Manufacturing

Kyle’s cabinet shop is equipped with state-of-the-art tools operated by skilled cabinetmakers. Its priority is producing quality cabinets in a timely fashion. Kyle’s has been building cabinets in Boise since 1976 with a reputation of great service and outstanding quality.

Kyle’s manufactures its cabinets using its computer numerical control, or CNC, machinery in order to maximize efficiency. The details of each custom cabinet it makes are created by its own employees from hand sanding to staining and painting to adding a wide array of specialty finishes, coatings, distressing and glazing.

Kyle’s cabinets are made of alder and paint-grade material. Cabinets are manufactured using CNC routing of all job components from sheet goods. Kyle’s can cut a complete job in four to six hours. The estimated total cycle time for projects from production design to install-ready is seven business days.

Pricing

Kyle’s strategy has been to deliver quality and performance at a mid-level price target. Kyle’s pricing model is generally offering better features or efficiencies than general market competitors in each product category to its builder markets. Kyle’s has developed a bid sheet that prices base cabinets on a per lineal foot basis with unit price adders for each of the different options or items in the cabinet package. The base cabinet package is priced at an average $115/lineal foot for a stained and alder cabinet with an inset panel door installed. The adders are added to the bare cabinet per foot charge to develop a total cabinet base bid.

Supplier Relationships

The primary raw materials used in the manufacture of Kyle’s products are lumber, doors and hardware. Cost of these raw materials is a key factor in pricing our products. We believe that there is an ample supply of most of the raw materials we need.

For the years ended December 31, 2018 and 2019, about five suppliers accounted for a majority of our purchases. We are seeking to identify alternative raw material suppliers to the extent there are viable alternatives and to expand our use of alternative raw materials. We aim to maintain multiple supply sources for each of our key raw materials to ensure that supply problems with any one supplier will not materially disrupt our operations. In addition, we strive to develop strategic relationships with new suppliers to secure a stable supply of materials and introduce competition in our supply chain, thereby increasing our ability to negotiate better pricing and reducing our exposure to possible price fluctuations. Please see “Risk Factors—Risks Related to Custom Cabinetry Business” for a description of the risks related to Kyle’s supplier relationships.

Sales and Marketing

Kyle’s primary customer markets in the last several years have been custom or semi-custom home builders. Kyle’s job sizes range from small residential projects generating approximately $5,000 to $9,000, medium size jobs of $15,000 to $25,000, to larger jobs ranging $50,000 to over $100,000.

CUSTOMER MARKETS

2019

Kyle’s has worked mostly for residential projects in the past but is currently transferring to new construction markets due to strong demand in the area. Kyle’s has experience and capabilities to support other project markets, such as remodeling jobs, condo or multi-family, and commercial projects.

Kyle’s has a high customer retention level and has generated a considerable number of broader revenue opportunities through direct and specific interaction with its customer base. Kyle’s has negotiated pricing with several long-term recurring contractor customers who send out a weekly schedule; and others who send out the job when the site foundation is laid. The revenue generated from the service provided for these long-term recurring contractor customers represented a majority of total revenue for the years ended December 31, 2019 and 2018. Please also see “Risk Factors—Risks Related to Custom Cabinetry Business—The loss of any of our key customers could have a materially adverse effect on our results of operations.”

Kyle’s primarily relies on direct consumer marketing and its extensive relationships with local builders to market its products. It also maintains a website www.kylescabinets.com and conducts social media marketing through its Facebook page.

Technology

By adopting the advanced technology, Kyle’s can pull off a full project in four to six hours. The total estimated cycle time from the production design to install-ready is seven business days.

●	Frameless Operation. In 2013, Kyle’s converted to a frameless cabinet operation from face frame operation. Frameless cabinets do not have the face frame and are known as “full access” cabinets, European style, or modern cabinetry. A frameless box offers more ease of access and storage space without the face frame. Additionally, there is less cost, without milling, and attaching the frame to the box.

●	Automated Processes. In 2015, Kyle’s acquired a CNC router and automated the production of all projects. Kyle’s works primarily with alder, or paint-grade materials, and orders goods for in-house scheduled jobs. Jobs are run on a nested program, which, once data is entered, provides the number of sheets needed, and makes the most efficient use of those sheets. The job materials are lowered by lift to the router, where parts are machined directly from each sheet.

Competition

Kyle’s competes with numerous competitors in its primary markets, Boise and the surrounding area (Twin Falls, McCall, and Sun Valley), with reputation, price, workmanship and services being the principal competitive factors. Kyle’s also competes against retail chains, including Sears, Costco, Builders Square, Sam’s Warehouse Club and other stores, which offer similar products and services through licensees. Kyle’s also competes, to a lesser extent, with small home improvement contractors and with large “home center” retailers such as Home Depot and Lowes. As a result of the implementation of Kyle’s business strategy to conduct more remodel, condo/multi-family, and commercial projects in the new construction markets, we anticipate that Kyle’s will compete to a greater degree with large “home center” retailers.

Competitive Strengths

Based on management’s belief and experience in the industry, we believe that the following competitive strengths enable Kyle’s to compete effectively.

●	Superior Name and reputation. Established for over 40 years in its markets, Kyle’s has built a strong reputation for best-in-class processes, product quality, and timeliness.

●	Established Blue-Chip Clients. Kyle’s customer list includes a list of regional contractors in the area, many of whom have used Kyle’s as their go-to over the years.

●	Streamlined Operations. Kyle’s CNC router process, along with other operational systems and refinements, helped Kyle’s yield higher than average efficiencies, accuracy, and profitability.

●	Diversified Capabilities. Kyle’s has diversified capabilities to support multi-family and commercial project work, providing flexibility toward trending markets and growth opportunities.

●	Outstanding Growth Opportunities. Kyle’s portfolio, brand and reputation, and streamlined operational platform can be leveraged for expansion, both in existing regions, and other high-value surrounding areas.

●	Strong Regional Presence. Kyle’s has strong ties to the community. With nearly 100% business referral rate, Kyle’s has built a significant amount of trust and goodwill in its region.

Growth Strategies

Kyle’s will strive to grow its business by pursuing the following growth strategies.

●	Product Line Expansion. Kyle’s capabilities extend to closets and garages, and management estimates there is an appropriate demand for these product lines among Kyle’s current customer base. Kyle’s may expand its product line to closets and garages.

●	Geographic Expansion. With more service requests in the surrounding area, there is immediate opportunities for expansion to homeowners and contractors located near Twin Falls, McCall, and Sun Valley areas of Idaho. We believe that Kyle’s sophisticated business model would be received well by these surrounding areas

●	Expansion to Multi-Family Projects. Evidence of market demand is ongoing for multi-family projects, both within Kyle’s current customer markets and within other potential customers. Given appropriate infrastructure to support the market’s volume, immediate market penetration for multi-family projects could be achieved.

●	Capacity and Infrastructure Expansion. Kyle’s plans to purchase more CNC machines and build a separate finishing facility with automated spray finishing for stains, clear lacquers and pigmented lacquers.

Employees

As of June 30, 2020, Kyle’s employed 27 full-time employees. The following table sets forth the number of Kyle’s employees by function.

Department/Function	Employees
Management	3
Office Employees	2
Design	2
Front End/ Build	7
Finish	4
Load/ Deliver	3
Install	5
Foreman	1
TOTALS	27

None of Kyle’s employees are represented by labor unions, and Kyle’s believes that it has an excellent relationship with its employees.

Regulation

Kyle’s facilities are subject to Idaho Department of Environmental Quality in connection with air quality and regulations relating to pollution and the protection of the environment, including those governing emissions to air, discharges to water, storage, treatment and disposal of waste, remediation of contaminated sites and protection of worker health and safety. Kyle’s believes that it is in substantial compliance with all applicable requirements. However, its efforts to comply with environmental requirements do not remove the risk that it may be held liable, or incur fines or penalties, and that the amount of liability, fines or penalties may be material, for, among other things, releases of hazardous substances occurring on or emanating from current or formerly owned or operated properties or any associated offsite disposal location, or for contamination discovered at any of its properties from activities conducted by previous occupants.

Permits are required for certain of Kyle’s operations, and these permits are subject to revocation, modification and renewal by issuing authorities. Governmental authorities have the power to enforce compliance with their regulations, and violations may result in the payment of fines or the entry of injunctions, or both.

Changes in environmental laws and regulations or the discovery of previously unknown contamination or other liabilities relating to Kyle’s properties and operations could result in significant environmental liabilities. In addition, Kyle’s might incur significant capital and other costs to comply with increasingly stringent air emission control laws and enforcement policies which would decrease its cash flow.

Land Management Services Business

Our land management services business is operated by Neese. This business segment accounted for approximately 6.5% and 18.4% of our total revenues for the six months ended June 30, 2020 and 2019, respectively, and for approximately 15.5% and 100% of our total revenues for the years ended December 31, 2019 and 2018, respectively.

Overview

On March 3, 2017, we completed the acquisition of Neese. Headquartered in Grand Junction, Iowa and founded in 1991, Neese is an established business specializing in providing a wide range of land application services and selling equipment and parts, primarily to the agricultural industry, but also to the construction and lawn and garden industries. Neese’s revenue mix is composed of waste disposal and a variety of agricultural services, wholesaling of agricultural equipment and parts, local trucking services, various shop services, and other products and services. Services to the local agricultural and farming communities include manure spreading, land rolling, bin whipping, cleaning of bulk storage bins and silos, equipment rental, trucking, vacuuming, building erection, and others.

Neese carries high-quality farm and ranch equipment from prominent manufacturers, including Buhler Versatile Tractors, Harvest International, Nuhn Industries Ltd., Twinstar, Fantini, Loftness, Roto-Grind, Sage Oil Vac, Dixie Chopper, and many others.

Products and Services

Waste Disposal and Land Application Services

Neese’s largest revenue source is providing waste disposal and land application services, primarily for the agricultural industry, and to a lesser extent, industrial and municipal customers. Services to the local agricultural and farming communities include manure spreading and land rolling. Neese also has a fleet of trucks that haul products for a variety of customers. Service revenues accounted for approximately 65.9% and 63.2% of Neese’s total revenues for the years ended December 31, 2019 and 2018, respectively, and for approximately 66.7% and 64.5% for the six months ended June 30, 2020 and 2019, respectively.

Equipment and Parts Sales

Neese sells a wide range of farm and agricultural equipment. Some of the major brands offered include, but are not limited to, the following:

●	Versatile Tractors, which have a heavy frame and powerful Cummins QSX 15-liter engine that are hard working with the lugging power to pull pans and clear land;

●	Harvest International, which is a leading manufacturer of grain augers and grain handling equipment;

●	Nuhn Industries Ltd., which is a leading manufacturer of liquid manure spreaders, liquid manure agitators, liquid manure pumps, and manure hauling equipment;

●	Twinstar Basket rakes, which are designed to produce the highest quality hay;

●	Fantini, which is a leading company in the production of corn and sunflower headers;

●	Loftness crop shredders and grain baggers;

●	Roto-Grind grain handling and storage equipment;

●	Dixie Chopper, marketed as the world’s fastest lawnmower; and

●	Sage Oil Vac’s innovative, alternative fluid handling systems.

Other Products and Services

Neese provides a variety of services to the local agricultural and farming communities, including bin whipping, cleaning all types of bulk storage bins and silos, equipment rental, trucking, vacuuming, building erection, and other services.

Pricing

Neese prices its products and services at what the market will bear. Pricing is generally determined by product and service mix, supply and demand, wholesale prices on equipment/parts, competitive forces, and other factors.

Supplier Relationships

Neese employs a variety of suppliers with two suppliers representing 10% or more of our total purchases. Neese maintains close relationships with its suppliers. Neese’s key vendors and suppliers are listed in the table below.

Supplier	Relationship Established (Year)	Product or Service Supplied	Total Purchases (2018)	Total Purchases (2019)	Percent of 2019 Purchases
Nuhn Industries	2002	Agricultural Equipment	$942,611	$719,058	20.0%
Quick Oil Co.	1993	Fuel	662,001	570,226	15.9%
Wellmark	2004	Health insurance	239,700	249,544	6.9%
Meyer Mfg	1993	Agricultural Equipment	128,706	180,776	5.0%
ComData	2009	Fuel purchases	160,876	102,006	2.8%
EMC	2018	Company insurance	96,982	77,438	2.2%
Auto owners ins.	1993	Company insurance	154,282	58,795	1.6%

Products are purchased from these suppliers on an at-will basis. Such manufacturers could discontinue sales to Neese at any time or upon short notice. If any of these suppliers discontinued selling or were unable to continue selling to Neese, there could be a material adverse effect on our business and results of operations.

Relationships with suppliers are subject to change from time to time. Changes in Neese’s relationships with suppliers occur periodically, and could positively or negatively impact our net sales and operating profits. Please see “Risk Factors—Risks Related to Land Management Services Business—We depend upon manufacturers who may be unable to provide products of adequate quality or who may be unwilling to continue to supply products to us.” However, we believe that we can be successful in mitigating negative effects resulting from unfavorable changes in the relationships between Neese and its suppliers through, among other things, the development of new or expanded supplier relationships.

Sales and Marketing

Neese relies primarily on the following methods to generate new business:

●	one inside salesperson;

●	the founders’ business development efforts;

●	a corporate website: www.neeseinc.com;

●	advertising in local/regional trade publications and newspapers;

●	attending agricultural trade shows; and

●	customer referrals.

We believe that Neese’s growth to date is also the result of the creation and maintenance of an excellent reputation with numerous farms and other players throughout the agricultural community of central Iowa. In addition, we believe that the founders have been instrumental in building the account base through extensive industry experience and product knowledge. Neese has a firm commitment to product quality and timely delivery, and customer satisfaction.

Customers and Markets

Neese currently serves approximately 580 active accounts. The end user market is the agricultural industry (livestock and crop production markets). Neese also performs work for and sells to industrial and municipal customers. The general service area is within a 60-mile radius of Neese’s headquarters in Grand Junction, Iowa.

We believe that Neese’s established customer base is a strong asset that contributes to its stability and presents opportunities for sales growth. Neese has a diversified customer base without reliance on several large customers. For the year ended December 31, 2019, one customer accounted for more than 10% of sales, and the next largest customer accounted for 3.4% of sales.

Competition

The U.S. farm and garden equipment wholesalers industry includes manufacturers’ wholesale sales branches as well as retail dealers in farm equipment, which are grouped with wholesalers because their products are sold primarily for business use rather than personal or household use. Large distributors have few economies of scale but can offer customers a wider range of products. Small distributors can compete successfully by holding exclusive territory rights to popular products.

Neese competes with numerous companies that offer similar products and/or services. We believe that Neese’s primary competitive advantage is its decades-long, superior reputation for high quality products, service, reliability and stability, and safety record. Additionally, Neese is located in central Iowa, a strategic location due to its proximity to the State’s agricultural industry and its easy access to Interstate 35.

Competitive Strengths

Based on our management’s belief and experience in the industry, we believe that the following competitive strengths enable Neese to compete effectively.

●	Name and reputation: We believe that Neese enjoys a long-standing (25-year) reputation for its focus on offering a full line of new and used farm equipment and parts, and providing superior waste hauling, land application, and other services with competitive pricing and superior customer service.

●	Strong customer relationships: We believe that Neese has strong ties to hundreds of agricultural, industrial, and municipal organizations throughout its marketplace.

●	Highly trained and professional staff: We believe that Neese’s personnel are its most important asset. Neese employs dedicated and highly skilled professionals who have extensive industry experience. In order to ensure that customers receive the most efficient and cost-effective service, Neese provides continuous safety and management training to its dedicated team of professionals.

Growth Strategies

We will strive to grow Neese’s business by pursuing the following growth strategies.

●	Expansion of product and service lines. Neese plans to continue expanding its product and service lines based on management’s assessment of customer needs.

●	Expansion of trucking services. Neese has increased its trucking business with a fleet of 13 trucks that it owns. The trucking business increases revenue during times when waste hauling is not as busy.

●	Increased sales and marketing. Neese also plans to continue spending additional resources on sales and marketing personnel and strategies in order to secure new client accounts.

Intellectual Property

We do not own or license any material intellectual property in connection with the operation of Neese.

Employees

As of December 31, 2019, Neese employed 29 full-time employees, as depicted in the table below.

Department/Function	Employees
Management	2
Office Employees	5
Truck Drivers	7
Mechanics	2
General Labor	7
Sales	1
Product Supervisors	5
TOTALS	29

None of Neese’s employees are represented by labor unions, and Neese believes that it has an excellent relationship with its employees.

Regulation

Neese is subject to a wide variety of laws and regulations, which historically have not had a material effect on our business. For example, most of the products sold and service provided are regulated by a host of state and federal agencies, including, one or more of the following: the Environmental Protection Agency, the Iowa Department of Natural Resources and the Consumer Products Safety Commission. Since we are a wholesaler (and not a manufacturer) of these products, responsibility for compliance generally falls upon the manufacturer. Neese is required to hold a commercial manure handler license which requires an annual training program.

OUR PROPERTY

Our principal office is located at 590 Madison Avenue, 21st Floor, New York, NY 10022. We entered into an office service agreement with Regus Management Group, LLC for use of office space at this location effective January 22, 2013. Under the agreement, in exchange for our right to use the office space at this location, we are required to pay a monthly fee of $479 (excluding taxes).

Neese is headquartered at 303 Division St. E., Grand Junction, Iowa 50107. Neese operates from one facility totaling 9,150-square feet on an eight-acre property. The layout consists of a 5,400-square foot wash bay and 3,750-square feet of shop and office space. Neese leases this facility pursuant to an agreement of lease entered into with K&A Holdings, LLC, which is owned by Neese’s founders, on March 3, 2017. The lease is for a term of ten (10) years and provides for a base rent of $8,333 per month. In the event of late payment, interest shall accrue on the unpaid amount at the rate of eighteen percent (18%) per annum. The agreement of lease contains customary events of default, including if Neese shall fail to pay rent within five (5) days after the due date, or if Neese shall fail to perform any other terms, covenants or conditions under the agreement of lease, and other customary representations, warranties and covenants.

Asien’s is located at 1801 Piner Rd., Santa Rosa, CA 95401. The site is approximately 11,000 square feet in total and consists of a 6,000 square foot showroom display area as well as a general office, accounting office, service department and 4,000 square foot warehouse. Asien’s leases this site on a month-to-month basis for approximately $9,700 per month. Asien’s also rents an additional 3,000 square feet of warehouse and office space in an adjacent building for $2,000 per month.

Kyle’s is located at 10849 W. Emerald St. Boise, ID 83713. Kyle’s operates from one standalone 6,600 square foot facility, which includes corporate offices, administration, production floor, warehouse, and employee areas. On September 1, 2020, Kyle’s entered into an industrial lease agreement with Stephen Mallatt, Jr. and Rita Mallatt, the sellers of Kyle’s. The lease is for a term of five years, with an option for a renewal term of five years, and provides for a base rent of $7,000 per month for the first 12 months, which will increase to $7,210 for months 13-16 and to $7426.30 for months 37-60. In addition, Kyle’s is responsible for all taxes, insurance and certain operating costs during the lease term. In the event of late payment, interest shall accrue on the unpaid amount at the rate of twelve percent (12%) per annum. The lease agreement contains customary events of default, representations, warranties and covenants.

We believe that all our properties have been adequately maintained, are generally in good condition, and are suitable and adequate for our businesses.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are not currently aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MANAGEMENT

Directors and Executive Officers

The following sets forth information about our directors and executive officers:

Name	Age	Position
Ellery W. Roberts	50	Chairman, Chief Executive Officer, President and Chief Financial Officer
Robert D. Barry	76	Director
Paul A. Froning	49	Director

Ellery W. Roberts. Mr. Roberts brings over 20 years of private equity investing experience to our company. Mr. Roberts has been the Chairman, Chief Executive Officer, President and Chief Financial Officer of our company since its inception on January 22, 2013. Mr. Roberts has also been a director of Western Capital Resources, Inc., a public company (WCRS), since May 2010. In July 2011, Mr. Roberts formed The 1847 Companies LLC, a company that is no longer active, where he began investing his own personal capital and capital of high net worth individuals in select transactions. Prior to forming The 1847 Companies LLC, Mr. Roberts was the co-founder and was co-managing principal from October 2009 to June 2011 of RW Capital Partners LLC, the recipient of a “Green Light” letter from the U.S. Small Business Administration permitting RW Capital Partners LLC to raise capital in pursuit of the Small Business Investment Company license with the preliminary support of the Small Business Administration. Mr. Roberts was a founding member of Parallel Investment Partners, LP (formerly SKM Growth Investors, LP), a Dallas-based private equity fund focused on re-capitalizations, buyouts and growth capital investments in lower middle market companies throughout the United States. Previously, Mr. Roberts served as Principal with Lazard Group LLC (NYSE: LAZ), a Senior Financial Analyst at Colony Capital, Inc., and a Financial Analyst with the Corporate Finance Division of Smith Barney Inc. (now known as Morgan Stanley Smith Barney LLC). Mr. Roberts also serves as the chairman of the board of Goedeker. Mr. Roberts received his B.A. degree in English from Stanford University. Mr. Roberts was selected to serve on our board of directors due to his extensive senior management experience in the industry in which we operate, having served as founder or executive of various other management, investment and corporate advisory companies for over 15 years.

Robert D. Barry. Mr. Barry has been a director of our company since January 2014. He has also served as the Chief Financial Officer of Goedeker since its inception in January 2019 and as the Controller of Neese since July 2017. From April 2013 until August 2016, Mr. Barry was Chief Executive Officer and Chief Financial Officer of Pawn Plus Inc., a chain of five retail pawn stores in suburban Philadelphia and one pawn store in northeastern Ohio. Prior to that, Mr. Barry served as Executive Vice President and Chief Financial Officer of Regional Management Corp. (NYSE:RM), a consumer loan company based in Greenville, South Carolina, from March 2007 to January 2013. Prior to joining Regional Management Corp., Mr. Barry was the Managing Member of AccessOne Mortgage Company, LLC in Raleigh, North Carolina, from 1997 to 2007. During this time, he also served as part-time Chief Financial Officer for Patriot State Bank, in Fuquay-Varina, North Carolina, from March 2006 to March 2007 and Nuestro Banco, Raleigh, North Carolina, from July 2006 to March 2007. Prior to his time at AccessOne, Mr. Barry was Executive Vice President and Chief Financial Officer for Regional Acceptance Corporation (NASDAQ:REGA), a consumer finance company based in Greenville, North Carolina and prior to that he was a financial institutions partner in the Raleigh, North Carolina office of KPMG LLP. Mr. Barry is a Certified Public Accountant licensed in North Carolina and Georgia. Mr. Barry was selected to serve on our board of directors due to his years of relevant financial and business expertise.

Paul A. Froning. Mr. Froning has been a director of our company since April 2013. In 2009, Mr. Froning co-founded Focus Healthcare Partners LLC, a Chicago-based private equity investment, advisory and asset management firm targeting the senior housing and healthcare sectors. Prior to that, from February 2008 to October 2009, Mr. Froning was a Managing Director in the private equity department of Fortress Investment Group LLC (NYSE: FIG), a publicly-traded New York-based private investment firm. Prior to that, Mr. Froning was the Chief Investment Officer and Executive Vice President of Brookdale Senior Living Inc. (NYSE: BKD), a publicly-traded affiliate of Fortress Investment Group LLC, from 2005 to 2008. Previously, Mr. Froning held senior investment positions at the private equity investment arms of Lazard Group LLC (NYSE: LAZ) and Security Capital Group, prior to its acquisition by GE Capital Corp., in addition to investment banking experience at Salomon Brothers, prior to its acquisition by Travelers Group, and the securities subsidiary of Principal Financial Group (NYSE: PSG). Mr. Froning also serves on the board of directors of Goedeker. Mr. Froning has a B.A. degree from the University of Notre Dame. Mr. Froning was selected to serve on our board of directors due to his twenty years of private equity, investment and advisory experience.

Our directors currently have terms which will end at our next annual meeting of the shareholders or until their successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the board of directors.

Pursuant to our operating agreement, as holder of the allocation shares, our manager has the right to appoint one director to our board of directors for every four members constituting the entire board of directors. Any such director will not be required to stand for election by the shareholders. See “Description of Securities—Appointed Directors” for more information about our manager’s rights to appoint directors. Otherwise, there is no arrangement or understanding between any director or executive officer and any other person pursuant to which he was or is to be selected as a director, nominee or officer.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, except as described below, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Governance Structure

Currently, our Chief Executive Officer is also our Chairman. Our board believes that, at this time, having a combined Chief Executive Officer and Chairman is the appropriate leadership structure for our company. In making this determination, the board considered, among other matters, Mr. Robert’s experience and tenure of having founded our company in 2013, and believed that Mr. Roberts is highly qualified to act as both Chairman and Chief Executive Officer due to his experience, knowledge, and personality. Among the benefits of a combined Chief Executive Officer/Chairman considered by the board is that such structure promotes clearer leadership and direction for our company and allows for a single, focused chain of command to execute our strategic initiatives and business plans.

The Board’s Role in Risk Oversight

The board of directors oversees that the assets of our company are properly safeguarded, that the appropriate financial and other controls are maintained, and that our business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the board’s oversight of the various risks facing our company. In this regard, our board seeks to understand and oversee critical business risks. Our board does not view risk in isolation. Risks are considered in virtually every business decision and as part of our business strategy. Our board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for our company to be competitive on a global basis and to achieve its objectives.

While the board oversees risk management, company management is charged with managing risk. Management communicates routinely with the board and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

Our board administers its risk oversight function as a whole by making risk oversight a matter of collective consideration. Once the board establishes committees, it is anticipated that much of the work will be delegated to such committees, which will meet regularly and report back to the full board. It is anticipated that an audit committee will oversee risks related to our financial statements, the financial reporting process, accounting and legal matters, that a compensation committee will evaluate the risks and rewards associated with our compensation philosophy and programs, and that a nominating and corporate governance committee will evaluate risk associated with management decisions and strategic direction.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Such code of ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, and reporting of violations of the code.

We are required to disclose any amendment to, or waiver from, a provision of our code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We intend to use our website as a method of disseminating this disclosure, as permitted by applicable SEC rules. Any such disclosure will be posted to our website within four (4) business days following the date of any such amendment to, or waiver from, a provision of our code of ethics.

EXECUTIVE COMPENSATION

Summary Compensation Table - Years Ended December 31, 2019 and 2018

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Other Compensation ($)	Total ($)
Ellery W. Roberts	2019	40,000	40,000
Chief Executive Officer and Chief Financial Officer	2018	33,750	33,750

Our Chief Executive Officer and Chief Financial Officer, Mr. Ellery W. Roberts, is employed by our manager and is seconded to our company. Our manager, and not our company, pays any compensation to Mr. Roberts who is seconded to us under the management services agreement. We do not reimburse our manager for any compensation paid to Mr. Roberts in his capacity as our Chief Executive Officer and Chief Financial Officer. We pay our manager a quarterly management fee, and our manager may use the proceeds from the management fee, in part, to pay compensation to Mr. Roberts. For the years ended December 31, 2019 and 2018, the management fee expense for our manager amounted to $433,784 and $250,000, respectively, of which $120,137 and $62,500, respectively, was paid in cash.

Mr. Roberts did not receive any compensation as an employee of our manager for the years ended December 31, 2018 and 2017. However, Mr. Roberts, as a holder of limited liability company interests in our manger, received $40,000 and $33,750 for the years ended December 31, 2019 and 2018, respectively, as a result of distributions from our manger to its interest holders, which is included in “Other Compensation” in the table above. See “Our Manager—Overview of Our Manager” for information regarding the ownership of our manager.

Other Compensation

Our company does not provide any nonqualified deferred compensation arrangements or qualified or non-qualified pension plans to our named executive officers. The named executive officers have not been granted any options or other equity-based awards with respect to our common shares. As of December 31, 2019, the named executive officers did not hold any options or other equity-based awards with respect to our common shares.

Compensation of Directors

To date, we have not paid any compensation to our directors. We reimburse our directors for all reasonable out-of-pocket expenses incurred in connection with attending board meetings or otherwise in accordance with the policies of our company as in effect from time to time.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

The following includes a summary of transactions since the beginning of our 2018 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation” above). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

●	Our Chief Executive Officer, Ellery W. Roberts, controls our manager. Our relationship with our manager is governed principally by the following two agreements: (1) the management services agreement and offsetting management services agreements relating to the management services our manager will perform for us and the businesses we own and the management fee to be paid to our manager in respect thereof; and (2) our company’s operating agreement setting forth our manager’s rights with respect to the allocation shares it owns, including the right to receive payments of profit allocation from our company and our manager’s right to cause our company to purchase the allocation shares it owns. Our manager has also entered into an offsetting management services agreement with 1847 Neese, Goedeker and 1847 Asien and we expect that our manager will enter into offsetting management services agreements and transaction services agreements with our future businesses directly. See “Our Manager” for detailed descriptions of these agreements.

●	For the years ended December 31, 2019 and 2018, the management fee expense for our manager amounted to $433,784 and $250,000, respectively, of which $120,137 and $62,500, respectively, was paid in cash. For the six months ended June 30, 2020 and 2019, we expensed total management fees of $278,022 and $183,790, respectively. Under terms of a term loan from Home State Bank, no fees may be paid to our manager under the 1847 Neese offsetting management services agreement without permission of the bank, which the manager does not expect to be granted within the forthcoming year. In addition, payment of the management fee under the Goedeker offsetting management services agreement was subordinated to the payment of interest on a 9% subordinated promissory note. In addition, during the period that that any amounts are owed under the 9% subordinated promissory note or earn out payments to Goedeker Television described elsewhere in this prospectus, the annual management fee shall be capped at $250,000. Finally, the rights of our manager to receive payments under the Goedeker offsetting management services agreement were also subordinate to the rights of Burnley and SBCC under separate subordination agreements that our manager entered into with them on April 5, 2019. Accordingly, $216,675 due to our manager is classified as an accrued liability and $575,808 as non-current accrued liability as of June 30, 2020.

●	Our manager owns certain intellectual property relating to the term “1847.” Pursuant to the management services agreement, our manager has granted our company a non-exclusive, royalty free right to use the following intellectual property in connection with our business and operations or as may be required to comply with applicable law: (i) 1847 Holdings LLC; (ii) 1847 Partners LLC; (iii) www.1847holdings.com; and (iv) www.1847partners.com. Our company is permitted to sublicense the use of this intellectual property to any of our subsidiaries to use in connection with their business or as may be required by law. Our company and any businesses that we acquire must cease using the intellectual property described above entirely in their businesses and operations within 180 days of our termination of the management services agreement. The sublicense provisions of the management services agreement would require our company and its businesses to change their names to remove any reference to the term “1847” or any reference to the intellectual property licensed to them by our manager. This also would require us to create and market a new name and expend funds to protect that name.

●	As of June 30, 2020 and December 31, 2019, our has funded our company $65,844 and $62,499 in related party advances, respectively. These advances are unsecured, bear no interest, and do not have formal repayment terms or arrangements.

●	On January 3, 2018, we issued a grid promissory note to our manager in the initial principal amount of $50,000. The note provides that we may from time to time request additional advances from our manager up to an aggregate additional amount of $100,000, which will be added to the note if our manager, in its sole discretion, so provides. Interest shall accrue on the unpaid portion of the principal amount and the unpaid portion of all advances outstanding at a fixed rate of 8% per annum, and along with the outstanding portion of the principal amount and the outstanding portion of all advances, shall be payable in one lump sum due on the maturity date, January 3, 2021. If all or a portion of the principal amount or any advance under the note, or any interest payable thereon is not paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate of 12% per annum. In the event we complete a financing involving at least $500,000, we must, contemporaneously with the closing of such financing transaction, repay the entire outstanding principal and accrued and unpaid interest on the note. The note is unsecured and contains customary events of default. As of June 30, 2020 and December 31, 2019, our manager has advanced $119,400 of the note and we have accrued interest of $21,944 and $17,115, respectively.

●	From time to time, we have received advances from our chief executive officer to meet short-term working capital needs. As of June 30, 2020 and December 31, 2019, a total of $118,834 in advances from our chief executive officer are outstanding. These advances are unsecured, bear no interest, and do not have formal repayment terms or arrangements.

●	On March 3, 2017, Neese entered into an agreement of lease with K&A Holdings, LLC, a limited liability company that is wholly-owned by the officers of Neese. See “Our Property” for more information regarding this lease. Under terms of a term loan agreement with Home State Bank, we may not pay salary or rent to such officers of Neese in excess of $100,000 per year beginning on the date of the term loan agreement, June 13, 2018. We are accruing monthly rent, but because of the limitation in the term loan, $250,000 and $200,000 of accrued rent is classified as a long-term accrued liability as of June 30, 2020 and December 31, 2019, respectively.

●	On September 1, 2020, Kyle’s entered into an industrial lease agreement with Stephen Mallatt, Jr. and Rita Mallatt, the directors, officers and principal shareholders of Kyle’s. See “Our Property” for more information regarding this lease.

Promoters and Certain Control Persons

Each of Mr. Ellery W. Roberts, our Chairman, Chief Executive Officer, President, and Chief Financial Officer, Mr. Paul A. Froning, one of our directors, and Mr. Robert D. Barry, one of our directors, may be deemed a “promoter” as defined by Rule 405 of the Securities Act. For information regarding compensation, including items of value, that have been provided or that may be provided to these individuals, please refer to “Executive Compensation” above.

PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our common shares as of October 29, 2020, and as adjusted to reflect the sale of common shares offered by the selling shareholders, for:

●	each of our named executive officers and directors;

●	all of our named executive officers and directors as a group;

●	each other shareholder known by us to be the beneficial owner of more than 5% of our outstanding common shares; and

●	all selling shareholders.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares that they beneficially own, subject to applicable community property laws. Unless otherwise indicated in the footnotes below, based on the information provided to us by or on behalf of the selling shareholders, no selling shareholder is a broker-dealer or an affiliate of a broker-dealer.

Applicable percentage ownership is based on 4,444,013 common shares outstanding at October 29, 2020. For purposes of computing percentage ownership after this offering, we have assumed that all common shares held by the selling shareholders will be sold in this offering and all series A senior convertible preferred shares and warrants held by the selling shareholders will be converted to common shares and sold in this offering. In computing the number of common shares beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all common shares subject to options, warrants or other convertible securities held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of October 29, 2020. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Notwithstanding the foregoing, as described in more detail below under “Description of Securities,” the series A senior convertible preferred shares and warrants held by certain selling shareholders contain ownership limitations, such that the we shall not effect any conversion of the series A senior convertible preferred shares or exercise of any warrant to the extent that after giving effect to the issuance of common shares upon conversion or exercise thereof, such holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of common shares outstanding immediately after giving effect to the issuance of such common shares, which such limitation may be waived by us upon no fewer than 61 days’ prior notice. Therefore, if a selling shareholder would beneficially own in excess of 4.99%, we have reduced the applicable percentage below to 4.99%.

Unless otherwise indicated, the address of each shareholder known by us to be the beneficial owner of more than 5% of our outstanding common shares listed in the table below is c/o our company, 590 Madison Avenue, 21st Floor, New York, NY 10022.

	Common Shares Beneficially Owned Prior to this Offering		Number of Common Shares Being	Common Shares Beneficially Owned After this Offering
Name of Beneficial Owner	Shares	%	Offered	Shares	%
Ellery W. Roberts, Chairman, CEO, President and CFO	1,448,500	32.59%	0	1,448,500	32.59%
Robert D. Barry, Director	17,500	*	17,500	0	*
Paul A. Froning, Director	60,000	1.35%	60,000	0	*
All executive officers and directors (3 persons)	1,526,000	34.34%	77,500	1,448,500	32.59%
Stephen Mallatt, Jr. and Rita Mallatt	700,000	15.75%	700,000	0	*
Rory D. Crawford(1)	316,875	4.99%	316,875	0	*
Dunkley Capital Corporation(2)	487,500	4.99%	487,500	0	*
DZW Investments LLC(3)	128,291	2.31%	128,291	0	*
Efrat Investments LLC(4)	128,213	2.31%	128,213	0	*
Evergreen Capital Management LLC(5)	427,633	4.99%	427,633	0	*
FirstFire Global Opportunities Fund LLC(6)	449,014	4.99%	449,014	0	*
Evan Goldenberg(7)	64,145	1.17%	64,145	0	*
Elliot Gunsburg(8)	129,188	2.33%	129,188	0	*
Zalman Gurkov(9)	64,145	1.17%	64,145	0	*
Zhongzheng Hao(10)	121,875	2.20%	121,875	0	*
HRW Legacy(11)	128,291	2.31%	128,291	0	*
KDI Corporation Ltd.(12)	25,594	*	25,594	0	*
Leonite Capital LLC(13)	3,339,262	4.99%	3,132,188	207,074	4.66%
Leonite LLC(14)	129,188	2.33%	129,188	0	*
Shalom Lerner(15)	128,291	2.31%	128,291	0	*
Quick Capital LLC(16)	65,813	1.20%	65,813	0	*
SDS Capital LLC(17)	129,188	2.33%	129,188	0	*
Adam Szweras(18)	43,875	*	43,875	0	*
Abraham Zeines(19)	316,875	4.99%	316,875	0	*

* Less than 1%

(1)	Includes (i) 130,000 common shares issuable upon conversion of a series A senior convertible preferred shares, (ii) 130,000 common shares issuable upon exercise of a warrant and (iii) up to an estimated 56,875 common shares that may be issued as payment of dividends on the series A senior convertible preferred shares.

(2)	Includes (i) 200,000 common shares issuable upon conversion of a series A senior convertible preferred shares, (ii) 200,000 common shares issuable upon exercise of a warrant and (iii) up to an estimated 87,500 common shares that may be issued as payment of dividends on the series A senior convertible preferred shares. Brad Dunkley is the President of Dunkley Capital Corporation and has voting and investment power over the securities held by it. Brad Dunkley disclaims beneficial ownership of the shares held by Dunkley Capital Corporation except to the extent of his pecuniary interest, if any, in such shares.

(3)	Includes (i) 52,632 common shares issuable upon conversion of a series A senior convertible preferred shares, (ii) 52,632 common shares issuable upon exercise of a warrant and (iii) up to an estimated 23,027 common shares that may be issued as payment of dividends on the series A senior convertible preferred shares. Zevi Wolmarkis the President of DZW Investments LLC and has voting and investment power over the securities held by it. Zevi Wolmarkis disclaims beneficial ownership of the shares held by DZW Investments LLC except to the extent of his pecuniary interest, if any, in such shares.

(4)	Includes (i) 52,600 common shares issuable upon conversion of a series A senior convertible preferred shares, (ii) 52,600 common shares issuable upon exercise of a warrant and (iii) up to an estimated 23,013 common shares that may be issued as payment of dividends on the series A senior convertible preferred shares. Perry Joel Rotter the Managing Member of Efrat Investments LLC and has voting and investment power over the securities held by it. Perry Joel Rotter disclaims beneficial ownership of the shares held by Efrat Investments LLC except to the extent of his pecuniary interest, if any, in such shares.

(5)	Includes (i) 175,439 common shares issuable upon conversion of a series A senior convertible preferred shares, (ii) 175,439 common shares issuable upon exercise of a warrant and (iii) up to an estimated 76,755 common shares that may be issued as payment of dividends on the series A senior convertible preferred shares. Jeffrey S Pazdro is the Managing Member of Evergreen Capital Management LLC and has voting and investment power over the securities held by it. Jeffrey S Pazdro disclaims beneficial ownership of the shares held by Evergreen Capital Management LLC except to the extent of his pecuniary interest, if any, in such shares.

(6)	Includes (i) 184,211 common shares issuable upon conversion of a series A senior convertible preferred shares, (ii) 184,211 common shares issuable upon exercise of a warrant and (iii) up to an estimated 80,592 common shares that may be issued as payment of dividends on the series A senior convertible preferred shares. Eli Fireman is the Managing Member of FirstFire Global Opportunities Fund LLC and has voting and investment power over the securities held by it. Eli Fireman disclaims beneficial ownership of the shares held by FirstFire Global Opportunities Fund LLC except to the extent of his pecuniary interest, if any, in such shares.

(7)	Includes (i) 26,316 common shares issuable upon conversion of a series A senior convertible preferred shares, (ii) 26,316 common shares issuable upon exercise of a warrant and (iii) up to an estimated 11,513 common shares that may be issued as payment of dividends on the series A senior convertible preferred shares.

(8)	Includes (i) 53,000 common shares issuable upon conversion of a series A senior convertible preferred shares, (ii) 53,000 common shares issuable upon exercise of a warrant and (iii) up to an estimated 23,188 common shares that may be issued as payment of dividends on the series A senior convertible preferred shares.

(9)	Includes (i) 26,316 common shares issuable upon conversion of a series A senior convertible preferred shares, (ii) 26,316 common shares issuable upon exercise of a warrant and (iii) up to an estimated 11,513 common shares that may be issued as payment of dividends on the series A senior convertible preferred shares.

(10)	Includes (i) 50,000 common shares issuable upon conversion of a series A senior convertible preferred shares, (ii) 50,000 common shares issuable upon exercise of a warrant and (iii) up to an estimated 21,875 common shares that may be issued as payment of dividends on the series A senior convertible preferred shares.

(11)	Includes (i) 52,632 common shares issuable upon conversion of a series A senior convertible preferred shares, (ii) 52,632 common shares issuable upon exercise of a warrant and (iii) up to an estimated 23,027 common shares that may be issued as payment of dividends on the series A senior convertible preferred shares. Howard Weiss is the Manager of HRW Legacy and has voting and investment power over the securities held by it. Howard Weiss disclaims beneficial ownership of the shares held by HRW Legacy except to the extent of his pecuniary interest, if any, in such shares.

(12)	Includes (i) 10,500 common shares issuable upon conversion of a series A senior convertible preferred shares, (ii) 10,500 common shares issuable upon exercise of a warrant and (iii) up to an estimated 4,594 common shares that may be issued as payment of dividends on the series A senior convertible preferred shares. David Delaney is the President of KDI Corporation Ltd. and has voting and investment power over the securities held by it. David Delaney disclaims beneficial ownership of the shares held by KDI Corporation Ltd. except to the extent of his pecuniary interest, if any, in such shares.

(13)	Includes (i) 207,074 common shares, (ii) 1,285,000 common shares issuable upon conversion of a series A senior convertible preferred shares, (iii) 1,285,000 common shares issuable upon exercise of a warrant and (iv) up to an estimated 562,188 common shares that may be issued as payment of dividends on the series A senior convertible preferred shares. Avi Geller is the Chief Investment Officer of Leonite Capital LLC and has voting and investment power over the securities held by it. Mr. Geller disclaims beneficial ownership of the shares held by Leonite Capital LLC except to the extent of his pecuniary interest, if any, in such shares.

(14)	Includes (i) 53,000 common shares issuable upon conversion of a series A senior convertible preferred shares, (ii) 53,000 common shares issuable upon exercise of a warrant and (iii) up to an estimated 23,188 common shares that may be issued as payment of dividends on the series A senior convertible preferred shares. Avi Geller is the Chief Investment Officer of Leonite LLC and has voting and investment power over the securities held by it. Mr. Geller disclaims beneficial ownership of the shares held by Leonite LLC except to the extent of his pecuniary interest, if any, in such shares.

(15)	Includes (i) 52,632 common shares issuable upon conversion of a series A senior convertible preferred shares, (ii) 52,632 common shares issuable upon exercise of a warrant and (iii) up to an estimated 23,027 common shares that may be issued as payment of dividends on the series A senior convertible preferred shares.

(16)	Includes (i) 27,000 common shares issuable upon conversion of a series A senior convertible preferred shares, (ii) 27,000 common shares issuable upon exercise of a warrant and (iii) up to an estimated 11,813 common shares that may be issued as payment of dividends on the series A senior convertible preferred shares. Eilon Natan is the Manager of Quick Capital LLC and has voting and investment power over the securities held by it. Eilon Natan disclaims beneficial ownership of the shares held by Quick Capital LLC except to the extent of his pecuniary interest, if any, in such shares.

(17)	Includes (i) 53,000 common shares issuable upon conversion of a series A senior convertible preferred shares, (ii) 53,000 common shares issuable upon exercise of a warrant and (iii) up to an estimated 23,188 common shares that may be issued as payment of dividends on the series A senior convertible preferred shares. Asher Anisfeld is the Member of SDS Capital LLC and has voting and investment power over the securities held by it. Asher Anisfeld disclaims beneficial ownership of the shares held by SDS Capital LLC except to the extent of his pecuniary interest, if any, in such shares.

(18)	Includes (i) 18,000 common shares issuable upon conversion of a series A senior convertible preferred shares, (ii) 18,000 common shares issuable upon exercise of a warrant and (iii) up to an estimated 7,875 common shares that may be issued as payment of dividends on the series A senior convertible preferred shares.

(19)	Includes (i) 130,000 common shares issuable upon conversion of a series A senior convertible preferred shares, (ii) 130,000 common shares issuable upon exercise of a warrant and (iii) up to an estimated 56,875 common shares that may be issued as payment of dividends on the series A senior convertible preferred shares.

We do not currently have any arrangements which if consummated may result in a change of control of our company.

DESCRIPTION OF SECURITIES

General

The following is a summary of the material terms of our shares. The operating agreement provides for the issuance of our shares, the terms relating to distributions with respect to our shares and the voting rights of holders of our shares. In addition, the terms of the series A senior convertible preferred shares are governed by a certificate of designation, dated September 30, 2020.

The following description is subject to the provisions of the Delaware Limited Liability Company Act. Certain provisions of the operating agreement are intended to be consistent with the General Corporation Law of the State of Delaware, and the powers of our company, the governance processes and the rights of the holders of our shares are generally intended to be similar in many respects to those that would exist if our company was a Delaware corporation under the General Corporation Law of the State of Delaware, with certain exceptions.

The statements that follow are subject to and are qualified in their entirety by reference to all of the provisions of the operating agreement, a copy of which is attached as an exhibit to the registration statement of which this prospectus is a part.

We are authorized to issue up to 500,000,000 common shares, 3,157,895 series A senior convertible preferred shares and 1,000 allocation shares. As of the date of this prospectus, we have 4,444,013 common shares and 2,632,278 series A senior convertible preferred shares issued and outstanding. In connection with the formation of our company, our manager acquired 100% of the allocation shares for a capital contribution of $1,000 by our manager. Other than the allocation shares held by our manager, our company will not be authorized to issue any other allocation shares.

Common Shares

Distribution Rights. Holders of common shares are entitled to receive ratably those distributions, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rights. Upon our liquidation, dissolution or winding up in accordance with the terms of the operating agreement, the then holders of common shares will be entitled to share in the assets of our company legally available for distribution, following payment to creditors, in accordance with the positive balance in such holders’ tax-based capital accounts required by the operating agreement, after giving effect to all contributions, distributions and allocations for all periods.

Voting Rights. The holders of common shares are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Under the operating agreement, any action to be taken by vote of shareholders other than for election of directors shall be authorized by the affirmative vote of the majority of shares present or represented by proxy and entitled to vote. Directors are elected by a plurality of votes cast.

Other Rights. Holders of common shares have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common shares.

Series A Senior Convertible Preferred Shares

Dividends. Dividends at the rate per annum of 14.0% of the stated value ($2.00 per share, subject to adjustment) shall accrue on the series A senior convertible preferred shares. Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. Dividends shall be payable quarterly in arrears on each dividend payment date in cash or common shares at our discretion. Dividends payable in common shares shall be calculated based on a price equal to eighty percent (80%) of the volume weighted average price for the common shares on our principal trading market during the five (5) trading days immediately prior to the applicable dividend payment date.

Liquidation. Subject to the rights of our creditors and the holders of any senior securities or parity securities (in each case, as defined in the certificate of designation), upon any liquidation of our company or its subsidiaries, before any payment or distribution of the assets of our company (whether capital or surplus) shall be made to or set apart for the holders of securities that are junior to the series A senior convertible preferred shares as to the distribution of assets on any liquidation of our company, each holder of outstanding series A senior convertible preferred shares shall be entitled to receive an amount of cash equal to 115% of the stated value plus an amount of cash equal to all accumulated accrued and unpaid dividends thereon (whether or not declared) to, but not including the date of final distribution to such holders. If, upon any liquidation of our company, the assets of our company, or proceeds thereof, distributable among the holders of the series A senior convertible preferred shares shall be insufficient to pay in full the preferential amount payable to the holders of the series A senior convertible preferred shares and liquidating payments on any other shares of any class or series of parity securities as to the distribution of assets on any liquidation of our company, then such assets, or the proceeds thereof, shall be distributed among the holders of series A senior convertible preferred shares and any such other parity securities ratably in accordance with the respective amounts that would be payable on such series A senior convertible preferred shares and any such other parity securities if all amounts payable thereon were paid in full.

Voting Rights. The series A senior convertible preferred shares do not have any voting rights; provided that, so long as any series A senior convertible preferred shares are outstanding, the affirmative vote of holders of a majority of series A senior convertible preferred shares, which majority must include Leonite so long as Leonite holds any series A senior convertible preferred shares (which we refer to as the requisite holders), voting as a separate class, shall be necessary for approving, effecting or validating any amendment, alteration or repeal of any of the provisions of the certificate of designation. In addition, so long as any series A senior convertible preferred shares are outstanding, the affirmative vote of requisite holders shall be required prior to our company’s or Kyle’s creation or issuance of (i) any parity securities; (ii) any senior securities; and (iii) any new indebtedness other than intercompany indebtedness by Kyle’s in favor of our company, except any financing transaction the use of proceeds of which we will use to redeem the series A senior convertible preferred shares and the warrants.

Conversion Rights. Each series A senior convertible preferred share, plus all accrued and unpaid dividends thereon, shall be convertible, at the option of the holder thereof, at any time and from time to time into such number of fully paid and nonassessable common shares determined by dividing the stated value, plus the value of the accrued, but unpaid, dividends thereon, by the conversion price of $2.00 per share; provided that in no event shall the holder of any series A senior convertible preferred shares be entitled to convert any number of series A senior convertible preferred shares that upon conversion the sum of (i) the number of common shares beneficially owned by the holder and its affiliates and (ii) the number of common shares issuable upon the conversion of the series A senior convertible preferred shares with respect to which the determination of this proviso is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the then outstanding common shares of our company. This limitation may be waived (up to a maximum of 9.99%) by the holder and in its sole discretion, upon not less than sixty-one (61) days’ prior notice to our company.

Redemption. We may redeem in whole (but not in part) the series A senior convertible preferred shares by paying in cash therefore a sum equal to 115% of the stated value plus the amount of accrued and unpaid plus any other amounts due pursuant to the terms of the series A senior convertible preferred shares.

Other Rights. Holders of series A senior convertible preferred shares have no preemptive or subscription rights.

Allocation Shares

Distribution Rights. Under the terms of the operating agreement, our company will pay a profit allocation to our manager, as holder of the allocation shares. See “Our Manager—Our Manager as an Equity Holder—Manager’s Profit Allocation” for a description of our manager’s profit allocation to be paid to our manager and an example of the calculation of the profit allocation.

Liquidation Rights. Upon a liquidation of our company, any accrued, but unpaid profit allocation due to our manager as a result of our manager’s ownership of the allocation shares would be paid to our manager before any payment is made of any amounts due upon a liquidation to the holders of our common shares.

Voting Rights. The operating agreement provides that the holder of allocation shares will not be entitled to any voting rights, except that the holder of the allocation shares will have:

●	voting rights in connection with the merger or consolidation of our company, the sale, lease or exchange of all or substantially all of our company’s assets and certain other business combinations or transactions;

●	a consent right with respect to the dissolution of our company in certain circumstances;

●	a consent right with respect to the amendment of the provisions providing for distributions to the holders of allocation shares;

●	a consent right to any amendment to the provisions entitling the holders of allocation shares to appoint and remove directors who will serve on our board of directors of our company;

●	a consent right to any amendment to the provision regarding the quorum and voting requirements for board meetings;

●	a consent right to any amendment to the provisions regarding the indemnification and liability of directors;

●	a consent right with respect to any amendment of the provision of the operating agreement governing amendments thereof; and

●	a consent right with respect to any amendment that would adversely affect the holder of allocation shares.

In addition, the holder of the allocation shares has the right to appoint one (1) director to our board of directors for every four (4) members constituting the entire board of directors. Any director appointed to our board of directors by the holder of the allocation shares will not be required to stand for election by the holders of our common shares and will not have any special voting rights.

Other Rights. Holders of allocation shares have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the allocation shares.

Warrants

In connection with the unit offering described elsewhere in this proxy statement, we issued warrants for the purchase of an aggregate of 2,632,278 common shares. Each warrant is exercisable within three years at an exercise price of $2.50 per common share (subject to adjustment, including a full ratchet antidilution adjustment), which may be exercised on a cashless basis if the underlying warrant shares are not then registered or otherwise freely tradeable. The warrants contains an ownership limitation, such that the we shall not effect any exercise of any warrant, and the holder shall not have the right to exercise any portion of such warrant, to the extent that after giving effect to issuance of common shares upon exercise such warrant, such holder, together with its affiliates, and any other persons acting as a group together with such holder or any of its affiliates, would beneficially own in excess of 4.99% of the number of common shares outstanding immediately after giving effect to the issuance of common shares issuable upon exercise of such warrant. Upon no fewer than 61 days’ prior notice to us, a purchaser may increase or decrease such beneficial ownership limitation provisions and any such increase or decrease will not be effective until the 61st day after such notice is delivered to us.

We may force the exercise of the warrants at any time after the one year anniversary of the date of the warrants, if (i) our company is listed on a national securities exchange or the over-the-counter market, (ii) the underlying common shares are registered or the holder of the warrant otherwise has the ability to trade the underlying common shares without restriction, (iii) the 30-day volume-weighted daily average price of our common shares exceeds 200% of the exercise price, as adjusted and (iv) the average daily trading volume is at least 100,000 common shares during such 30-day period.

We may redeem the warrants held by any holder in whole (but not in part) by paying in cash to such holder as follows: (i) $0.50 per share then underlying the warrant if within the first twelve (12) months of issuance; (ii) $1.00 per share then underlying the warrant if after the first twelve (12) months, but before twenty-four (24) months of issuance; and (iii) $1.50 per share then underlying the warrant if after twenty-four months, but before thirty-six (36) months.

Agreement to be Bound by our Operating Agreement; Power of Attorney

By purchasing our shares, you will be admitted as a member of our company and will be deemed to have agreed to be bound by the terms of the operating agreement. Pursuant to the operating agreement, each shareholder and each person who acquires a share from a shareholder grants to certain of our officers (and, if appointed, a liquidator) a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants certain of our officers the authority to make certain amendments to, and to make consents and waivers under and in accordance with, our operating agreement.

Ratification of Agreements

The operating agreement provides that each holder, by acquiring shares, ratifies and confirms the various agreements entered into by our company, including but not limited to, the management services agreement, the supplemental put provision of the operating agreement, and that the execution of any of these agreements does not constitute a breach of any duty existing under the operating agreement or otherwise existing at law, in equity or otherwise by any persons, including our manager, approving, negotiating or executing such agreements on behalf our company.

Waiver of Jury Trial

Our operating agreement provides that, to the extent permitted by law, holders of common shares waive the right to a jury trial of any claim they may have against us arising out of or relating to our operating agreement, including any claim under the U.S. federal securities laws. If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable under the facts and circumstances of that case in accordance with applicable case law. See “Risk Factors—Risks Related to Ownership of Our Common Shares—Holders of our common shares may not be entitled to a jury trial with respect to claims arising under our operating agreement, which could result in less favorable outcomes to the plaintiffs in any such action.”

Election by Our Company

The operating agreement provides that our board of directors may, without the vote of holders of our shares, cause our company to elect to be treated as a corporation for United States federal income tax purposes if the board receives an opinion from a nationally recognized financial advisor to the effect that the market valuation of our company is expected to be significantly lower as a result of our company continuing to be treated as a partnership for United States federal income tax purposes than if our company instead elected to be treated as a corporation for United States federal income tax purposes.

Amendment of the Operating Agreement

The operating agreement may be amended by a majority vote of our board of directors of our company, except that amending the following provisions requires an affirmative vote of at least a majority of the then outstanding common shares:

●	the purpose or powers of our company;

●	an increase in the number of common shares authorized for issuance;

●	the distribution rights of the common shares;

●	the voting rights relating to the common shares;

●	the hiring of a replacement manager following the termination of the management services agreement;

●	the merger or consolidation of our company, the sale, lease or exchange of all or substantially all of our company’s assets and certain other business combinations or transactions;

●	the right of our shareholders to vote on the dissolution, winding up and liquidation of our company; and

●	the provision of the operating agreement governing amendments thereof.

Anti-Takeover Provisions

Certain provisions of the management services agreement and the operating agreement may make it more difficult for third parties to acquire control of our company by various means. These provisions could deprive our shareholders of opportunities to realize a premium on the shares owned by them. In addition, these provisions may adversely affect the prevailing market price of our shares. These provisions are intended to:

●	protect our manager and its economic interests in our company;

●	protect the position of our manager and its rights to manage the business and affairs of our company under the management services agreement;

●	enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors;

●	discourage certain types of transactions which may involve an actual or threatened change in control of our company;

●	discourage certain tactics that may be used in proxy fights;

●	encourage persons seeking to acquire control of our company to consult first with our board of directors to negotiate the terms of any proposed business combination or offer; and

●	reduce the vulnerability of our company to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of the outstanding shares or that is otherwise unfair to our shareholders.

Anti-Takeover Effects of the Management Services Agreement

The limited circumstances in which our manager may be terminated means that it will be very difficult for a potential acquirer of our company to take over the management and operation of our business. Under the terms of the management services agreement, our manager may only be terminated by our company in certain limited circumstances. Furthermore, our manager has the right to resign and terminate the management services agreement upon 120 days’ notice.

Upon the termination of the management service agreement, seconded officers, employees, representatives and delegates of our manager and its affiliates who are performing the services that are the subject of the management services agreement, will resign their respective position with our company and cease to work at the date of our manager’s termination or at any other time as determined by our manager. Any director on our board of directors appointed by the holder of the allocation shares may continue serving on our board of directors subject to our manager’s continued ownership of the allocation shares and subject to such director’s removal by the holder of the allocation shares.

If we terminate the management services agreement, our company and its businesses must cease using the term “1847,” including any trademarks based on the name of our company that may be licensed to them by our manager under a license grant in the management services agreement, entirely in their businesses and operations within 180 days of our termination of the management services agreement. The license grant requires our company and its businesses to change their names to remove any reference to the term “1847” or any reference to trademarks licensed to them by our manager upon termination of the license which would occur upon termination of the management services agreement.

See “Our Manager—Termination of Management Services Agreement” for more information about the termination provisions set forth in the management services agreement.

Anti-Takeover Provisions in the Operating Agreement

A number of provisions of the operating agreement also could have the effect of making it more difficult for a third-party to acquire, or of discouraging a third-party from acquiring, control of our company. The operating agreement prohibits the merger or consolidation of our company with or into any limited liability company, corporation, statutory trust, business trust or association, real estate investment trust, common-law trust or any other unincorporated business, including a partnership, or the sale, lease or exchange of all or substantially all of our company’s property or assets unless, in each case, our board of directors adopts a resolution by a majority vote approving such action and unless such action is approved by the affirmative vote of the holders of a majority of each of the outstanding common shares and allocation shares entitled to vote thereon.

In addition, the operating agreement contains provisions based generally on Section 203 of the General Corporation Law of the State of Delaware which prohibits our company from engaging in a business combination with an interested holder of our common shares unless such business combination is approved by the affirmative vote of the holders of 66 2/3% of each of the outstanding common shares and allocation shares, excluding shares held by the interested holder or any affiliate or associate of the interested holder of interests.

Subject to the right of our manager to appoint directors and any successor in the event of a vacancy, the operating agreement authorizes our board of directors to increase the size of the board of directors and to fill vacancies on our board of directors. This provision could prevent a holder of common shares from effectively obtaining an indirect majority representation on our board of directors by permitting the existing board of directors to increase the number of directors and to fill the vacancies with its own nominees. The operating agreement also provides that directors may be removed, with or without cause, only by the affirmative vote of holders of two-thirds of the then outstanding common shares. A director appointed by our manager may only be removed by our manager, as holder of the allocation shares.

The operating agreement provides that special meetings may only be called by the Chairman of our board of directors or by resolution adopted by our board of directors.

The operating agreement also provides that holders of common shares seeking to bring business before an annual meeting of members or to nominate candidates for election as directors at an annual meeting of members must provide notice thereof in writing to our company not less than 120 days and not more than 150 days prior to the anniversary date of the preceding year’s annual meeting of members or as otherwise required by requirements of the Exchange Act. In addition, the holders of common shares furnishing such notice must be a holder of record on both (i) the date of delivering such notice and (ii) the record date for the determination of members entitled to vote at such meeting. The operating agreement specifies certain requirements as to the form and content of a member’s notice. These provisions may preclude members from bringing matters before members at an annual meeting or from making nominations for directors at an annual or special meeting.

Authorized but unissued shares are available for future issuance, without further approval of our shareholders. These additional shares may be utilized for a variety of purposes, including future public offerings to raise additional capital or to fund acquisitions, as well as option plans for employees of our company or its businesses. The existence of authorized but unissued shares could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise.

In addition, our board of directors has broad authority to amend the operating agreement, as discussed above. Our board of directors could, in the future, choose to amend the operating agreement to include other provisions which have the intention or effect of discouraging takeover attempts.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is VStock Transfer, LLC. The address for VStock Transfer, LLC is 18 Lafayette Pl, Woodmere, NY 11598, and the telephone number is (212) 828-8436.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes certain material U.S. federal income tax considerations that may be associated with the purchase, ownership, and disposition of our shares by U.S. holders (as defined below) and non-U.S. holders (as defined below). This summary is not intended to be a complete summary of the U.S. federal income tax consequences to purchasers of our shares, and does not discuss any state, local or other tax consequences, of an investment in our company. Moreover, this summary deals only with shares that are held as capital assets by holders who acquire our shares in this offering. The discussion does not discuss all of the U.S. federal income tax consequences that may be relevant to a potential investor in our company in light of such investor’s particular circumstances or to investors subject to special rules, such as brokers and dealers in shares, certain financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, insurance companies, persons holding our shares as part of a hedging, integrated, or conversion transaction or a straddle, or as part of any other risk reduction transaction, traders in shares that elect to use a mark-to-market method of accounting for their share holdings, partnerships or other entities treated as partnerships for U.S. federal income tax purposes, persons who hold directly or constructively at least 5% of our shares, or persons liable for the alternative minimum tax or the Medicare tax on certain investment income. This summary does not address any tax law other than the U.S. federal income tax law, including any estate tax law or any foreign, state or local income tax law.

Each potential investor is urged and expected to consult his, her or its own tax advisors prior to acquiring any of our shares to discuss his, her or its own tax and financial situation, including the application and effect of U.S. federal, state, local, and other tax laws and any possible changes in the tax laws after the date of this prospectus. This section is not to be construed as tax advice or as a substitute for careful tax planning.

The discussion herein is based on existing law as contained in the Code, currently applicable Treasury Regulations, or the Regulations, thereunder, administrative rulings and court decisions as of the date of this prospectus, all of which are subject to change by legislative, judicial and administrative action, which change may in any given instance have a retroactive effect. No rulings have been or will be requested from the IRS or any other taxing authority concerning any of the tax matters discussed herein. Furthermore, no statutory, administrative, or judicial authority directly addresses many of the U.S. federal income tax issues pertaining to the treatment of our shares or instruments similar to our shares. As a result, we cannot assure you that the IRS or the courts will agree with the tax consequences described in this summary. The IRS or a court may disagree with the following discussion or with any of the positions taken by the company for U.S. federal income tax reporting purposes, including the positions taken with respect to, for example, the classification of our company as a partnership. A different treatment of our shares or our company from that described below could adversely affect the amount, timing, character, and manner for reporting of income, gain, or loss in respect of an investment in our shares.

As used herein, the term “U.S. holder” means a beneficial owner of our shares that is (i) an individual who is a citizen or resident of the United States, (ii) a corporation that is created or organized in the United States or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is includible in its gross income for U.S. federal income tax purposes, regardless of its source, (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) a U.S., state or local government or instrumentality.

As used herein, the term “non-U.S. holder” means any beneficial owner of our shares (other than a partnership or other entity treated as a partnership) that is not a U.S. Person.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our company, the U.S. tax treatment of any partner in such partnership (or other entity) will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership (or similarly treated entity) that acquires, holds, or sells our shares, we urge you to consult your own tax adviser, as to the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Status of our Company

Pursuant to current law, and subject to the discussion of “publicly traded partnerships” herein, our company intends to be classified as a partnership for U.S. federal income tax purposes, and, accordingly, intends that no U.S. federal income tax will be payable by it as an entity. Instead, each holder of our shares will be required to take into account his, her or its distributive share of the items of income, gain, loss, deduction, credit and tax preferences of our company.

If our company were not classified as a partnership and, instead, were to be classified as an association taxable as a corporation for U.S. federal income tax purposes, our company would be subject to federal income tax on its taxable income at regular corporate tax rates (currently at a maximum tax rate of 21%), thereby reducing the amount of cash available for distribution to the shareholders. In that event, the holders of our shares would not be entitled to take into account their distributive shares of our company’s losses or deductions in computing their taxable income, nor would they be subject to tax on their respective shares of our company’s income or gains. Distributions to a holder would be treated as (i) dividends to the extent of our company’s current or accumulated earnings and profits, (ii) a return of capital to the extent of each holder’s adjusted basis in his, her or its shares, and (iii) gain from the sale or exchange of property to the extent that any remaining distribution exceeds the holder’s adjusted basis in his, her or its shares. Overall, treatment of our company as an association taxable as a corporation may substantially reduce the anticipated benefits of an investment in our company.

Based on the number of shareholders we may have as a result of this offering, and because our shares are listed on the Over-The-Counter market, we believe that our company will be regarded as a publicly traded partnership. Under U.S. federal income tax law, a publicly traded partnership generally will be treated as a corporation for U.S. federal income tax purposes. A publicly traded partnership will be treated as a partnership, however, and not as a corporation, for U.S. federal income tax purposes, so long as 90% or more of its gross income for each taxable year in which it is publicly traded constitutes “qualifying income” within the meaning of section 7704(d) of the Code, and it is not required to register under the Investment Company Act. Qualifying income generally includes dividends, interest (other than interest derived in the conduct of a lending or insurance business or interest the determination of which depends in whole or in part on the income or profits of any person), certain real property rents, certain gain from the sale or other disposition of real property, gains from the sale of shares or debt instruments which are held as capital assets, and certain other forms of “passive-type” income. Our company expects to realize sufficient qualifying income to satisfy the qualifying income exception. Our company also expects that we will not be required to register under the Investment Company Act.

There can be no assurance that the IRS will not prevail in asserting that our company should be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of our company for U.S. federal income tax purposes or whether our company will have sufficient qualifying income under Section 7704(d) of the Code. Whether our company will continue to meet the qualifying income exception is dependent on our company’s continuing activities and the nature of the income generated by those activities. For example, we intend to take the position that any loans we make to any of our subsidiaries are not being made as part of a lending business we conduct. There can be no assurance the IRS will not successfully challenge any such position. Moreover, we also intend to take the position that we will not otherwise be directly engaged in any trade or business for U.S. federal income tax purposes, but there can be no assurance that this position would also not be challenged by the IRS. This discussion assumes we are not and will not be engaged in any trade or business (including a lending business) for U.S. federal income tax purposes. In addition, whether any offsetting management services agreements (if any) between our manager and the operating businesses may give rise to management fee income to our company is not clear. In any event, our company’s board of directors intends to cause our company to conduct its activities in such manner as is necessary for our company to continue to meet the qualifying income exception.

If at the end of any year in which we would be considered to be a publicly traded partnership, our company fails to meet the qualifying income exception, our company may still qualify as a partnership for federal income tax purposes if our company is entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (i) the failure to meet the qualifying income exception is cured within a reasonable time after discovery, (ii) the failure is determined by the IRS to be inadvertent, and (iii) our company and each of the holders of our shares (during the failure period) agree to make such adjustments or to pay such amounts as are required by the IRS. The remainder of this discussion of the material U.S. federal income tax considerations assumes we would not be classified as a publicly traded partnership treated as a corporation.

If in any year in which we would be considered to be a publicly traded partnership, our company fails to satisfy the qualifying income exception in a particular taxable year (other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable period of time after the discovery of such failure) or is required to register under the Investment Company Act, our company will be treated as if it had (i) transferred all of its assets, subject to its liabilities, to a newly-formed corporation on the first day of that year in which it fails to satisfy the exception, in return for stock in that corporation, and (ii) then distributed that stock to the holders in liquidation of their shares in our company. This contribution and liquidation should be tax-free to holders and our company so long as our company, at that time, does not have liabilities in excess of its tax basis in its assets. Thereafter, our company would be classified as a corporation for U.S. federal income tax purposes.

The balance of this discussion assumes that our company is not engaged in a trade or business, and will be treated as a partnership for U.S. federal income tax purposes.

Tax Considerations Applicable to Both U.S. Holders and Non-U.S. Holders

Tax Treatment of Our Company

As a partnership, our company itself will not be subject to U.S. federal income tax (except as may be imposed as a result of certain audit adjustments, as contemplated by recent changes to the partnership audit rules) although it will file an annual partnership information return with the IRS. The information return will report the results of our company’s activities and will contain schedules reflecting allocations of profits or losses (and items thereof) to members of our company, that is, to the shareholders. In addition, to meet the terms of certain record keeping requirements under the Code, our company must annually obtain from each shareholder the names and addresses of any and all ultimate beneficial owners of our company shares and, to the extent a shareholder is not, in whole or in part, the ultimate beneficial owner, such ultimate beneficial owner’s direct or indirect fractional ownership share in our company, and the amount of any distribution(s) received by such ultimate beneficial owner by reason of his, her or its direct or indirect fractional ownership share in our company.

Tax Treatment of Company Income to Holders

Each partner of a partnership is required to report on his, her or its income tax return his, her or its share of items of income, gain, loss, deduction, credit, and other items of the partnership without regard to whether cash distributions are received. Each holder will be required to report on his, her or its tax return his, her or its allocable share of company income, gain, loss, deduction, credit and other items for our company’s taxable year that ends with or within the holder’s taxable year. Each item of company income, gain, loss, deduction or credit will generally have the same character (e.g., capital or ordinary) as if the holder recognized the items directly. Thus, holders of our shares may be required to report taxable income without a corresponding current receipt of cash if our company were to recognize taxable income and not make cash distributions to the shareholders.

Allocation of Company Profits and Losses

The determination of a holder’s distributive share of any item of income, gain, loss, deduction, or credit of a partnership is governed by the operating agreement, provided such share has “substantial economic effect” or reflects the “partners’ interests in the partnership.” Subject to the discussion below, it is intended that the allocations under the operating agreement should have “substantial economic effect” or be respected as reflecting the “partners’ interests in the partnership.” Whether an allocation is considered to reflect the partners’ interests in the partnership is a facts and circumstances analysis of the underlying economic arrangement of our company’s shareholders.

In general, under the operating agreement, items of ordinary income and loss will be allocated among the holders of our shares and our manager based upon their relative rights to receive distributions from our company. If the IRS were to prevail in challenging the allocations provided by the operating agreement, the amount of income or loss allocated to holders for U.S. federal income tax purposes could be increased or reduced or the character of the income or loss could be modified.

The U.S. federal income tax laws generally require specified items of taxable income, gain, loss, and deduction to be allocated in a manner that accounts for the difference between the tax basis and the fair market value of property contributed or deemed contributed to a partnership. The intended effect of these rules would be to allocate built-in tax gain or tax loss in a partnership’s assets to investors who economically earned such gain or loss. As such, specified items of income, gain, loss, deduction and credit will be allocated to account for the difference between the tax basis and fair market value of property contributed to our company and any company property that may be revalued and reflected in the partners’ capital accounts in the future.

The U.S. federal income tax rules that apply to partnership allocations are complex, and their application, particularly to publicly traded partnerships, is not always clear. Our company will apply certain conventions and assumptions intended to achieve general compliance with the intent of these rules, and to report items of income and loss in a manner that generally reflects a holder’s economic gains and losses; however, these conventions and assumptions may not be considered to comply with all aspects of U.S. federal income tax law. It is, therefore, possible that the IRS will prevail in asserting that certain of the allocations, conventions or assumptions are not acceptable, and may require items of company income, gain, loss, deduction or credit to be reallocated in a manner that could be adverse to a holder of our shares.

Treatment of Distributions

Distributions of cash (or in certain cases, marketable securities) made by our company to the shareholders will generally not be taxable to a shareholder to the extent that the amount of cash (or the value of such marketable securities) distributed to the shareholder does not exceed such shareholder’s adjusted tax basis in his, her or its shares immediately before the distribution. To the extent that a shareholder receives an amount of cash in excess of such shareholder’s adjusted tax basis (or in certain cases marketable securities with a value in excess of such basis), with such basis determined immediately before the distribution, such shareholder will recognize gain equal to such excess (see the section entitled “—Disposition of Shares” below). Distributions of such cash or marketable securities will reduce the tax basis of the shares held by a shareholder receiving such a distribution by the amount of such cash or the value of such marketable securities, as the case may be. If any asset other than cash or marketable securities is distributed in-kind to the shareholders, in general, such distribution should be tax-free to the shareholders to the shareholders receiving such asset. If an asset is distributed other than in connection with a liquidation of a shareholder’s interest in our company (and that is not accompanied by a distribution of cash or marketable securities), then the shareholder receiving the asset will have a tax basis in such asset equal to the lesser of (i) our tax basis in the asset or (ii) the shareholder’s tax basis in the shares to which such distribution relates. In general, if an asset is distributed in kind in connection with a liquidation of a shareholder’s interest in our company (and that is not accompanied by a distribution of cash or marketable securities), then the shareholder’s tax basis in the distributed asset will equal his, her or its tax basis in the shares to which such distribution relates. If cash or marketable securities are distributed along with the distribution of such asset, then the shareholder must first reduce his, her or its tax basis in the shares by the amount of such cash or marketable securities so distributed. Shareholders are strongly urged to consult their tax advisers regarding the tax consequences to them of any such distributions in-kind. In general, shareholders will be able to include the partnership’s holding period in determining their holding period for any such distributed assets.

Tax Basis

A holder’s initial tax basis in his, her or its shares acquired in this offering will generally equal such holder’s share of our company’s liabilities at the time of his, her or its purchase of the shares. A holder’s tax basis in his, her or its shares will be increased from time to time by (a) the holder’s share of our company’s taxable income, including capital gain, (b) the holder’s share of our company’s income, if any, that is exempt from tax, (c) any increase in the holder’s share of our company’s liabilities, and (d) any additional capital contributions by such holder to our company. A holder’s tax basis in his, her or its shares will generally be decreased from time to time (but not below zero) by (a) the amount of any cash and the adjusted basis of any property distributed (or deemed distributed) to the holder, (b) the holder’s share of our company’s losses and deductions, (c) the holder’s share of our company’s expenditures that are neither deductible nor properly chargeable to a capital account, and (d) any decrease in the holder’s share of our company’s liabilities.

Holding Period

A holder’s holding period for the shares purchased in this offering will begin on the day after the date of such purchase.

Tax Considerations For U.S. Holders

Tax Treatment of Company Income to U.S. Holders

Our company’s taxable income is expected to consist principally of interest income, capital gains, and dividends. Interest income will be earned upon the funds loaned by our company (if any) to the operating subsidiaries and from temporary investments of our company and will be taxable to the holders at ordinary income rates. Long-term capital gains will be reported upon the sale of capital assets by our company held for more than one year, and short-term capital gains will be reported upon the sale of capital assets by our company held for one year or less. Under current law, long-term capital gains allocated to non-corporate U.S. holders may qualify for a reduced rate of tax. Capital gains allocated to corporate U.S. holders will be taxed at ordinary income tax rates. Any dividends received by our company from its domestic corporate holdings may constitute qualified dividend income in the hands of certain non-corporate U.S. holders, which will, under current law, qualify for a reduced rate of tax provided various technical requirements are satisfied. Any dividends received by our company that do not constitute qualified dividend income will be taxed to U.S. holders at the tax rates generally applicable to ordinary income. Dividend income of our company from its domestic operating subsidiaries that is allocated to corporate holders of our shares may qualify for a dividends received deduction, provided ownership thresholds and certain other requirements are met.

Disposition of Shares

Upon the transfer of shares by a U.S. holder in a sale or other taxable disposition, the holder will generally recognize gain or loss equal to the difference between (i) the proceeds realized on such sale (plus the U.S. holder’s share of company liabilities allocable to its shares) and (ii) such holder’s adjusted tax basis in the shares sold (as described in “—Tax Considerations Applicable to Both U.S. Holders and Non-U.S. Holders—Tax Basis”). Such gain or loss recognized on the sale of shares by a non-corporate U.S. holder who has held such shares for more than 12 months will be taxable as long-term capital gain or loss, except that in the case of gains attributable to taxable dispositions of our shares, the portion of the selling shareholder’s gain allocable to (or amount realized, in excess of tax basis, attributable to) “inventory items” and “unrealized receivables” of the company as defined in Section 751 of the Code will be treated as ordinary income. Capital gain or loss of non-corporate U.S. holders where the shares sold are considered held for 12 months or less is taxable as short-term capital gain or loss. Short-term capital gain is generally subject to U.S. federal income tax at ordinary income tax rates. Capital gain of corporate U.S. holders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. holder on a sale of shares will generally be deductible only against capital gains, except that a non-corporate U.S. holder may also offset up to $3,000 per year of ordinary income. Non-corporate U.S. holders may carry excess capital losses forward indefinitely until the loss is fully absorbed or deducted. Corporate U.S. holders may carry capital losses back three years and forward five years. Capital losses may be subject to various other limitations under the Code, and U.S. holders are urged to consult their tax advisors regarding the deductibility of any particular loss in their circumstances.

If a U.S. holder acquires shares at different prices and sells less than all of its shares, such holder will not be entitled to specify particular shares as having been sold (as it could do if our company were a corporation). Rather, the holder should determine his, her or its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of his, her or its “unified basis” in his, her or its shares sold.

A U.S. holder that sells some or all of his, her or its shares is urged to consult the holder’s tax advisor to determine the proper application of these rules in light of the holder’s particular circumstances.

Treatment of Loans

A U.S. holder whose shares are loaned to a “short seller” to cover a short sale of share may be considered to have disposed of those shares. In such case, the holder would no longer be regarded as a beneficial owner of those shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan (i) company income, gain, loss, deduction or other items with respect to those shares would not be includible or reportable by the holder, and (ii) cash distributions received by the holder with respect to those shares could be fully taxable, likely as ordinary income. A holder who participates in any such transaction is urged to consult with his her or its tax adviser.

Limitations on Interest Deductions

The deductibility of a non-corporate U.S. holder’s “investment interest expense” is generally limited to the amount of such holder’s “net investment income.” Investment interest expense would generally include interest expense incurred by the company, if any, and interest expense incurred by the U.S. holder on any margin account borrowing or other loan incurred to purchase or carry shares of the company. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the holder elects to pay tax on such gain or dividend income at ordinary income rates.

Limitations on Deductibility of Losses; Management Fees and Other Expenses

A U.S. holder’s ability to deduct for U.S. federal income tax purposes his, her or its distributive share of any company losses or expenses will be limited to the lesser of (i) the adjusted tax basis in such holder’s shares, or (ii) in the case of a holder that is an individual or a closely-held corporation (a corporation where more than 50% of the value of its stock is owned directly or indirectly by five or fewer individuals or certain tax-exempt organizations), the amount which the holder is considered to be “at risk” with respect to certain activities of our company. In general, the amount “at risk” includes the holder’s actual amount paid for the shares and any share of company debt that constitutes “qualified nonrecourse financing.” The amount “at risk” excludes any amount the holder borrows to acquire or hold his, her or its shares if the lender of such borrowed funds owns shares or can look only to the borrower’s shares for repayment. Losses in excess of the amount at risk must be deferred until years in which our company generates taxable income against which to offset such losses. The deductibility of losses may be further limited by U.S. federal income tax law, and U.S. holders should discuss such limitations with their own tax advisors.

Our company will pay a management fee (and possibly certain transaction fees) to our manager. Our company will also pay certain costs and expenses incurred in connection with activities of our manager. Our company intends to deduct such fees and expenses to the extent that they are reasonable in amount and are not capital in nature or otherwise nondeductible. It is expected that such fees and other expenses will generally constitute miscellaneous itemized deductions for non-corporate U.S. holders of our shares. Under current law that is in effect for taxable years beginning after December 31, 2017 and before January 1, 2026, non-corporate U.S. holders may not deduct any such miscellaneous itemized deductions for federal income tax purposes. A non-corporate U.S. holder’s inability to deduct such items could result in such holder reporting as his, her or its share of company taxable income an amount that exceeds any cash actually distributed to such U.S. holder for the year. Corporate U.S. holders of our shares generally will be able to deduct these fees, costs and expenses in accordance with applicable U.S. federal income tax law.

Non-U.S. Holders

Taxation of Income or Gains Allocated to Non-U.S. Holders

Subject to the discussion below, a non-U.S. holder will not be subject to U.S. federal income tax on such holder’s distributive share of our company’s income or gains, provided that such income or gain is not considered to be effectively connected with the conduct of a trade or business within the United States. If the income or gain from our company is treated as effectively connected with a U.S. trade or business (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then a non-U.S. holder’s share of any company income (and possibly gain realized upon the sale or exchange of our shares, as discussed below) will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens and residents and domestic corporations, and such non-U.S. holder will be subject to tax return filing requirements in the U.S. Non-U.S. holders that are corporations may also be subject to a 30% branch profits tax (or lower treaty rate, if applicable) on such effectively connected income. We intend to take the position that, except to the extent as may be required by law for income or gain attributable to “U.S. real property interests” as described below, our company will not be engaged in a U.S. trade or business for these purposes and our income will not be effectively connected to any such U.S. trade or business, but there can be no assurance that the IRS will not successfully challenge this position. The balance of this discussion assumes that the company is not engaged in a U.S. trade or business.

While generally not subject to U.S. federal income tax as discussed above, a non-U.S. holder generally will be subject to U.S. federal withholding tax at the rate of 30% (or, under certain circumstances, at a reduced rate provided by an income tax treaty, if applicable) in respect of such holder’s distributive share of dividends, interest, and other fixed or determinable annual or periodical income from sources within the United States realized by our company that are not effectively connected with the conduct of a U.S. trade or business. Amounts withheld on behalf of a non-U.S. holder will be treated as being distributed to such non-U.S. holder.

Non-U.S. holders will be required to timely and accurately complete an applicable form W-8 (or other applicable form) and provide such form to our company, for withholding tax purposes. Non-U.S. holders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in our company.

Taxation of Distributions Received by Non-U.S. Holders

In general, the tax consequences of the receipt of distributions of cash from us to a non-U.S. holder will be the same as set forth above under “—Tax Considerations Applicable to Both U.S. Holders and Non-U.S. Holders—Treatment of Distributions,” except that any taxable gain that arises as a result of such distributions and that are attributable to “U.S. real property interests” (as defined below) will generally be taxed as described below under “—Taxation of Gains From Sales or Other Taxable Distributions of U.S. Real Property Interests.”

Taxation of Gains From Sales or Other Taxable Dispositions of U.S. Real Property Interests

In general, Non-U.S. holders will be subject to U.S. withholding and federal income taxes on gains attributable to a taxable sale or other disposition (i) by our company of a “U.S. real property interest”, or USRPI, that are allocable to a non-U.S. holder, or (ii) by a non-U.S. holder of our shares (A) if the shares sold are USRPIs or (B) to the extent such gains are attributable to USRPIs we hold at the time of such disposition. Gains from taxable sales or other dispositions of USRPIs are generally subject to U.S. federal income tax as if such gains were effectively connected with the conduct of a U.S. trade or business. Moreover, a withholding tax is imposed with respect to such gain. For this purpose, a USRPI includes an interest (other than solely as a creditor) in (i) certain U.S. real property, (ii) a “U.S. real property holding corporation” (in general, a U.S. corporation, at least 50% of whose real estate and trade or business assets, measured by fair market value, consists of USRPIs), and (iii) a partnership that holds USRPIs. We have made no determination as to whether any of our company’s investments will constitute a USRPI and there can be no assurance that we will not own or acquire USRPIs in the future.

Certain Other Considerations for Both U.S. Holders and Non-U.S. Holders

Tax Reporting by Our Company

Information returns will be filed by our company with the IRS, as required, with respect to income, gain, loss, deduction, credit and other items derived from our company’s activities. Our company will file a partnership return with the IRS and will use reasonable efforts to issue tax information that describes your allocable share of our income, gain, loss, deduction, and credit, including a Schedule K-1, to you (and to our manager) as promptly as possible. In preparing this information, our company will use various accounting and reporting conventions to determine your allocable share of income, gain, loss, deduction, and credit. Delivery of this information by our company will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which our company holds an interest. It is therefore possible that, in any taxable year, our shareholders will need to apply for extensions of time to file their tax returns. In addition, the IRS may prevail in asserting that certain of our reporting conventions are impermissible, which could result in an adjustment to your income or loss.

It is possible that our company may engage in transactions that subject our company and, potentially, the holders of our shares, to other information reporting requirements with respect to an investment in our company. You may be subject to substantial penalties if you fail to comply with such information reporting requirements. You should consult with your tax advisors regarding such information reporting requirements.

Audits and Adjustments to Tax Liability

A challenge by the IRS, such as in a tax audit, to the tax treatment by a partnership of any item generally must be conducted at the partnership, rather than at the partner, level. For tax years beginning after December 31, 2017, a partnership must designate a “partnership representative” to serve as the person to receive notices and to act on behalf of the partnership and the partners in the conduct of such a challenge or audit by the IRS. Our company has designated Ellery Roberts to be the partnership representative for tax years beginning after December 31, 2017, and in such capacity we refer to Mr. Roberts as the “partnership representative.”

Our partnership representative, who is required by the operating agreement to notify all holders of any U.S. federal income tax audit of our company, will have the authority under the operating agreement to conduct and respond to any IRS audit of our company’s tax returns or other tax-related administrative or judicial proceedings, and, if appropriate, to contest (including by pursuing litigation) any proposed adjustments by the IRS, and, if considered appropriate, to settle such proposed adjustments. A final determination of U.S. tax matters in any proceeding initiated or contested by the partnership representative will be binding on all holders of our shares who held their shares during the period under audit. The partnership representative will have the right on behalf of all holders to extend the statute of limitations relating to the holders’ U.S. federal income tax liabilities with respect to company items. In addition, in his capacity as the “partnership representative” the partnership representative will have significant authority under applicable law to bind our shareholders to audit adjustments applicable to the company and its shareholders. Moreover, in the case of an audit adjustment that results in an adjustment to items of partnership income, gain, loss or deduction for any particular year, the IRS may assess an “imputed underpayment” amount against our company unless the company makes a valid election to have such imputed underpayment assessed against the relevant shareholders (or former shareholders) to which such assessment relates. We will not make a determination as to whether we will pay any imputed underpayment that may be assessed against us or whether we will make the election to have the imputed underpayment assessed against our shareholders or former shareholders until such time as any such assessment may occur.

A U.S. federal income tax audit of our company’s information return may result in an audit of the tax return of a holder of our shares, which, in turn, could result in adjustments to a holder’s items of income, gain, loss, deduction, and credit that are unrelated to our company as well as to company-related items. There can be no assurance that the IRS, upon an audit of an information return of our company or of an income tax return of a holder, might not take a position that differs from the treatment thereof by our company or by such holder, possibly resulting in a tax deficiency. A holder would also be liable for interest on any tax deficiency that resulted from any such adjustments. Potential holders should also recognize that they might be forced to incur legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Reportable Transaction Disclosure Rules

If our company were to engage in a “reportable transaction,” our company (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS in accordance with rules governing tax shelters and other potentially tax-motivated transactions. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses in excess of a threshold amount computed without regard to offsetting gains or other income or limitations. An investment in our company may be considered a “reportable transaction” if, for example, we recognize significant losses in the future. In certain circumstances, a holder of our shares who disposes of all or part of the shares in a transaction resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose his, her or its participation in such transaction. Our participation in a reportable transaction also could increase the likelihood that our U.S. federal income tax information return (and possibly your tax return) would be audited by the IRS. Certain of these rules are currently unclear and it is possible that they may be applicable in situations other than significant loss transactions.

Moreover, if our company were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to (i) significant accuracy-related penalties with a broad scope, (ii) for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability, and (iii) in the case of a listed transaction, an extended statute of limitations. We urge U.S. holders to consult their tax advisers regarding the reportable transaction disclosure rules and the possible application of these rules to them.

Information Reporting Requirements and Related Withholding Taxes

Under the “backup withholding” rules, a holder of our shares may be subject to backup withholding (currently at the rate of 24%) with respect to any taxable income or gain attributable to such shares unless the holder:

●	is a corporation or qualifies for certain other exempt categories and, when required, certifies this fact; or

●	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A holder of our shares who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder’s federal income tax liability if certain required information is furnished to the IRS. Investors should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Pursuant to U.S. federal legislation known as the Foreign Account Tax Compliance Act, or FATCA, we may be subject to additional information reporting and withholding obligation requirements with respect to any shareholder that is a “foreign financial institution,” or an FFI, or a “non-financial foreign entity,” or an NFFE, as each such term is defined by FATCA. In general, under these requirements, U.S. federal withholding tax at a 30% rate may apply to certain U.S. source income earned by us which is allocable to an FFI or NFFE unless (i) in the case of an FFI, such FFI registers with the IRS, and (ii) in the case of either an FFI or NFFE, such entities disclose the identity of their U.S. owners or account holders and annually report certain information about such accounts. For tax years beginning after December 31, 2018, this 30% withholding tax may also apply to taxable sales or other dispositions of our shares. We will not pay any additional amounts in respect of any amounts required to be withheld under U.S. federal income tax law.

PLAN OF DISTRIBUTION

The selling shareholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their common shares on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales will occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	through the writing of options on the shares;

●	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

●	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share; and

●	a combination of any such methods of sale.

The selling shareholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling shareholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling shareholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling shareholder will attempt to sell shares in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling shareholders. The selling shareholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act, the Exchange Act and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling shareholders, but excluding brokerage commissions or underwriter discounts.

The selling shareholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling shareholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling shareholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling shareholders or any other such person. In the event that any of the selling shareholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling shareholders will not be permitted to engage in short sales of common shares. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling shareholders will not be permitted to engage in a short sale of our shares. All of these limitations may affect the marketability of the shares.

If a selling shareholder notifies us that it has a material arrangement with a broker-dealer for the resale of the shares, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling shareholder and the broker-dealer.

LEGAL MATTERS

The validity of the common shares covered by this prospectus will be passed upon by Bevilacqua PLLC.

EXPERTS

The financial statements of our company for the years ended December 31, 2019 and 2018, for Goedeker Television for the years ended December 31, 2018 and 2017 and for Asien’s for the years ended December 31, 2019 and 2018 included in this prospectus have been audited by Sadler, Gibb & Associates, LLC, an independent registered public accounting firm, to the extent and for the periods set forth in their reports appearing elsewhere in this prospectus, and are included in reliance on such reports, given the authority of said firm as an expert in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Louis A. Bevilacqua, the managing member of our legal counsel, Bevilacqua PLLC, beneficially owns (i) 337,500 of our common shares and (ii) approximately ten percent of each of 1847 Partners Class A Member LLC and 1847 Partners Class B Member LLC, as of the date of this prospectus, which equity securities were received as partial consideration for legal services previously provided.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common shares offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common shares, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may obtain copies of this information by mail from the public reference room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1(800) SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. Additionally, we will make these filings available, free of charge, on our website at www.1847holdings.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

FINANCIAL STATEMENTS

1847 HOLDINGS LLC

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 AND 2019

1847 HOLDINGS LLC

CONSOLIDATED BALANCE SHEETS

	June 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Current Assets
Cash	$4,340,001	$238,760
Restricted cash	175,990	-
Accounts receivable, net	3,848,990	2,453,455
Vendor deposits	345,502	294,960
Inventories, net	3,587,157	1,615,432
Prepaid expenses and other current assets	1,154,862	1,123,486
TOTAL CURRENT ASSETS	13,452,502	5,726,093
Property and equipment, net	2,930,772	3,367,427
Operating lease right of use assets	2,326,865	2,565,835
Goodwill	7,083,144	4,998,182
Intangible assets, net	1,728,411	1,893,577
Deferred tax asset	1,802,256	635,503
Other assets	45,375	45,375
TOTAL ASSETS	$29,369,325	$19,231,992

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$7,311,489	$4,017,630
Floor plan payable	-	10,581
Current portion of operating lease liability	441,336	485,773
Advances, related party	184,678	181,333
Lines of credit	456,105	1,250,930
Note payable – related party	119,400	119,400
Notes payable – current portion	5,030,487	5,367,539
Warrant liability	2,250,000	122,344
Convertible promissory note – current portion	821,431	584,943
Factoring Agreement	410,374	-
Contract liabilities	12,431,608	4,164,296
Current portion of financing lease liability	388,023	358,584
TOTAL CURRENT LIABILITIES	29,844,931	16,663,353

Operating lease liability – long term, net of current portion	1,885,529	2,080,062
Notes payable – long term, net of current portion	4,972,230	3,256,469
Contingent note payable	49,248	49,248
Accrued expenses – long term, related party	1,132,884	905,780
Financing lease liability, net of current portion	90,021	275,874
TOTAL LIABILITIES	$37,974,843	$23,230,786
1847 HOLDINGS SHAREHOLDERS’ DEFICIT
Allocation shares, 1,000 shares issued and outstanding	1,000	1,000
Common Shares, 500,000,000 shares authorized, 3,780,625 and 3,165,625 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	3,780	3,165
Additional paid-in capital	2,638,496	442,014
Accumulated deficit	(9,317,042)	(4,402,043)
TOTAL 1847 HOLDINGS SHAREHOLDERS’ DEFICIT	(6,673,766)	(3,955,864)
NONCONTROLLING INTERESTS	(1,931,752)	(42,930)
TOTAL SHAREHOLDERS’ DEFICIT	(8,605,518)	(3,998,794)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$29,369,325	$19,231,992

The accompanying notes are an integral part of these consolidated financial statements

1847 HOLDINGS LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
REVENUES
Services	$766,927	$976,327	$1,213,026	$1,551,724
Sales of parts and equipment	316,976	615,836	605,047	852,810
Furniture and appliances revenue	16,471,014	10,616,050	26,148,192	10,616,050
TOTAL REVENUE	17,554,917	12,208,213	27,966,265	13,020,584

OPERATING EXPENSES
Cost of sales	13,882,672	9,331,976	22,249,110	9,545,726
Personnel costs	1,526,434	1,439,036	3,290,884	1,896,233
Depreciation and amortization	407,909	349,264	811,145	688,086
Fuel	82,435	171,888	186,199	360,265
General and administrative	3,115,893	1,710,935	4,963,682	2,086,670
TOTAL OPERATING EXPENSES	19,015,343	13,003,099	31,501,020	14,576,980
NET LOSS FROM OPERATIONS	(1,460,426)	(794,886)	(3,534,755)	(1,556,396)
OTHER INCOME (EXPENSE)
Financing costs	(111,178)	(167,406)	(313,960)	(175,506)
Loss on extinguishment of debt	(948,856)	-	(948,856)	-
Interest expense	(350,385)	(306,568)	(683,939)	(450,860)
Loss on acquisition receivable	(809,000)	-	(809,000)	-
Change in warrant liability	(2,127,656)	2,600	(2,127,656)	2,600
Other income (expense)	3,942	5,089	6,325	5,089
Gain (loss) on sale of property and equipment	37,767	-	37,767	24,224
TOTAL OTHER INCOME (EXPENSE)	(4,305,366)	(466,285)	(4,839,319)	(594,453)
NET LOSS BEFORE INCOME TAXES	(5,765,792)	(1,261,171)	(8,374,074)	(2,150,849)
INCOME TAX BENEFIT	(953,953)	(5,431)	(1,451,753)	(259,850)
NET LOSS BEFORE NON-CONTROLLING INTERESTS	(4,811,839)	(1,255,740)	(6,922,321)	(1,890,999)
LESS NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	(1,269,137)	(430,789)	(2,007,322)	(697,469)
NET LOSS ATTRIBUTABLE TO 1847 HOLDINGS SHAREHOLDERS	$(3,542,702)	$(824,951)	$(4,914,999)	$(1,193,530)

Net Loss Per Common Share: Basic and diluted	$(1.04)	$(0.26)	$(1.49)	$(0.38)
Weighted-average number of common shares outstanding: Basic and diluted	3,418,378	3,162,322	3,290,747	3,138,981

The accompanying notes are an integral part of these consolidated financial statements

1847 HOLDINGS LLC

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT

(UNAUDITED)

For the Three and Six Months Ended June 30, 2020

	Allocation	Common Shares		Additional Paid-In	Accumulated	Non- Controlling	Shareholders’
	Shares	Shares	Amount	Capital	Deficit	Interest	Deficit
BALANCE – January 1, 2020	$1,000	3,165,625	$3,165	$442,014	$(4,402,043)	$(42,930)	$(3,998,794)
Net loss	-	-	-	-	(1,372,297)	(738,185)	(2,110,482)
BALANCE – March 31, 2020	$1,000	3,165,625	$3,165	$442,014	$(5,774,340)	$(781,115)	$(6,109,276)
Common shares issued in connection with acquisition	-	415,000	415	1,037,085	-	-	1,037,500
Common shares issued for service	-	100,000	100	244,900	-	-	245,000
Common shares issued upon partial conversion of convertible note payable	-	100,000	100	274,900	-	-	275,000
Warrants issued in connection with convertible note payable	-	-	-	448,211	-	118,500	566,711
Stock compensation				191,386			191,386
Net loss	-	-	-	-	(3,542,702)	(1,269,137)	(4,811,839)
BALANCE – June 30, 2020	$1,000	3,780,625	$3,780	$2,638,496	$(9,317,042)	$(1,931,752)	$(8,605,518)

For the Three and Six Months Ended June 30, 2019

	Allocation	Common Shares		Additional Paid-In	Accumulated	Non- Controlling	Shareholders’
	Shares	Shares	Amount	Capital	Deficit	Interest	Deficit
BALANCE – January 1, 2019	$1,000	3,115,625	$3,115	$11,891	$(2,155,084)	$112,011	$(2,027,067)
Net loss	-	-	-	-	(368,579)	(266,680)	(635,259)
BALANCE – March 31, 2019	$1,000	3,115,625	$3,115	$11,891	$(2,523,663)	$(154,669)	$(2,662,326)
Common shares and warrants issued in connection with convertible note payable	-	50,000	50	430,123	-	-	430,173
Net loss	-	-	-	-	(824,951)	(430,789)	(1,255,740)
BALANCE – June 30, 2019	$1,000	3,165,625	$3,165	$442,014	$(3,348,614)	$(585,458)	$(3,487,893)

The accompanying notes are an integral part of these consolidated financial statements

1847 HOLDINGS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30,
	2020	2019
OPERATING ACTIVITIES
Net loss	$(6,922,321)	$(1,890,999)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Gain on sale of property and equipment	(37,767)	(24,224)
Depreciation and amortization	811,145	688,086
Stock compensation	436,386	-
Loss on extinguishment of debt	948,856	-
Amortization of financing costs	208,837	106,736
Amortization of warrant feature of note payable	108,325	68,770
Amortization of original interest discount	46,212	16,205
Amortization of operating lease right-of-use assets	238,970	19,107
Changes in operating assets and liabilities:
Accounts receivable	(1,281,527)	(1,246,154)
Inventory	(514,236)	315,390
Prepaid expenses and other assets	10,050	57,716
Deposits	(50,542)
Accounts payable and accrued expenses	3,019,380	607,378
Operating lease liability	(238,970)	(19,107)
Customer deposits	5,861,609	1,107,639
Deferred taxes and uncertain tax position	(1,201,753)	(259,831)
Warrant liability	2,127,656	(2,600)
Due to related parties	3,345	3,150
Accrued expense long-term	227,104	-
Net cash provided by (used in) operating activities	3,800,759	(452,738)

INVESTING ACTIVITIES
Cash acquired in acquisition	1,268,285	1,285,214
Proceeds from the sale of property and equipment	31,500	39,750
Purchase of property and equipment	(46,004)	(14,876)
Net cash provided by investing activities	1,253,781	1,310,088

FINANCING ACTIVITIES
Proceeds (repayments) of short-term borrowings	1,026,200	(88,029)
Repayments of notes payable	(1,197,796)	(483,266)
Net borrowings from lines of credit	(443,270)	-
Repayment of financing lease	(162,443)	(302,099)
Net cash used in financing activities	(777,309)	(873,394)

NET CHANGE IN CASH	4,277,231	(16,044)

CASH
Beginning of period	238,760	333,880
End of period	$4,515,991	$317,836

The accompanying notes are an integral part of these consolidated financial statements

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

NOTE 1—ORGANIZATION AND NATURE OF BUSINESS

1847 Holdings LLC (the “Company”) was formed under the laws of the State of Delaware on January 22, 2013. The Company is in the business of acquiring small businesses in a variety of different industries.

On March 3, 2017, the Company’s wholly owned subsidiary 1847 Neese Inc., a Delaware corporation (“1847 Neese”), entered into a stock purchase agreement with Neese, Inc., an Iowa corporation (“Neese”), and Alan Neese and Katherine Neese, pursuant to which 1847 Neese acquired all of the issued and outstanding capital stock of Neese. As a result of this transaction, 1847 Neese owns 55% of 1847 Neese, with the remaining 45% held by the sellers.

On January 10, 2019, the Company established 1847 Goedeker Inc. (“Goedeker”) as a wholly owned subsidiary in the State of Delaware in connection with the proposed acquisition of assets from Goedeker Television Co., Inc., a Missouri corporation (“Goedeker Television”), described below. On March 20, 2019, the Company established 1847 Goedeker Holdco Inc. (“1847 Goedeker”) as a wholly owned subsidiary in the State of Delaware and subsequently transferred all of its shares in Goedeker to 1847 Goedeker, such that Goedeker became a wholly owned subsidiary of 1847 Goedeker.

On January 18, 2019, Goedeker entered into an asset purchase agreement with Goedeker Television and Steve Goedeker and Mike Goedeker, pursuant to which, on April 5, 2019, Goedeker acquired substantially all of the assets of Goedeker Television used in its retail appliance and furniture business (see Note 9). As a result of this transaction, the Company owned 70% of 1847 Goedeker, with the remaining 30% held by third parties, and 1847 Goedeker owned 100% of Goedeker. On August 4, 2020, 1847 Goedeker distributed all of its shares of Goedeker to its stockholders in accordance with their pro rata ownership in 1847 Goedeker, after which time 1847 Goedeker was dissolved. Following this transaction, and the closing of Goedeker’s initial public offering on August 4, 2020, the Company owned approximately 54.41% of Goedeker.

On October 23, 2020, the Company distributed all of the shares of Goedeker that it held to its shareholders. As a result of this distribution, Goedeker is no longer a subsidiary of the Company.

On March 27, 2020, the Company and its wholly owned subsidiary 1847 Asien Inc., a Delaware corporation (“1847 Asien”), entered into a stock purchase agreement with Asien’s Appliance, Inc. (“Asien’s”) and Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as trustees of the Wilhelmsen Family Trust, U/D/T Dated May 1, 1992, as amended, pursuant to which on May 28, 2020, 1847 Asien acquired all of the issued and outstanding stock of Asien’s (see Note 9). As a result of this transaction, the Company owns 95% of 1847 Asien, with the remaining 5% held by a third party, and 1847 Asien owns 100% of Asien’s.

The consolidated financial statements include the accounts of the Company and its consolidated subsidiaries, 1847 Neese, Neese, 1847 Goedeker, Goedeker, 1847 Asien and Asien’s. All significant intercompany balances and transactions have been eliminated in consolidation.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared without audit in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and are presented in US dollars.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2020 are not necessarily indicative of the results that may be expected for the year ended December 31, 2020.

These unaudited interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto contained in the Company’s annual report on Form 10-K for the year ended December 31, 2019.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

Accounting Basis

The Company uses the accrual basis of accounting and GAAP. The Company has adopted a calendar year end.

Segment Reporting

The Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 280, Segment Reporting, requires that an enterprise report selected information about reportable segments in its financial reports issued to its stockholders. Beginning with the second quarter of 2019, the Company changed its operating and reportable segments from one segment to two segments: the Retail and Appliances Segment, which is operated by Goedeker, and the Land Management Segment, which is operated by Neese.

The Retail and Appliances Segment is comprised of a retail store and an e-commerce destination for home furnishings, including appliances, furniture, home goods and related products, based in St. Louis, Missouri. In May 2020, the Company’s acquisition located in Santa Rosa, California, provides a wide variety of appliance services including sales, delivery, installation, service and repair, extended warranties, and financing to the North Bay area.

The Land Management Services Segment is comprised of professional services for waste disposal and a variety of agricultural services, wholesaling of agricultural equipment and parts, local trucking services, various shop services, and sales of other products and services, based in Grand Junction, Iowa.

The Company provides general corporate services to its segments; however, these services are not considered when making operating decisions and assessing segment performance. These services are reported under “Holding Company” below and these include costs associated with executive management, financing activities and public company compliance.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain Statements of Operations reclassifications have been made in the presentation of the Company’s prior financial statements and accompanying notes to conform to the presentation as of and for the three and six months ended June 30, 2020. The Company reclassified certain operating expense accounts in the Consolidated Statement of Operations. The reclassification had no impact on financial position, net income, or shareholder’s equity.

Revenue Recognition and Cost of Revenue

On January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition. This ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer purchase orders, including significant judgments. The Company’s adoption of this ASU resulted in no change to the Company’s results of operations or balance sheet.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

Retail and Appliances Segment

Goedeker

Goedeker collects the full sales price from the customer at the time the order is placed. Goedeker does not incur incremental costs obtaining purchase orders from customers, however, if it did, because all of Goedeker’s contracts are less than a year in duration, any contract costs incurred would be expensed rather than capitalized.

The revenue that Goedeker recognizes arises from orders it receives from its customers. Goedeker’s performance obligations under the customer orders correspond to each sale of merchandise that it makes to customers under the purchase orders; as a result, each purchase order generally contains only one performance obligation based on the merchandise sale to be completed.

Control of the delivery transfers to customers when the customer can direct the use of, and obtain substantially all the benefits from, Goedeker’s products, which generally occurs when the customer assumes the risk of loss. The risk of loss shifts to the customer at different times depending on the method of delivery. Goedeker delivers products to its customers in three possible ways. The first way is through a shipment of the products through a third-party carrier from Goedeker’s warehouse to the customer (a “Company Shipment”). The second way is through a shipment of the products through a third-party carrier from a warehouse other than Goedeker’s warehouse to the customer (a “Drop Shipment”) and the third way is where Goedeker itself delivers the products to the customer and often also installs the product (a “Local Delivery”). In the case of a Local Delivery, Goedeker loads the product on to its own truck and delivers and installs the product at the customer’s location. When a product is delivered through a Local Delivery, risk of loss passes to the customer at the time of installation and revenue is recognized upon installation at the customer’s location. In the case of a Company Shipment and a Drop Shipment, the delivery to the customer is made free on board, or FOB, shipping point (whether from Goedeker’s warehouse or a third party’s warehouse). Therefore, risk of loss and title transfers to the customer once the products are shipped (i.e., leaves the Goedeker’s warehouse or a third-party’s warehouse). After shipment and prior to delivery, the customer is able to redirect the product to a different destination, which demonstrates the customer’s control over the product once shipped. Once the risk of loss has shifted to the customer, Goedeker has satisfied its performance obligation and recognizes revenue.

Goedeker agrees with customers on the selling price of each transaction. This transaction price is generally based on the agreed upon sales price. In Goedeker’s contracts with customers, it allocates the entire transaction price to the sales price, which is the basis for the determination of the relative standalone selling price allocated to each performance obligation. Any sales tax, value added tax, and other tax Goedeker collects concurrently with revenue-producing activities are excluded from revenue.

If Goedeker continued to apply legacy revenue recognition guidance for the three and six months ended June 30, 2020 and 2019, revenues, gross margin, and net loss would not have changed.

Cost of revenue includes the cost of purchased merchandise plus the cost of shipping merchandise and where applicable installation, net of promotional rebates and other incentives received from vendors.

Substantially all Goedeker’s sales are to individual retail consumers.

Shipping and Handling ‒ Goedeker bills its customers for shipping and handling charges, which are included in net sales for the applicable period, and the corresponding shipping and handling expense is reported in cost of sales.

Disaggregated Revenue ‒ Goedeker disaggregates revenue from contracts with customers by contract type, as it believes it best depicts how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

Asien’s

Asien’s collects 100% of the payment for special-order models including tax, and 50% of the payment for non-special orders from the customer at the time the order is placed. Asien’s does not incur incremental costs obtaining purchase orders from customers; however, if Asien’s did, because all Asien’s contracts are less than a year in duration, any contract costs incurred would be expensed rather than capitalized.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

Performance Obligations – The revenue that Asien’s recognizes arises from orders it receives from customers. Asien’s performance obligations under the customer orders correspond to each sale of merchandise that it makes to customers under the purchase orders; as a result, each purchase order generally contains only one performance obligation based on the merchandise sale to be completed. Control of the delivery transfers to customers when the customer can direct the use of, and obtain substantially all the benefits from, Asien’s products, which generally occurs when the customer assumes the risk of loss. The transfer of control generally occurs at the point of pickup, shipment, or installation. Once this occurs, Asien’s has satisfied its performance obligation and Asien’s recognizes revenue.

Transaction Price ‒ Asien’s agrees with customers on the selling price of each transaction. This transaction price is generally based on the agreed upon sales price. In Asien’s contracts with customers, it allocates the entire transaction price to the sales price, which is the basis for the determination of the relative standalone selling price allocated to each performance obligation. Any sales tax that Asien’s collects concurrently with revenue-producing activities are excluded from revenue.

Cost of revenue includes the cost of purchased merchandise plus freight and any applicable delivery charges from the vendor to the company. Substantially all Asien’s sales are to individual retail consumers (homeowners), builders and designers. The large majority of customers are homeowners and their contractors, with the homeowner being key in the final decisions. The Company has a diverse customer base with no one client accounting for more than 5% of total revenue.

Goedeker’s and Asien’s disaggregated revenue by sales type for the three and six months ended June 30, 2020 and 2019 is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Appliance sales	$13,188,035	$8,759,916	$21,316,809	$8,759,916
Furniture sales	2,944,013	1,702,284	4,326,378	1,702,284
Other sales	338,966	153,850	505,005	153,850
Total revenue	$16,471,014	$10,616,050	$26,148,192	$10,616,050

Land Management Segment

Neese’s payment terms are due on demand from acceptance of delivery. Neese does not incur incremental costs obtaining purchase orders from customers, however, if Neese did, because all of Neese’s contracts are less than a year in duration, any contract costs incurred would be expensed rather than capitalized.

The revenue that Neese recognizes arises from orders it receives from customers. Neese’s performance obligations under the customer orders correspond to each service delivery or sale of equipment that Neese makes to customers under the purchase orders; as a result, each purchase order generally contains only one performance obligation based on the service or equipment sale to be completed. Control of the delivery transfers to customers when the customer is able to direct the use of, and obtain substantially all of the benefits from, Neese’s products, which generally occurs at the later of when the customer obtains title to the equipment or when the customer assumes risk of loss. The transfer of control generally occurs at a point of delivery. Once this occurs, Neese has satisfied its performance obligation and Neese recognizes revenue.

Neese also sells equipment by posting it on auction sites specializing in farm equipment. Neese posts the equipment for sale on a “magazine” site for several weeks before the auction. When Neese decides to sell, it moves the equipment to the auction site. The auctions are one day. If Neese accepts a bid, the customer pays the bid price and arranges for pick-up of the equipment.

Transaction Price ‒ Neese agrees with customers on the selling price of each transaction. This transaction price is generally based on the agreed upon service fee. In Neese’s contracts with customers, it allocates the entire transaction price to the service fee to the customer, which is the basis for the determination of the relative standalone selling price allocated to each performance obligation. Any sales tax, value added tax, and other tax Neese collects concurrently with revenue-producing activities are excluded from revenue.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

If Neese continued to apply legacy revenue recognition guidance for the three and six months ended June 30, 2020, revenues, gross margin, and net loss would not have changed.

Substantially all of Neese’s sales are to businesses, including farmers or municipalities and very little to individuals.

Disaggregated Revenue ‒ Neese disaggregates revenue from contracts with customers by contract type, as it believes it best depicts how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

Neese’s disaggregated revenue by sales type for the three and six months ended June 30, 2020 and 2019 is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Services
Trucking	$278,734	$511,369	$519,497	$883,841
Waste hauling	321,919	272,028	439,049	376,357
Repairs	45,609	84,679	106,293	137,607
Other	120,665	108,250	148,187	153,919
Total services	766,927	976,326	1,213,026	1,551,724
Sales of parts and equipment	316,976	615,836	605,047	852,810
Total revenue	$1,083,903	$1,592,162	$1,818,073	$2,404,534

Performance Obligations ‒ Performance obligations for the different types of services are discussed below:

●	Trucking ‒ Revenues for time and material contracts are recognized when the merchandise or commodity is delivered to the destination specified in the agreement with the customer.

●	Waste Hauling and pumping ‒ Revenues for waste hauling and pumping is recognized when the hauling, pumping, and spreading are complete.

●	Repairs ‒ Revenues for repairs are recognized upon completion of equipment serviced.

●	Sales of parts and equipment ‒ Revenues for the sale of parts and equipment are recognized upon the transfer and acceptance by the customer.

Accounts Receivable, Net ‒ Accounts receivable, net, are amounts due from customers where there is an unconditional right to consideration. Unbilled receivables of $0 and $121,989 are included in this balance at June 30, 2020 and December 31, 2019, respectively. The payment of consideration related to these unbilled receivables is subject only to the passage of time.

Neese reviews accounts receivable on a periodic basis to determine if any receivables will potentially be uncollectible. Estimates are used to determine the amount of the allowance for doubtful accounts necessary to reduce accounts receivable to its estimated net realizable value. The estimates are based on an analysis of past due receivables, historical bad debt trends, current economic conditions, and customer specific information. After Neese has exhausted all collection efforts, the outstanding receivable balance relating to services provided is written off against the allowance. Additions to the provision for bad debt are charged to expense.

Neese determined that an allowance for loss of $14,614 and $29,001 was required at June 30, 2020 and December 31, 2019, respectively.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

Receivables

Receivables consist of credit card transactions in the process of settlement. Vendor rebates receivable represent amounts due from manufactures from whom the Company purchases products. Rebates receivable are stated at the amount that management expects to collect from manufacturers, net of accounts payable amounts due the vendor. Rebates are calculated on product and model sales programs from specific vendors. The rebates are paid at intermittent periods either in cash or through issuance of vendor credit memos, which can be applied against vendor accounts payable. Based on the Company’s assessment of the credit history with its manufacturers, it has concluded that there should be no allowance for uncollectible accounts. The Company historically collects substantially all of its outstanding rebates receivables. Uncollectible balances are expensed in the period it is determined to be uncollectible.

Allowance for Credit Losses

Provisions for credit losses are charged to income as losses are estimated to have occurred and in amounts sufficient to maintain an allowance for credit losses at an adequate level to provide for future losses on the Company’s accounts receivable. The Company charges credit losses against the allowance and credits subsequent recoveries, if any, to the allowance. Historical loss experience and contractual delinquency of accounts receivables, and management’s judgment are factors used in assessing the overall adequacy of the allowance and the resulting provision for credit losses. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions or portfolio performance. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revisions as more information becomes available.

The allowance for credit losses consists of general and specific components. The general component of the allowance estimates credit losses for groups of accounts receivable on a collective basis and relates to probable incurred losses of unimpaired accounts receivables. The Company records a general allowance for credit losses that includes forecasted future credit losses.

Inventory

Inventory consists of finished products acquired for resale and is valued at the lower-of-cost-or-market with cost determined on a specific item basis for the Neese and of finished products acquired for resale and is valued at the low-of-cost-or-market with cost determined on an average item basis for Goedeker. For Asien’s, inventory mainly consists of appliances that are acquired for resale and is valued at the average cost determined on a specific item basis. Inventory also consists of parts that are used in service and repairs and may or may not be charged to the customer depending on warranty and contractual relationship The Company periodically evaluates the value of items in inventory and provides write-downs to inventory based on its estimate of market conditions. The Company estimated an obsolescence allowance of $463,687 and $425,000 at June 30, 2020 and December 31, 2019, respectively.

Property and Equipment

Property and equipment is stated at cost. Depreciation of furniture, vehicles and equipment is calculated using the straight-line method over the estimated useful lives as follows:

Useful Life (Years)
Building and Improvements	4
Machinery and Equipment	3-7
Tractors	3-7
Trucks and Vehicles	3-6

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

Goodwill and Intangible Assets

In applying the acquisition method of accounting, amounts assigned to identifiable assets and liabilities acquired were based on estimated fair values as of the date of acquisition, with the remainder recorded as goodwill. Identifiable intangible assets are initially valued at fair value using generally accepted valuation methods appropriate for the type of intangible asset. Identifiable intangible assets with definite lives are amortized over their estimated useful lives and are reviewed for impairment if indicators of impairment arise. Intangible assets with indefinite lives are tested for impairment within one year of acquisitions or annually as of December 1, and whenever indicators of impairment exist. The fair value of intangible assets are compared with their carrying values, and an impairment loss would be recognized for the amount by which a carrying amount exceeds its fair value.

Acquired identifiable intangible assets are amortized over the following periods:

Acquired intangible Asset	Amortization Basis	Expected Life (years)
Customer-Related	Straight-line basis	5-15
Marketing-Related	Straight-line basis	5

Long-Lived Assets

The Company reviews its property and equipment and any identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The test for impairment is required to be performed by management at least annually. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted operating cash flow expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholders. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Derivative Instrument Liability

The Company accounts for derivative instruments in accordance with ASC 815, Derivatives and Hedging, which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other financial instruments or contracts, and requires recognition of all derivatives on the balance sheet at fair value, regardless of hedging relationship designation. Accounting for changes in fair value of the derivative instruments depends on whether the derivatives qualify as hedge relationships and the types of relationships designated are based on the exposures hedged. At June 30, 2020, the Company classified a warrant issued in conjunction with a term loan as a derivative instrument (see Note 11).

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

Stock-Based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation-Stock Compensation. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued and are recognized over the employees required service period, which is generally the vesting period.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. As the Company had a net loss for the three and six months ended June 30, 2020, the following 1,311,437 potentially dilutive securities were excluded from diluted loss per share: 90,000 for stock options, 400,000 for outstanding warrants and 821,437 related to the convertible note payable and accrued interest. As the Company had a net loss for the three and six months ended June 30, 2019, the following 919,451 potentially dilutive securities were excluded from diluted loss per share: 200,000 for outstanding warrants and 719,451 related to the convertible note payable and accrued interest.

Going Concern Assessment

Management assesses going concern uncertainty in the Company’s consolidated financial statements to determine whether there is sufficient cash on hand and working capital, including available borrowings on loans, to operate for a period of at least one year from the date the consolidated financial statements are issued or available to be issued, which is referred to as the “look-forward period”, as defined in GAAP. As part of this assessment, based on conditions that are known and reasonably knowable to management, management will consider various scenarios, forecasts, projections, estimates and will make certain key assumptions, including the timing and nature of projected cash expenditures or programs, its ability to delay or curtail expenditures or programs and its ability to raise additional capital, if necessary, among other factors. Based on this assessment, as necessary or applicable, management makes certain assumptions around implementing curtailments or delays in the nature and timing of programs and expenditures to the extent it deems probable those implementations can be achieved and management has the proper authority to execute them within the look-forward period.

The Company has generated losses since its inception and has relied on cash on hand, external bank lines of credit, issuance of third party and related party debt and the sale of a note to support cashflow from operations. For the six months ended June 30, 2020, the Company incurred operating losses of $6,922,321 (before deducting losses attributable to non-controlling interests), cash flows from operations of $3,800,759 and negative working capital of $16,392,429. In addition to the estimates of funds available from operations, the Company has unpledged assets that it believes could provide for $478,000 of additional borrowings.

Management has prepared estimates of operations for fiscal year 2020 and believes that sufficient funds will be generated from operations to fund its operations, and to service its debt obligations for one year from the date of the filing of the consolidated financial statements in the Company’s Quarterly Report on Form 10-Q, indicate improved operations and the Company’s ability to continue operations as a going concern.

The impact of COVID-19 on the Company’s business has been considered in these assumptions; however, it is too early to know the full impact of COVID-19 or its timing on a return to more normal operations. Further, the recently enacted Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) provides for economic assistance loans through the United States Small Business Administration (the “SBA”). On April 8, 2020 and April 10, 2020, and prior to the acquisition on April 28, 2020, Goedeker, Neese and Asien received $642,600, $383,600 and $357,500, respectively, in Payroll Protection Program (“PPP”) loans from the SBA under the CARES Act. The PPP provides that the PPP loans may be partially or wholly forgiven if the funds are used for certain qualifying expenses as described in the CARES Act. Goedeker and Neese intend to use the proceeds from the PPP loans for qualifying expenses and to apply for forgiveness of the PPP loans in accordance with the terms of the CARES Act.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

The accompanying consolidated financial statements have been prepared on a going concern basis under which the Company is expected to be able to realize its assets and satisfy its liabilities in the normal course of business.

Management believes that based on relevant conditions and events that are known and reasonably knowable that its forecasts, for one year from the date of the filing of the financial statements in this registration statement, indicate improved operations and the Company’s ability to continue operations as a going concern. The Company has contingency plans to reduce or defer expenses and cash outlays should operations not improve in the look forward period.

Recent Accounting Pronouncements

Not Yet Adopted

In January 2017, the FASB issued ASU No. 2017-04, Intangibles - Goodwill and Other: Simplifying the Test for Goodwill Impairment. To simplify the subsequent measurement of goodwill, the update requires only a single-step quantitative test to identify and measure impairment based on the excess of a reporting unit’s carrying amount over its fair value. A qualitative assessment may still be completed first for an entity to determine if a quantitative impairment test is necessary. The update is effective for fiscal year 2021 and is to be adopted on a prospective basis. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company will test goodwill for impairment within one year of the acquisition or annually as of December 1, and whenever indicators of impairment exist.

In June 2016, the FASB issued ASU 2016-13 Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. ASU 2016-13 is effective for annual reporting periods, and interim periods within those years beginning after December 15, 2019. This pronouncement was amended under ASU 2019-10 to allow an extension on the adoption date for entities that qualify as a small reporting company. The Company has elected this extension and the effective date for the Company to adopt this standard will be for fiscal years beginning after December 15, 2022. The Company has not completed its assessment of the standard, but does not expect the adoption to have a material impact on the Company’s consolidated financial position, results of operations, or cash flows.

NOTE 3—BUSINESS SEGMENTS

Summarized financial information concerning the Company’s reportable segments is presented below:

	For the Six Months ended June 30, 2020				For the Six Months ended June 30, 2019
	Retail & Appliances	Land Management Services	Corporate Services	Total	Retail & Appliances	Land Management Services	Corporate Services	Total
Revenue
Services	$-	$1,213,026	$-	$1,213,026	$-	$1,551,724	$-	$1,551,724
Sales of parts and equipment	-	605,047	-	605,047	-	852,810	-	852,810
Furniture and appliances revenue	26,148,192		-	26,148,192	10,616,050	-	-	10,616,050
Total Revenue	26,148,192	1,818,073	-	27,966,265	10,616,050	2,404,534	-	13,020,584

Total cost of sales	21,720,221	528,889	-	22,249,110	8,772,572	773,154	-	9,545,726
Total operating expenses	6,431,104	2,299,153	521,653	9,251,910	2,193,887	2,757,490	79,877	5,031,254
Loss from operations	$(2,003,125)	$(1,009,969)	$(521,653)	$(3,534,755)	$(350,409)	$(1,126,110)	$(79,877)	$(1,556,396)

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

	For the Three Months ended June 30, 2020				For the Three Months ended June 30, 2019
	Retail & Appliances	Land Management Services	Corporate Services	Total	Retail & Appliances	Land Management Services	Corporate Services	Total
Revenue
Services	$-	$766,927	$-	766,927	$-	$976,327	$-	$976,327
Sales of parts and equipment	-	316,976	-	316,976	-	615,836	-	615,836
Furniture and appliances revenue	16,471,014	-	-	16,471,014	10,616,050	-	-	10,616,050
Total Revenue	16,471,014	1,083,903	-	17,554,917	10,616,050	1,592,163	-	12,208,213

Total cost of sales	13,609,051	273,621	-	13,882,672	8,772,572	559,404	-	9,331,976
Total operating expenses	3,549,965	1,100,338	482,368	5,132,671	2,193,887	1,437,654	39,582	3,671,123
Loss from operations	$(688,002)	$(290,056)	$(482,368)	$(1,460,426)	$(350,409)	$(404,895)	$(39,582)	$(794,886)

NOTE 4—RECEIVABLES

At June 30, 2020 and December 31, 2019, receivables consisted of the following:

	June 30, 2020	December 31, 2019
Credit card payments in process of settlement	$997,475	$406,838
Vendor rebates receivable	2,694,078	1,380,369
Trade receivables from customers	172,051	695,249
Total receivables	3,863,604	2,482,456
Allowance for doubtful accounts	(14,614)	(29,001)
Accounts receivable, net	$3,848,990	$2,453,455

NOTE 5—INVENTORIES

At June 30, 2020 and December 31, 2019, the inventory balances are composed of:

	June 30, 2020	December 31, 2019
Machinery and Equipment	$123,706	$119,444
Parts	247,702	142,443
Appliances	3,476,039	1,562,359
Furniture	151,490	189,376
Other	51,906	53,356
Subtotal	4,050,843	2,066,978
Allowance for inventory obsolescence	(463,686)	(451,546)
Inventories, net	$3,587,157	$1,615,432

Inventory and accounts receivable are pledged to secure a loan from Burnley, SBCC and Home State Bank described and defined in the notes below.

NOTE 6—DEPOSITS WITH VENDORS

Deposits with vendors represent cash on deposit with one vendor arising from accumulated rebates paid by the vendor. The deposits are used by the vendor to seek to secure the Company’s purchases. The deposit can be withdrawn at any time up to the amount of the Company’s credit line with the vendor. Alternatively, the Company could secure their credit line with a floor plan line from a lender and withdraw all its deposits. The Company has elected to leave the deposits with the vendor on which it earns interest income. As of June 30, 2020 and December 31, 2019, deposits with vendors totaled $345,502 and $294,960, respectively.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

NOTE 7—PROPERTY AND EQUIPMENT

Property and equipment consist of the following at June 30, 2020 and December 31, 2019:

Classification	June 30, 2020	December 31, 2019
Buildings and improvements	$5,338	$5,338
Equipment and machinery	3,160,298	3,120,498
Tractors	2,723,296	2,694,888
Trucks and other vehicles	1,235,914	1,138,304
Leasehold improvements	117,626	117,626
Total	7,242,472	7,076,654
Less: Accumulated depreciation	(4,311,700)	(3,709,227)
Property and equipment, net	$2,930,772	$3,367,427

Depreciation expense for the six months ended June 30, 2020 and 2019 was $645,979 and $684,686, respectively.

All property and equipment are pledged to secure loans from Burnley, SBCC and Home State Bank as described and defined in the notes below.

NOTE 8—INTANGIBLE ASSETS

The following provides a breakdown of identifiable intangible assets as of June 30, 2020 and December 31, 2019:

	June 30, 2020	December 31, 2019
Customer Relationships
Identifiable intangible assets, gross	$783,000	$783,000
Accumulated amortization	(84,393)	(56,023)
Customer relationship identifiable intangible assets, net	698,607	726,977
Marketing Related
Identifiable intangible assets, gross	1,368,000	1,368,000
Accumulated amortization	(338,196)	(201,400)
Marketing related identifiable intangible assets, net	1,029,804	1,166,600
Total Identifiable intangible assets, net	$1,728,411	$1,893,577

In connection with the acquisitions of Goedeker and Neese, the Company identified intangible assets of $2,117,000 and $34,000, respectively, representing trade names and customer relationships. These assets are being amortized on a straight-line basis over their weighted average estimated useful life of 7.8 years and amortization expense amounted to $165,166 and $3,400 for the six months ended June 30, 2020 and 2019, respectively.

As of June 30, 2020, the estimated annual amortization expense for each of the next five fiscal years is as follows:

2020 (remainder)	$165,166
2021	330,332
2022	324,665
2023	323,532
2024	122,132
Thereafter	462,584
Total	$1,728,411

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

NOTE 9—ACQUISITIONS

Goedeker

On January 18, 2019, Goedeker entered into an asset purchase agreement with Goedeker Television and Steve Goedeker and Mike Goedeker (the “Stockholders”), pursuant to which Goedeker agreed to acquire substantially all of the assets of Goedeker Television used in its retail appliance and furniture business (the “Goedeker Business”).

On April 5, 2019, Goedeker, 1847 Goedeker, and the Stockholders entered into an amendment to the asset purchase agreement and closing of the acquisition of substantially all of the assets of Goedeker Television used in the Goedeker Business was completed (the “Goedeker Acquisition”).

The aggregate purchase price was $6,200,000 consisting of: (i) $1,500,000 in cash, subject to adjustment; (ii) the issuance of a promissory note in the principal amount of $4,100,000; and (iii) up to $600,000 in earn out payments (as described below). As additional consideration, 1847 Goedeker agreed to issue to each of the Stockholders a number of shares of its common stock equal to a 11.25% non-dilutable interest (22.5% total) in all of the issued and outstanding stock of 1847 Goedeker as of the closing date.

The cash portion was decreased by the amount of outstanding indebtedness of Goedeker Television for borrowed money existing as of the closing. As a result, the cash portion was adjusted to $478,000.

The asset purchase agreement also provided for an adjustment to the purchase price based on the difference between actual working capital at closing and Goedeker Television’s preliminary estimate of closing date working capital.  In accordance with the asset purchase agreement, an independent CPA firm was retained by Goedeker and Goedeker Television to resolve differences in the working capital amounts.  The report issued by that CPA firm determined that Goedeker Television owed Goedeker $809,000, which Goedeker Television has not paid.  On or about March 23, 2020, Goedeker submitted a claim for arbitration to the American Arbitration Association relating to Goedeker Television’s failure to pay the amount owed. The claim alleges, inter alia, breach of contract, fraud, indemnification and the breach of the covenant of good faith and fair dealing. Goedeker is alleging damages in the amount of $809,000, plus attorneys’ fees and costs. The $809,000 is included in other assets in the accompanying balance sheet as of December 31, 2019.

On June 1, 2020, Goedeker entered into a settlement agreement with Goedeker Television, Steve Goedeker, Mike Goedeker and 1847 Goedeker. The settlement agreement and the related transaction documents that are exhibits to the settlement agreement were all signed on June 1, 2020 but will only become effective upon the closing of Goedeker’s initial public offering (the “IPO”), which has not yet occurred. Pursuant to the settlement agreement, the parties entered into an amendment and restatement of the 9% subordinated promissory note described below (see Note 11). In addition, the parties agreed that the arbitration action described above would be settled effective upon the closing of the IPO and that each party to such arbitration action would release all claims that it has against the other parties to such action. As part of the settlement of the arbitration action, Goedeker agreed that the sellers will not have to pay the $809,000 working capital adjustment amount resulting in a loss on the acquisition receivable in the period ending June 30, 2020.

Goedeker Television is also entitled to receive the following earn out payments to the extent the Goedeker Business achieves the applicable EBITDA (as defined in the asset purchase agreement) targets:

1.	An earn out payment of $200,000 if the EBITDA of the Goedeker Business for the trailing twelve (12) month period from the closing date is $2,500,000 or greater;

2.	An earn out payment of $200,000 if the EBITDA of the Goedeker Business for the trailing twelve (12) month period from the first anniversary of closing date is $2,500,000 or greater; and

3.	An earn out payment of $200,000 if the EBITDA of the Goedeker Business for the trailing twelve (12) month period from the second anniversary of the closing date is $2,500,000 or greater.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

To the extent the EBITDA of the Goedeker Business for any applicable period is less than $2,500,000 but greater than $1,500,000, Goedeker must pay a partial earn out payment to Goedeker Television in an amount equal to the product determined by multiplying (i) the EBITDA Achievement Percentage by (ii) the applicable earn out payment for such period, where the “Achievement Percentage” is the percentage determined by dividing (A) the amount of (i) the EBITDA of the Goedeker Business for the applicable period less (ii) $1,500,000, by (B) $1,000,000. For avoidance of doubt, no partial earn out payments shall be earned or paid to the extent the EBITDA of the Goedeker Business for any applicable period is equal or less than $1,500,000. For the trailing twelve (12) month period from the closing date, EBITDA for the Goedeker Business was $(2,825,000), so Goedeker Television is not entitled to an earn our payment for that period.

To the extent Goedeker Television is entitled to all or a portion of an earn out payment, the applicable earn out payment(s) (or portion thereof) shall be paid on the date that is three (3) years from the closing date, and shall accrue interest from the date on which it is determined Goedeker Television is entitled to such earn out payment (or portion thereof) at a rate equal to five percent (5%) per annum, computed on the basis of a 360 day year for the actual number of days elapsed.

The rights of Goedeker Television to receive any earn out payment are subordinate to the rights of Burnley and SBCC under separate subordination agreements that Goedeker Television entered into with them on April 5, 2019 in connection with the Acquisition (see Notes 9 and 11). The Company determined the fair value of the earnout on the date of acquisition was $81,494. Such amount was recorded as a contingent consideration liability within the accounts payable and accrued expense line item on the consolidated balance sheet and is revalued to fair value each reporting period until settled. The year 1 contingent liability of $32,246 was written-off in the year ended December 31, 2019 as the target was not met and the balance of the liability at June 30, 2020 is $49,248.

The provisional fair value of the purchase consideration issued to Goedeker Television was allocated to the net tangible assets acquired. The Company accounted for the Goedeker Acquisition as the purchase of a business under GAAP under the acquisition method of accounting, and the assets and liabilities acquired were recorded as of the acquisition date, at their respective fair values and consolidated with those of the Company. The fair value of the net liabilities assumed was approximately $614,337. The excess of the aggregate fair value of the net tangible assets has been allocated to goodwill.

The table below shows the analysis for the Goedeker asset purchase:

Purchase consideration at final fair value:
Note payable, net of $462,102 debt discount and $215,500 of capitalized financing costs	$3,422,398
Contingent note payable	81,494
Non-controlling interest	979,523
Amount of consideration	$4,483,415

Assets acquired and liabilities assumed at fair value
Accounts receivable	$334,446
Inventories	1,851,251
Working capital adjustment receivable and other assets	1,104,863
Property and equipment	216,286
Customer related intangibles	749,000
Marketing related intangibles	1,368,000
Accounts payable and accrued expenses	(3,929,876)
Customer deposits	(2,308,307)
Net tangible assets acquired (liabilities assumed)	$(614,337)

Total net assets acquired (liabilities assumed)	$(614,337)
Consideration paid	4,483,415
Goodwill	$5,097,752

The estimated useful life remaining on the property and equipment acquired is 4 to 5 years.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

Asien’s

On March 27, 2020, the Company and 1847 Asien entered into a stock purchase agreement with Asien’s and Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as trustees of the Wilhelmsen Family Trust, U/D/T Dated May 1, 1992 (the “Seller”), pursuant to which 1847 Asien agreed to acquire all of the issued and outstanding capital stock of Asien’s.

On May 28, 2020, the Company, 1847 Asien, Asien’s and the Seller entered into an amendment to the stock purchase agreement and closing of the acquisition of all of the issued and outstanding capital stock of Asien’s was completed (the “Asien’s Acquisition”).

The aggregate purchase price was $1,918,000 consisting of: (i) $233,000 in cash, subject to adjustment; (ii) the issuance of an amortizing promissory note in the principal amount of $200,000; (iii) the issuance of a demand promissory note in the principal amount of $655,000; and (iv) 415,000 common shares of the Company, having a fair value of $1,037,500 (the “Shares”), which may be repurchased by the Company for a period of one year following the closing at a purchase price of $2.50 per share.

The purchase price is subject to a post-closing working capital adjustment provision based on the difference between actual working capital at closing and Goedeker Television’s preliminary estimate of closing date working capital. If the final working capital exceeds the preliminary working capital estimate, 1847 Asien must pay to the Seller an amount of cash that is equal to such excess. If the preliminary working capital estimate exceeds the final working capital, the Seller must pay to 1847 Asien an amount in cash equal to such excess, provided, however, that the Seller may, at its option, in lieu of paying such excess in cash, deliver and transfer to 1847 Asien a number of Shares that is equal to such excess divided by $2.00.

The provisional fair value of the purchase consideration issued to the Seller was allocated to the net tangible assets acquired. The Company accounted for the Asien’s Acquisition as the purchase of a business under GAAP under the acquisition method of accounting, and the assets and liabilities acquired were recorded as of the acquisition date, at their respective fair values and consolidated with those of the Company. The fair value of the net assets acquired was approximately $162,272. The excess of the aggregate fair value of the net tangible assets has been allocated to goodwill.

The Company is currently in the process of completing the preliminary purchase price allocation as an acquisition of certain assets. The final purchase price allocation for Asien’s will be included in the Company’s financial statements in future periods. The table below shows preliminary analysis for the Asien’s Acquisition:

Provisional Purchase Consideration at preliminary fair value:
Common stock	$1,037,500
Notes payable	855,000
Cash	233,000
Amount of consideration	$2,125,500

Assets acquired and liabilities assumed at preliminary fair value
Cash	$1,501,285
Accounts receivable	235,746
Inventories	1,457,489
Other current assets	41,427
Property and equipment	157,052
Accounts payable and accrued expenses	(280,752)
Customer deposits	(2,405,703)
Notes payable	(509,272)
Deferred tax liability	(35,000)
Net tangible assets acquired	$162,272

Total net assets acquired	$162,272
Consideration paid	2,125,500
Preliminary goodwill	$1,963,228

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

The estimated useful life remaining on the property and equipment acquired is 5 to 13 years.

The unaudited pro-forma results of operations are presented for information purposes only. The unaudited pro-forma results of operations are not intended to present actual results that would have been attained had the Goedeker and Asien’s Acquisitions been completed as of January 1, 2019 or to project potential operating results as of any future date or for any future periods. The revenue and net loss before non-controlling interest of Asien since May 28, 2020 acquisition date through June 30, 2020 included in the consolidated income statement amounted to approximately $1,185,980 and $188,781, respectively.

	For the Six Months Ended June 30,
	2020	2019
Revenues, net	$33,759,878	$19,360,577
Net loss allocable to common shareholders	$(4,353,514)	$(759,928)
Net loss per share	$(1.26)	$(0.22)
Weighted average number of shares outstanding	3,460,158	3,530,625

NOTE 10—LINES OF CREDIT

Northpoint Commercial Finance LLC

On June 24, 2019, Goedeker, as borrower, entered into a loan and security agreement with Northpoint Commercial Finance LLC (“Northpoint”), which was amended on August 2, 2019, for revolving loans up to an aggregate maximum loan amount of $1,000,000 for the acquisition, financing or refinancing by Goedeker of inventory at an interest rate of LIBOR plus 7.99%. There is no outstanding balance on the line of credit as of June 30, 2020.

Pursuant to the loan and security agreement, Goedeker shall pay the following fees to Northpoint: (i) an audit fee for each audit conducted as determined by Northpoint, equal to the out-of-pocket expense incurred by Northpoint plus any minimum audit fee established by Northpoint; (ii) a fee for any returned payments equal to the lesser of the maximum amount permitted by law or $50; (iii) a late fee for each payment not received by the 25th day of a calendar month, and each month thereafter until such payment is paid, equal to the greater of 5% of the amount past due or $25; (iv) a billing fee equal to $250 for any month for which Goedeker requests a paper billing statement; (v) a live check fee equal to $50 for each check that Goedeker sends to Northpoint for payment of obligations under the loan and security agreement; (vi) processing fees to be determined by Northpoint; and (vii) any additional fees that Northpoint may implement from time to time.

The loan and security agreement contains customary events of default, including in the event of (i) non-payment, (ii) a breach by Goedeker of any of its representations, warranties or covenants under the loan and security agreement or any other agreement entered into with Northpoint, or (iii) the bankruptcy or insolvency of Goedeker.  The loan and security agreement contains customary representations, warranties and affirmative and negative financial and other covenants for a loan of this type.

The loans are secured by a security interest in all of the inventory of Goedeker that is manufactured or sold by vendors identified in the loan and security agreement. In connection with the loan and security agreement, on June 24, 2019, 1847 Goedeker entered into a guaranty in favor of Northpoint, to guaranty the obligations of Goedeker under the loan and security agreement.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

Burnley Capital LLC

On April 5, 2019, Goedeker, as borrower, and 1847 Goedeker entered into a loan and security agreement with Burnley Capital LLC (“Burnley”) for revolving loans in an aggregate principal amount that will not exceed the lesser of (i) the borrowing base or (ii) $1,500,000 (provided that such amount may be increased to $3,000,000 in Burnley’s sole discretion) minus reserves established Burnley at any time in accordance with the loan and security agreement. The “borrowing base” means an amount equal to the sum of the following: (i) the product of 85% multiplied by the liquidation value of Goedeker’s inventory (net of all liquidation costs) identified in the most recent inventory appraisal by an appraiser acceptable to Burnley (ii) multiplied by Goedeker’s eligible inventory (as defined in the loan and security agreement), valued at the lower of cost or market value, determined on a first-in-first-out basis. In connection with the closing of the Acquisition on April 5, 2019, Goedeker borrowed $744,000 under the loan and security agreement and issued a revolving note to Burnley in the principal amount of up to $1,500,000. There is no available borrowing base and the balance of the line of credit amounts to $456,104 as of June 30, 2020, comprised of principal of $524,938 and net of unamortized debt discount of $68,834.

The revolving note matures on April 5, 2022, provided that at Burnley’s sole and absolute discretion, it may agree to extend the maturity date for two successive terms of one year each. The revolving note bears interest at a per annum rate equal to the greater of (i) the LIBOR Rate (as defined in the loan and security agreement) plus 6.00% or (ii) 8.50%; provided that upon an event of default (as defined below) all loans, all past due interest and all fees shall bear interest at a per annum rate equal to the foregoing rate plus 3.00%. Goedeker shall pay interest accrued on the revolving note in arrears on the last day of each month commencing on April 30, 2019.

Goedeker may at any time and from time to time prepay the revolving note in whole or in part. If at any time the outstanding principal balance on the revolving note exceeds the lesser of (i) the difference of the total loan amount minus any reserves and (ii) the borrowing base, then Goedeker shall immediately prepay the revolving note in an aggregate amount equal to such excess. In addition, in the event and on each occasion that any net proceeds (as defined in the loan and security agreement) are received by or on behalf of Goedeker or 1847 Goedeker in respect of any prepayment event following the occurrence and during the continuance of an event of default, Goedeker shall, immediately after such net proceeds are received, prepay the revolving note in an aggregate amount equal to 100% of such net proceeds. A “prepayment event” means (i) any sale, transfer, merger, liquidation or other disposition (including pursuant to a sale and leaseback transaction) of any property of Goedeker or 1847 Goedeker; (ii) a change of control (as defined in the loan and security agreement); (iii) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property of Goedeker or 1847 Goedeker with a fair value immediately prior to such event equal to or greater than $25,000; (iv) the issuance by Goedeker of any capital stock or the receipt by Goedeker of any capital contribution; or (v) the incurrence by Goedeker or 1847 Goedeker of any indebtedness (as defined in the loan and security agreement), other than indebtedness permitted under the loan and security agreement.

Under the loan and security agreement, Goedeker is required to pay a number of fees to Burnley, including the following:

●	a commitment fee during the period from closing to the earlier of the maturity date or termination of Burnley’s commitment to make loans under the loan and security agreement, which shall accrue at the rate of 0.50% per annum on the average daily difference of the total loan amount then in effect minus the sum of the outstanding principal balance of the revolving note, which such accrued commitment fees are due and payable in arrears on the first day of each calendar month and on the date on which Burnley’s commitment to make loans under the loan and security agreement terminates, commencing on the first such date to occur after the closing date;

●	an annual loan facility fee equal to 0.75% of the revolving commitment (i.e., the maximum amount that Goedeker may borrow under the revolving loan), which is fully earned on the closing date for the term of the loan (including any extension) but shall be due and payable on each anniversary of the closing date;

●	a monthly collateral management fee for monitoring and servicing the revolving loan equal to $1,700 per month for the term of revolving note, which is fully earned and non-refundable as of the date of the loan and security agreement, but shall be payable monthly in arrears on the first day of each calendar month; provided that payment of the collateral management fee may be made, at the discretion of Burnley, by application of advances under the revolving loan or directly by Goedeker; and

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

●	if the revolving loan is terminated for any reason, including by Burnley following an event of default, then Goedeker shall pay, as liquidated damages and compensation for the costs of being prepared to make funds available, an amount equal to the applicable percentage multiplied by the revolving commitment (i.e., the maximum amount that Goedeker may borrow under the revolving loan), wherein the term applicable percentage means (i) 3%, in the case of a termination on or prior to the first anniversary of the closing date, (ii) 2%, in the case of a termination after the first anniversary of the closing date but on or prior to the second anniversary thereof, and (iii) 0.5%, in the case of a termination after the second anniversary of the closing date but on or prior to the maturity date.

The loan and security agreement contains customary events of default, including, among others: (i) for failure to pay principal and interest on the revolving note when due, or to pay any fees due under the loan and security agreement; (ii) if any representation, warranty or certification in the loan and security agreement or any document delivered in connection therewith is incorrect in any material respect; (iii) for failure to perform any covenant or agreement contained in the loan and security agreement or any document delivered in connection therewith; (iv) for the occurrence of any default in respect of any other indebtedness of more than $100,000; (v) for any voluntary or involuntary bankruptcy, insolvency or dissolution; (vi) for the occurrence of one or more judgments, non-interlocutory orders, decrees or arbitration awards involving in the aggregate a liability of $25,000 or more; (vii) if Goedeker or 1847 Goedeker, or officer thereof, is charged by a governmental authority, criminally indicted or convicted of a felony under any law that would reasonably be expected to lead to forfeiture of any material portion of collateral, or such entity is subject to an injunction restraining it from conducting its business; (viii) if Burnley determines that a material adverse effect (as defined in the loan and security agreement) has occurred; (ix) if a change of control (as defined in the loan and security agreement) occurs; (x) if there is any material damage to, loss, theft or destruction of property which causes, for more than thirty consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities; (xi) if there is a loss, suspension or revocation of, or failure to renew any permit if it could reasonably be expected to have a material adverse effect; and (xii) for the occurrence of any default or event of default under the term loan with SBCC (as defined below), the 9% subordinated promissory note issued to Goedeker Television, the secured convertible promissory note issued to Leonite (as defined below) or any other debt that is subordinated to the revolving loan.

The loan and security agreement contains customary representations, warranties and affirmative and negative financial and other covenants for a loan of this type. The revolving note is secured by a first priority security interest in all of the assets of Goedeker and 1847 Goedeker. In connection with such security interest, on April 5, 2019, (i) 1847 Goedeker entered into a pledge agreement with Burnley, pursuant to which 1847 Goedeker pledged the shares of Goedeker held by it to Burnley, and (ii) Goedeker entered into a deposit account control agreement with Burnley, SBCC and Montgomery Bank relating to the security interest in Goedeker’s bank accounts.

In addition, on April 5, 2019, the Company entered into a guaranty with Burnley to guaranty the obligations under the loan and security agreement upon the occurrence of certain prohibited acts described in the guaranty.

The rights of Burnley to receive payments under the revolving note are subordinate to the rights of Northpoint under a subordination agreement that Burnley entered into with Northpoint.

At June 30, 2020, Goedeker did not meet certain loan covenants under the loan and security agreement. The agreement requires compliance with the following ratios as a percentage of earnings before interest, taxes, depreciation, and amortization for the twelve-month period ended June 30, 2020. The table below shows the required ratio and actual ratio for such period.

Covenant	Actual Ratio	Required Ratio
Total debt ratio	(2.9)x	4.0x
Senior debt ratio	(0.7)x	1.5x
Interest coverage ratio	(1.2)x	1.0x

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

In addition, Goedeker was not in compliance with a requirement with respect to the liquidity ratio, which is the ratio of cash and available borrowings to customer deposits. At June 30, 2020, the actual ratio was 0.36x compared to a requirement of 0.35x.

The loan and security agreement with SBCC described below contains the same covenants and a cross default provision, whereby a default under the Burnley loan and security agreement triggers a default under the SBCC loan and security agreement. Accordingly, the Company is in technical, not payment default, on these loan and security agreements and has classified such debt as a current liability. The Company has developed plans that will return it to full compliance including a recently received proposal from a new asset-based lender.

NOTE 11—NOTES PAYABLE

Small Business Community Capital II, L.P.

On April 5, 2019, Goedeker, as borrower, and 1847 Goedeker entered into a loan and security agreement with Small Business Community Capital II, L.P. (“SBCC”) for a term loan in the principal amount of $1,500,000, pursuant to which Goedeker issued to SBCC a term note in the principal amount of up to $1,500,000 and a ten-year warrant to purchase shares of the most senior capital stock of Goedeker equal to 5.0% of the outstanding equity securities of Goedeker on a fully-diluted basis for an aggregate price equal to $100. The Company classified the warrant as a derivative liability on the balance sheet of $122,344 and subject to remeasurement on every reporting period. The balance of the term note amounts to $877,604 as of June 30, 2020, comprised of principal of $1,130,826, capitalized PIK interest of $27,473, and net of unamortized debt discount of $122,375 and unamortized warrant feature of $158,321.

The term note matures on April 5, 2023 and bears interest at the sum of the cash interest rate (defined as 11% per annum) plus the Paid-in-Kind (“PIK”) interest rate (defined as 2% per annum); provided that upon an event of default all principal, past due interest and all fees shall bear interest at a per annum rate equal to the cash interest rate and the PIK interest rate, in each case plus 3.00%. Interest accrued at the cash interest rate shall be due and payable in arrears on the last day of each month commencing May 31, 2019. Interest accrued at the PIK interest rate shall be automatically capitalized, compounded and added to the principal amount of the term note on each last day of each quarter unless paid in cash on or prior to the last day of each quarter; provided that (i) interest accrued pursuant to an event of default shall be payable on demand, and (ii) in the event of any repayment or prepayment, accrued interest on the principal amount repaid or prepaid (including interest accrued at the PIK interest rate and not yet added to the principal amount of term note) shall be payable on the date of such repayment or prepayment. Notwithstanding the foregoing, all interest on term note, whether accrued at the cash interest rate or the PIK interest rate, shall be due and payable in cash on the maturity date unless payment is sooner required by the loan and security agreement.

Goedeker must repay to SBCC on the last business day of each March, June, September and December, commencing with the last business day of June 2019, an aggregate principal amount of the term note equal to $93,750, regardless of any prepayments made, and must pay the unpaid principal on the maturity date unless payment is sooner required by the loan and security agreement.

Goedeker may prepay the term note in whole or in part from time to time; provided that if such prepayment occurs (i) prior to the first anniversary of the closing date, Goedeker shall pay SBCC an amount equal to 5.0% of such prepayment, (ii) prior to the second anniversary of the closing date and on or after the first anniversary of the closing date, Goedeker shall pay SBCC an amount equal to 3.0% of such prepayment, or (iii) prior to the third anniversary of the closing date and on or after the second anniversary of the closing date, Goedeker shall pay SBCC an amount equal to 1.0% of such prepayment, in each case as liquidated damages for damages for loss of bargain to SBCC. In addition, in the event and on each occasion that any net proceeds (as defined in the loan and security agreement) are received by or on behalf of Goedeker or 1847 Goedeker in respect of any prepayment event following the occurrence and during the continuance of an event of default, Goedeker shall, immediately after such net proceeds are received, prepay the term note in an aggregate amount equal to 100% of such net proceeds. A “prepayment event” means (i) any sale, transfer, merger, liquidation or other disposition (including pursuant to a sale and leaseback transaction) of any property of Goedeker or 1847 Goedeker; (ii) a change of control (as defined in the loan and security agreement); (iii) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property of Goedeker or 1847 Goedeker with a fair value immediately prior to such event equal to or greater than $25,000; (iv) the issuance by Goedeker of any capital stock or the receipt by Goedeker of any capital contribution; or (v) the incurrence by Goedeker or 1847 Goedeker of any indebtedness (as defined in the loan and security agreement), other than indebtedness permitted under the loan and security agreement.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

The loan and security agreement with SBCC contains the same events of default as the loan and security agreement with Burnley, provided that the reference to the term loan in the cross-default provision refers instead to the revolving loan.

The loan and security agreement contains customary representations, warranties and affirmative and negative financial and other covenants for a loan of this type. The term note is secured by a second priority security interest (subordinate to the revolving loan) in all of the assets of Goedeker and 1847 Goedeker. In connection with such security interest, on April 5, 2019, (i) 1847 Goedeker entered into a pledge agreement with SBCC, pursuant to which 1847 Goedeker pledged the shares of Goedeker held by it to SBCC, and (ii) Goedeker entered deposit account control agreement with Burnley, SBCC and Montgomery Bank relating to the security interest in Goedeker’s bank accounts.

In addition, on April 5, 2019, the Company entered into a guaranty with SBCC to guaranty the obligations under the loan and security agreement upon the occurrence of certain prohibited acts described in the guaranty.

The rights of SBCC to receive payments under the term note are subordinate to the rights of Northpoint and Burnley under separate subordination agreements that SBCC entered into with them.

As noted above, the Company is in technical, not payment default, on this loan and security agreement and has classified such debt as a current liability.

Home State Bank

On June 13, 2018, Neese entered into a term loan agreement with Home State Bank, pursuant to which Neese issued a promissory note to Home State Bank in the principal amount of $3,654,074 with an annual interest rate of 6.85% with covenants to maintain a minimum debt coverage ratio of 1.00 to 1.25 measured at December 31, 2019. Neese did not comply with this covenant for the year ended December 31, 2019. Accordingly, because of the violation of this covenant and because the loan matured July 20, 2020, the loan is classified as a current liability in the balance sheet. Pursuant to the terms of the note, Neese will make semi-annual payments of $302,270 beginning on January 20, 2019 and continuing every six months thereafter until July 20, 2020, the maturity date; provided however, that Neese will pay the note in full immediately upon demand by Home State Bank. The principal balance of the note amounts to $2,953,867 as of June 30, 2020.

The loan agreement contains customary representations and warranties. Pursuant to the terms of the loan agreement and the note, an “event of default” includes: (i) if Neese fails to make any payment when due under the note; (ii) if Neese fails to comply with or to perform any other term, obligation, covenant or condition contained in the note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Home State Bank and Neese; (iii) if Neese defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Home State Bank’s property or Neese’s ability to repay the note or perform Neese’s obligations under the note or any of the related documents; (iv) if any warranty, representation or statement made or furnished to Home State Bank by Neese or on Neese’s behalf under the note or the related documents is false or misleading in any material respect; (v) upon the dissolution or termination of Neese’s existence as a going business, the insolvency of Neese, the appointment of a receiver for any part of Neese’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Neese, (vi) upon commencement of foreclosure or forfeiture proceedings by any creditor of Neese or by any governmental agency against any collateral securing the loan; and (vii) if a material adverse change occurs in Neese’s financial condition, or Home State Bank believes the prospect of payment or performance of the note is impaired. If any event of default occurs, all commitments and obligations of Home State Bank immediately will terminate and, at Home State Bank’s option, all indebtedness immediately will become due and payable, all without notice of any kind to Neese. Additionally, upon an event of default, the interest rate on the note will be increased by 3 percentage points. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

The loan is secured by inventory, accounts receivable, and certain fixed assets of Neese. The loan agreement limited the payment of interest on certain promissory notes to $40,000 annually. The Company continues to accrue interest at the contractual amounts. Such accruals (in excess of $40,000 in interest on the promissory notes) are shown as long-term accrued expenses in the accompanying balance sheet as of June 30, 2020.

On July 30, 2020, Home State Bank renewed this loan to July 30, 2022. See Footnote 20, Subsequent Events.

If the Company sells property, plant, and equipment securing the loan, it must remit the appraised value of the equipment to Home State Bank. During the six months ended June 30, 2020 and 2019, $145,690 and $21,500, respectively, was remitted to Home State Bank pursuant to this requirement.

The Company adopted ASU 2015-03 by deducting debt issuance costs from the long-term portion of the loan. Amortization of debt issuance costs totaled $10,173 and $16,200 for the six months ended June 30, 2020 and 2019, respectively.

9% Subordinated Promissory Note

A portion of the purchase price for the Goedeker Acquisition was paid by the issuance by Goedeker to Steve Goedeker, as representative of Goedeker Television, of a 9% subordinated promissory note in the principal amount of $4,100,000. The note will accrue interest at 9% per annum, amortized on a five-year straight-line basis and payable quarterly in accordance with the amortization schedule attached thereto, and mature on April 5, 2023. The remaining balance of the note at June 30, 2020 is $3,395,243, comprised of principal of $3,930,293 and net of unamortized debt discount of $535,050.

Pursuant to the settlement agreement described above (see Note 9), the parties entered into an amendment and restatement of the note that will become effective as of the closing of the IPO, pursuant to which (i) the principal amount of the existing note shall be increased by $250,0000, (ii) upon the closing of the IPO, Goedeker agreed to make all payments of principal and interest due under the note through the date of the closing, and (iii) from and after the closing, the interest rate of the note shall be increased from 8% to 12%. Goedeker also agreed to grant to the sellers, Goedeker Television, Steve Goedeker and Mike Goedeker, a security interest in all of the assets of Goedeker to secure its obligations under the amended and restated note and entered into a security agreement with them that will become effective upon the closing of the IPO.

At the closing of the IPO, Goedeker agreed to pay $516,301 to the sellers, which is equal to the principal due and owing for quarters 2, 3 and 4 under the note plus accrued interest thereon, which is equal to $324,672 as of June 1, 2020 and will accrue at a rate of $984 per day thereafter.

Goedeker has the right to redeem all or any portion of the note at any time prior to the maturity date without premium or penalty of any kind. The note contains customary events of default, including in the event of (i) non-payment, (ii) a default by Goedeker of any of its covenants under the asset purchase agreement or any other agreement entered into in connection with the asset purchase agreement, or a breach of any of representations or warranties under such documents, or (iii) the bankruptcy of Goedeker. The note also contains a cross default provision which provides that if there occurs with respect to the revolving loan with Burnley or the term loan with SBCC (A) a default with respect to any payment obligation thereunder that entitles the holder thereof to declare such indebtedness to be due and payable prior to its stated maturity or (B) any other default thereunder that entitles, and has caused, the holder thereof to declare such indebtedness to be due and payable prior to maturity. Since the defaults under the loans with Burnley and SBCC are not payment defaults, they fall under clause (B) above and would require Burnley or SBCC to accelerate the payment of indebtedness under their notes (which they have not done) before the cross default provisions would result in a default under this note.

The rights of the holder to receive payments under the note are subordinate to the rights of Northpoint, Burnley and SBCC under separate subordination agreements that the holder entered into with them.

10% Promissory Note

A portion of the purchase price for the acquisition of Neese was paid by the issuance of a promissory note in the principal amount of $1,025,000 by 1847 Neese and Neese to the sellers of Neese. The note bears interest on the outstanding principal amount at the rate of ten percent (10%) per annum and was due and payable in full on March 3, 2018; provided, however, that the unpaid principal, and all accrued, but unpaid, interest thereon shall be prepaid if at any time, and from time to time, the cash on hand of 1847 Neese and Neese exceeds $250,000 and, then, the prepayment shall be equal to the amount of cash in excess of $200,000 until the unpaid principal and accrued, but unpaid, interest thereon is fully prepaid.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

The note contains customary events of default, including in the event of: (i) non-payment; (ii) a default by 1847 Neese or Neese of any of their covenants under the stock purchase agreement or any other agreement entered into in connection with the stock purchase agreement, or a breach of any of their representations or warranties under such documents; or (iii) the bankruptcy of 1847 Neese or Neese.

The note has not been repaid; thus, the Company is in default under this note. Under terms of the term loan with Home State Bank described above, this note may not be paid until the term loan is paid in full. The payees on the note agreed to the modification of its terms by signing the loan agreement for the Home State Bank term loan. Accordingly, the loan is shown as a long-term liability as of June 30, 2020. Additionally, the term loan lender limits the payment of interest on this note to $40,000 annually. The Company continues to accrue interest at the contract rate; however, given the limitations of the term loan, all accrued interest in excess of $40,000 is included in long-term accrued expenses.

8% Subordinated Amortizing Promissory Note

A portion of the purchase price for acquisition of Asien’s was paid by the issuance of an 8% subordinated amortizing promissory note in the principal amount of $200,000 by 1847 Asien to the Seller. Interest on the outstanding principal amount will be payable quarterly at the rate of eight percent (8%) per annum. The outstanding principal amount of the note will amortize on a one-year straight-line basis in accordance with a specified amortization schedule, with all unpaid principal and accrued, but unpaid interest being fully due and payable on May 28, 2021. The remaining balance of the note at June 30, 2020 is $201,447, comprised of principal of $200,000 and accrued interest of $1,447.

The note contains customary events of default, including in the event of (i) non-payment, (ii) a default by 1847 Asien of any of its covenants under the stock purchase agreement, the note, or any other agreement entered into in connection with the stock purchase agreement, or a breach of any of its representations or warranties under such documents, or (iii) the bankruptcy of 1847 Asien.

The right of the Seller to receive payments under the note is subordinated to all indebtedness of 1847 Asien to banks, insurance companies and other financial institutions or funds, and federal or state taxation authorities.

Demand Promissory Note

A portion of the purchase price for acquisition of Asien’s was paid by the issuance of demand promissory note in the principal amount of $655,000 by 1847 Asien to the Seller. The note accrues interest at a rate of one percent (1%) computed on the basis of a 360-day year. Principal and accrued interest on the note shall be payable 24 hours after written demand by the Seller. The note was repaid in June 2020.

PPP Loans

On April 8, 2020, April 10, 2020 and prior to the acquisition on April 28, 2020, Goedeker, Neese and Asien received $642,600, $383,600 and $357,500, respectively, in Payroll Protection Program (“PPP”) loans from the United States Small Business Administration (“SBA”) under provisions of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”).  The PPP loans have two-year terms and bear interest at a rate of 1.0% per annum.  Monthly principal and interest payments are deferred for six months after the date of disbursement.  The PPP loans may be prepaid at any time prior to maturity with no prepayment penalties.  The PPP loans contain events of default and other provisions customary for loans of this type.  The PPP provides that the PPP loans may be partially or wholly forgiven if the funds are used for certain qualifying expenses as described in the CARES Act.  Goedeker, Neese and Asien intend to use the proceeds from the PPP loans for qualifying expenses and to apply for forgiveness of the PPP loans in accordance with the terms of the CARES Act.  The Company has classified $612,417 of the PPP loans as current liabilities and $771,283 as long-term liabilities pending SBA clarification of the final loan terms.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

TVT Direct Funding LLC

On May 28, 2020, 1847 Asien and Asien’s entered into an agreement of sale of future receipts with TVT Direct Funding LLC (“TVT”), pursuant to which 1847 Asien and Asien’s agreed to sell future receivables with a value of $685,000 to TVT for a purchase price of $500,000. 1847 Asien and Asien’s agreed to deliver to TVT 20% of its weekly future receipts, or approximately $23,300, over the course of an estimated seven-month term, or such date when the above amount of receivables has been delivered to TVT. 1847 Asien used the proceeds from this sale to finance the Asien’s Acquisition. In addition to all other sums due to TVT under this agreement, 1847 Asien and Asien’s agreed to pay to TVT certain additional fees, including a one-time origination fees of $25,000, as reimbursement of costs incurred by TVT for financial and legal due diligence. The future payments under the TVT agreement are secured by a subordinated security interest in all of the tangible and intangible assets of 1847 Asien and Asien’s. The remaining balance of the note at June 30, 2020 is $410,374, comprised of principal of $591,803 and net of unamortized debt discount of $181,429.

The agreement with TVT contains customary events of default, including the occurrence of the following: (i) a violation by 1847 Asien or Asien’s of any term, condition or covenant in the agreement other than as the result of Asien’s business to ceases its operations, (ii) any representation or warranty made by 1847 Asien or Asien’s is proven to have been incorrect, false or misleading in any material respect when made, and (iii) a default by 1847 Asien or Asien’s under any of the terms, covenants and conditions of any other agreement with TVT, if any.

4.5% Unsecured Promissory Note

On October 30, 2017, the Asien entered into a stock repurchase agreement with Paul A. Gwilliam and Terri L. Gwilliam, co-trustees of the Gwilliam Family Trust (Paul and Terri) pursuant to which Asien’s Appliance, Inc. issued to Paul and Terri a unsecured promissory note in the aggregate principal amount of $540,000 for a term of 5 years or 60 months. The note bears interest at the rate of the 4.25% per annum. The balance on the note is $65,374 as of June 30, 2020.

Loans on Vehicles

The Company entered into a three Retail Installment Sale contracts used as company’s delivery trucks pursuant to which Asien’s Appliance, Inc. agreed to finance at rates ranging 3.98% to 6.99% with an aggregate remaining principal amount of $79,498 as of June 30, 2020.

NOTE 12—FLOOR PLAN LOANS PAYABLE

At June 30, 2020 and December 31, 2019, $0 and $10,581, respectively, of machinery and equipment inventory was pledged to secure a floor plan loan from a commercial lender. The Company must remit proceeds from the sale of the secured inventory to the floor plan lender and pays a finance charge that can vary monthly at the option of the lender. The balance of the floor plan payable as of June 30, 2020 and December 31, 2019 amounted to $0 and $10,581, respectively. The balance of the floor plan payable was repaid in the six months ended June 30, 2020.

NOTE 13—CONVERTIBLE PROMISSORY NOTE

On April 5, 2019, the Company, 1847 Goedeker and Goedeker (collectively, “1847”) entered into a securities purchase agreement with Leonite Capital LLC, a Delaware limited liability company (“Leonite”), pursuant to which 1847 issued to Leonite a secured convertible promissory note in the aggregate principal amount of $714,286 due April 5, 2020. As additional consideration for the purchase of the note, (i) the Company issued to Leonite 50,000 common shares, (ii) the Company issued to Leonite a five-year warrant to purchase 200,000 common shares at an exercise price of $1.25 per share (subject to adjustment), which may be exercised on a cashless basis, and (iii) 1847 Goedeker issued to Leonite shares of common stock equal to a 7.5% non-dilutable interest in 1847 Goedeker.

The note carries an original issue discount of $64,286 to cover Leonite’s legal fees, accounting fees, due diligence fees and/or other transactional costs incurred in connection with the purchase of the note. Furthermore, the Company issued 50,000 shares of common stock valued at $137,500 and a debt-discount related to the warrants valued at $292,673. The Company amortized $129,343 of financing costs related to the shares and warrants in the six months ended June 30, 2020.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

On May 11, 2020, 1847 and Leonite entered into a first amendment to secured convertible promissory note, pursuant to which the parties agreed (i) to extend the maturity date of the note to October 5, 2020, (ii) that 1847’s failure to repay the note on the original maturity date of April 5, 2020 shall not constitute and event of default under the note and (iii) to increase the principal amount of the note by $207,145, as a forbearance fee. Notwithstanding the foregoing, in the event that 1847 completes an offering of debt, equity, or closes on an asset sale (other than in the ordinary course of business), then 1847 agreed to promptly use the net proceeds of such offering to repay Leonite; provided that, in no event shall this requirement cause 1847 to default on any of its agreements and obligations that were outstanding at the time of the amendment.

In connection with the amendment, (i) the Company issued to Leonite another five-year warrant to purchase 200,000 common shares at an exercise price of $1.25 per share (subject to adjustment), which may be exercised on a cashless basis and (ii) upon closing of the Asien’s Acquisition, 1847 Asien issued to Leonite shares of common stock equal to a 5% interest in 1847 Asien. The amendment represented a prepayments of principal and accrued interest resulting in a loss on extinguishment of debt of $773,856.

On May 4, 2020, Leonite converted $100,000 of the outstanding balance of the note into 100,000 common shares resulting is a loss on conversion of debt of $175,000. The remaining net principal balance of the note is $821,437 at June 30, 2020.

The note bears interest at the rate of the greater of (i) 12% per annum and (ii) the prime rate as set forth in the Wall Street Journal on April 5, 2019 plus 6.5% guaranteed over the holding period on the unconverted principal amount, on the terms set forth in the note (the “Stated Rate”). Any amount of principal or interest on the note which is not paid by the maturity date shall bear interest at the rate at the lesser of 24% per annum or the maximum legal amount permitted by law (the “Default Interest”).

Beginning on May 5, 2019 and on the same day of each and every calendar month thereafter throughout the term of the note, 1847 shall make monthly payments of interest only due under the note to Leonite at the Stated Rate as set forth above. 1847 shall pay to Leonite on an accelerated basis any outstanding principal amount of the note, along with accrued, but unpaid interest, from: (i) net proceeds of any future financings by the Company, but not its subsidiaries, whether debt or equity, or any other financing proceeds, except any transaction having a specific use of proceeds requirement that such proceeds are to be used exclusively to purchase the assets or equity of an unaffiliated business and the proceeds are used accordingly; (ii) net proceeds from any sale of assets of 1847 or any of its subsidiaries other than sales of assets in the ordinary course of business or receipt by 1847 or any of its subsidiaries of any tax credits, subject to rights of Goedeker, or other financing sources of 1847 (including its subsidiaries) existing prior to the date of the note; and (iii) net proceeds from the sale of any assets outside of the ordinary course of business or securities in any subsidiary.

Unless an event of default as set forth in the note has occurred, 1847 has the right to prepay principal amount of, and any accrued and unpaid interest on, the note at any time prior to the maturity date at 115% of the principal amount (the “Premium”), provided, however, that if the prepayment is the result of any of the occurrence of any of the transactions described in subparagraphs (i), (ii) or (iii) above then such prepayment shall be the unpaid principal amount, plus accrued and unpaid interest and other amounts due but without the Premium.

The note contains customary events of default, including in the event of (i) non-payment, (ii) a breach by 1847 of its covenants under the securities purchase agreement or any other agreement entered into in connection with the securities purchase agreement, or a breach of any of representations or warranties under the note, or (iii) the bankruptcy of 1847. The note also contains a cross default provision, whereby a default by 1847 of any covenant or other term or condition contained in any of the other financial instrument issued by of 1847 to Leonite or any other third party after the passage all applicable notice and cure or grace periods that results in a material adverse effect shall, at Leonite’s option, be considered a default under the note, in which event Leonite shall be entitled to apply all rights and remedies under the terms of the note.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

Under the note, Leonite has the right at any time at its option to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the note into fully paid and non-assessable common shares or any shares of capital stock or other securities of the Company into which such common shares may be changed or reclassified. The number of common shares to be issued upon each conversion of the note shall be determined by dividing the conversion amount by the applicable conversion price then in effect. The conversion amount is the sum of: (i) the principal amount of the note to be converted plus (ii) at Leonite’s option, accrued and unpaid interest, plus (iii) at Leonite’s option, Default Interest, if any, plus (iv) Leonite’s expenses relating to a conversion, plus (v) at Leonite’s option, any amounts owed to Leonite. The conversion price shall be $1.00 per share (subject to adjustment as further described in the note for common share distributions and splits, certain fundamental transactions, and anti-dilution adjustments), provided that at any time after any event of default under the note, the conversion price shall immediately be equal to the lesser of (i) such conversion price less 40%; and (ii) the lowest weighted average price of the common shares during the 21 consecutive trading day period immediately preceding the trading day that 1847 receives a notice of conversion or (iii) the discount to market based on subsequent financings with other investors.

Notwithstanding the foregoing, in no event shall Leonite be entitled to convert any portion of the note in excess of that portion of the note upon conversion of which the sum of (1) the number of common shares beneficially owned by Leonite and its affiliates (other than common shares which may be deemed beneficially owned through the ownership of the unconverted portion of the note or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained in the note, and, if applicable, net of any shares that may be deemed to be owned by any person not affiliated with Leonite who has purchased a portion of the note from Leonite) and (2) the number of common shares issuable upon the conversion of the portion of the note with respect to which the determination of this proviso is being made, would result in beneficial ownership by Leonite and its affiliates of more than 4.99% of the outstanding common shares of the Company. Such limitations on conversion may be waived (up to a maximum of 9.99%) by Leonite upon, at its election, not less than 61 days’ prior notice to the Company, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by Leonite, as may be specified in such notice of waiver).

Concurrently with 1847 and Leonite entering into the securities purchase agreement and as security for 1847’s obligations thereunder, on April 5, 2019, the Company, 1847 Goedeker and Goedeker entered into a security and pledge agreement with Leonite, pursuant to which, in order to secure 1847’s timely payment of the note and related obligations and the timely performance of each and all of its covenants and obligations under the securities purchase agreement and related documents, 1847 unconditionally and irrevocably granted, pledged and hypothecated to Leonite a continuing security interest in and to, a lien upon, assignment of, and right of set-off against, all presently existing and hereafter acquired or arising assets. Such security interest is a first priority security interest with respect to the securities that the Company owns in 1847 Goedeker and in 1847 Neese, and a third priority security interest with respect to all other assets.

The rights of Leonite to receive payments under the note are subordinate to the rights of Northpoint, Burnley and SBCC under separate subordination agreements that Leonite entered into with them.

NOTE 14—FINANCING LEASE

The cash portion of the purchase price for the acquisition of Neese was financed under a capital lease transaction for Neese’s equipment with Utica Leaseco, LLC (“Utica”), pursuant to a master lease agreement, dated March 3, 2017, between Utica, as lessor, and 1847 Neese and Neese, as co-lessees (collectively, the “Lessee”), which was amended on June 14, 2017. Under the master lease agreement, as amended, Utica loaned an aggregate of $3,240,000 for certain of Neese’s equipment listed therein, which it leases to the Lessee. A portion of the proceeds from the term loan from Home State Bank (see Note 11) were applied to reduce the balance of this lease to $475,000. The lease is payable in 46 payments of $12,882 beginning July 3, 2018 and an end-of-term buyout of $38,000.

On October 31, 2017, the parties entered into a second equipment schedule to the master lease agreement, pursuant to which Utica loaned an aggregate of $980,000 for certain of Neese’s equipment listed therein. The term of the second equipment schedule is 51 months and agreed monthly payments are $25,807.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

If any rent is not received by Utica within five (5) calendar days of the due date, the Lessee shall pay a late charge equal to ten (10%) percent of the amount. In addition, in the event that any payment is not processed or is returned on the basis of insufficient funds, upon demand, the Lessee shall pay Utica a charge equal to five percent (5%) of the amount of such payment. The Lessee is also required to pay an annual administration fee of $5,000. Upon the expiration of the term of the master lease agreement, the Lessee is required to pay, together with all other amounts then due and payable under the master lease agreement, in cash, an end of term buyout price equal to the lesser of: (a) $162,000 (five percent (5%) of the total invoice cost (as defined in the master lease agreement)); or (b) the fair market value of the equipment, as determined by Utica. Upon the expiration of the master lease agreement, the Lessee is required to pay, together with all other amounts then due and payable under the master lease agreement, in cash, an end of term buyout price equal to the lesser of: (a) $49,000 (five percent (5%) of the total invoice cost); or (b) the fair market value of the equipment, as determined by Utica.

Provided that no default under the master lease agreement has occurred and is continuing beyond any applicable grace or cure period, the Lessee has an early buy-out option with respect to all but not less than all of the equipment, upon the payment of any outstanding rental payments or other fees then due, plus an additional amount set forth in the master lease agreement, which represents the anticipated fair market value of the equipment as of the anticipated end date of the master lease agreement. In addition, the Lessee shall pay to Utica an administrative charge to be determined by Utica to cover its time and expenses incurred in connection with the exercise of the option to purchase, including, but not limited to, reasonable attorney fees and costs. Furthermore, upon the exercise by the Lessee of this option to purchase the equipment, the Lessee shall pay all sales and transfer taxes and all fees payable to any governmental authority as a result of the transfer of title of the equipment to Lessee. The early buy-out option was not available on the second equipment schedule to the master lease agreement until after December 31, 2018.

In connection with the master lease agreement, the Lessee granted a security interest on all of its right, title and interest in and to: (i) the equipment, together with all related software (embedded therein or otherwise) and general intangibles, all additions, attachments, accessories and accessions thereto whether or not furnished by the supplier; (ii) all accounts, chattel paper, deposit accounts, documents, other equipment, general intangibles, instruments, inventory, investment property, letter of credit rights and any supporting obligations related to any of the foregoing; (iii) all books and records pertaining to the foregoing; (iv) all property of such Lessee held by Utica, including all property of every description, in the custody of or in transit to Utica for any purpose, including safekeeping, collection or pledge, for the account of such Lessee or as to which such Lessee may have any right or power, including but not limited to cash; and (v) to the extent not otherwise included, all insurance, substitutions, replacements, exchanges, accessions, proceeds and products of the foregoing.

If the Company sells equipment or inventory, it must remit to Utica the amount loaned against the equipment. Such payments are accumulated and applied to the balance at the end of the lease term. During the three months ended June 30, 2020, there were no sales of equipment or inventory required to be remitted to Utica.

The assets and liabilities under the master lease agreement are recorded at the fair value of the assets at the time of acquisition.

The Company adopted ASU 2015-03 by deducting $22,060 of net debt issuance costs from the long-term portion of the financing lease. Amortization of debt issuance costs totaled $6,030 and $8,100 for the three months ended June 30, 2020 and 2019, respectively.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

At June 30, 2020, annual minimum future lease payments under this Master Lease Agreement are as follows:

Amount
2020 (remainder of year)	$257,942
2021	464,269
2022	77,335
Total minimum lease payments	799,546
Less amount representing interest	131,299
Present value of minimum lease payments	668,247
Less current portion of minimum lease	(388,023)
Less debt issuance costs, net	(19,025)
Less payments to Utica for release of lien	(249,784)
Less lease deposits	(38,807)
End of lease buyout payments	117,413
Long-term present value of minimum lease payment	$90,021

The interest rate on the capitalized lease is approximately 15.7%.

NOTE 15—OPERATING LEASES

On March 3, 2017, Neese entered into an agreement of lease with K&A Holdings, LLC, a limited liability company that is wholly owned by officers of Neese. The agreement of lease is for a term of ten (10) years and provides for a base rent of $8,333 per month. In the event of late payment, interest shall accrue on the unpaid amount at the rate of eighteen percent (18%) per annum. The agreement of lease contains customary events of default, including if Neese shall fail to pay rent within five (5) days after the due date, or if Neese shall fail to perform any other terms, covenants or conditions under the agreement of lease, and other customary representations, warranties and covenants. Under terms of the term loan agreement with Home State Bank (Note 11), the Company may not pay salary or rent to such officers of Neese in excess of $100,000 per year beginning on the date of the term loan agreement, June 13, 2018. The Company is accruing monthly rent, but because of the limitation in the term loan, $250,000 of accrued rent is classified as a long-term accrued liability.

The amount accrued for amounts included in the measurement of operating lease liabilities was $25,000 for the three months ended June 30, 2020.

Supplemental balance sheet information related to leases was as follows:

June 30, 2020
Operating lease right-of-use lease asset	$624,157
Accumulated amortization	90,164
Net balance	$533,993

Lease liability, current portion	65,451
Lease liability, long term	468,542
Total operating lease liabilities	$533,993

Weighted Average Remaining Lease Term - operating leases	80 months

Weighted Average Discount Rate - operating leases	6.85%

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

Maturities of the lease liability are as follows:

For the Years Ended
2020 (reminder of year)	$50,000
2021	100,000
2022	100,000
2023	100,000
2024	100,000
Thereafter	216,667
Total lease payments	666,667
Less imputed interest	(132,674)
Maturities of lease liabilities	$533,993

Neese leased a piece of equipment on an operating lease. The lease originated in May 2014 for a five-year term with annual payments of $11,830 with a final payment in July 2019.

On April 5, 2019, Goedeker entered into a lease agreement with S.H.J., L.L.C., a Missouri limited liability company and affiliate of Goedeker Television. The lease is for a term five (5) years and provides for a base rent of $45,000 per month. In addition, Goedeker is responsible for all taxes and insurance premiums during the lease term. In the event of late payment, interest shall accrue on the unpaid amount at the rate of eighteen percent (18%) per annum. The lease contains customary events of default, including if: (i) Goedeker shall fail to pay rent within five (5) days after the due date; (ii) any insurance required to be maintained by Goedeker pursuant to the lease shall be canceled, terminated, expire, reduced, or materially changed; (iii) Goedeker shall fail to comply with any term, provision, or covenant of the lease and shall not begin and pursue with reasonable diligence the cure of such failure within fifteen (15) days after written notice thereof to Goedeker; (iv) Goedeker shall become insolvent, make an assignment for the benefit of creditors, or file a petition under any section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States of America or any State thereof; or (v) a receiver or trustee shall be appointed for the leased premises or for all or substantially all of the assets of Goedeker.

Supplemental balance sheet information related to leases was as follows:

June 30, 2020
Operating lease right-of-use lease asset	$2,300,000
Accumulated amortization	507,128
Net balance	$1,792,872

Lease liability, current portion	375,885
Lease liability, long term	1,416,987
Total operating lease liabilities	$1,792,872

Weighted Average Remaining Lease Term - operating leases	45 months

Weighted Average Discount Rate - operating leases	6.5%

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

Maturities of the lease liability are as follows:

For the Years Ended
2020 (remainder of year)	$270,000
2021	540,000
2022	540,000
2023	540,000
2024	135,000
Total lease payments	2,025,000
Less imputed interest	(232,128)
Maturities of lease liabilities	$1,792,872

Asien Office Lease

The company has an office and showroom space that has been leased on a month-by-month basis. The Company elected the following practical expedients: the Company has not reassessed whether any expired or existing contracts are or contain leases, the Company has not reassessed lease classification for any expired or existing leases; the Company has not reassessed initial direct costs for any existing leases; and the Company has not separated lease and non-lease components. The Company’s adoption of this ASU resulted in no change to the Company’s results of operations or balance sheet.

NOTE 16—RELATED PARTIES

Management Services Agreement

On April 15, 2013, the Company and 1847 Partners LLC (the “Manager”) entered into a management services agreement, pursuant to which the Company is required to pay the Manager a quarterly management fee equal to 0.5% of its adjusted net assets for services performed (the “Parent Management Fee”). The amount of the Parent Management Fee with respect to any fiscal quarter is (i) reduced by the aggregate amount of any management fees received by the Manager under any offsetting management services agreements with respect to such fiscal quarter, (ii) reduced (or increased) by the amount of any over-paid (or under-paid) Parent Management Fees received by (or owed to) the Manager as of the end of such fiscal quarter, and (iii) increased by the amount of any outstanding accrued and unpaid Parent Management Fees. The Company expensed $0 in Parent Management Fees for the six months ended June 30, 2020 and 2019.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

Offsetting Management Services Agreements

1847 Neese entered into an offsetting management services agreement with the Manager on March 3, 2017, Goedeker entered into an offsetting management services agreement with the Manager on April 5, 2019 and 1847 Asien entered into an offsetting management services agreement with the Manager on May 28, 2020. Pursuant to the offsetting management services agreements, 1847 Neese appointed the Manager to provide certain services to it for a quarterly management fee equal to $62,500, Goedeker appointed the Manager to provide certain services to it for a quarterly management fee equal to the greater of $62,500 or 2% of adjusted net assets (as defined in the management services agreement) and 1847 Asien appointed the Manager to provide certain services to it for a quarterly management fee equal to the greater of $75,000 or 2% of adjusted net assets (as defined in the management services agreement); provided, however, in each case that (i) pro rated payments shall be made in the first quarter and the last quarter of the term, (ii) if the aggregate amount of management fees paid or to be paid by 1847 Neese, Goedeker or 1847 Asien, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal year exceeds, or is expected to exceed, 9.5% of the Company’s gross income with respect to such fiscal year, then the management fee to be paid by 1847 Neese, Goedeker or 1847 Asien for any remaining fiscal quarters in such fiscal year shall be reduced, on a pro rata basis determined by reference to the management fees to be paid to the Manager by all of the subsidiaries of the Company, until the aggregate amount of the management fee paid or to be paid by 1847 Neese, Goedeker or 1847 Asien, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal year, does not exceed 9.5% of the Company’s gross income with respect to such fiscal year, and (iii) if the aggregate amount the management fee paid or to be paid by 1847 Neese, Goedeker or 1847 Asien, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal quarter exceeds, or is expected to exceed, the Parent Management Fee with respect to such fiscal quarter, then the management fee to be paid by 1847 Neese, Goedeker or 1847 Asien for such fiscal quarter shall be reduced, on a pro rata basis, until the aggregate amount of the management fee paid or to be paid by 1847 Neese, Goedeker or 1847 Asien, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal quarter, does not exceed the Parent Management Fee calculated and payable with respect to such fiscal quarter.

Each of 1847 Neese, Goedeker or 1847 Asien shall also reimburse the Manager for all of its costs and expenses which are specifically approved by its board of directors, including all out-of-pocket costs and expenses, which are actually incurred by the Manager or its affiliates on behalf of 1847 Neese, Goedeker or 1847 Asien in connection with performing services under the offsetting management services agreements.

1847 Neese expensed $125,000 in management fees for the six months ended June 30, 2020 and 2019. Under terms of the term loan from Home State Bank (see Note 11), no fees may be paid to the Manager without permission of the bank, which the Manager does not expect to be granted within the forthcoming year. Accordingly, $575,808 due from 1847 Neese to the Manager is classified as a long-term accrued liability as of June 30, 2020.

Goedeker expensed $125,000 and $58,790 in management fees for the six months ended June 30, 2020 and 2019, respectively. Payment of the management fee is subordinated to the payment of interest on the 9% subordinated promissory note (see Note 11), such that no payment of the management fee may be made if Goedeker is in default under the note with regard to interest payments and, for the avoidance of doubt, such payment of the management fee will be contingent on Goedeker being in good standing on all associated loan covenants. In addition, during the period that that any amounts are owed under the 9% subordinated promissory note or the earn out payments, the annual management fee shall be capped at $250,000. The rights of the Manager to receive payments under the offsetting management services agreement with Goedeker are also subordinate to the rights of Burnley and SBCC under separate subordination agreements that the Manager entered into with Burnley and SBCC on April 5, 2019. Accordingly, $188,653 due from Goedeker to the Manager is classified as an accrued liability as of June 30, 2020.

1847 Asien expensed $28,022 in management fees for the six months ended June 30, 2020.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

Advances

From time to time, the Company has received advances from its chief executive officer to meet short-term working capital needs. As of June 30, 2020 and December 31, 2019, a total of $118,834 in advances from related parties are outstanding. These advances are unsecured, bear no interest, and do not have formal repayment terms or arrangements.

As of June 30, 2020 and December 31, 2019, the Manager has funded the Company $65,844 and $62,499 in related party advances, respectively. These advances are unsecured, bear no interest, and do not have formal repayment terms or arrangements.

Grid Promissory Note

On January 3, 2018, the Company issued a grid promissory note to the Manager in the initial principal amount of $50,000. The note provides that the Company may from time to time request additional advances from the Manager up to an aggregate additional amount of $100,000, which will be added to the note if the Manager, in its sole discretion, so provides. Interest shall accrue on the unpaid portion of the principal amount and the unpaid portion of all advances outstanding at a fixed rate of 8% per annum, and along with the outstanding portion of the principal amount and the outstanding portion of all advances, shall be payable in one lump sum due on the maturity date, January 3, 2021. If all or a portion of the principal amount or any advance under the note, or any interest payable thereon is not paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate of 12% per annum. In the event the Company completes a financing involving at least $500,000, the Company must, contemporaneously with the closing of such financing transaction, repay the entire outstanding principal and accrued and unpaid interest on the note. The note is unsecured and contains customary events of default. As of June 30, 2020 and December 31, 2019, the Manager has advanced $119,400 of the note and the Company has accrued interest of $21,944 and $17,115, respectively.

Building Lease

On March 3, 2017, Neese entered into an agreement of lease with K&A Holdings, LLC, a limited liability company that is wholly owned by officers of Neese. See Note 15 for details regarding this lease.

NOTE 17—SHAREHOLDERS’ DEFICIT

Allocation Shares

As of June 30, 2020 and December 31, 2019, the Company had authorized and outstanding 1,000 allocation shares. These allocation shares do not entitle the holder thereof to vote on any matter relating to the Company other than in connection with amendments to the Company’s operating agreement and in connection with certain other corporate transactions as specified in the operating agreement.

The Manager owns 100% of the allocation shares of the Company, which are a separate class of limited liability company interests that, together with the common shares, will comprise all of the classes of equity interests of the Company. The Manager received the allocation shares with its initial capitalization of the Company. The allocation shares generally will entitle the Manager to receive a twenty percent (20%) profit allocation as a form of incentive designed to align the interests of the Manager with those of the Company’s shareholders. Profit allocation has two components: an equity-based component and a distribution-based component. The equity-based component will be paid when the market for the Company’s shares appreciates, subject to certain conditions and adjustments. The distribution-based component will be paid when the distributions the Company pays to shareholders exceed an annual hurdle rate of eight percent (8.0%), subject to certain conditions and adjustments. While the equity-based component and distribution-based component are interrelated in certain respects, each component may independently result in a payment of profit allocation if the relevant conditions to payment are satisfied.

The 1,000 allocation shares are issued and outstanding and held by the Manager, which is controlled by Mr. Roberts, the Company’s chief executive officer and controlling shareholder.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

Common Shares

The Company is authorized to issue 500,000,000 common shares as of June 30, 2020 and December 31, 2019. As of June 30, 2020 and December 31, 2019, the Company had 3,780,625 and 3,165,625 common shares issued and outstanding, respectively. The common shares entitle the holder thereof to one vote per share on all matters coming before the shareholders of the Company for a vote.

On April 5, 2019, the Company issued 50,000 common shares to Leonite pursuant to the securities purchase agreement (see Note 13).

On May 4, 2020, the Company issued 100,000 common shares to Leonite upon conversion of $100,000 of the outstanding balance of the secured convertible promissory note resulting is a loss on conversion of debt of $175,000 (see Note 13).

On May 28, 2020, the Company issued 415,000 common shares, having a fair value of $1,037,500, to the Seller in connection with the Asien’s Acquisition (see Note 9).

On June 4, 2020, the Company issued 100,000 common shares to a service provider for services provided to the Company. The fair market value of the services amounted to $245,000.

Options

On May 11, 2020, the Company granted options to directors Paul A. Froning and Robert D. Barry to purchase 60,000 and 30,000 common shares, respectively, each at an exercise price of $2.50 per share.  The options vested immediately on the date of grant and terminate on May 11, 2025.

	Number of Options	Weighted Average Exercise Price	Weighted Average Contractual Term in Years
Outstanding at January 1, 2020	-	$-	-
Granted	90,000	$2.50	5.0
Exercised	-	-	-
Forfeited	-	-	-
Cancelled	-	-	-
Expired	-	-	-
Outstanding at June 30, 2020	90,000	$2.50	4.9
Exercisable at June 30, 2020	90,000	$2.50	4.9

As of June 30, 2020, vested outstanding stock options had no intrinsic value as the exercise price is greater than the estimated fair value of the underlying common stock.

The Company recognizes compensation expense for stock option awards on a straight-line basis over the applicable service period of the award. The service period is generally the vesting period. The following assumptions were used to calculate share-based compensation expense for the six months ended June 30, 2020:

Volatility	128.52%
Risk-free interest rate	0.36%
Dividend yield	0.0%
Expected term	5 years

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

Warrants

	Number	Weighted	Weighted	Intrinsic
	of Common	average	average	value
	Stock	exercise	life	of
	Warrants	price	(years)	Warrants
Outstanding, January 1, 2019	-	$-	-
Granted	200,000	1.25	5.00
Exercised	-	-	-
Canceled	-	-	-
Outstanding, December 31, 2019	200,000	1.25	4.26
Granted	200,000	1.25	5.00
Exercised	-	-	-
Canceled	-	-	-
Outstanding, June 30, 2020	400,000	$1.25	4.32	$808,000

Exercisable, June 30, 2020	400,000	$1.25	4.32	$808,000

On April 5, 2019, the Company issued a warrant to purchase 200,000 common shares to Leonite pursuant to the securities purchase agreement. On May 11, 2020, the Company issued another warrant to purchase 200,000 common shares to Leonite pursuant to an amendment to the securities purchase agreement. The warrants have a term of five years, an exercise price of $1.25 per share (subject to adjustment), and may be exercised on a cashless basis (see Note 13).

Accordingly, a portion of the proceeds was allocated to the warrant based on its relative fair value using the Black Scholes option-pricing model. The assumptions used in the Black-Scholes model are as follows: (i) dividend yield of 0%; (ii) expected volatility of 128.52%, (iii) weighted average risk-free interest rate of 0.36%, (iv) expected life of five years, and (v) estimated fair value of the common shares of $2.50 per share in the amount of $448,211 and recorded as part of the Loss on Extinguishment of Debt in the six months ended June 30, 2020.

The warrant also contains an ownership limitation. The Company shall not effect any exercise of the warrant, and Leonite shall not have the right to exercise any portion of the warrant, to the extent that after giving effect to issuance of common shares upon exercise the warrant, Leonite, together with its affiliates, and any other persons acting as a group together with Leonite or any of its affiliates, would beneficially own in excess of 4.99% of the number of common shares outstanding immediately after giving effect to the issuance of common shares issuable upon exercise of the warrant.  Upon no fewer than 61 days’ prior notice to the Company, Leonite may increase or decrease such beneficial ownership limitation provisions and any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.

On April 5, 2019, Goedeker, as borrower, and 1847 Goedeker entered into a loan and security agreement with Small Business Community Capital II, L.P. (“SBCC”) for a term loan in the principal amount of $1,500,000, pursuant to which Goedeker issued to SBCC a term note in the principal amount of up to $1,500,000 and a ten-year warrant to purchase shares of the most senior capital stock of Goedeker equal to 5.0% of the outstanding equity securities of Goedeker on a fully-diluted basis for an aggregate price equal to $100. At June 30, 2020 and December 31, 2019 the warrants were valued at $2,250,000 and $122,344, respectively.

In connection with the amendment, (i) the Company issued to Leonite another five-year warrant to purchase 200,000 common shares at an exercise price of $1.25 per share (subject to adjustment), which may be exercised on a cashless basis and (ii) upon closing of the Asien’s Acquisition, 1847 Asien issued to Leonite shares of common stock equal to a 5% interest in 1847 Asien. At June 30, 2020 the warrants were valued at $118,500.

Noncontrolling Interests

The Company owns 55.0% of 1847 Neese, 70% of 1847 Goedeker and 95% of 1847 Asien.  For financial interests in which the Company owns a controlling financial interest, the Company applies the provisions of ASC 810, which are applicable to reporting the equity and net income or loss attributable to noncontrolling interests. The results of 1847 Neese, 1847 Goedeker and 1847 Asien are included in the consolidated statement of income. The net loss attributable to the 45% non-controlling interest of 1847 Neese amount to $407,299 and $501,647 for the six months ended June 30, 2020 and 2019, respectively. The net loss attributable to the 30% non-controlling interest of 1847 Goedeker amounted to $1,590,584 for the six months ended June 30, 2020 and $195,822 for the period from April 5, 2019 (acquisition) to June 30, 2019. The net loss attributable to the 5% non-controlling interest of 1847 Asien amounted to $9,439 for the period from May 29, 2020 to June 30, 2020.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

NOTE 18—COMMITMENTS AND CONTINGENCIES

An office space has been leased on a month-by-month basis.

The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 19—SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Supplemental disclosures of cash flow information for the six months ended June 30, 2020 and 2019 were as follows:

	For the Six Months Ended June 30,
	2020	2019
Interest paid	$243,063	$423,539
Income tax paid	$-	$-

Business Combinations:
Current Assets	$1,734,663	$3,308,301
Property and equipment	$157,052	$207,604
Working capital adjustment receivable	$-	$553,643
Assumed liabilities	$(3,195,726)	$(4,668,977)
Goodwill	$1,720,726	$6,381,715
Net cash acquired in acquisition of Goedeker	$1,501,285	$1,285,214
Financing:
Due to seller (cash paid to seller day after closing)	$233,000	-
Term Loan	$-	$1,500,000
Debt discount financing costs	-	(178,000)
Warrant feature upon issuance of term loan	-	(229,244)
Term loan, net	$-	$1,092,756

Line of Credit	$-	$754,682
Debt discount on line of credit	-	(128,682)
Issuance of common shares on promissory note	-	(137,500)
Line of Credit, net	$-	$488,500

Promissory Notes	$855,000	$714,286
Promissory Note original issue and debt discount	-	(79,286)
Warrants issued in conjunction with notes payable		(292,673)
Promissory Note, net	$855,000	$342,327

9% Subordinated Promissory Note	$-	$4,700,000
Debt discount financing costs	-	(215,500)
9% Subordinated Promissory Note, net	$-	$4,484,500

Warrant liability	$-	$229,244
Common stock	415	-
Additional Paid in Capital	$829,585	$430,173

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

NOTE 20—SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to June 30, 2020 to the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements, except as set forth below.

Underwriting Agreement, Representative’s Warrants and Closing of IPO

On July 30, 2020, Goedeker entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity, a division of Fordham Financial Management, Inc., (the “Representative”), as representative of the underwriters set forth on Schedule 1 thereto (collectively, the “Underwriters”), relating to the IPO. Under the Underwriting Agreement, Goedeker agreed to sell 1,111,200 shares of common stock to the Underwriters, and also agreed to grant the Underwriters’ a 45-day over-allotment option to purchase an additional 166,577 shares of common stock, at a purchase price per share of $8.325 (the offering price to the public of $9.00 per share minus the underwriters’ discount).

Pursuant to the Underwriting Agreement, Goedeker also agreed to issue to the Representative and/or its affiliates warrants to purchase a number of shares of common stock equal in the aggregate to 5% of the total shares sold. The warrants will be exercisable at any time and from time to time, in whole or in part, beginning on January 26, 2021 until July 30, 2025, at a per share exercise price equal to $11.25 (125% of the public offering price per share).

On August 4, 2020, Goedeker sold 1,111,200 shares of its common stock to the Underwriters for total gross proceeds of $10,000,800. After deducting the underwriting commission and expenses, Goedeker received net proceeds of approximately $8,992,029. Goedeker also issued warrants for the purchase of 55,560 shares of common stock to affiliates of the Representative.

Repayment of Northpoint Loan

The Northpoint loan was terminated on May 18, 2020 and there is no outstanding balance as of June 30, 2020.

Repayment of Burnley Loan

On August 4, 2020, Goedeker used a portion of the proceeds from the IPO to repay the loan from Burnley (Note 9). The total payoff amount was $118,194, consisting of principal of $32,350 interest of $42 and prepayment, legal, and other fees of $85,802

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

Repayment of SBCC Loan

On August 4, 2020, Goedeker used a portion of the proceeds from the IPO to repay the loan from SBCC (Note 10). The total payoff amount was $1,122,412 consisting of principal of $1,066,640, interest of $11,773 and prepayment, legal, and other fees of $43,999.

Leonite Conversion and Repayment

On July 21, 2020, Leonite converted $50,000 of the outstanding balance of the secured convertible promissory note (Note 12) into 50,000 common shares of 1847 Holdings.

On August 4, 2020, Goedeker used a portion of the proceeds from the IPO to repay the secured convertible promissory note. The total payoff amount was $780,653, consisting of principal of $771,431 and interest of $9,222.

Payment on Subordinated Promissory Note

In accordance with the terms of the amended and restated note that became effective upon closing of the IPO on August 4, 2020 (Note 11), Goedeker used a portion of the proceeds from the IPO to pay $1,083,842 of the balance of the note.

Renewal of Home State Bank loan

As previously disclosed, Neese, a subsidiary of 1847 Holdings LLC, entered into a business loan agreement (the “Loan Agreement”) with Home State Bank (the “Lender”) on June 13, 2018 for a revolving line of credit, pursuant to which Neese issued a revolving promissory note to the Lender in the principal amount of $3,654,074 with an annual interest rate of 6.85% (the “Note”), which matured on July 20, 2020. Neese also entered into a commercial security agreement (the “Security Agreement”) with the Lender, pursuant to which the Note was secured by a security interest in certain assets of Neese.

On July 30, 2020, Neese entered into a change in terms agreement (the “Amendment”) with the Lender, pursuant to which: (i) the maturity date was extended to July 30, 2022; (ii) the interest rate was changed to 5.50%; (iii) Neese agreed to pay accrued interest in the amount of $95,970.42; (iv) Neese agreed to make payments of $30,000.00 beginning on September 30, 2020 and continuing thereafter on a monthly basis until maturity at which time a final interest payment is due; (v) Neese agreed to make a payment of $260,000.00 on December 30, 2020 and December 30, 2021; (vi) Neese agreed to make two new advances under the Note in the amounts $51,068.19 and $517,528.86 to repay in full Neese’s capital lease transactions due to Utica Leaseco LLC; (vii) Neese agreed to pay a loan fee of $17,500.00 at the time of signing the Amendment; and (viii) the Lender agreed to make a loan advance to checking for $17,500.00.

Except for the foregoing amendments, the terms of the Loan Agreement, the Note and the Security Agreement remain unchanged and in full force and effect.

Asien Promissory Note

On July 29, 2020, 1847 Asien executed a securities purchase agreement with the Wilhelmsen Family Trust, (the “Asien’s Seller”. Pursuant to the agreement, the Asien’s Seller sold to the 1847 Asien, 415,000 common shares of 1847 Holdings LLC at a purchase price of $2.50 per share. As consideration, 1847 Asien issued to the Asien’s Seller a two-year, 6% amortizing promissory note in the aggregate principal amount of $1,037,500.

One-half (50%) of the outstanding principal amount of this Note ($518,750) and all accrued interest thereon will be amortized on a two-year straight-line basis and is payable quarterly. The second-half (50%) of the outstanding principal amount of this Note ($518,750) with all accrued, but unpaid interest thereon is due on the second anniversary of the note, along with any other unpaid principal or accrued interest.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019

(UNAUDITED)

Arvest Promissory Note and Security Agreement

On July 19, 2020, Asien’s entered into a Promissory Note and Security Agreement with Arvest Bank dated July 10, 2020 (the “Arvest Loan Agreement”), pursuant to which Arvest Bank will provide to Asien’s a revolving loan for up to $400,000 (the “Arvest Loan”). The term of the Arvest Loan is one year. Interest will accrue on the Arvest Loan at a rate of 5.25%, subject to change in accordance with the Variable Rate (as defined in the Arvest Loan Agreement), the calculation for which is the U.S. Prime Rate plus 2%. Asien’s will pay accrued interest on the outstanding balance of the Arvest Loan in regular monthly payments beginning on August 10, 2020. A final payment of the entire unpaid outstanding principal and interest is due on July 10, 2021. Asien’s may prepay the Arvest Loan in full or in part at any time.

Pursuant to the terms of the Arvest Loan Agreement, Asien’s has granted to Arvest Bank a security interest in its inventory and equipment, accounts and other rights of payments, and general intangibles, as such terms are defined in the Uniform Commercial Code. The Arvest Loan Agreement contains customary events of default, including the occurrence of the following: (i) a failure to make a payment in full when due; (ii) insolvency or bankruptcy; (iii) a merger, dissolution, reorganization of Asien’s; (iv) a consolidation with, or the acquisition of substantially all of the assets of, another entity; and (v) a violation by Asien of any term, condition or covenant in the Arvest Loan Agreement. The Arvest Loan Agreement contains customary representations, warranties, and affirmative and negative covenants for a loan of this type.

1847 HOLDINGS LLC

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of 1847 Holdings LLC:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of 1847 Holdings LLC (“the Company”) as of December 31, 2019 and 2018, the related consolidated statements of operations, shareholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2019 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2017.

Salt Lake City, UT

March 30, 2020

1847 HOLDINGS LLC

CONSOLIDATED BALANCE SHEETS

	December 31, 2019	December 31, 2018
ASSETS
Current Assets
Cash	$238,760	$333,880
Accounts receivable, net	2,453,455	549,568
Vendor deposits	294,960	-
Inventories, net	1,615,432	487,690
Prepaid expenses and other current assets	1,123,486	145,978
TOTAL CURRENT ASSETS	5,726,093	1,517,116
Property and equipment, net	3,367,427	4,491,089
Operating lease right of use assets	2,565,835	-
Goodwill	4,998,182	22,166
Intangible assets, net	1,893,577	21,533
Deferred tax asset	635,503	-
Other assets	45,375	375
TOTAL ASSETS	$19,231,992	$6,052,279

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$4,017,630	$1,210,984
Floor plan payable	10,581	109,100
Current portion of operating lease liability	485,773	-
Advances, related party	181,333	174,333
Lines of credit	1,250,930	-
Note payable – related party	119,400	117,000
Notes payable – current portion	5,367,539	293,641
Uncertain tax liability	-	8,000
Warrant liability	122,344	-
Convertible promissory note – current portion	584,943	-
Customer deposits	4,164,296	-
Current portion of financing lease liability	358,584	299,157
TOTAL CURRENT LIABILITIES	16,663,353	2,212,215
Non-current notes-payable	-	3,262,434
Operating lease liability – long term, net of current portion	2,080,062	-
Notes payable – long term, net of current portion	3,256,469	1,025,000
Contingent note payable	49,248	-
Non-current deferred tax liability	-	364,601
Accrued expenses – long term, related party	905,780	451,857
Financing lease liability, net of current portion	275,874	763,239
TOTAL LIABILITIES	$23,230,786	$8,079,346
SHAREHOLDERS’ DEFICIT
Allocation shares, 1,000 shares issued and outstanding	1,000	1,000
Common Shares, 500,000,000 shares authorized, 3,165,625 and 3,115,625 shares issued and outstanding as of December 31, 2019 and 2018, respectively	3,165	3,115
Additional paid-in capital	442,014	11,891
Accumulated deficit	(4,402,043)	(2,155,084)
TOTAL SHAREHOLDERS’ DEFICIT	(3,955,864)	(2,139,078)
NONCONTROLLING INTERESTS	(42,930)	112,011
TOTAL SHAREHOLDERS’ DEFICIT	(3,998,794)	(2,027,067)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$19,231,992	$6,052,279

The accompanying notes are an integral part of these consolidated financial statements

1847 HOLDINGS LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2019	2018
REVENUES
Services	$4,201,414	$4,631,507
Sales of parts and equipment	2,178,611	2,702,340
Furniture and appliances	34,668,113	-
TOTAL REVENUE	41,048,138	7,333,847
OPERATING EXPENSES
Cost of sales	30,426,194	2,370,757
Personnel costs	5,137,946	2,269,059
Depreciation and amortization	1,623,908	1,441,898
Fuel	718,495	874,187
General and administrative	6,177,588	1,896,541
TOTAL OPERATING EXPENSES	44,084,131	8,852,442
LOSS FROM OPERATIONS	(3,035,993)	(1,518,595)
OTHER INCOME (EXPENSE)
Financing costs and loss on early extinguishment of debt	(552,561)	(536,491)
Gain on write-down of contingency	32,246	395,634
Interest expense	(1,206,991)	(562,629)
Change in warrant liability	106,900	-
Other income (expense)	15,010	(129,400)
Gain (loss) on sale of property and equipment	57,603	28,408
TOTAL OTHER INCOME (EXPENSE)	(1,547,793)	(804,478)
NET LOSS BEFORE INCOME TAXES	(4,583,786)	(2,323,073)
INCOME TAX EXPENSE (BENEFIT)	(1,202,363)	(781,200)
NET LOSS BEFORE NON-CONTROLLING INTERESTS	(3,381,423)	(1,541,873)
NON-CONTROLLING INTEREST	(1,134,464)	(546,513)
NET LOSS ATTRIBUTABLE TO 1847 HOLDINGS SHAREHOLDERS	$(2,246,959)	$(995,360)

Net Loss Per Common Share: Basic and diluted	$(1.07)	$(0.50)
Weighted-average number of common shares outstanding: Basic and diluted	3,152,349	3,115,625

The accompanying notes are an integral part of these consolidated financial statements

1847 HOLDINGS LLC

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ DEFICIT

	Common Shares		Allocation	Additional Paid-In	Accumulated	Non- Controlling	Shareholders’
	Shares	Amount	Shares	Capital	Deficit	Interest	Deficit
BALANCE – January 1, 2018	3,115,625	$3,115	$1,000	$11,891	$(1,159,724)	$658,524	$(485,194)
Net loss	-	-	-	-	(995,360)	(546,513)	(1,541,873)
BALANCE – December 31, 2018	3,115,625	$3,115	$1,000	$11,891	$(2,155,084)	$112,011	$(2,027,067)
Non-controlling interest granted in the acquisition of Goedeker	-	-	-	-	-	979,523	979,523
Common shares and warrants issued in connection with convertible note payable	50,000	50	-	430,123	-	-	430,173
Net loss	-	-	-	-	(2,246,959)	(1,134,464)	(3,381,423)
BALANCE – December 31, 2019	3,165,625	$3,165	$1,000	$442,014	$(4,402,043)	$(42,930)	$(3,998,794)

The accompanying notes are an integral part of these consolidated financial statements

1847 HOLDINGS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2019	2018
OPERATING ACTIVITIES
Net loss	$(3,381,423)	$(1,541,873)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on sale of property and equipment	(57,603)	(28,408)
Depreciation and amortization	1,623,908	1,441,898
Amortization of financing costs	-	29,239
Gain on write-down of contingency	(32,246)	(395,634)
Write-down of assets	-	129,400
Loss on extinguishment of debt	-	536,534
Amortization of debt discounts	605,272	42,506
Amortization of operating lease right-of-use assets	358,322	-
Change in warrant liability	(106,900)	-

Changes in operating assets and liabilities:
Accounts receivable	(1,447,705)	(239,205)
Vendor deposits	(294,960)	-
Inventory	723,509	240,353
Prepaid expenses and other assets	148,272	(28,184)
Accounts payable and accrued expenses	(1,012,225)	433,739
Operating lease liability	(358,322)	-
Customer deposits	1,855,989	-
Deferred taxes and uncertain tax position	(1,008,104)	(742,000)
Due to related parties	7,000	(5,370)
Accrued expense long-term	453,923
Net cash used in operating activities	(1,923,293)	(127,005)
INVESTING ACTIVITIES
Proceeds from the sale of property and equipment	143,711	320,775
Purchase of equipment	(191,032)	(10,807)
Net cash provided by investing activities	(47,321)	309,968
FINANCING ACTIVITIES
Proceeds from short-term borrowings	-	463,137
Proceeds from convertible note payable	650,000	-
Proceeds from notes payable	1,527,000	16,297
Repayments of notes payable	(661,259)	(75,534)
Repayment of floor plan	(98,519)
Proceeds from note payable – related party	2,400	117,000
Proceeds (repayment) from lines of credit, net	1,339,430	(275,000)
Repayment of capital lease	(524,058)	-
Financing costs and early extinguishment of debt	(359,500)	(596,405)
Net cash provided by (used in) financing activities	1,875,494	(350,505)
NET CHANGE IN CASH	(95,120)	(167,542)
CASH
Beginning of period	333,880	501,422
End of period	$238,760	$333,880

The accompanying notes are an integral part of these consolidated financial statements

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 1—ORGANIZATION AND NATURE OF BUSINESS

1847 Holdings LLC (the “Company”) was formed under the laws of the State of Delaware on January 22, 2013. The Company is in the business of acquiring small businesses in a variety of different industries.

On March 3, 2017, the Company’s wholly-owned subsidiary 1847 Neese Inc., a Delaware corporation (“1847 Neese”), entered into a stock purchase agreement with Neese, Inc., an Iowa corporation (“Neese”), and Alan Neese and Katherine Neese, pursuant to which 1847 Neese acquired all of the issued and outstanding capital stock of Neese. As a result of this transaction, the Company owns 55% of 1847 Neese, with the remaining 45% held by the sellers.

On January 10, 2019, the Company established 1847 Goedeker Inc. (“Goedeker”) as a wholly-owned subsidiary in the State of Delaware in connection with the proposed acquisition of assets from Goedeker Television Co., Inc., a Missouri corporation (“Goedeker Television”), described below. On March 20, 2019, the Company established 1847 Goedeker Holdco Inc. (“1847 Goedeker”) as a wholly-owned subsidiary in the State of Delaware and subsequently transferred all of its shares in Goedeker to 1847 Goedeker, such that Goedeker became a wholly-owned subsidiary of 1847 Goedeker.

On January 18, 2019, Goedeker entered into an asset purchase agreement with Goedeker Television and Steve Goedeker and Mike Goedeker, pursuant to which, on April 5, 2019, Goedeker acquired substantially all of the assets of Goedeker Television used in its retail appliance and furniture business (see Note 9). As a result of this transaction, the Company owns 70% of 1847 Goedeker, with the remaining 30% held by third-parties. (See Note 17).

The consolidated financial statements include the accounts of the Company and its consolidated subsidiaries, 1847 Neese, Neese, 1847 Goedeker and Goedeker. All significant intercompany balances and transactions have been eliminated in consolidation.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and GAAP. The Company has adopted a calendar year end.

Stock Splits

On January 22, 2018, the Company completed a 1-for-5 reverse split of its outstanding common shares. As a result of this stock split, the Company’s issued and outstanding common shares decreased from 3,115,500 to 623,125 shares.

On May 10, 2018, the Company completed a 5-for-1 forward stock split of its outstanding common shares. As a result of this stock split, the Company’s issued and outstanding common shares increased from 623,125 to 3,115,625 shares.

Accordingly, all share and per share information has been restated to retroactively show the effect of these stock splits.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Segment Reporting

The Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 280, Segment Reporting, requires that an enterprise report selected information about reportable segments in its financial reports issued to its stockholders. Beginning with the second quarter of 2019, the Company changed its operating and reportable segments from one segment to two segments: the Land Management Segment, which is operated by Neese, and the Retail and Appliances Segment, which is operated by Goedeker.

The Land Management Segment will be responsible for the activities that provide professional services on waste disposal and land application services based in Grand Junction, Iowa.

The Retail and Appliances Segment will be responsible for the activities in e-commerce destination for home furnishings, including appliances, furniture, bath and kitchen fixtures, décor, lighting and home goods based in St. Louis, Missouri.

The Company provides general corporate services to its segments; however, these services are not considered when making operating decisions and assessing segment performance. These services are reported under “Holding Company” below and these include costs associated with executive management, financing activities and public company compliance.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain Statements of Operations reclassifications have been made in the presentation of the Company’s prior financial statements and accompanying notes to conform to the presentation as of and for the year ended December 31, 2019. The Company reclassified certain operating expense accounts in the Consolidated Statement of Operations. The reclassification had no impact on financial position, net income, or shareholder’s equity.

Revenue Recognition and Cost of Revenue

On January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition. This ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer purchase orders, including significant judgments. The Company’s adoption of this ASU resulted in no change to the Company’s results of operations or balance sheet.

Land Management Segment

Neese’s payment terms are due on demand from acceptance of delivery. Neese does not incur incremental costs obtaining purchase orders from customers, however, if Neese did, because all of Neese’s contracts are less than a year in duration, any contract costs incurred would be expensed rather than capitalized.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

The revenue that Neese recognizes arises from orders it receives from customers. Neese’s performance obligations under the customer orders correspond to each service delivery or sale of equipment that Neese makes to customers under the purchase orders; as a result, each purchase order generally contains only one performance obligation based on the service or equipment sale to be completed. Control of the delivery transfers to customers when the customer is able to direct the use of, and obtain substantially all of the benefits from, Neese’s products, which generally occurs at the later of when the customer obtains title to the equipment or when the customer assumes risk of loss. The transfer of control generally occurs at a point of delivery. Once this occurs, Neese has satisfied its performance obligation and Neese recognizes revenue.

Neese also sells equipment by posting it on auction sites specializing in farm equipment. Neese posts the equipment for sale on a “magazine” site for several weeks before the auction. When Neese decides to sell, it moves the equipment to the auction site. The auctions are one day. If Neese accepts a bid, the customer pays the bid price and arranges for pick-up of the equipment.

Transaction Price ‒ Neese agrees with customers on the selling price of each transaction. This transaction price is generally based on the agreed upon service fee. In Neese’s contracts with customers, it allocates the entire transaction price to the service fee to the customer, which is the basis for the determination of the relative standalone selling price allocated to each performance obligation. Any sales tax, value added tax, and other tax Neese collects concurrently with revenue-producing activities are excluded from revenue.

If Neese continued to apply legacy revenue recognition guidance for the year ended December 31, 2019, revenues, gross margin, and net loss would not have changed.

Substantially all of Neese’s sales are to businesses, including farmers or municipalities and very little to individuals.

Disaggregated Revenue ‒ Neese disaggregates revenue from contracts with customers by contract type, as it believes it best depicts how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

Neese’s revenue by contract type is as follows:

	Year Ended December 31,
	2019	2018
Revenues
Trucking	$1,579,660	$2,060,992
Waste hauling and pumping	1,901,314	1,844,053
Repairs	377,004	413,210
Other	343,436	313,252
Total services	4,201,414	4,631,057
Sales of parts and equipment	2,178,611	2,702,340
Total revenue	$6,380,025	$7,333,847

Performance Obligations ‒ Performance obligations for the different types of services are discussed below:

●	Trucking ‒ Revenues for time and material contracts are recognized when the merchandise or commodity is delivered to the destination specified in the agreement with the customer.

●	Waste Hauling and pumping ‒ Revenues for waste hauling and pumping is recognized when the hauling, pumping, and spreading are complete.

●	Repairs ‒ Revenues for repairs are recognized upon completion of equipment serviced.

●	Sales of parts and equipment ‒ Revenues for the sale of parts and equipment are recognized upon the transfer and acceptance by the customer.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Accounts Receivable, Net ‒ Accounts receivable, net, are amounts due from customers where there is an unconditional right to consideration. Unbilled receivables of $121,989 and $139,766 are included in this balance at December 31, 2019 and 2018, respectively. The payment of consideration related to these unbilled receivables is subject only to the passage of time.

Neese reviews accounts receivable on a periodic basis to determine if any receivables will potentially be uncollectible. Estimates are used to determine the amount of the allowance for doubtful accounts necessary to reduce accounts receivable to its estimated net realizable value. The estimates are based on an analysis of past due receivables, historical bad debt trends, current economic conditions, and customer specific information. After Neese has exhausted all collection efforts, the outstanding receivable balance relating to services provided is written off against the allowance. Additions to the provision for bad debt are charged to expense.

Neese determined that an allowance for loss of $29,001 was required at December 31, 2019 and 2018.

Retail and Appliances Segment

Goedeker collects the full sales price from the customer at the time the order is placed. Goedeker does not incur incremental costs obtaining purchase orders from customers, however, if Goedeker did, because all Goedeker’s contracts are less than a year in duration, any contract costs incurred would be expensed rather than capitalized.

The revenue that Goedeker recognizes arises from orders it receives from customers. Goedeker’s performance obligations under the customer orders correspond to each sale of merchandise that it makes to customers under the purchase orders; as a result, each purchase order generally contains only one performance obligation based on the merchandise sale to be completed. Control of the delivery transfers to customers when the customer can direct the use of, and obtain substantially all the benefits from, Goedeker’s products, which generally occurs when the customer assumes the risk of loss. The transfer of control generally occurs at the point of shipment. Once this occurs, Goedeker has satisfied its performance obligation and Goedeker recognizes revenue. Revenue from the sale of long-term service warranties are recognized net of costs to sell the contracts to the third-party warranty service company.

Transaction Price ‒ Goedeker agrees with customers on the selling price of each transaction. This transaction price is generally based on the agreed upon sales price. In Goedeker’s contracts with customers, it allocates the entire transaction price to the sales price, which is the basis for the determination of the relative standalone selling price allocated to each performance obligation. Any sales tax, value added tax, and other tax Goedeker collects concurrently with revenue-producing activities are excluded from revenue.

If Goedeker continued to apply legacy revenue recognition guidance for the three and year ended December 31, 2019, revenues, gross margin, and net loss would not have changed.

Cost of revenue includes the cost of purchased merchandise plus the cost of delivering merchandise and where applicable installation, net of promotional rebates and other incentives received from vendors.

Substantially all Goedeker’s sales are to individual retail consumers.

Disaggregated Revenue ‒ Goedeker disaggregates revenue from contracts with customers by contract type, as it believes it best depicts how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

Goedeker’s revenue by sales type is as follows:

	Year Ended December 31,
	2019	2018
Appliance sales	$29,254,413	$-
Furniture sales	4,814,931	-
Other sales	598,769	-
Total revenue	$34,668,113	$-

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Performance Obligations – Goedeker’s performance obligations include delivery of products and, in some instances, performance of services such as installation. Revenue for the sale of merchandise is recognized upon shipment to the customer; or in some instances, upon delivery and installation of the product which typically occur simultaneously.

Receivables

Receivables consist of credit card transactions in the process of settlement. Vendor rebates receivable represent amounts due from manufactures from whom the Company purchases products. Rebates receivable are stated at the amount that management expects to collect from manufacturers, net of accounts payable amounts due the vendor. Rebates are calculated on product and model sales programs from specific vendors. The rebates are paid at intermittent periods either in cash or through issuance of vendor credit memos, which can be applied against vendor accounts payable. Based on the Company’s assessment of the credit history with its manufacturers, it has concluded that there should be no allowance for uncollectible accounts. The Company historically collects substantially all of its outstanding rebates receivables. Uncollectible balances are expensed in the period it is determined to be uncollectible.

Allowance for Credit Losses

Provisions for credit losses are charged to income as losses are estimated to have occurred and in amounts sufficient to maintain an allowance for credit losses at an adequate level to provide for future losses on the Company’s accounts receivable. The Company charges credit losses against the allowance and credits subsequent recoveries, if any, to the allowance. Historical loss experience and contractual delinquency of accounts receivables, and management’s judgment are factors used in assessing the overall adequacy of the allowance and the resulting provision for credit losses. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions or portfolio performance. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revisions as more information becomes available.

The allowance for credit losses consists of general and specific components. The general component of the allowance estimates credit losses for groups of accounts receivable on a collective basis and relates to probable incurred losses of unimpaired accounts receivables. The Company records a general allowance for credit losses that includes forecasted future credit losses.

Inventory

Inventory consists of finished products acquired for resale and is valued at the lower-of-cost-or-market with cost determined on a specific item basis for the Neese and of finished products acquired for resale and is valued at the low-of-cost-or-market with cost determined on an average item basis for Goedeker. The Company periodically evaluates the value of items in inventory and provides write-downs to inventory based on its estimate of market conditions. The Company estimated an obsolescence allowance of $425,000 and $0 at December 31, 2019 and 2018, respectively.

Property and Equipment

Property and equipment is stated at cost. Depreciation of furniture, vehicles and equipment is calculated using the straight-line method over the estimated useful lives as follows:

Useful Life (Years)
Building and Improvements	4
Machinery and Equipment	3-7
Tractors	3-7
Trucks and Vehicles	3-6

Goodwill and Intangible Assets

In applying the acquisition method of accounting, amounts assigned to identifiable assets and liabilities acquired were based on estimated fair values as of the date of acquisition, with the remainder recorded as goodwill. Identifiable intangible assets are initially valued at fair value using generally accepted valuation methods appropriate for the type of intangible asset. Identifiable intangible assets with definite lives are amortized over their estimated useful lives and are reviewed for impairment if indicators of impairment arise. Intangible assets with indefinite lives are tested for impairment within one year of acquisitions or annually as of December 1, and whenever indicators of impairment exist. The fair value of intangible assets are compared with their carrying values, and an impairment loss would be recognized for the amount by which a carrying amount exceeds its fair value.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Acquired identifiable intangible assets are amortized over the following periods:

Acquired intangible Asset	Amortization Basis	Expected Life (years)
Customer-Related	Straight-line basis	5-15
Marketing-Related	Straight-line basis	5

Long-Lived Assets

The Company reviews its property and equipment and any identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The test for impairment is required to be performed by management at least annually. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted operating cash flow expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholders. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Derivative Instrument Liability

The Company accounts for derivative instruments in accordance with ASC 815, Derivatives and Hedging, which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other financial instruments or contracts, and requires recognition of all derivatives on the balance sheet at fair value, regardless of hedging relationship designation. Accounting for changes in fair value of the derivative instruments depends on whether the derivatives qualify as hedge relationships and the types of relationships designated are based on the exposures hedged. At December 31, 2019, the Company classified a warrant issued in conjunction with a term loan as a derivative instrument. (see Note 11).

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. As the Company had a net loss for the year ended December 31, 2019, the following 895,565 potentially dilutive securities were excluded from diluted loss per share: 200,000 for outstanding warrants and 695,565 related to the convertible note payable and accrued interest. There are no such common share equivalents outstanding as of December 31, 2018.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Going Concern Assessment

Management assesses going concern uncertainty in the Company’s consolidated financial statements to determine whether there is sufficient cash on hand and working capital, including available borrowings on loans, to operate for a period of at least one year from the date the consolidated financial statements are issued or available to be issued, which is referred to as the “look-forward period”, as defined in GAAP. As part of this assessment, based on conditions that are known and reasonably knowable to management, management will consider various scenarios, forecasts, projections, estimates and will make certain key assumptions, including the timing and nature of projected cash expenditures or programs, its ability to delay or curtail expenditures or programs and its ability to raise additional capital, if necessary, among other factors. Based on this assessment, as necessary or applicable, management makes certain assumptions around implementing curtailments or delays in the nature and timing of programs and expenditures to the extent it deems probable those implementations can be achieved and management has the proper authority to execute them within the look-forward period.

The Company has generated losses since its inception and has relied on cash on hand, external bank lines of credit, issuance of third party and related party debt and the sale of a note to support cashflow from operations. As of and for the year ended December 31, 2019, the Company had a net loss attributable to 1847 Holdings’ shareholders of $2,246,959, and net cash used in operations of $1,923,293.

For the year ended December 31, 2019, the Company incurred operating losses of $3,381,000 (before deducting losses attributable to non-controlling interests) and incurred negative cash flows from operations of $1,923,293 and negative working capital of $10,937,260. Losses from operations include approximately $673,000 of expenses incurred in connection with the acquisition of the assets of Goedeker Television on April 5, 2019. Also, management believes the Company is owed $809,000 related to a working capital adjustment, which is disputed by Goedeker Television. This matter is being pursued through a legal process (See Note 9). In addition to the estimates of funds available from operations, the Company has unpledged assets that it believes could provide for $474,000 of additional borrowings.

Management has prepared estimates of operations for fiscal year 2020 and believes that sufficient funds will be generated from operations to fund its operations, and to service its debt obligations for one year from the date of the filing of the consolidated financial statements in the Company’s Annual Report on Form 10-K, indicate improved operations and the Company’s ability to continue operations as a going concern.

The impact of COVID-19 on the Company’s business has been considered in these assumptions; however, it is too early to know the full impact of COVID-19 or its timing on a return to more normal operations. Further, the recently enacted stimulus bill provides for economic assistance loans through the United States Small Business Administration. The Company is actively pursuing the possibility of obtaining such loans.

The accompanying consolidated financial statements have been prepared on a going concern basis under which the Company is expected to be able to realize its assets and satisfy its liabilities in the normal course of business.

Management believes that based on relevant conditions and events that are known and reasonably knowable that its forecasts. The Company has contingency plans to reduce or defer expenses and cash outlays should operations not improve in the look forward period.

Recent Accounting Pronouncements

Not Yet Adopted

In January 2017, the FASB issued ASU No. 2017-04, Intangibles - Goodwill and Other: Simplifying the Test for Goodwill Impairment. To simplify the subsequent measurement of goodwill, the update requires only a single-step quantitative test to identify and measure impairment based on the excess of a reporting unit’s carrying amount over its fair value. A qualitative assessment may still be completed first for an entity to determine if a quantitative impairment test is necessary. The update is effective for fiscal year 2021 and is to be adopted on a prospective basis. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company will test goodwill for impairment within one year of the acquisition or annually as of December 1, and whenever indicators of impairment exist.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

In June 2016, the FASB issued ASU 2016-13 Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. ASU 2016-13 is effective for annual reporting periods, and interim periods within those years beginning after December 15, 2019. The Company is currently in the process of evaluating the impact of the adoption of ASU 2016-13 on its consolidated financial statements.

Recently Adopted

In February 2016, the FASB issued ASU 2016-02, Leases. This ASU is a comprehensive new leases standard that amends various aspects of existing guidance for leases and requires additional disclosures about leasing arrangements. It will require companies to recognize lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. Topic 842 retains a distinction between finance leases and operating leases. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous leases guidance. The ASU is effective for annual periods beginning after December 15, 2018, including interim periods within those fiscal years; and earlier adoption is permitted. In the financial statements in which the ASU is first applied, leases shall be measured and recognized at the beginning of the earliest comparative period presented with an adjustment to equity. Practical expedients are available for election as a package and if applied consistently to all leases. As part of its adoption, the Company elected the following practical expedients: the Company has not reassessed whether any expired or existing contracts are or contain leases, the Company has not reassessed lease classification for any expired or existing leases; the Company has not reassessed initial direct costs for any existing leases; and the Company has not separated lease and non-lease components. The adoption of the standard did not have a material impact on the Company’s consolidated financial statements and related disclosures. The comparative periods have not been restated for the adoption of ASU 2016-02.

NOTE 3 – BUSINESS SEGMENTS

Summarized financial information concerning the Company’s reportable segments is presented below:

	For the Year Ended December 31, 2019				For the Year Ended December 31, 2018
	Land Management Services	Retail & Appliances	Corporate Services	Total	Land Management Services	Retail & Appliances	Corporate Services	Total
Revenue
Services	$4,201,414	$-	$-	$4,201,414	$4,631,507	$-	$-	$4,631,507
Sales of parts and equipment	2,178,611	-	-	2,178,611	2,702,340	-	-	2,702,340
Furniture and appliances revenue	-	34,668,113	-	34,668,113	-	-	-	-
Total Revenue	6,380,025	34,668,113	-	41,048,138	7,333,847	-	-	7,333,847

Total cost of sales	1,830,067	28,596,127	-	30,426,194	2,370,757	-	-	2,370,757
Total operating expenses	5,707,272	7,789,224	161,441	13,657,937	6,161,835	-	319,850	6,481,685
Loss from operations	$(1,157,314)	$(1,717,238)	$(161,441)	$(3,035,993)	$(1,198,745)	$-	$(319,850)	$(1,518,595)

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 4—RECEIVABLES

At December 31, 2019 and 2018, receivables consisted of the following:

	December 31, 2019	December 31, 2018
Credit card payments in process of settlement	$406,838	$-
Vendor rebates receivable	1,380,369	-
Trade receivables from customers	695,249	578,569
Total receivables	2,482,456	578,569
Allowance for doubtful accounts	(29,001)	(29,001)
Accounts receivable, net	$2,453,455	$549,568

NOTE 5—INVENTORIES

At December 31, 2019 and 2018, the inventory balances are composed of:

	December 31, 2019	December 31, 2018
Machinery and Equipment	$119,444	$427,551
Parts	142,443	159,685
Appliances	1,562,359	-
Furniture	189,376	-
Other	53,356	-
Subtotal	2,066,978	587,236
Allowance for inventory obsolescence	(451,546)	(99,546)
Inventories, net	$1,615,432	$487,690

Inventory and accounts receivable are pledged to secure a loan from Burnley, SBCC and Home State Bank described and defined in the notes below.

NOTE 6—DEPOSITS WITH VENDORS

Deposits with vendors represent cash on deposit with one vendor arising from accumulated rebates paid by the vendor. The deposits are used by the vendor to seek to secure the Company’s purchases. The deposit can be withdrawn at any time up to the amount of the Company’s credit line with the vendor. Alternatively, the Company could secure their credit line with a floor plan line from a lender and withdraw all its deposits. The Company has elected to leave the deposits with the vendor on which it earns interest income. As of December 31, 2019 and 2018, deposits with vendors totaled $294,960 and $-0-, respectively.

NOTE 7—PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2019 and 2018:

Classification	December 31, 2019	December 31, 2018
Buildings and improvements	$5,338	$5,338
Equipment and machinery	3,120,498	2,943,490
Tractors	2,694,888	2,834,888
Trucks and other vehicles	1,138,304	1,147,304
Leasehold improvements	117,626	-
Total	7,076,654	6,931,020
Less: Accumulated depreciation	(3,709,227)	(2,439,931)
Property and equipment, net	$3,367,427	$4,491,089

Depreciation expense for the years ended December 31, 2019 and 2018 was $1,378,952 and $1,435,098, respectively.

All property and equipment are pledged to secure loans from Burnley, SBCC and Home State Bank as described and defined in the notes below.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 8—INTANGIBLE ASSETS

The following provides a breakdown of identifiable intangible assets as of December 31, 2019 and 2018:

	December 31, 2019	December 31, 2018
Customer Relationships
Identifiable intangible assets, gross	$783,000	$34,000
Accumulated amortization	(56,023)	(12,467)
Customer relationship identifiable intangible assets, net	726,977	21,533
Marketing Related
Identifiable intangible assets, gross	1,368,000	-
Accumulated amortization	(201,400)	-
Marketing related identifiable intangible assets, net	1,166,600	-
Total Identifiable intangible assets, net	$1,893,577	$21,533

In connection with the acquisitions of Goedeker and Neese, the Company identified intangible assets of $2,151,000 and $34,000, respectively, representing trade names and customer relationships. These assets are being amortized on a straight-line basis over their weighted average estimated useful life of 4.6 years and amortization expense amounted to $244,956 and $6,800 for the years ended December 31, 2019 and 2018, respectively.

As of December 31, 2019, the estimated annual amortization expense for each of the next five fiscal years is as follows:

2020	$330,332
2021	330,332
2022	324,665
2023	323,532
2024	584,716
Total	$1,893,577

NOTE 9—ACQUISITION

On January 18, 2019, Goedeker entered into an asset purchase agreement with Goedeker Television and Steve Goedeker and Mike Goedeker (the “Stockholders”), pursuant to which Goedeker agreed to acquire substantially all of the assets of Goedeker Television used in its retail appliance and furniture business (the “Goedeker Business”).

On April 5, 2019, Goedeker, 1847 Goedeker, and the Stockholders entered into an amendment to the asset purchase agreement and closing of the acquisition of substantially all of the assets of Goedeker Television used in the Goedeker Business was completed (the “Acquisition”). The acquisition provided an addition to the Company’s objective of a diversified portfolio of acquisitions.

The aggregate purchase price was $6,200,000 consisting of: (i) $1,500,000 in cash, subject to adjustment; (ii) the issuance of a promissory note in the principal amount of $4,100,000; and (iii) up to $600,000 in earn out payments (as described below). As additional consideration, 1847 Goedeker agreed to issue to each of the Stockholders a number of shares of its common stock equal to a 11.25% non-dilutable interest (22.5% total) in all of the issued and outstanding stock of 1847 Goedeker as of the closing date.

The asset purchase agreement provided for an adjustment to the purchase price based on the difference between actual working capital at closing and the seller’s preliminary estimate of closing date working capital.  In accordance with the asset purchase agreement, an independent CPA firm was retained by Goedeker and the seller to resolve differences in the working capital amounts.  The report issued by that CPA firm determined that the sellers owed Goedeker $809,000, which to date the seller has not paid.  The $809,000 is included in other assets in the accompanying balance sheet as of December 31, 2019.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Goedeker Television is also entitled to receive the following earn out payments to the extent the Goedeker Business achieves the applicable EBITDA (as defined in the asset purchase agreement) targets:

1.	An earn out payment of $200,000 if the EBITDA of the Goedeker Business for the trailing twelve (12) month period from the closing date is $2,500,000 or greater;

2.	An earn out payment of $200,000 if the EBITDA of the Goedeker Business for the trailing twelve (12) month period from the first anniversary of closing date is $2,500,000 or greater; and

3.	An earn out payment of $200,000 if the EBITDA of the Goedeker Business for the trailing twelve (12) month period from the second anniversary of the closing date is $2,500,000 or greater.

To the extent the EBITDA of the Goedeker Business for any applicable period is less than $2,500,000 but greater than $1,500,000, Goedeker must pay a partial earn out payment to Goedeker Television in an amount equal to the product determined by multiplying (i) the EBITDA Achievement Percentage by (ii) the applicable earn out payment for such period, where the “Achievement Percentage” is the percentage determined by dividing (A) the amount of (i) the EBITDA of the Goedeker Business for the applicable period less (ii) $1,500,000, by (B) $1,000,000. For avoidance of doubt, no partial earn out payments shall be earned or paid to the extent the EBITDA of the Goedeker Business for any applicable period is equal or less than $1,500,000.

To the extent Goedeker Television is entitled to all or a portion of an earn out payment, the applicable earn out payment(s) (or portion thereof) shall be paid on the date that is three (3) years from the closing date, and shall accrue interest from the date on which it is determined Goedeker Television is entitled to such earn out payment (or portion thereof) at a rate equal to five percent (5%) per annum, computed on the basis of a 360 day year for the actual number of days elapsed.

The rights of Goedeker Television to receive any earn out payment are subordinate to the rights of Burnley and SBCC under separate subordination agreements that Goedeker Television entered into with them on April 5, 2019 in connection with the Acquisition (see Notes 10 and 11). The Company determined the fair value of the earnout on the date of acquisition was $81,494. Such amount was recorded as a contingent consideration liability within the accounts payable and accrued expense line item on the consolidated balance sheet and is revalued to fair value each reporting period until settled. The year 1 contingent liability of $32,246 was written-off in the year ending December 31, 2019 as the target was not met and the balance of the liability at December 31, 2019 is $49,248.

The provisional fair value of the purchase consideration issued to Goedeker Television was allocated to the net tangible assets acquired. The Company accounted for the Acquisition as the purchase of a business under GAAP under the acquisition method of accounting, and the assets and liabilities acquired were recorded as of the acquisition date, at their respective fair values and consolidated with those of the Company. The fair value of the net liabilities assumed was approximately $492,601. The excess of the aggregate fair value of the net tangible assets has been allocated to goodwill.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

The Company is currently in the process of completing the preliminary purchase price allocation as an acquisition of certain assets. The final purchase price allocation for Goedeker will be included in the Company’s financial statements in future periods. The table below shows preliminary analysis for the Goedeker asset purchase:

Provisional Purchase Consideration at preliminary fair value:
Note payable, net of $462,102 debt discount and $215,500 of capitalized financing costs	$3,422,398
Contingent note payable	81,494
Non-controlling interest	979,523
Amount of consideration	$4,483,415
Assets acquired and liabilities assumed at preliminary fair value
Cash	$-
Accounts receivable	456,182
Inventories	1,851,251
Working capital adjustment receivable and other assets	1,104,863
Property and equipment	216,286
Customer related intangibles	749,000
Marketing related intangibles	1,368,000
Accounts payable and accrued expenses	(3,929,876)
Customer deposits	(2,308,307)
Other liabilities	-
Net tangible assets acquired (liabilities assumed)	$(492,601)

Total net assets acquired (liabilities assumed)	$(492,601)
Consideration paid	4,483,415
Preliminary Goodwill	$4,976,016

The following presents the pro-forma combined results of operations of the Company as if the Acquisition was completed on January 1, 2018 (before non-controlling interest).

	For the Years Ended December 31,
	2019	2018
Revenues, net	$53,995,037	$63,641,807
Net income (loss) allocable to common shareholders	$(3,189,209)	$1,010,018
Net loss per share	$(1.01)	$0.32
Weighted average number of shares outstanding	3,165,625	3,165,625

The unaudited pro forma results of operations are presented for information purposes only. The unaudited pro-forma results of operations are not intended to present actual results that would have been attained had the Acquisition been completed as of January 1, 2018 or to project potential operating results as of any future date or for any future periods. The revenue and net loss before non-controlling interest of Goedeker since April 5, 2019 acquisition date through December 31, 2019 included in the consolidated income statement amounted to approximately $34,668,113 and $2,878,700, respectively.

The estimated useful life remaining on the property and equipment acquired is 4 to 5 years.

NOTE 10—LINES OF CREDIT

Burnley Capital LLC

On April 5, 2019, Goedeker, as borrower, and 1847 Goedeker entered into a loan and security agreement with Burnley Capital LLC (“Burnley”) for revolving loans in an aggregate principal amount that will not exceed the lesser of (i) the borrowing base or (ii) $1,500,000 (provided that such amount may be increased to $3,000,000 in Burnley’s sole discretion) minus reserves established Burnley at any time in accordance with the loan and security agreement. The “borrowing base” means an amount equal to the sum of the following: (i) the product of 85% multiplied by the liquidation value of Goedeker’s inventory (net of all liquidation costs) identified in the most recent inventory appraisal by an appraiser acceptable to Burnley (ii) multiplied by Goedeker’s eligible inventory (as defined in the loan and security agreement), valued at the lower of cost or market value, determined on a first-in-first-out basis. In connection with the closing of the Acquisition on April 5, 2019, Goedeker borrowed $744,000 under the loan and security agreement and issued a revolving note to Burnley in the principal amount of up to $1,500,000. There is no available borrowing base and the balance of the line of credit amounts to $571,997 as of December 31, 2019, comprised of principal of $660,497 and net of unamortized debt discount of $88,500.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

The revolving note matures on April 5, 2022, provided that at Burnley’s sole and absolute discretion, it may agree to extend the maturity date for two successive terms of one year each. The revolving note bears interest at a per annum rate equal to the greater of (i) the LIBOR Rate (as defined in the loan and security agreement) plus 6.00% or (ii) 8.50%; provided that upon an event of default (as defined below) all loans, all past due interest and all fees shall bear interest at a per annum rate equal to the foregoing rate plus 3.00%. Goedeker shall pay interest accrued on the revolving note in arrears on the last day of each month commencing on April 30, 2019.

Goedeker may at any time and from time to time prepay the revolving note in whole or in part. If at any time the outstanding principal balance on the revolving note exceeds the lesser of (i) the difference of the total loan amount minus any reserves and (ii) the borrowing base, then Goedeker shall immediately prepay the revolving note in an aggregate amount equal to such excess. In addition, in the event and on each occasion that any net proceeds (as defined in the loan and security agreement) are received by or on behalf of Goedeker or 1847 Goedeker in respect of any prepayment event following the occurrence and during the continuance of an event of default, Goedeker shall, immediately after such net proceeds are received, prepay the revolving note in an aggregate amount equal to 100% of such net proceeds. A “prepayment event” means (i) any sale, transfer, merger, liquidation or other disposition (including pursuant to a sale and leaseback transaction) of any property of Goedeker or 1847 Goedeker; (ii) a change of control (as defined in the loan and security agreement); (iii) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property of Goedeker or 1847 Goedeker with a fair value immediately prior to such event equal to or greater than $25,000; (iv) the issuance by Goedeker of any capital stock or the receipt by Goedeker of any capital contribution; or (v) the incurrence by Goedeker or 1847 Goedeker of any indebtedness (as defined in the loan and security agreement), other than indebtedness permitted under the loan and security agreement.

Under the loan and security agreement, Goedeker is required to pay a number of fees to Burnley, including the following:

●	a commitment fee during the period from closing to the earlier of the maturity date or termination of Burnley’s commitment to make loans under the loan and security agreement, which shall accrue at the rate of 0.50% per annum on the average daily difference of the total loan amount then in effect minus the sum of the outstanding principal balance of the revolving note, which such accrued commitment fees are due and payable in arrears on the first day of each calendar month and on the date on which Burnley’s commitment to make loans under the loan and security agreement terminates, commencing on the first such date to occur after the closing date;

●	an annual loan facility fee equal to 0.75% of the revolving commitment (i.e., the maximum amount that Goedeker may borrow under the revolving loan), which is fully earned on the closing date for the term of the loan (including any extension) but shall be due and payable on each anniversary of the closing date;

●	a monthly collateral management fee for monitoring and servicing the revolving loan equal to $1,700 per month for the term of revolving note, which is fully earned and non-refundable as of the date of the loan and security agreement, but shall be payable monthly in arrears on the first day of each calendar month; provided that payment of the collateral management fee may be made, at the discretion of Burnley, by application of advances under the revolving loan or directly by Goedeker; and

●	if the revolving loan is terminated for any reason, including by Burnley following an event of default, then Goedeker shall pay, as liquidated damages and compensation for the costs of being prepared to make funds available, an amount equal to the applicable percentage multiplied by the revolving commitment (i.e., the maximum amount that Goedeker may borrow under the revolving loan), wherein the term applicable percentage means (i) 3%, in the case of a termination on or prior to the first anniversary of the closing date, (ii) 2%, in the case of a termination after the first anniversary of the closing date but on or prior to the second anniversary thereof, and (iii) 0.5%, in the case of a termination after the second anniversary of the closing date but on or prior to the maturity date.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

The loan and security agreement contains customary events of default, including, among others: (i) for failure to pay principal and interest on the revolving note when due, or to pay any fees due under the loan and security agreement; (ii) if any representation, warranty or certification in the loan and security agreement or any document delivered in connection therewith is incorrect in any material respect; (iii) for failure to perform any covenant or agreement contained in the loan and security agreement or any document delivered in connection therewith; (iv) for the occurrence of any default in respect of any other indebtedness of more than $100,000; (v) for any voluntary or involuntary bankruptcy, insolvency or dissolution; (vi) for the occurrence of one or more judgments, non-interlocutory orders, decrees or arbitration awards involving in the aggregate a liability of $25,000 or more; (vii) if Goedeker or 1847 Goedeker, or officer thereof, is charged by a governmental authority, criminally indicted or convicted of a felony under any law that would reasonably be expected to lead to forfeiture of any material portion of collateral, or such entity is subject to an injunction restraining it from conducting its business; (viii) if Burnley determines that a material adverse effect (as defined in the loan and security agreement) has occurred; (ix) if a change of control (as defined in the loan and security agreement) occurs; (x) if there is any material damage to, loss, theft or destruction of property which causes, for more than thirty consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities; (xi) if there is a loss, suspension or revocation of, or failure to renew any permit if it could reasonably be expected to have a material adverse effect; and (xii) for the occurrence of any default or event of default under the term loan with SBCC (as defined below), the 9% subordinated promissory note issued to Goedeker Television, the secured convertible promissory note issued to Leonite (as defined below) or any other debt that is subordinated to the revolving loan.

The loan and security agreement contains customary representations, warranties and affirmative and negative financial and other covenants for a loan of this type. The revolving note is secured by a first priority security interest in all of the assets of Goedeker and 1847 Goedeker. In connection with such security interest, on April 5, 2019, (i) 1847 Goedeker entered into a pledge agreement with Burnley, pursuant to which 1847 Goedeker pledged the shares of Goedeker held by it to Burnley, and (ii) Goedeker entered into a deposit account control agreement with Burnley, SBCC and Montgomery Bank relating to the security interest in Goedeker’s bank accounts.

In addition, on April 5, 2019, the Company entered into a guaranty with Burnley to guaranty the obligations under the loan and security agreement upon the occurrence of certain prohibited acts described in the guaranty.

The rights of Burnley to receive payments under the revolving note are subordinate to the rights of Northpoint (as defined below) under a subordination agreement that Burnley entered into with Northpoint.

At December 31, 2019, Goedeker did not meet certain loan covenants under the loan and security agreement. The agreement requires compliance with the following ratios as a percentage of earnings before interest, taxes, depreciation, and amortization for the twelve-month period ended December 31, 2019. The table below shows the required ratio and actual ratio for such period.

Covenant	Actual Ratio	Required Ratio
Total debt ratio	(4.2)x	4.50x
Senior debt ratio	(1.5)x	1.75x
Interest coverage ratio	(1.1)x	1.0x

In addition, Goedeker was not in compliance with a requirement with respect to the liquidity ratio, which is the ratio of cash and available borrowings to customer deposits. At December 31, 2019, the actual ratio was 0.12x compared to a requirement of 0.60x.

The loan and security agreement with SBCC described below contains the same covenants and a cross default provision, whereby a default under the Burnley loan and security agreement triggers a default under the SBCC loan and security agreement. Accordingly, the Company is in technical, not payment default, on these loan and security agreements and has classified such debt as a current liability. The Company has developed plans that will return it to full compliance including a recently received proposal from a new asset-based lender.

There are no cross default provisions that would require any other long-term liabilities to be classified as current. Although the 9% subordinated promissory note described below contains a cross default provision that is triggered by the acceleration of the senior debt, such cross default provision would only be triggered for a technical default like the one that occurred if the senior lender accelerated the senior debt, which has not happened.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Northpoint Commercial Finance LLC

On June 24, 2019, Goedeker, as borrower, entered into a loan and security agreement with Northpoint Commercial Finance LLC (“Northpoint”), which was amended on August 2, 2019, for revolving loans up to an aggregate maximum loan amount of $1,000,000 for the acquisition, financing or refinancing by Goedeker of inventory at an interest rate of LIBOR plus 7.99%. The balance of the line of credit amounts to $678,993 as of December 31, 2019.

Pursuant to the loan and security agreement, Goedeker shall pay the following fees to Northpoint: (i) an audit fee for each audit conducted as determined by Northpoint, equal to the out-of-pocket expense incurred by Northpoint plus any minimum audit fee established by Northpoint; (ii) a fee for any returned payments equal to the lesser of the maximum amount permitted by law or $50; (iii) a late fee for each payment not received by the 25th day of a calendar month, and each month thereafter until such payment is paid, equal to the greater of 5% of the amount past due or $25; (iv) a billing fee equal to $250 for any month for which Goedeker requests a paper billing statement; (v) a live check fee equal to $50 for each check that Goedeker sends to Northpoint for payment of obligations under the loan and security agreement; (vi) processing fees to be determined by Northpoint; and (vii) any additional fees that Northpoint may implement from time to time.

The loan and security agreement contains customary events of default, including in the event of (i) non-payment, (ii) a breach by Goedeker of any of its representations, warranties or covenants under the loan and security agreement or any other agreement entered into with Northpoint, or (iii) the bankruptcy or insolvency of Goedeker.  The loan and security agreement contains customary representations, warranties and affirmative and negative financial and other covenants for a loan of this type.

The Northpoint loans are secured by a security interest in all of the inventory of Goedeker that is manufactured or sold by vendors identified in the loan and security agreement. In connection with the loan and security agreement, on June 24, 2019, 1847 Goedeker entered into a guaranty in favor of Northpoint, to guaranty the obligations of Goedeker under the loan and security agreement.

NOTE 11—NOTES PAYABLE

Small Business Community Capital II, L.P.

On April 5, 2019, Goedeker, as borrower, and 1847 Goedeker entered into a loan and security agreement with Small Business Community Capital II, L.P. (“SBCC”) for a term loan in the principal amount of $1,500,000, pursuant to which Goedeker issued to SBCC a term note in the principal amount of up to $1,500,000 and a ten-year warrant to purchase shares of the most senior capital stock of Goedeker equal to 5.0% of the outstanding equity securities of Goedeker on a fully-diluted basis for an aggregate price equal to $100. The Company classified the warrant as a derivative liability on the balance sheet of $122,344 and subject to remeasurement on every reporting period. The balance of the note amounts to $999,201 as of December 31, 2019, comprised of principal of $1,312,500, capitalized PIK interest of $21,204, and net of unamortized debt discount of $144,625 and unamortized warrant feature of $189,879.

The term note matures on April 5, 2023 and bears interest at the sum of the cash interest rate (defined as 11% per annum) plus the Paid-in-Kind (“PIK”) interest rate (defined as 2% per annum); provided that upon an event of default all principal, past due interest and all fees shall bear interest at a per annum rate equal to the cash interest rate and the PIK interest rate, in each case plus 3.00%. Interest accrued at the cash interest rate shall be due and payable in arrears on the last day of each month commencing May 31, 2019. Interest accrued at the PIK interest rate shall be automatically capitalized, compounded and added to the principal amount of the term note on each last day of each quarter unless paid in cash on or prior to the last day of each quarter; provided that (i) interest accrued pursuant to an event of default shall be payable on demand, and (ii) in the event of any repayment or prepayment, accrued interest on the principal amount repaid or prepaid (including interest accrued at the PIK interest rate and not yet added to the principal amount of term note) shall be payable on the date of such repayment or prepayment. Notwithstanding the foregoing, all interest on term note, whether accrued at the cash interest rate or the PIK interest rate, shall be due and payable in cash on the maturity date unless payment is sooner required by the loan and security agreement.

Goedeker must repay to SBCC on the last business day of each March, June, September and December, commencing with the last business day of June 2019, an aggregate principal amount of the term note equal to $93,750, regardless of any prepayments made, and must pay the unpaid principal on the maturity date unless payment is sooner required by the loan and security agreement.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Goedeker may prepay the term note in whole or in part from time to time; provided that if such prepayment occurs (i) prior to the first anniversary of the closing date, Goedeker shall pay SBCC an amount equal to 5.0% of such prepayment, (ii) prior to the second anniversary of the closing date and on or after the first anniversary of the closing date, Goedeker shall pay SBCC an amount equal to 3.0% of such prepayment, or (iii) prior to the third anniversary of the closing date and on or after the second anniversary of the closing date, Goedeker shall pay SBCC an amount equal to 1.0% of such prepayment, in each case as liquidated damages for damages for loss of bargain to SBCC. In addition, in the event and on each occasion that any net proceeds (as defined in the loan and security agreement) are received by or on behalf of Goedeker or 1847 Goedeker in respect of any prepayment event following the occurrence and during the continuance of an event of default, Goedeker shall, immediately after such net proceeds are received, prepay the term note in an aggregate amount equal to 100% of such net proceeds. A “prepayment event” means (i) any sale, transfer, merger, liquidation or other disposition (including pursuant to a sale and leaseback transaction) of any property of Goedeker or 1847 Goedeker; (ii) a change of control (as defined in the loan and security agreement); (iii) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property of Goedeker or 1847 Goedeker with a fair value immediately prior to such event equal to or greater than $25,000; (iv) the issuance by Goedeker of any capital stock or the receipt by Goedeker of any capital contribution; or (v) the incurrence by Goedeker or 1847 Goedeker of any indebtedness (as defined in the loan and security agreement), other than indebtedness permitted under the loan and security agreement.

The loan and security agreement with SBCC contains the same events of default as the loan and security agreement with Burnley, provided that the reference to the term loan in the cross-default provision refers instead to the revolving loan.

The loan and security agreement contains customary representations, warranties and affirmative and negative financial and other covenants for a loan of this type. The term note is secured by a second priority security interest (subordinate to the revolving loan) in all of the assets of Goedeker and 1847 Goedeker. In connection with such security interest, on April 5, 2019, (i) 1847 Goedeker entered into a pledge agreement with SBCC, pursuant to which 1847 Goedeker pledged the shares of Goedeker held by it to SBCC, and (ii) Goedeker entered deposit account control agreement with Burnley, SBCC and Montgomery Bank relating to the security interest in Goedeker’s bank accounts.

In addition, on April 5, 2019, the Company entered into a guaranty with SBCC to guaranty the obligations under the loan and security agreement upon the occurrence of certain prohibited acts described in the guaranty.

The rights of SBCC to receive payments under the term note are subordinate to the rights of Northpoint and Burnley under separate subordination agreements that SBCC entered into with them.

As noted above, the Company is in technical, not payment default, on this loan and security agreement and has classified such debt as a current liability.

Home State Bank

On June 13, 2018, Neese entered into a term loan agreement with Home State Bank, pursuant to which Neese issued a promissory note to Home State Bank in the principal amount of $3,654,074 with an annual interest rate of 6.85% with covenants to maintain a minimum debt coverage ratio of 1.00 to 1.25 measured at December 31, 2019. Neese did not comply with this covenant for the year ended December 31, 2019. Accordingly, because of the violation of this covenant and because the loan matures July 20, 2020, the loan is classified as a current liability in the December 31, 2019 balance sheet. Pursuant to the terms of the note, Neese will make semi-annual payments of $302,270 beginning on January 20, 2019 and continuing every six months thereafter until July 20, 2020, the maturity date; provided however, that Neese will pay the note in full immediately upon demand by Home State Bank. The balance of the note amounts to $3,299,364 as of December 31, 2019, comprised of principal of $3,309,537 and net of unamortized debt discount of $10,173.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

The loan agreement contains customary representations and warranties. Pursuant to the terms of the loan agreement and the note, an “event of default” includes: (i) if Neese fails to make any payment when due under the note; (ii) if Neese fails to comply with or to perform any other term, obligation, covenant or condition contained in the note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Home State Bank and Neese; (iii) if Neese defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Home State Bank’s property or Neese’s ability to repay the note or perform Neese’s obligations under the note or any of the related documents; (iv) if any warranty, representation or statement made or furnished to Home State Bank by Neese or on Neese’s behalf under the note or the related documents is false or misleading in any material respect; (v) upon the dissolution or termination of Neese’s existence as a going business, the insolvency of Neese, the appointment of a receiver for any part of Neese’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Neese, (vi) upon commencement of foreclosure or forfeiture proceedings by any creditor of Neese or by any governmental agency against any collateral securing the loan; and (vii) if a material adverse change occurs in Neese’s financial condition, or Home State Bank believes the prospect of payment or performance of the note is impaired. If any event of default occurs, all commitments and obligations of Home State Bank immediately will terminate and, at Home State Bank’s option, all indebtedness immediately will become due and payable, all without notice of any kind to Neese. Additionally, upon an event of default, the interest rate on the note will be increased by 3 percentage points. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

The loan is secured by inventory, accounts receivable, and certain fixed assets of Neese. The loan agreement limited the payment of interest on certain promissory notes (See Note 13) to $40,000 annually or fees to the Company’s manager. The Company continues to accrue interest and management fee at the contractual amounts. Such accruals (in excess of $40,000 in interest on the promissory notes) are shown as long-term accrued expenses in the accompanying balance sheet as of December 31, 2019.

If the Company sells property, plant, and equipment securing the loan, it must remit the appraised value of the equipment to Home State Bank. During the year ended December 31, 2019, $30,500 was remitted to Home State Bank pursuant to this requirement. During the year ended December 31, 2019, Home State Bank advanced $27,000 against the term loan to pay the annual liability insurance premium.

The Company adopted ASU 2015-03 by deducting $220,379 of net debt issuance costs from the term loan. Amortization of debt issuance costs totaled $32,206 for the year ended December 31, 2019, leaving an ending balance of $10,073 at year end.

9% Subordinated Promissory Note

As noted above, a portion of the purchase price for the Acquisition was paid by the issuance by Goedeker to Steve Goedeker, as representative of Goedeker Television, of a 9% subordinated promissory note in the principal amount of $4,100,000. The note will accrue interest at 9% per annum, amortized on a five-year straight-line basis and payable quarterly in accordance with the amortization schedule attached thereto, and mature on April 5, 2023. The remaining balance of the note at December 31, 2019 is $3,300,444, comprised of principal of $3,930,292 and net of unamortized debt discount of $629,848.

Goedeker has the right to redeem all or any portion of the note at any time prior to the maturity date without premium or penalty of any kind. The note contains customary events of default, including in the event of (i) non-payment, (ii) a default by Goedeker of any of its covenants under the asset purchase agreement or any other agreement entered into in connection with the asset purchase agreement, or a breach of any of representations or warranties under such documents, or (iii) the bankruptcy of Goedeker. The note also contains a cross default provision which provides that if there occurs with respect to the revolving loan with Burnley or the term loan with SBCC (A) a default with respect to any payment obligation thereunder that entitles the holder thereof to declare such indebtedness to be due and payable prior to its stated maturity or (B) any other default thereunder that entitles, and has caused, the holder thereof to declare such indebtedness to be due and payable prior to maturity. Since the defaults under the loans with Burnley and SBCC are not payment defaults, they fall under clause (B) above and would require Burnley or SBCC to accelerate the payment of indebtedness under their notes (which they have not done) before the cross default provisions would result in a default under this note.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

The rights of the holder to receive payments under the note are subordinate to the rights of Northpoint, Burnley and SBCC under separate subordination agreements that the holder entered into with them.

8% Vesting Promissory Note

A portion of the purchase price for the acquisition of Neese was paid by the issuance of an 8% vesting promissory note in the principal amount of $1,875,000 (which was determined to have no fair value as of December 31, 2019 and 2018) by 1847 Neese and Neese to the sellers of Neese. Payment of the principal and accrued interest on the note was subject to vesting in the event that Neese met Adjusted EBITDA (as defined in the note) targets of $1,300,000 for the fiscal years ended December 31, 2017, 2018 and 2019 and a contingent consideration subject to fair market valuation adjustment at each reporting period. The note bore interest on the vested portion of the principal amount at the rate of eight percent (8%) per annum and was to be due and payable in full on June 30, 2020.

Neese did not meet the Adjusted EBITDA target of $1,300,000 for the fiscal year ended December 31, 2017. At June 30, 2018, management made the determination that the vesting note payable had no value because it estimated that the Adjusted EBITDA target of $1,300,000 for both 2018 and 2019 would be not attained, thus eliminating the requirement for a payment under terms of the note payable. As expected, Neese did not meet the Adjusted EBITDA target for the fiscal years ended December 31, 2019. As a result, this note did not vest and no amounts are payable.

10% Promissory Note

A portion of the purchase price for the acquisition of Neese was paid by the issuance of a promissory note in the principal amount of $1,025,000 by 1847 Neese and Neese to the sellers of Neese. The promissory note bears interest on the outstanding principal amount at the rate of ten percent (10%) per annum and was due and payable in full on March 3, 2018; provided, however, that the unpaid principal, and all accrued, but unpaid, interest thereon shall be prepaid if at any time, and from time to time, the cash on hand of 1847 Neese and Neese exceeds $250,000 and, then, the prepayment shall be equal to the amount of cash in excess of $200,000 until the unpaid principal and accrued, but unpaid, interest thereon is fully prepaid. The promissory note contains the same events of default as the vesting promissory note. The promissory note has not been repaid, thus the Company is in default under this note. Under terms of the term loan with Home State Bank described in Note 11, this note may not be paid until the term loan is paid in full. The payees on the note agreed to the modification of its terms by signing the loan agreement for the Home State Bank term loan. Accordingly, the loan is shown as a long-term liability as of December 31, 2019. Additionally, the term loan lender limits the payment of interest on this note to $40,000 annually. The Company continues to accrue interest at the contract rate; however, given the limitations of the term loan, all accrued interest in excess of $40,000 is included in long-term accrued expenses.

NOTE 12—FLOOR PLAN LOANS PAYABLE

At December 31, 2019 and 2018, $10,581 and $109,100 of machinery and equipment inventory was pledged to secure a floor plan loan from a commercial lender. The Company must remit proceeds from the sale of the secured inventory to the floor plan lender and pays a finance charge that can vary monthly at the option of the lender. The balance of the floor plan payable as of December 31, 2019 and 2018 amounted to $10,581 and $109,100, respectively.

NOTE 13—CONVERTIBLE PROMISSORY NOTE

On April 5, 2019, the Company, 1847 Goedeker and Goedeker (collectively, “1847”) entered into a securities purchase agreement with Leonite Capital LLC, a Delaware limited liability company (“Leonite”), pursuant to which 1847 issued to Leonite a secured convertible promissory note in the aggregate principal amount of $714,286. As additional consideration for the purchase of the note, (i) the Company issued to Leonite 50,000 common shares, (ii) the Company issued to Leonite a five-year warrant to purchase 200,000 common shares at an exercise price of $1.25 per share (subject to adjustment), which may be exercised on a cashless basis, and (iii) 1847 Goedeker issued to Leonite shares of common stock equal to a 7.5% non-dilutable interest in 1847 Goedeker.

The note carries an original issue discount of $64,286 to cover Leonite’s legal fees, accounting fees, due diligence fees and/or other transactional costs incurred in connection with the purchase of the note. Therefore, the purchase price of the note was $650,000. Furthermore, the Company issued 50,000 shares of common stock valued at $137,500 and a debt-discount related to the warrants valued at $292,673. The company amortized $319,031 of financing costs related to the shares and warrants in the year ended December 31, 2019. The remaining net balance of the note at December 31, 2019 is $584,943, comprised of principal of $714,286 and net of unamortized original issuance discount interest of $14,451, financing costs of $38,125 and unamortized debt discount warrant feature of $76,767.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

The note bears interest at the rate of the greater of (i) 12% per annum and (ii) the prime rate as set forth in the Wall Street Journal on April 5, 2019 plus 6.5% guaranteed over the holding period on the unconverted principal amount, on the terms set forth in the note (the “Stated Rate”). Any amount of principal or interest on the note which is not paid by the maturity date shall bear interest at the rate at the lesser of 24% per annum or the maximum legal amount permitted by law (the “Default Interest”).

Beginning on May 5, 2019 and on the same day of each and every calendar month thereafter throughout the term of the note, 1847 shall make monthly payments of interest only due under the note to Leonite at the Stated Rate as set forth above. 1847 shall pay to Leonite on an accelerated basis any outstanding principal amount of the note, along with accrued, but unpaid interest, from: (i) net proceeds of any future financings by the Company, but not its subsidiaries, whether debt or equity, or any other financing proceeds, except any transaction having a specific use of proceeds requirement that such proceeds are to be used exclusively to purchase the assets or equity of an unaffiliated business and the proceeds are used accordingly; (ii) net proceeds from any sale of assets of 1847 or any of its subsidiaries other than sales of assets in the ordinary course of business or receipt by 1847 or any of its subsidiaries of any tax credits, subject to rights of Goedeker, or other financing sources of 1847 (including its subsidiaries) existing prior to the date of the note; and (iii) net proceeds from the sale of any assets outside of the ordinary course of business or securities in any subsidiary.

The note will mature 12 months from the issue date, or April 5, 2020, at which time the principal amount and all accrued and unpaid interest, if any, and other fees relating to the note, will be due and payable. Unless an event of default as set forth in the note has occurred, 1847 has the right to prepay principal amount of, and any accrued and unpaid interest on, the note at any time prior to the maturity date at 115% of the principal amount (the “Premium”), provided, however, that if the prepayment is the result of any of the occurrence of any of the transactions described in subparagraphs (i), (ii) or (iii) above then such prepayment shall be the unpaid principal amount, plus accrued and unpaid interest and other amounts due but without the Premium.

The note contains customary events of default, including in the event of (i) non-payment, (ii) a breach by 1847 of its covenants under the securities purchase agreement or any other agreement entered into in connection with the securities purchase agreement, or a breach of any of representations or warranties under the note, or (iii) the bankruptcy of 1847. The note also contains a cross default provision, whereby a default by 1847 of any covenant or other term or condition contained in any of the other financial instrument issued by of 1847 to Leonite or any other third party after the passage all applicable notice and cure or grace periods that results in a material adverse effect shall, at Leonite’s option, be considered a default under the note, in which event Leonite shall be entitled to apply all rights and remedies under the terms of the note.

Under the note, Leonite has the right at any time at its option to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the note into fully paid and non-assessable common shares or any shares of capital stock or other securities of the Company into which such common shares may be changed or reclassified. The number of common shares to be issued upon each conversion of the note shall be determined by dividing the conversion amount by the applicable conversion price then in effect. The conversion amount is the sum of: (i) the principal amount of the note to be converted plus (ii) at Leonite’s option, accrued and unpaid interest, plus (iii) at Leonite’s option, Default Interest, if any, plus (iv) Leonite’s expenses relating to a conversion, plus (v) at Leonite’s option, any amounts owed to Leonite. The conversion price shall be $1.00 per share (subject to adjustment as further described in the note for common share distributions and splits, certain fundamental transactions, and anti-dilution adjustments), provided that at any time after any event of default under the note, the conversion price shall immediately be equal to the lesser of (i) such conversion price less 40%; and (ii) the lowest weighted average price of the common shares during the 21 consecutive trading day period immediately preceding the trading day that 1847 receives a notice of conversion or (iii) the discount to market based on subsequent financings with other investors.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Notwithstanding the foregoing, in no event shall Leonite be entitled to convert any portion of the note in excess of that portion of the note upon conversion of which the sum of (1) the number of common shares beneficially owned by Leonite and its affiliates (other than common shares which may be deemed beneficially owned through the ownership of the unconverted portion of the note or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained in the note, and, if applicable, net of any shares that may be deemed to be owned by any person not affiliated with Leonite who has purchased a portion of the note from Leonite) and (2) the number of common shares issuable upon the conversion of the portion of the note with respect to which the determination of this proviso is being made, would result in beneficial ownership by Leonite and its affiliates of more than 4.99% of the outstanding common shares of the Company. Such limitations on conversion may be waived (up to a maximum of 9.99%) by Leonite upon, at its election, not less than 61 days’ prior notice to the Company, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by Leonite, as may be specified in such notice of waiver).

Concurrently with 1847 and Leonite entering into the securities purchase agreement and as security for 1847’s obligations thereunder, on April 5, 2019, the Company, 1847 Goedeker and Goedeker entered into a security and pledge agreement with Leonite, pursuant to which, in order to secure 1847’s timely payment of the note and related obligations and the timely performance of each and all of its covenants and obligations under the securities purchase agreement and related documents, 1847 unconditionally and irrevocably granted, pledged and hypothecated to Leonite a continuing security interest in and to, a lien upon, assignment of, and right of set-off against, all presently existing and hereafter acquired or arising assets. Such security interest is a first priority security interest with respect to the securities that the Company owns in 1847 Goedeker and in 1847 Neese, and a third priority security interest with respect to all other assets.

The rights of Leonite to receive payments under the note are subordinate to the rights of Northpoint, Burnley and SBCC under separate subordination agreements that Leonite entered into with them.

NOTE 14—FINANCING LEASES

The cash portion of the purchase price for the acquisition of Neese was financed under a capital lease transaction for Neese’s equipment with Utica Leaseco, LLC (“Utica”), pursuant to a master lease agreement, dated March 3, 2017, between Utica, as lessor, and 1847 Neese and Neese, as co-lessees (collectively, the “Lessee”). Under the master lease agreement, Utica loaned an aggregate of $3,240,000 for certain of Neese’s equipment listed therein, which it leases to the Lessee. The initial term of the master lease agreement was for 51 months. Under the master lease agreement, the Lessee agreed to pay a monthly rent of $53,000 for the first three (3) months, with such amount increasing to $85,322 for the remaining forty-eight (48) months.

On June 14, 2017, the parties entered into a first amendment to lease documents, pursuant to which the parties agreed to, among other things, extend the term of the master lease agreement from 51 months to 57 months and amend the payments due thereunder. Under the amendment, the Lessee agreed to pay a monthly rent of $53,000 for the first ten (10) months, with such amount increasing to $85,322 for the remaining forty-seven (47) months. In connection with the extension of the term of the master lease agreement, the parties also amended the schedule of stipulated loss values and early termination payment schedule attached thereto. In connection with the amendment, the Lessee agreed to pay Utica an amendment fee of $2,500.

On October 31, 2017, the parties entered into a second equipment schedule to the master lease agreement, pursuant to which Utica loaned an aggregate of $980,000 for certain of Neese’s equipment listed therein. The term of the second equipment schedule is 51 months and agreed monthly payments are $25,807.

If any rent is not received by Utica within five (5) calendar days of the due date, the Lessee shall pay a late charge equal to ten (10%) percent of the amount. In addition, in the event that any payment is not processed or is returned on the basis of insufficient funds, upon demand, the Lessee shall pay Utica a charge equal to five percent (5%) of the amount of such payment. The Lessee is also required to pay an annual administration fee of $5,000. Upon the expiration of the term of the master lease agreement, the Lessee is required to pay, together with all other amounts then due and payable under the master lease agreement, in cash, an end of term buyout price equal to the lesser of: (a) $162,000 (five percent (5%) of the total invoice cost (as defined in the master lease agreement)); or (b) the fair market value of the equipment, as determined by Utica. Upon the expiration of the master lease agreement, the Lessee is required to pay, together with all other amounts then due and payable under the master lease agreement, in cash, an end of term buyout price equal to the lesser of: (a) $49,000 (five percent (5%) of the total invoice cost); or (b) the fair market value of the equipment, as determined by Utica.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Provided that no default under the master lease agreement has occurred and is continuing beyond any applicable grace or cure period, the Lessee has an early buy-out option with respect to all but not less than all of the equipment, upon the payment of any outstanding rental payments or other fees then due, plus an additional amount set forth in the master lease agreement, which represents the anticipated fair market value of the equipment as of the anticipated end date of the master lease agreement. In addition, the Lessee shall pay to Utica an administrative charge to be determined by Utica to cover its time and expenses incurred in connection with the exercise of the option to purchase, including, but not limited to, reasonable attorney fees and costs. Furthermore, upon the exercise by the Lessee of this option to purchase the equipment, the Lessee shall pay all sales and transfer taxes and all fees payable to any governmental authority as a result of the transfer of title of the equipment to Lessee. The early buy-out option was not available on the second equipment schedule to the master lease agreement until after December 31, 2018.

In connection with the master lease agreement, the Lessee granted a security interest on all of its right, title and interest in and to: (i) the equipment, together with all related software (embedded therein or otherwise) and general intangibles, all additions, attachments, accessories and accessions thereto whether or not furnished by the supplier; (ii) all accounts, chattel paper, deposit accounts, documents, other equipment, general intangibles, instruments, inventory, investment property, letter of credit rights and any supporting obligations related to any of the foregoing; (iii) all books and records pertaining to the foregoing; (iv) all property of such Lessee held by Utica, including all property of every description, in the custody of or in transit to Utica for any purpose, including safekeeping, collection or pledge, for the account of such Lessee or as to which such Lessee may have any right or power, including but not limited to cash; and (v) to the extent not otherwise included, all insurance, substitutions, replacements, exchanges, accessions, proceeds and products of the foregoing.

On February 1, 2018, Utica agreed to continue the $53,000 payments for three additional months and extend the maturity of the loan by three months. Additionally, Utica agreed to defer the February 3, 2018 payment to February 20, 2018. The Company paid one-half the normal late fee, $2,650 for the late payment. On March 2, 2018, Utica agreed to defer the March 3 payment to March 30, 2018. The Company paid a late payment fee of $5,300 for the payment deferral.

On April 18, 2018, Utica, the Lessee, and Ellery W. Roberts, as guarantor under the master lease agreement, entered into a forbearance agreement relating to the non-payment of certain rent payments due under the master lease agreement for the months of March 2018 and April 2018. Pursuant to the forbearance agreement, Utica agreed to forbear from demanding payment in full and exercising its remedies under the master lease agreement until June 3, 2018. Pursuant to the forbearance agreement, the Lessee agreed to, among other things, (i) make the payments set forth in the forbearance agreement on or before the dates specified therein, totaling $173,376, (ii) be current on all rent due under Schedule 1 of the master lease agreement by June 3, 2018 and be current on all rent due under Schedule 2 of the master lease agreement by May 30, 2018, (ii) reinstate or renew and continue in effect all insurance as required under the master lease agreement at Lessee’s sole cost and expense, (iv) pay a forbearance fee to Utica totaling $4,500, which shall not be due until termination of the master lease agreement and (v) execute a surrender agreement with respect to the Lessee’s equipment, which will be held in escrow by Utica and not deemed effective unless and until the earlier to occur of: (a) the June 3, 2018, provided liabilities under master lease agreement remain due but unpaid; (b) such time as Utica accelerates due and unpaid liabilities pursuant to the term of the forbearance agreement and the master lease agreement; or (c) a default occurs under the forbearance agreement or the master lease agreement.

A portion of the proceeds from the term loan from Home State Bank (Note 11) were applied to reduce the balance of this lease to $475,000. The lease is payable in 46 payments of $12,882 beginning July 3, 2018 and an end-of-term buyout of $38,000. As a result, the parties to the forbearance agreement agreed that the forbearance agreement is terminated and is no longer in effect. In completing the early payout, the Company incurred a loss of $405,674 plus an additional loss of $95,130 from the write-off of unamortized debt issuance costs. The loss on early extinguishment of debt arose from the buyout provisions in the lease and because the Company had delayed making the regular payment of $85,322 until May 3, 2018, rather than July 3, 2017 as contemplated in the original master lease agreement. Management chose to close the term loan because of the much lower interest rate and the loan allows the Company to make payments that match its operating cycle rather than monthly payments.

If the Company sells equipment or inventory, it must remit to Utica the amount loaned against the equipment. Such payments are accumulated and applied to the balance at the end of the lease term. During the year ended December 31, 2019, $500,179 of payments and $174,784 of lien release payments were remitted to Utica.

The assets and liabilities under the master lease agreement are recorded at the fair value of the assets at the time of acquisition.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

The Company adopted ASU 2015-03 by deducting $25,055 of net debt issuance costs from the long-term portion of the financing lease. Amortization of debt issuance costs totaled $12,060 for the year ended December 31, 2019.

At December 31, 2019, annual minimum future lease payments under this Master Lease Agreement are as follows:

Amount
2020	$490,077
2021	464,269
2022	77,335
Total minimum lease payments	1,031,681
Less amount representing interest	200,990
Present value of minimum lease payments	830,691
Less current portion of minimum lease	(358,584)
Less debt issuance costs, net	(25,055)
Less payments to Utica for release of lien	(249,784)
Less lease deposits	(38,807)
End of lease buyout payments	117,413
Long-term present value of minimum lease payment	$275,874

The interest rate on the capitalized lease is approximately 15.5%.

NOTE 15—OPERATING LEASE

On March 3, 2017, Neese entered into an agreement of lease with K&A Holdings, LLC, a limited liability company that is wholly-owned by officers of Neese. The agreement of lease is for a term of ten (10) years and provides for a base rent of $8,333 per month. In the event of late payment, interest shall accrue on the unpaid amount at the rate of eighteen percent (18%) per annum. The agreement of lease contains customary events of default, including if Neese shall fail to pay rent within five (5) days after the due date, or if Neese shall fail to perform any other terms, covenants or conditions under the agreement of lease, and other customary representations, warranties and covenants. Under terms of the term loan agreement with Home State Bank (Note 11), the Company may not pay salary or rent to such officers of Neese in excess of $100,000 per year beginning on the date of the term loan agreement, June 13, 2018. The Company is accruing monthly rent, but because of the limitation in the term loan, $200,000 of accrued rent is classified as a long-term accrued liability.

The amount accrued for amounts included in the measurement of operating lease liabilities was $100,000 for the year ended December 31, 2019.

Supplemental balance sheet information related to leases was as follows:

December 31, 2019
Operating lease right-of-use lease asset	$624,157
Accumulated amortization	(59,077)
Net balance	$565,080

Lease liability, current portion	63,253
Lease liability, long term	501,827
Total operating lease liabilities	$565,080

Weighted Average Remaining Lease Term - operating leases	86 months

Weighted Average Discount Rate - operating leases	6.85%

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Maturities of the lease liability are as follows:

For the Years Ended
2020	$100,000
2021	100,000
2022	100,000
2023	100,000
2024	100,000
Thereafter	216,667
Total lease payments	716,667
Less imputed interest	151,587
Maturities of lease liabilities	$565,080

Neese leased a piece of equipment on an operating lease. The lease originated in May 2014 for a five-year term with annual payments of $11,830 with a final payment in July 2019.

On April 5, 2019, Goedeker entered into a lease agreement with S.H.J., L.L.C., a Missouri limited liability company and affiliate of Goedeker. The lease is for a term five (5) years and provides for a base rent of $45,000 per month. In addition, Goedeker is responsible for all taxes and insurance premiums during the lease term. In the event of late payment, interest shall accrue on the unpaid amount at the rate of eighteen percent (18%) per annum. The lease contains customary events of default, including if: (i) Goedeker shall fail to pay rent within five (5) days after the due date; (ii) any insurance required to be maintained by Goedeker pursuant to the lease shall be canceled, terminated, expire, reduced, or materially changed; (iii) Goedeker shall fail to comply with any term, provision, or covenant of the lease and shall not begin and pursue with reasonable diligence the cure of such failure within fifteen (15) days after written notice thereof to Goedeker; (iv) Goedeker shall become insolvent, make an assignment for the benefit of creditors, or file a petition under any section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States of America or any State thereof; or (v) a receiver or trustee shall be appointed for the leased premises or for all or substantially all of the assets of Goedeker.

Supplemental balance sheet information related to leases was as follows:

December 31, 2019
Operating lease right-of-use lease asset	$2,300,000
Accumulated amortization	(299,335)
Net balance	$2,000,665

Lease liability, current portion	422,520
Lease liability, long term	1,578,235
Total operating lease liabilities	$2,000,755

Weighted Average Remaining Lease Term - operating leases	51 Months

Weighted Average Discount Rate - operating leases	6.5%

Maturities of the lease liability are as follows:

For the Years Ended
2020	$540,000
2021	540,000
2022	540,000
2023	540,000
2024	135,000
Total lease payments	2,295,000
Less imputed interest	(294,245)
Maturities of lease liabilities	$2,000,755

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 16—RELATED PARTIES

Management Services Agreement

On April 15, 2013, the Company and 1847 Partners LLC (the “Manager”), entered into a management services agreement, pursuant to which the Company is required to pay the Manager a quarterly management fee equal to 0.5% (2.0% annualized) of its adjusted net assets for services performed.

Offsetting Management Services Agreement - 1847 Neese

On March 3, 2017, 1847 Neese entered into an offsetting management services agreement with the Manager.

Pursuant to the offsetting management services agreement, 1847 Neese appointed the Manager to provide certain services to it for a quarterly management fee equal to $62,500 per quarter; provided, however, that: (i) pro rated payments shall be made in the first quarter and the last quarter of the term; (ii) if the aggregate amount of management fees paid or to be paid by 1847 Neese, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal year exceeds, or is expected to exceed, 9.5% of the Company’s gross income with respect to such fiscal year, then the management fee to be paid by 1847 Neese for any remaining fiscal quarters in such fiscal year shall be reduced, on a pro rata basis determined by reference to the management fees to be paid to the Manager by all of the subsidiaries of the Company, until the aggregate amount of the management fee paid or to be paid by 1847 Neese, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal year, does not exceed 9.5% of the Company’s gross income with respect to such fiscal year; and (iii) if the aggregate amount of the management fee paid or to be paid by 1847 Neese, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal quarter exceeds, or is expected to exceed, the aggregate amount of the management fee (before any adjustment thereto) calculated and payable under the management services agreement (the “Parent Management Fee”) with respect to such fiscal quarter, then the management fee to be paid by 1847 Neese for such fiscal quarter shall be reduced, on a pro rata basis, until the aggregate amount of the management fee paid or to be paid by 1847 Neese, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal quarter, does not exceed the Parent Management Fee calculated and payable with respect to such fiscal quarter.

1847 Neese shall also reimburse the Manager for all costs and expenses of 1847 Neese which are specifically approved by the board of directors of 1847 Neese, including all out-of-pocket costs and expenses, that are actually incurred by the Manager or its affiliates on behalf of 1847 Neese in connection with performing services under the offsetting management services agreement.

The services provided by the Manager include: conducting general and administrative supervision and oversight of 1847 Neese’s day-to-day business and operations, including, but not limited to, recruiting and hiring of personnel, administration of personnel and personnel benefits, development of administrative policies and procedures, establishment and management of banking services, managing and arranging for the maintaining of liability insurance, arranging for equipment rental, maintenance of all necessary permits and licenses, acquisition of any additional licenses and permits that become necessary, participation in risk management policies and procedures; and overseeing and consulting with respect to 1847 Neese’s business and operational strategies, the implementation of such strategies and the evaluation of such strategies, including, but not limited to, strategies with respect to capital expenditure and expansion programs, acquisitions or dispositions and product or service lines.

The Company expensed $250,000 and $250,000 in management fees for the years ended December 31, 2019 and 2018, respectively. Under terms of the term loan from Home State Bank, no fees may be paid to the Manager without permission of the bank, which the Manager does not expect to be granted within the forthcoming year. Accordingly, $450,808 due the Manager is classified as an accrued liability as of December 31, 2019.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Offsetting Management Services Agreement - Goedeker

On April 5, 2019, Goedeker entered into an offsetting management services agreement with the Manager.

Pursuant to the offsetting management services agreement, Goedeker appointed the Manager to provide certain services to it for a quarterly management fee equal to the greater of $62,500 or 2% of adjusted net assets (as defined in the management services agreement); provided, however, that (i) pro rated payments shall be made in the first quarter and the last quarter of the term, (ii) if the aggregate amount of management fees paid or to be paid by Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal year exceeds, or is expected to exceed, 9.5% of the Company’s gross income with respect to such fiscal year, then the management fee to be paid by Goedeker for any remaining fiscal quarters in such fiscal year shall be reduced, on a pro rata basis determined by reference to the management fees to be paid to the Manager by all of the subsidiaries of the Company, until the aggregate amount of the management fee paid or to be paid by Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal year, does not exceed 9.5% of the Company’s gross income with respect to such fiscal year, and (iii) if the aggregate amount the management fee paid or to be paid by Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal quarter exceeds, or is expected to exceed, the aggregate amount of the Parent Management Fee with respect to such fiscal quarter, then the management fee to be paid by Goedeker for such fiscal quarter shall be reduced, on a pro rata basis, until the aggregate amount of the management fee paid or to be paid by Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal quarter, does not exceed the Parent Management Fee calculated and payable with respect to such fiscal quarter.

Goedeker shall also reimburse the Manager for all costs and expenses of Goedeker which are specifically approved by the board of directors of Goedeker, including all out-of-pocket costs and expenses, that are actually incurred by the Manager or its affiliates on behalf of Goedeker in connection with performing services under the offsetting management services agreement.

The services provided by the Manager include: conducting general and administrative supervision and oversight of Goedeker’s day-to-day business and operations, including, but not limited to, recruiting and hiring of personnel, administration of personnel and personnel benefits, development of administrative policies and procedures, establishment and management of banking services, managing and arranging for the maintaining of liability insurance, arranging for equipment rental, maintenance of all necessary permits and licenses, acquisition of any additional licenses and permits that become necessary, participation in risk management policies and procedures; and overseeing and consulting with respect to Goedeker’s business and operational strategies, the implementation of such strategies and the evaluation of such strategies, including, but not limited to, strategies with respect to capital expenditure and expansion programs, acquisitions or dispositions and product or service lines.

The Company expensed $183,790 in management fees for the year ended December 31, 2019. Payment of the management fee is subordinated to the payment of interest on the 9% subordinated promissory note (see Note 13), such that no payment of the management fee may be made if Goedeker is in default under the note with regard to interest payments and, for the avoidance of doubt, such payment of the management fee will be contingent on Goedeker being in good standing on all associated loan covenants. In addition, during the period that that any amounts are owed under the 9% subordinated promissory note or the earn out payments, the annual management fee shall be capped at $250,000. The rights of the Manager to receive payments under the offsetting management services agreement are also subordinate to the rights of Burnley and SBCC under separate subordination agreements that the Manager entered into with Burnley and SBCC on April 5, 2019. Accordingly, $63,653 due the Manager is classified as an accrued liability as of December 31, 2019.

Advances

From time to time, the Company has received advances from its chief executive officer to meet short-term working capital needs. As of December 31, 2019 and 2018, a total of $181,333 and $174,333 advances from related parties are outstanding, respectively. These advances are unsecured, bear no interest, and do not have formal repayment terms or arrangements.

As of December 31, 2019 and 2018, the Manager has funded the Company $62,499 and $55,500 in related party advances, respectively. These advances are unsecured, bear no interest, and do not have formal repayment terms or arrangements.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Grid Promissory Note

On January 3, 2018, the Company issued a grid promissory note to the Manager in the initial principal amount of $50,000. The note provides that the Company may from time to time request additional advances from the Manager up to an aggregate additional amount of $100,000, which will be added to the note if the Manager, in its sole discretion, so provides. Interest shall accrue on the unpaid portion of the principal amount and the unpaid portion of all advances outstanding at a fixed rate of 8% per annum, and along with the outstanding portion of the principal amount and the outstanding portion of all advances, shall be payable in one lump sum due on the maturity date, which is the first anniversary of the date of the note. The maturity date of the grid promissory note was extended until January 3, 2021. If all or a portion of the principal amount or any advance under the note, or any interest payable thereon is not paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate of 12% per annum. In the event the Company completes a financing involving at least $500,000, the Company must, contemporaneously with the closing of such financing transaction, repay the entire outstanding principal and accrued and unpaid interest on the note. The note is unsecured and contains customary events of default. As of December 31, 2019 and 2018, the Manager has advanced $119,400 and $117,000 of the promissory note and the Company has accrued interest of $17,115 and $7,549, respectively.

Building Lease

On March 3, 2017, Neese entered into an agreement of lease with K&A Holdings, LLC, a limited liability company that is wholly-owned by officers of Neese. See Note 15 for details regarding this lease.

NOTE 17—SHAREHOLDERS’ DEFICIT

Allocation Shares

As of and December 31, 2019 and 2018, the Company had authorized and outstanding 1,000 allocation shares. These allocation shares do not entitle the holder thereof to vote on any matter relating to the Company other than in connection with amendments to the Company’s operating agreement and in connection with certain other corporate transactions as specified in the operating agreement.

The Manager owns 100% of the allocation shares of the Company, which are a separate class of limited liability company interests that, together with the common shares, will comprise all of the classes of equity interests of the Company. The Manager received the allocation shares with its initial capitalization of the Company. The allocation shares generally will entitle the Manager to receive a twenty percent (20%) profit allocation as a form of incentive designed to align the interests of the Manager with those of the Company’s shareholders. Profit allocation has two components: an equity-based component and a distribution-based component. The equity-based component will be paid when the market for the Company’s shares appreciates, subject to certain conditions and adjustments. The distribution-based component will be paid when the distributions the Company pays to shareholders exceed an annual hurdle rate of eight percent (8.0%), subject to certain conditions and adjustments. While the equity-based component and distribution-based component are interrelated in certain respects, each component may independently result in a payment of profit allocation if the relevant conditions to payment are satisfied.

The 1,000 allocation shares are issued and outstanding and held by the Manager, which is controlled by Mr. Roberts, the Company’s chief executive officer and controlling shareholder.

Common Shares

The Company is authorized to issue 500,000,000 common shares as of December 31, 2019 and 2018. As of December 31, 2019 and 2018, the Company had 3,165,625 and 3,115,625 common shares issued and outstanding, respectively. The common shares entitle the holder thereof to one vote per share on all matters coming before the shareholders of the Company for a vote.

On January 22, 2018, the Company completed a 1-for-5 reverse split of its outstanding common shares. As a result of this stock split, the issued and outstanding common shares decreased from 3,115,500 to 623,125 shares.

On May 10, 2018, the Company completed a 5-for-1 forward stock split of its outstanding common shares by way of a share dividend. As a result of this stock split, the issued and outstanding common shares increased from 623,125 to 3,115,625 shares.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

All share and per share information has been restated to retroactively show the effect of these stock splits.

On April 5, 2019, the Company, issued 50,000 common shares to Leonite pursuant to the securities purchase agreement (see Note 13).

Except in connection with the share dividend on May 10, 2018 and issuance on April 5, 2019, the Company did not issue any equity securities in the years ended December 31, 2019 and 2018.

Warrants

On April 5, 2019, the Company issued a warrant to purchase 200,000 common shares to Leonite pursuant to the securities purchase agreement (see Note 13). The warrant has a term of five years, an exercise price of $1.25 per share (subject to adjustment), and may be exercised on a cashless basis.

Accordingly, a portion of the proceeds was allocated to the warrant based on its relative fair value using the Black Scholes option-pricing model. The assumptions used in the Black-Scholes model are as follows: (i) dividend yield of 0%; (ii) expected volatility of 140.3%, (iii) weighted average risk-free interest rate of 2.31%, (iv) expected life of five years, and (v) estimated fair value of the common shares of $2.75 per share in the amount of $292,673. The Company amortized $ 215,906 of debt discount in the year ended December 31, 2019 and the unamortized balance at year end is $76,767.

The warrant also contains an ownership limitation. The Company shall not effect any exercise of the warrant, and Leonite shall not have the right to exercise any portion of the warrant, to the extent that after giving effect to issuance of common shares upon exercise the warrant, Leonite, together with its affiliates, and any other persons acting as a group together with Leonite or any of its affiliates, would beneficially own in excess of 4.99% of the number of common shares outstanding immediately after giving effect to the issuance of common shares issuable upon exercise of the warrant.  Upon no fewer than 61 days’ prior notice to the Company, Leonite may increase or decrease such beneficial ownership limitation provisions and any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.

Noncontrolling Interests

The Company owns 55.0% of 1847 Neese and 70% of 1847 Goedeker.  For financial interests in which the Company owns a controlling financial interest, the Company applies the provisions of ASC 810, which are applicable to reporting the equity and net income or loss attributable to noncontrolling interests. The results of 1847 Neese and 1847 Goedeker are included in the consolidated statement of income. The net loss attributable to the 45% non-controlling interest of 1847 Neese amounted to $456,419 and $546,513 for the years ended December 31, 2019 and 2018, respectively. The net loss attributable to the 30% non-controlling interest of 1847 Goedeker amounted to $863,610 for the period from April 5, 2019 (acquisition) to December 31, 2019.

NOTE 18—COMMITMENTS AND CONTINGENCIES

An office space has been leased on a month-by-month basis.

The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 19—INCOME TAXES

As of December 31, 2019 and 2018, the Company had net operating loss carry forwards of approximately $2,297,000 and $1,135,000, respectively, that may be available to reduce future years’ taxable income in varying amounts through 2037. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

The provision for Federal income tax consists of the following:

The cumulative tax effect at the expected rate of 26.3% and 34.7% of significant items comprising the Company’s net deferred tax amount is as follows:

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards incurred prior to 2018 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

The components for the provision of income taxes include:

	December 31, 2019	December 31, 2018
Current Federal and State	$16,500	$(85,000)
Deferred Federal and State	(1,218,900)	(697,000)
Total (benefit) provision for income taxes	$(1,202,400)	$(782,000)

A reconciliation of the statutory US Federal income tax rate to the Company’s effective income tax rate is as follows:

	December 31, 2019	December 31, 2018
Federal tax	21.0%	21.0%
State tax	5.5%	8.1%
Gain on bargain purchase	0.0%	5.8%
Permanent items	(0.2)%	(2.2)%
Rate change from TCJA	0.0%	4.3%
Other	0.0%	(2.3)%
Effective income tax rate	26.3%	34.7%

On December 22, 2017 the Tax Cuts and Jobs Act (“TCJA”) was signed into law. Pursuant to Staff Accounting Bulletin No 118, a reasonable estimate of the specific income tax effects for the TCJA can be determined and the Company is reporting these provisional amounts. Accordingly, the Company may revise these estimates in the upcoming year.

The TCJA reduces the corporate income tax rate from 34% to 21% effective January 1, 2018. All deferred income tax assets and liabilities, including NOL’s have been measured using the new rate under the TCJA and are reflected in the valuation of these assets as of December 31, 2019 and 2018.

Deferred income taxes reflect the net tax effect of temporary differences between amounts recorded for financial reporting purposes and amounts used for tax purposes. The major components of deferred tax assets and liabilities are as follows:

	December 31, 2019	December 31, 2018
Deferred tax assets
Receivables	$8,000	$8,000
Related party accruals	156,000	58,000
Inventory obsolescence	115,000	29,000
Sales return reserve	51,000	-
Business interest limitation	343,000	-
Other	8,000	7,000
Loss carryforward	624,000	473,000
Total deferred tax assets	$1,305,000	$575,000

Deferred tax liabilities
Fixed assets	$(652,000)	$(940,000)
Intangibles	(18,000)	-
Total deferred tax liabilities	$(670,000)	$(940,000)
		-
Total net deferred income tax assets (liabilities)	$635,000	$(365,000)

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

The Company has recorded activity related to the gross unrecognized tax benefits (excluding interest and penalties) as follows:

	December 31, 2019	December 31, 2018
Gross unrecognized tax benefit at the beginning of the year	$-	$126,000
Increase in tax positions to the current year	-	-
Adjustment to acquisition purchase price	-	(120,000)
Decreases due to lapses in applicable statutes of limitations	-	(6,000)
Total (benefit) provision for income taxes	$-	$-

The Company recognizes interest and penalties accrued related to unrecognized tax benefits in income tax expense. At December 31, 2019 and 2018, accrued interest and penalties were $0 and $0, respectively. The tax years ended December 31, 2015 through December 31, 2019 are considered to be open under statute and therefore may be subject to examination by the Internal Revenue Service and various state jurisdictions.

Neese’s 2016 federal and state income tax returns were filed showing a refund due of $129,000. The sellers received and retained the refunds related to a year prior to the acquisition on Neese by 1847 Neese. In preparation of the 2017 return, the Company learned that the 2016 return was in error and no refund should have been paid to the sellers. Thus, the funds received by the sellers should have been remitted to the Company. The Company in discussion with the sellers agreed to treat the amount of the tax refund as additional consideration for the purchase of Neese. Accordingly, the Company charged $129,000 to extinguishment of debt for the year ended December 31, 2018.

The Company is a partnership for federal income taxes; however, its subsidiaries are C corporations. The Company owns less than 80% of the subsidiaries and thus it cannot file consolidated federal income tax returns. Following is a summary of prepaid and deferred tax assets and liabilities for December 31, 2019 and 2018.

	As of December 31,
	2019	2018
Prepaid income taxes (accrued tax liability)	$(24,000)	$173,000
Deferred tax asset (liability)	$635,000	$(365,000)

	Years Ended December 31,
	2019	2018
Income tax benefit	$1,202,000	$781,000

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 20—SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Supplemental disclosures of cash flow information for the years ended December 31, 2019 and 2018 were as follows:

	For the Year Ended December 31,
	2019	2018
Interest paid	$706,784	$811,854
Income tax paid	-	-

Business Combinations:
Current Assets	$3,412,296	$-
Property and equipment	216,286	-
Intangibles	2,117,000	-
Goodwill	4,976,016	-
Assumed liabilities	(6,238,183)	-
9% Subordinated Promissory Note, net of debt discount of $1,277,602	(3,422,398)	-
Contingent note payable	(81,494
Non-controlling interest	(979,523)	-
Cash acquired in acquisition of Goedeker	$-	$-
Financing:
Term Loan	$1,500,000	$-
Debt discount financing costs	(178,000)	-
Warrant feature upon issuance of term loan	(229,244)	-
Term loan, net	$1,092,756	$-

Line of Credit	$754,682	$-
Debt discount on line of credit	(128,682)	-
Issuance of common shares on promissory note	(137,500)	-
Line of Credit, net	$488,500	$-

Convertible Promissory Note	$714,286	$-
Convertible Promissory Note original issue and debt discount	(79,286)	-
Warrants issued in conjunction with convertible promissory note	(292,673)	-
Convertible Promissory Note, net	$(342,327)	$-

Warrant liability	229,244	-
Additional Paid-in Capital – common shares and warrants issued	$430,173	$-

Operating lease, ROU assets and liabilities	$2,924,157	$-

NOTE 21—SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10), the Company has analyzed its operations subsequent to December 31, 2019 to the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

GOEDEKER TELEVISION CO.

AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Goedeker Television Company:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Goedeker Television Company (“the Company”) as of December 31, 2018 and 2017, the related statements of income, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2018 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2019.

Salt Lake City, UT

June 19, 2019

GOEDEKER TELEVISION CO.

BALANCE SHEETS

DECEMBER 31, 2018 AND 2017

	2018	2017
ASSETS
Current assets:
Cash	$1,525,693	$1,797,419
Receivables, net	2,635,932	2,907,708
Deposits with vendors	2,212,181	2,095,900
Merchandise inventory	3,111,594	3,709,575
Due from officers	50,634	50,634
Other assets	6,784	16,500
Total current assets	9,542,818	10,577,736
Property and equipment, net	216,286	255,925
Total assets	$9,759,104	$10,833,661

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable, net	$2,360,562	$2,879,670
Customer deposits	3,500,268	5,211,677
Payroll related liabilities	153,767	189,584
Accrued expenses and other liabilities	345,830	445,631
Total current liabilities	6,360,427	8,726,562

Stockholders’ equity
Common stock, no par value, 30,000 shares authorized, 7,000 shares issued and outstanding	7,000	7,000
Additional paid-in capital	707,049	707,049
Retained earnings	2,684,628	1,393,050
Total stockholders’ equity	3,398,677	2,107,099

Total liabilities and stockholders’ equity	$9,759,104	$10,833,661

The accompanying notes are an integral part of these financial statements

GOEDEKER TELEVISION CO.

STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017
Net sales	$56,307,960	$58,555,495
Cost of goods sold	45,409,884	49,104,277
Gross profit	10,898,076	9,451,218

Operating expenses:
Personnel	3,627,883	3,705,336
Advertising	2,640,958	2,197,518
Bank and credit card fees	1,369,557	1,490,641
Other operating expenses	1,370,286	1,220,279
Total operating expenses	9,008,684	8,613,774

Income from operations	1,889,392	837,444

Other income (expense)
Other income	116,135	77,938
Interest expense	(149)	-
Total other income (expense)	115,986	77,938

Net income	$2,005,378	$915,382

Earnings per share – basic and diluted	$286.48	$130.77

Weighted average number of shares outstanding – basic and diluted	7,000	7,000

The accompanying notes are an integral part of these financial statements

GOEDEKER TELEVISION CO.

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	Common Stock		Additional Paid-in	Retained	Total Stockholders’
	Shares	Amount	Capital	Earnings	Equity
Balance January 1, 2017	7,000	$7,000	$707,049	$1,458,664	$2,172,713
Net income for the year ended December 31, 2017	-	-	-	915,382	915,382
Distributions to stockholders	-	-	-	(980,996)	(980,996)
Balance December 31, 2017	7,000	7,000	707,049	1,393,050	2,107,099
Net income for the year ended December 31, 2018	-	-	-	2,005,378	2,005,378
Distributions to stockholders	-	-	-	(713,800)	(713,800)
Balance December 31, 2018	7,000	$7,000	$707,049	$2,684,628	$3,398,677

The accompanying notes are an integral part of these financial statements

GOEDEKER TELEVISION CO.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017
Cash flows from operating activities
Net income	$2,005,378	$915,382
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	39,639	42,858
Changes in operating assets and liabilities
Receivables	271,776	(957,292)
Deposits with vendors	(116,281)	(262,832)
Inventory	597,981	(1,247,732)
Other assets	9,716	43,524
Accounts payable	(519,108)	44,185
Customer deposits	(1,711,409)	1,665,405
Payroll related liabilities	(35,817)	(7,611)
Accrued expenses and other liabilities	(99,801)	39,380
Net cash provided by operating activities	442,074	275,267

Cash flows from financing activities
Distributions to stockholders	(713,800)	(980,996)
Cash used in financing activities	(713,800)	(980,996)

Net change in cash	(271,726)	(705,734)
Cash beginning of period	1,797,419	2,503,153
Cash end of period	$1,525,693	$1,797,419

Supplemental disclosures of cash flow information
Cash paid during the period for interest	$-	$-

The accompanying notes are an integral part of these financial statements

GOEDEKER TELEVISION CO.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 1 — ORGANIZATION AND NATURE OF BUSINESS

Goedeker Television Co. (the “Company”) was formed under the laws of the State of Missouri in 1951 and is an independent retailer of major appliances, as well as furniture, housewares, plumbing products, and lighting. Its single showroom location is in St. Louis, Missouri. Since 2008, it has also sold its products through its website.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and GAAP. The Company has adopted a calendar year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition and Cost of Revenue

On January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” which supersedes the revenue recognition requirements in Accounting Standards Codification (“ASC”) Topic 605, “Revenue Recognition.” This ASU is based on the principle that revenue is recognized to depict the transfer of goods to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods. This ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer purchase orders, including significant judgments. The Company collects the full sales price from the customer at the time the order is placed. The Company does not incur incremental costs obtaining purchase orders from customers, however, if the Company did, because all the Company’s contracts are less than a year in duration, any contract costs incurred would be expensed rather than capitalized. The Company’s adoption of this ASU resulted in no change to the Company’s results of operations or balance sheet.

The revenue that the Company recognizes arises from orders the Company receives from customers. The Company’s performance obligations under the customer orders correspond to each sale of merchandise that the Company makes to customers under the purchase orders; as a result, each purchase order generally contains only one performance obligation based on the merchandise sale to be completed. Control of the delivery transfers to customers when the customer can direct the use of, and obtain substantially all the benefits from, the Company’s products, which generally occurs when the customer assumes the risk of loss. The transfer of control generally occurs at the point of shipment. Once this occurs, the Company has satisfied its performance obligation and the Company recognizes revenue. Revenue from the sale of long-term service warranties are recognized net of costs to sell the contracts to the third-party warranty service company.

Transaction Price: The Company agrees with customers on the selling price of each transaction. This transaction price is generally based on the agreed upon sales price. In the Company’s contracts with customers, it allocates the entire transaction price to the sales price, which is the basis for the determination of the relative standalone selling price allocated to each performance obligation. Any sales tax, value added tax, and other tax the Company collects concurrently with revenue-producing activities are excluded from revenue.

GOEDEKER TELEVISION CO.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

If the Company continued to apply legacy revenue recognition guidance for the year ended December 31, 2018, revenues, gross margin, and net loss would not have changed.

Cost of revenue includes the cost of purchased merchandise plus the cost of delivering merchandise and where applicable installation, net of promotional rebates and other incentives received from vendors.

Substantially all the Company’s sales are to individual retail consumers.

Disaggregated Revenue ‒ The Company disaggregates revenue from contracts with customers by contract type, as it believes it best depicts how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

The Company’s revenue by sales type is as follows:

	For the Years Ended December 31,
	2018	2017
Appliance sales	$42,871,864	$43,134,923
Furniture sales	10,813,453	12,605,779
Other sales	2,622,643	2,814,793
Total revenue	$56,307,960	$58,555,495

Performance Obligations – Our performance obligations include delivery of products and, in some instances, performance of services such as installation. Revenue for the sale of merchandise is recognized upon shipment to the customer; or in some instances, upon delivery and installation of the product which typically occur simultaneously.

Receivables

Receivables consist of credit card transactions in the process of settlement. Vendor rebates receivable represent amounts due from manufactures from whom the Company purchases products. Rebates receivable are stated at the amount that management expects to collect from manufacturers, net of accounts payable amounts due the vendor. Rebates are calculated on product and model sales programs from specific vendors. The rebates are paid at intermittent periods either in cash or through issuance of vendor credit memos, which can be applied against vendor accounts payable. Based on the Company’s assessment of the credit history with its manufacturers, it has concluded that there should be no allowance for uncollectible accounts. The Company historically collects substantially all its outstanding rebates receivables. Uncollectible balances are expensed in the period it is determined to be uncollectible.

Inventory

Inventory consists of finished product acquired for resale and is valued at the lower-of-cost-or-market with cost determined on an average item basis. The Company periodically evaluates the value of items in inventory and provides write-downs to inventory based on its estimate of market conditions. Reserves for slow-moving and potentially obsolete inventories was $-0- and $-0- as of December 31, 2018 and 2017, respectively.

Property and Equipment

Property and equipment is stated at cost. Depreciation of furniture, vehicles and office equipment is calculated using the straight-line method over the estimated useful lives as follows:

Asset	Years
Equipment	10
Office equipment	7
Vehicles	7

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

GOEDEKER TELEVISION CO.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

Income Taxes

The Company is a Subchapter S Corporation and income taxes are the responsibility of the Company’s stockholders.

Basic and Diluted Income Per Share

Basic income per share is calculated by dividing the net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common share equivalents outstanding as of December 31, 2018 and 2017.

Recent Accounting Pronouncements

Recently Adopted

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers,” as a new Topic, ASC Topic 606, which supersedes existing accounting standards for revenue recognition and creates a single framework. Additional updates to Topic 606 issued by the FASB in 2015 and 2016 include the following:

●	ASU No. 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date,” which defers the effective date of the new guidance such that the new provisions will now be required for fiscal years, and interim periods within those years, beginning after December 15, 2017.

●	ASU No. 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations,” which clarifies the implementation guidance on principal versus agent considerations (reporting revenue gross versus net).

●	ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing,” which clarifies the implementation guidance on identifying performance obligations and classifying licensing arrangements.

●	ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients,” which clarifies the implementation guidance in a number of other areas.

The underlying principle is to use a five-step analysis of transactions to recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. The standard permits the use of either a retrospective or modified retrospective application. ASU 2014-09 and ASU 2016-12 are effective for annual reporting periods beginning after December 15, 2017. The Company adopted ASC 606 using the modified retrospective method for annual and interim reporting periods beginning January 1, 2018. The Company has aggregated and reviewed its contracts that are within the scope of ASC 606. Based on its evaluation, the Company does not anticipate the adoption of ASC 606 will have a material impact on its balance sheet or related consolidated statements of earnings, equity or cash flows. Accordingly, the Company will continue to recognize revenue at the time services are delivered and parts and equipment are sold.

NOTE 3 — RECEIVABLES

At December 31, 2018 and 2017, receivables consisted of the following:

	2018	2017
Credit card payments in process of settlement	$629,498	$946,179
Vendor rebates receivable	2,004,206	1,961,529
Other	2,228	-
Total receivables	$2,635,932	$2,907,708

GOEDEKER TELEVISION CO.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 4 — MERCHANDISE INVENTORY

At December 31, 2018 and 2017, the inventory balances are composed of:

	2018	2017
Appliances	$2,656,386	$3,264,637
Furniture	327,458	331,033
Other	127,750	113,905
Total merchandise inventory	$3,111,594	$3,709,575

NOTE 5 — DEPOSITS WITH VENDORS

Deposits with vendors represent cash on deposit with one vendor arising from accumulated rebates paid by the vendor. The deposits are used by the vendor to seek to secure the Company’s purchases. The deposit can be withdrawn at any time up to the amount of the Company’s credit line with the vendor. Alternatively, the Company could secure their credit line with a floor plan line from a lender and withdraw all its deposits. The Company has elected to leave the deposits with the vendor on which it earns interest income.

NOTE 6 — PROPERTY AND EQUIPMENT

As of December 31, 2018 and 2017, property and equipment consisted of the following:

	2018	2017
Equipment	$81,242	$81,242
Warehouse equipment	111,787	111,787
Furniture and fixtures	78,585	78,585
Transportation equipment	170,824	170,824
Leasehold improvements	249,993	249,993
Total	692,431	692,431
Accumulated depreciation	(476,145)	(436,506)
Property and equipment, net	$216,286	$255,925

Depreciation charged to operations for the years ended December 31, 2018 and 2017 amounted to $39,639 and $42,858, respectively.

NOTE 7 — CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of concentrated cash balances and rebate receivables. The Company maintains its cash balances in one financial institution located in St. Louis, Missouri. The balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At December 31, 2018 and 2017, the Company’s uninsured cash balances total $1,275,693 and $1,542,419, respectively.

The Company has several contracts with vendors, of which net purchases from five major vendors represented 77.5% and 76.1% of total purchases for the years ended December 31, 2018 and 2017, respectively.

NOTE 8 — ADVERTISING

The Company’s advertising costs are primarily advertisements placed in local publications, television ads, and online advertising. Advertising costs are expensed as incurred and, for the years ended December 31, 2018 and 2017, amounted to $2,640,958 and $2,197,518, respectively.

GOEDEKER TELEVISION CO.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 9 — RELATED PARTY TRANSACTIONS

The Company leases buildings on a month-to-month lease from certain stockholders. Rental expense paid to related parties for office and warehouse space charged to operations for the years ended December 31, 2018 and 2017 was $480,000 in each year.

The Company has advanced amounts to certain stockholders on a revolving loan basis. The amount is due upon request. The balance receivable from stockholders as of December 31, 2018 and 2017 was $50,634, and $50,634, respectively.

NOTE 10 — SUBSEQUENT EVENTS

Subsequent events were reviewed through June 19, 2019.

On April 5, 2019, the Company and its stockholders entered into an Asset Purchase Agreement (the “APA”) with 1847 Goedeker Inc., a wholly-owned subsidiary of 1847 Goedeker Holdco, Inc., which is a majority owned subsidiary of 1847 Holdings LLC. Under terms of the APA, 1847 Goedeker Inc. acquired substantially all of the Company’s assets and assumed substantially all its liabilities. The purchase price was $6.1 million paid as $1.5 million in cash, issuance of a $4.1 million subordinated note payable, and an earn out provision of $600,000 based on attainment of certain EBITDA targets. Additionally, 1847 Goedeker Inc. issued 22.5% of its common stock to the Company’s stockholders. Pending a formal valuation of the assets acquired and consideration paid, the Company allocated $5,815,000 of the excess purchase price to Goodwill.

ASIEN’S APPLIANCE, INC.

AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Asien’s Appliance, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Asien’s Appliance, Inc. (“the Company”), as of December 31, 2019 and 2018, and the related statements of income, stockholders’ equity, and cash flows for each of the years in the two year period ended December 31, 2019 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2020.

Salt Lake City, UT

August 11, 2020

ASIEN’S APPLIANCE, INC.

BALANCE SHEETS

	December 31, 2019	December 31, 2018
ASSETS

Current Assets

Cash	$1,875,336	$1,509,614
Accounts receivable, net	179,813	56,575
Inventories, net	1,924,104	1,639,008
Prepaid expenses and other current assets	35,588	35,798

Total Current Assets	4,014,841	3,240,995

Property and equipment, net	164,740	111,137

TOTAL ASSETS	$4,179,581	$3,352,132

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Accounts payable and accrued liabilities	$788,962	$647,338
Contract liabilities	2,201,394	1,842,754
Line of credit	-	3,020
Current portion of notes payable	80,643	70,321

Total Current Liabilities	3,070,999	2,563,433

Long-term notes payable, net of current portion	120,265	163,027

TOTAL LIABILITIES	3,191,264	2,726,460

Stockholders’ Equity

Common stock	55,933	55,933
Treasury stock	(208,103)	(208,103)
Retained earnings	1,140,487	777,842

Total Stockholders’ Equity	988,317	625,672

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,179,581	$3,352,132

The accompanying notes are an integral part of these financial statements.

ASIEN’S APPLIANCE, INC.

STATEMENTS OF INCOME

	For the Years Ended
	December 31,
	2019	2018
Product sales, net	$12,300,648	$7,827,123
Service revenue	1,061,222	1,087,174
Total revenue	13,361,870	8,914,297

Cost of product sales	9,757,269	6,128,814
Cost of service revenue	498,385	526,000
Total costs of revenue	10,255,654	6,654,814

Gross Profit	3,106,216	2,259,483

Operating Expenses
Personnel	500,581	459,782
Advertising	66,570	88,581
Bank and credit card fees	264,759	205,651
Depreciation	35,337	45,414
General and administrative	825,620	767,472

Total Operating Expenses	1,692,867	1,566,900

INCOME FROM OPERATIONS	1,413,349	692,583

Other Income (Expense)
Other income	30,371	68,064
Other expense	(38,875)	(5,516)

Total Other Income (Expense)	(8,504)	62,548

NET INCOME	$1,404,845	$755,131

EARNINGS PER SHARE - BASIC AND DILUTED	$40.25	$21.64

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	34,902	34,902

The accompanying notes are an integral part of these financial statements.

ASIEN’S APPLIANCE, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

					Total
	Common Stock		Treasury	Retained	Stockholders’
	Shares	Amount	Stock	Earnings	Equity
BALANCE – January 1, 2018	34,902	$55,933	$(208,103)	$354,061	$201,891

Net income	-	-	-	755,131	755,131

Distributions paid	-	-	-	(331,350)	(331,350)

BALANCE – December 31, 2018	34,902	55,933	(208,103)	777,842	625,672

Net income	-	-	-	1,404,845	1,404,845

Distributions paid	-	-	-	(1,042,200)	(1,042,200)

BALANCE – December 31, 2019	34,902	$55,933	$(208,103)	$1,140,487	$988,317

The accompanying notes are an integral part of these financial statements.

ASIEN’S APPLIANCE, INC.

STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,404,845	$755,131
Adjustments to reconcile net profit to net cash provided by operating activities:
Depreciation expense	35,337	45,414
Changes in operating assets and liabilities:
Accounts receivable	(123,238)	47,255
Inventory	(285,096)	(360,973)
Prepaid expenses and other current assets	210	294,217
Accounts payable and accrued expenses	141,623	(69,216)
Contract liabilities	358,640	894,753
Net cash provided by operating activities	1,532,321	1,606,581

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(9,929)	(7,280)
Net cash used in investing activities	(9,929)	(7,280)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of line of credit	(3,020)	(17,075)
Repayments of notes payable	(111,450)	(387,604)
Distributions paid	(1,042,200)	(331,350)
Net cash used in financing activities	(1,156,670)	(736,029)

NET CHANGE IN CASH	365,722	863,272
CASH, BEGINNING OF PERIOD	1,509,614	646,342

CASH, END OF PERIOD	$1,875,336	$1,509,614

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Non-cash investing and financing activities:
Financed purchases of property and equipment	$79,010	$-

The accompanying notes are an integral part of these financial statements.

ASIEN’S APPLIANCE, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Asien’s Appliance, Inc. (the “Company”) was formed under the laws of the State of California and incorporated on February 14, 2004.

Located in Santa Rosa, California, the Company provides a wide variety of appliance services including sales, delivery, installation, service and repair, extended warranties, and financing to the North Bay area. The Company is one of the area’s oldest appliance stores and is well known and highly respected throughout the North Bay area. The Company has strong, established relationships with customers and contractors in the community. Company provides products and services to a diverse group of customers including homeowners, builders, and designers. As a member of BrandSource, a buying group that offers vendor programs, factory direct deals, marketing support, opportunity buys, close-outs, consumer rebates, finance offers, etc., the Company offers a full line of top brands from U.S. and international manufacturers.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared without audit in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and are presented in US dollars. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition and Cost of Revenue

On January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Topic 605, Revenue Recognition. This ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer purchase orders, including significant judgments. The Company’s adoption of this ASU resulted in no change to the Company’s results of operations or balance sheet.

Asien’s collects 100% of the payment for special-order models including tax, and 50% of the payment for non-special orders from the customer at the time the order is placed. Asien’s does not incur incremental costs obtaining purchase orders from customers; however, if Asien’s did, because all Asien’s contracts are less than a year in duration, any contract costs incurred would be expensed rather than capitalized.

Performance Obligations – The revenue that Asien’s recognizes arises from orders it receives from customers. Asien’s performance obligations under the customer orders correspond to each sale of merchandise that it makes to customers under the purchase orders; as a result, each purchase order generally contains only one performance obligation based on the merchandise sale to be completed. Control of the delivery transfers to customers when the customer can direct the use of, and obtain substantially all the benefits from, Asien’s products, which generally occurs when the customer assumes the risk of loss. The transfer of control generally occurs at the point of pickup, shipment, or installation. Once this occurs, Asien’s has satisfied its performance obligation and Asien’s recognizes revenue.

ASIEN’S APPLIANCE, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Transaction Price ‒ Asien’s agrees with customers on the selling price of each transaction. This transaction price is generally based on the agreed upon sales price. In Asien’s contracts with customers, it allocates the entire transaction price to the sales price, which is the basis for the determination of the relative standalone selling price allocated to each performance obligation. Any sales tax that Asien’s collects concurrently with revenue-producing activities are excluded from revenue.

Cost of revenue includes the cost of purchased merchandise plus freight and any applicable delivery charges from the vendor to the company.

Substantially all Asien’s sales are to individual retail consumers (homeowners), builders and designers. The large majority of customers are homeowners and their contractors, with the homeowner being key in the final decisions.

The Company has a diverse customer base with no one client accounting for more than 5% of total revenue.

Asien’s revenue by sales type is as follows:

	Years Ended December 31,
	2019	2018
Appliance sales	$12,300,648	$7,827,123
Service revenue (including parts revenue)	1,061,222	1,087,174
Total Revenue	$13,361,870	$8,914,297

Receivables

Receivables consists of customer’s balance payments for which Asien’s extends credit to certain homebuilders and designers based on prior business relationship and Credit card transactions in the process of settlement. Vendor rebates receivable represent amounts due from manufactures from whom the Company purchases products. Rebates receivable are stated at the amount that management expects to collect from manufacturers (vendor). Rebates are calculated on product and model sales programs from specific vendors. The rebates are paid at intermittent periods either in cash or through issuance of vendor credit memos, which can be applied against vendor accounts payable. Based on the Company’s assessment of the credit history with its manufacturers, it has concluded that there should be no allowance for uncollectible accounts.

The Company historically collects substantially all its trade receivables from customers, credit card receivable an any outstanding rebates receivables. Uncollectible balances are expensed in the period it is determined to be uncollectible.

Inventory

Inventory mainly consists of appliances that are acquired for resale and is valued at the average cost determined on a specific item basis. Inventory also consists of Parts that are used in service and repairs and may or may not be charged to the customer depending on warranty and contractual relationship. The Company periodically evaluates the value of items in inventory and provides write-downs to inventory based on its estimate of market conditions. The Company estimated an obsolescence allowance of $12,140 and $10,319 at December 31, 2019 and 2018, respectively.

ASIEN’S APPLIANCE, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Property and Equipment

Property and equipment is stated at the historical cost. Maintenance and repairs of property and equipment are charged to operations as incurred. Leasehold improvements are amortized over the lesser of the base term of the lease or estimated life of the leasehold improvements. Depreciation is computed using the straight-line method over estimated useful lives as follows:

Useful Life (Years)
Leasehold improvements	15
Furniture and fixtures	10
Equipment	7
Office equipment	5 - 10
Vehicles	5

Long-lived Assets

The Company reviews its property and equipment and any identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The test for impairment is required to be performed by management at least annually. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted operating cash flow expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Fair Value of Financial Instruments

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. Fair value measurements do not include transaction costs. A fair value hierarchy is used to prioritize the quality and reliability of the information used to determine fair values. Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The fair value hierarchy is defined in the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market-based inputs or inputs that are corroborated by market data.

Level 3: Unobservable inputs that are not corroborated by market data.

Income Taxes

The Company has elected to be taxed as an “S Corporation” under the provisions of the Internal Revenue Code and comparable state income tax law. As an S Corporation, the Company is generally not subject to corporate income taxes and the Company’s net income or loss is reported on the individual tax return of the stockholder of the Company. Therefore, no provision or liability for income taxes is reflected in the financial statements. Management has evaluated its tax positions and has concluded that the Company had taken no uncertain tax positions that could require adjustment or disclosure in the financial statements to comply with provisions set forth in ASC 740, Income Taxes.

ASIEN’S APPLIANCE, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Recent Accounting Pronouncements

On January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition. This ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer purchase orders, including significant judgments. The Company’s adoption of this ASU as of January 1, 2018 resulted in no change to the Company’s results of operations or balance sheet.

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842) (“ASC 842”), which requires lessees to recognize right-of-use (“ROU”) assets and related lease liabilities on the balance sheet for all leases greater than one year in duration. We adopted ASC 842 on January 1, 2019 using a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach did not require any transition accounting for leases that expired before the earliest comparative period presented. The adoption of this standard resulted in the recording of ROU assets and lease liabilities for all of our lease agreements with original terms of greater than one year. The adoption of ASC 842 did not have a significant impact on our consolidated statements of income or cash flows.

In June 2018, the FASB issued ASU 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for nonemployee share-based payment transactions by expanding the scope of ASC Topic 718, Compensation - Stock Compensation, to include share-based payment transactions for acquiring goods and services from nonemployees. Under the new standard, most of the guidance on stock compensation payments to nonemployees would be aligned with the requirements for share-based payments granted to employees. This standard became effective for us on January 1, 2019. The adoption of this standard did not have a material impact on our consolidated financial statements.

In February 2018, the FASB issued ASU 2018-02, Income Statement-Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income, which allows a reclassification from accumulated other comprehensive income (AOCI) to retained earnings for stranded tax effects resulting from U.S. federal tax legislation commonly referred to as the Tax Cuts and Jobs Act, which was enacted in December 2017 (the “2017 Tax Act”). ASU 2018-02 became effective for us on January 1, 2019 and resulted in a decrease of approximately $748,000 to retained earnings due to the reclassification from AOCI of the effect of the corporate income tax rate change on our cash flow hedges. The adoption of this standard did not have a material impact on our consolidated financial statements.

In August 2017, the FASB issued ASU 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities, which expands and refines hedge accounting for both financial and non-financial risk components, aligns the recognition and presentation of the effects of hedging instruments and hedge items in the financial statements, and includes certain targeted improvements to ease the application of current guidance related to the assessment of hedge effectiveness. ASU 2017-12 became effective for us on January 1, 2019. The adoption of this standard did not have a material impact on our consolidated financial statements.

Not Yet Adopted

In August 2018, the FASB issued ASU 2018-15, Intangibles – Goodwill and Other – Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract, which aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). ASU 2018-15 is effective for annual periods beginning after December 15, 2019, including interim periods within those annual periods. Early adoption is permitted. We adopted ASU 2018-15 on January 1, 2020 on a prospective basis, and do not expect the adoption will result in a material impact for future periods.

ASIEN’S APPLIANCE, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement, which removes, modifies and adds various disclosure requirements related to fair value disclosures. Disclosures related to transfers between fair value hierarchy levels will be removed and further detail around changes in unrealized gains and losses for the period and unobservable inputs used in determining level 3 fair value measurements will be added, among other changes. ASU 2018-13 is effective for interim and annual reporting periods beginning after December 15, 2019, and early adoption is permitted. We will modify our disclosures beginning in the first quarter of 2020 to conform to this guidance. We do not expect the adoption of this standard and the associated changes to our disclosures to have a material impact to our consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which replaces the current incurred loss impairment methodology for financial assets with a methodology that reflects expected credit losses. The new credit losses model must be applied to loans, accounts receivable, and other financial assets. ASU 2016-13 is effective for annual periods beginning after December 15, 2019, including interim periods within those annual periods. We plan to adopt the new standard in the first quarter of 2020 using a modified retrospective approach with a cumulative-effect adjustment to retained earnings as of the beginning of the year of adoption. We do not believe this guidance will have a material impact on our statements of operations or cash flows.

The Company currently believes that all other issued and not yet effective accounting standards are not relevant to its financial statements.

NOTE 3 – RECEIVABLES

At December 31, 2019 and 2018, receivables consisted of the following:

	December 31, 2019	December 31, 2018
Credit card payments in process of settlement	$76,255	$46,171
Vendor rebates receivable	26,274	4,885
Trade receivables from customers	77,284	5,519
Total receivables	$179,813	$59,575

NOTE 4 – INVENTORIES

At December 31, 2019 and 2018, the inventory balances are composed of:

	December 31, 2019	December 31, 2018
Appliances	$1,821,064	$1,547,837
Parts	115,180	101,490
Subtotal	1,936,244	1,649,327
Allowance for inventory obsolescence	(12,140)	(10,319)
Inventories, net	$1,924,104	$1,639,008

Following is a summary of transactions in the allowance for inventory obsolescence:

	December 31, 2019	December 31, 2018
Balance at beginning of period	$10,319	$8,008
Provisions for obsolescence	1,821	2,311
Write-down in inventory value	-	-
Balance at end of period	$12,140	$10,319

ASIEN’S APPLIANCE, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2019 and, 2018:

	December 31, 2019	December 31, 2018
Leasehold improvements	$46,807	$46,807
Equipment	7,095	7,095
Office equipment	110,848	110,848
Vehicles	442,782	353,843
Less: Accumulated depreciation	(442,792)	(407,456)
Property and equipment, net	$164,740	$111,137

Depreciation expense for the years ended December 31, 2019 and 2018 was $35,337 and $45,414, respectively.

NOTE 6 – CONTRACT LIABILITIES

Asien’s collects 100% of the payment for special-order models including tax and 50% of the payment for non-special orders from the customer at the time the order is placed. When the customer makes the decision to purchase, they place a deposit with the store primarily on a credit card for the purchase price and the customer receives an invoice describing the model number and other pertinent information about their purchase. The customer’s deposit is posted to the Contract Liability account.

Following products are considered Special Order items:

●	Telescoping Down Drafts

●	Remote Blowers

●	Custom Hoods

●	Any Appliance with custom colors

●	All Vent a Hood products

●	and anything else, out of ordinary

Certain Appliances may be added to the list of special-order items as determined by the company. All special-order items are considered non-cancellable and non-refundable.

Asien’s recognizes 100% of the deposit as a short-term liability at the time of receipt of the deposit. Once the product is delivered to the customer (satisfaction of the performance obligation) typically within a few weeks to a few months, revenue is recognized.

Asien’s performance obligations under the customer order correspond to each sale of merchandise that it makes to customers under the purchase orders; as a result, each purchase order generally contains only one performance obligation based on the merchandise sale to be completed. The transfer of control generally occurs at the point of shipment. Once this occurs, Asien’s has satisfied its performance obligation and Asien’s recognizes revenue.

The balance for contract liabilities is $2,201,394 and $1,842,754 as of December 31, 2019 and 2018, respectively.

ASIEN’S APPLIANCE, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 7 – LINE OF CREDIT

On November 15, 2005, Asien’s, as borrower entered into a loan and security agreement with Exchange Bank for revolving loans in an aggregate principal amount that will not exceed $100,000. The revolving note bears interest at 7.00% per annum.

The balance on the loan is $-0- and $3,020 as of December 31, 2019 and 2018, respectively.

NOTE 8 – PROMISSORY NOTES

4.5% Unsecured Promissory Note

On October 30, 2017, the Company entered into a stock repurchase agreement with Paul A. Gwilliam and Terri L. Gwilliam, co-trustees of the Gwilliam Family Trust (“Note Holder”) pursuant to which Asien’s Appliance, Inc. issued to the Note Holder a unsecured promissory note in the aggregate principal amount of $540,000 for a term of 5 years or 60 months. The note bears interest at the rate of the 4.25% per annum.

The balance on the note is $88,576 and $174,025 as of December 31, 2019 and 2018, respectively.

Loans on Vehicles

4.99% Secured Loan (2015 GMC)

On January 1, 2015, the Company entered into a Retail Installment Sale contract with Silveira Buick-GMC for purchase of a delivery truck pursuant to which Asien’s Appliance, Inc. agreed to finance an aggregate principal amount of $29,390 for a term of 60 months with $3,949 being the total finance charges for the term of the loan.

The loan bears interest at the rate of the 4.99% per annum. If the lender does not receive the full amount of any monthly payment by the end of ten (10) calendar days after the date it is due, the company will be required to pay a late charge of 5% of the part of the payment that is late.

The balance on the note is $590 and $7,056 as of December 31, 2019 and 2018, respectively.

4.49% Secured Loan (2016 Chevy)

On January 13, 2017, the Company entered into a Retail Installment Sale contract for the purchase of a delivery truck pursuant to which Asien’s Appliance, Inc. agreed to finance an aggregate principal amount of $50,192 for a term of 60 months with $6,042 being the total finance charges for the term of the loan.

The loan bears interest at the rate of the 4.49% per annum. If the lender does not receive the full amount of any monthly payment by the end of ten (10) calendar days after the date it is due, the company will be required to pay a late charge of 5% of the part of the payment that is late.

The balance on the note is $21,498 and $31,536 as of December 31, 2019 and 2018, respectively.

2.99% Secured Loan (2016 Dodge Ram 2500)

On January 11, 2017, the Company entered into a Retail Installment Sale contract for purchase of a delivery truck pursuant to which Asien’s Appliance, Inc. agreed to finance an aggregate principal amount of $47,578, for a term of 60 months with $3,755 being the total finance charges for the term of the loan.

The loan bears interest at the rate of the 2.99% per annum. If the lender does not receive the full amount of any monthly payment by the end of ten (10) calendar days after the date it is due, the company will be required to pay a late charge of 5% of the part of the payment that is late.

The balance on the note is $11,304 and $20,731 as of December 31, 2019 and 2018, respectively.

ASIEN’S APPLIANCE, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

6.99% Secured Loan (2019 Chevy)

On December 31, 2019, the Company entered into a Retail Installment Sale contract for purchase of a delivery truck pursuant to which Asien’s Appliance, Inc. agreed to finance an aggregate principal amount of $57,077 for a term of 60 months with $10,916 being the total finance charges for the term of the loan.

The loan bears interest at the rate of the 6.99% per annum. If the lender does not receive the full amount of any monthly payment by the end of ten (10) calendar days after the date it is due, the company will be required to pay a late charge of 5% of the part of the payment that is late.

The balance on the note is $57,007 and $-0- as of December 31, 2019 and 2018, respectively.

3.98% Secured Loan (2020 Nissan)

On December 31, 2019, the Company entered into a Retail Installment Sale contract for purchase of a delivery truck pursuant to which Asien’s Appliance, Inc. agreed to finance an aggregate principal amount of $21,933 for a term of 60 months with $2,331 being the total finance charges for the term of the loan.

The loan bears interest at the rate of the 3.98% per annum. If the lender does not receive the full amount of any monthly payment by the end of ten (10) calendar days after the date it is due, the company will be required to pay a late charge of 5% of the part of the payment that is late.

The balance on the note is $21,933 and $0 as of December 31, 2019 and 2018, respectively.

Following is a summary of payments due on loans for the succeeding five years:

Amount
2020	$80,643
2021	67,786
2022	16,592
2023	16,652
2024 and later	19,236
Total payments	200,908
Less current portion of principal payments	(80,643)
Long-term portion of principal payments	$120,655

NOTE 9 – STOCKHOLDERS’ EQUITY

The Company had 34,902 shares of common stock issued and outstanding as of December 31, 2019 and 2018. During the years ended December 31, 2019 and 2018, net cash of $1,042,200 and $331,350, respectively, was distributed to stockholders.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Corporate Office, Sales Floor, and Warehouse Space

Asien’s conducts retail business from 1801 Piner Road, Santa Rosa, CA 95403. At approximately 11,000 sq. ft this building sits on the corner of Piner Rd. and Coffee Rd. Asien’s occupies 100% of the building. The building is allocated between the sales floor at approximately 6,000 sq ft, main warehouse at approximately 3,000 sq ft, corporate offices at approximately 1,200 sq. ft and the remainder in restroom, breakroom, hallways and other common area. Asien’s pays the landlord $9,700 in monthly rent on the first day of each calendar month. The agreement is month-to-month with both parties agreeing to provide at least 90 days’ notice to cancel or renegotiate.

ASIEN’S APPLIANCE, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Asien’s also occupies 3,000 sq. ft of space located at 1821 Piner Rd. Approximately 2,400 sq. ft. is used in two equal sized warehouses and the remaining 600 sq. ft is used as an office space. Asien’s leases this space from Redwood Gospel Mission (Landlord) at $2,000 per month due on the 1st day of each calendar month. The agreement is also month-to-month with both parties agreeing to provide at least 90 days’ notice to cancel or renegotiate.

NOTE 11 – SUBSEQUENT EVENTS

On May 28, 2020, 1847 Asien Inc. (“1847 Asien”), a subsidiary of 1847 Holdings LLC (“1847 Holdings”), entered into a stock purchase agreement with Asien’s Appliance, Inc. (“Asien’s Appliance”) and Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as trustees of the Wilhelmsen Family Trust, U/D/T, (the “Seller”), pursuant to which 1847 Asien agreed to acquire all of the issued and outstanding capital stock of Asien’s.

Pursuant to the terms of the purchase agreement, 1847 Asien agreed to acquire all of the issued and outstanding capital stock of Asien’s Appliance for an aggregate purchase price of $2,125,500, subject to adjustment. The purchase price consisted of (i) $233,000 in cash, (ii) an Amortizing Note in the aggregate principal amount of $200,000, (iii) a Demand in the aggregate principal amount of $655,000, and (iv) 415,000 common shares of 1847 Holdings, having a fair market value of $1,037,500.

The purchase price is subject to a post-closing working capital adjustment provision. On or before the 75th day following the Closing Date, 1847 Asien is to deliver to the Seller an audited balance sheet as of the closing date. If the net working capital reflected on the balance sheet (the “Final Working Capital”) exceeds the net working capital reflected on the unaudited balance sheet of Asien’s Appliance delivered to 1847 Asien on the Closing Date (the “Preliminary Working Capital”), 1847 Asien’s shall, within seven days, pay to the Seller an amount of cash that is equal to such excess. If the Preliminary Working Capital exceeds the Final Working Capital, the Seller shall, within seven days, pay to 1847 Asien an amount in cash equal to such excess; provided, however, that the Seller may, at its option, in lieu of paying such excess in cash, deliver and transfer to the Buyer a number of Buyer Shares that is equal to such excess divided by $2.00.

Pursuant to the Amendment, upon five calendar days written notice to the Seller and the transfer agent, from time to time during the one year period following the closing of the Acquisition, the Company shall have the right to repurchase any or all of the Buyer Shares then held by the Seller from the Seller for a purchase price of $2.50 per share.

On April 28, 2020, Asien’s received $357,500 in Payroll Protection Program (“PPP”) loan from the United States Small Business Administration (“SBA”) under provisions of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”).  The PPP loans have two-year term and bear interest at a rate of 1.0% per annum.  Monthly principal and interest payments are deferred for six months after the date of disbursement.  The PPP loan may be prepaid at any time prior to its maturity date, April 1, 2020, with no prepayment penalties.  The PPP loan contain events of default and other provisions customary for loans of this type.  The PPP provides that the PPP loans may be partially or wholly forgiven if the funds are used for certain qualifying expenses as described in the CARES Act.  Asien’s intend to use the proceeds from the PPP loan for qualifying expenses and to apply for forgiveness of the PPP loan in accordance with the terms of the CARES Act.

On July 29, 2020, 1847 Asien Inc. (“the Buyer”) executed a securities purchase agreement with the Wilhelmsen Family Trust, (the “Seller,” and collectively with Company, the “Parties”). Pursuant to the agreement, The Seller sold to the Buyer, 415,000 common shares of 1847 Holdings LLC at a purchase price of $2.50 per share and the Buyer hereby acquires and purchases from the Seller the shares. As consideration, the Buyer issued to the Seller a two-year, 6% amortizing promissory note in the aggregate principal amount of $1,037,500.

One-half (50%) of the outstanding principal amount of this Note ($518,750) (the “Amortized Principal”) and all accrued interest thereon will be amortized on a two-year straight-line basis and is payable quarterly. The second-half (50%) of the outstanding principal amount of this Note ($518,750) (the “Unamortized Principal”) with all accrued, but unpaid interest thereon is due on July 28, 2022 (the “Maturity Date”) along with any other unpaid principal or accrued interest.

1847 HOLDINGS LLC

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1847 HOLDINGS LLC

PRO FORMA COMBINED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2020

	1847 Holdings LLC	Asien’s Appliance, Inc. January 1 to May 28, 2020	Pro Forma Adjustments	Notes	Pro Forma Condensed
Revenue	$3,004,056	$5,154,012	$-		$8,158,068
Cost of revenue	1,452,782	3,916,192	-		5,368,974
Gross profit	1,551,274	1,237,820	-		2,789,094
Operating expenses
Personnel costs	939,290	333,900	-		1,273,190
Depreciation and amortization	627,514	21,199	-		648,713
Fuel	186,199	-	-		186,199
General and administrative	1,503,096	439,185	121,978	(m-2)	2,064,259
Total operating expenses	3,256,099	794,284	121,978		4,172,361
Net income (loss) from operations	(1,704,825)	443,536	(121,978)		(1,383,267)
Other income (expense)
Financing costs	(44,774)	-	-		(44,774)
Loss on extinguishment of debt	-	-	-		-
Interest expense	(236,343)	(3,122)	(6,597)	(a-2)	(335,352)
			(2,701)	(a-3)
			(86,589)	(r-3)
Loss on acquisition receivable	-	-	-		-
Change in warrant liability	-	-	-		-
Other income (expense)	-	18,394	-		18,394
Gain on sale of property and equipment	37,767	-	-		37,767
Total other income (expense)	(243,350)	15,272	(95,887)		(323,965)
Net income (loss) before income taxes	(1,948,176)	458,808	(217,865)		(1,707,233)
Income tax benefit (expense)	327,800	-	(50,598)	(a-4)	277,202
Net income (loss) before non-controlling interests	(1,620,376)	458,808	(268,463)		(1,430,031)
Net income (loss) from discontinued operations	(3,711,361)	-	-		(3,711,361)
Less net income (loss) attributable to non-controlling interests	(416,738)	-	-		(416,738)
Net income (loss) attributable to 1847 Holdings shareholders	$(4,914,999)	$458,808	$(268,463)		$(4,724,654)

Net loss per common share: basic and diluted	$(1.49)				$(1.37)
Weighted-average number of common shares outstanding: Basic and diluted	3,290,747		169,411		3,460,158

1847 HOLDINGS LLC

PRO FORMA COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2019

	1847 Holdings LLC	Goedeker Television Co. (January 1 to April 5, 2019	Asien’s Appliance, Inc.	Pro Forma Adjustments	Notes	Pro Forma Condensed
Revenue	$6,380,025	$-	$13,361,870	$-		$19,741,895
Cost of revenue	1,830,067	-	10,255,654	-		12,085,721
Gross profit	4,549,958	-	3,106,216	-		7,656,174
Operating expenses:
Personnel	2,228,194	-	500,581	-		2,728,775
Advertising	-	-	66,570	-		66,570
Depreciation and amortization	1,352,874	-	35,337	-		1,388,211
Fuel	718,495	-	-	-		718,495
Bank and credit card fees	-	-	264,759	-		264,759
General and administrative expenses	1,569,149	-	825,620	65,753	(m-1)	2,760,522
				300,000	(m-2)
Other operating expense	-	-	-	39,452	(c-1)	39,452
Total operating expenses	5,868,712	-	1,692,867	405,205		7,966,784
Net income (loss) from operations	(1,318,754)	-	1,413,349	(405,205)		(310,610)
Other income (expense)
Financing costs and loss on early extinguishment of debt	(32,400)	-	-	(7,765)	(r-1)	(40,165)
Gain on write-down of contingency	-	-	-	-		-
Interest expense	(523,780)	-	-	(96,041)	(a-1)	(1,138,593)
				(74,308)	(t-1)
				(20,427)	(r-2)
				(191,487)	(e-1)
				(16,000)	(a-2)
				(6,550)	(a-3)
				(210,000)	(r-3)
Change in warrant liability	-	-	-	-		-
Gain on sale of property and equipment	57,603	-	-	-		57,603
Other income (expense), net	-	-	(8,504)	-		(8,504)
Total other income (expense)	(498,577)	-	(8,504)	(622,578)		(1,129,659)
Net income (loss) before income taxes	(1,817,331)	-	1,404,845	(1,027,783)		(1,440,269)
Income tax benefit	504,060	-	-	172,866	(a-4)	676,926
Net income (loss) before non-controlling interests	(1,313,271)	-	1,404,845	(854,917)		(763,343)
Net income (loss) from discontinued operations	(1,447,707)	(311,685)	-	-		(1,759,392)
Non-controlling interest	(514,019)	-	-	(148,570)	(a-5)	(662,589)
Net income (loss) attributable to 1847 Holdings shareholders	$(2,246,959)	$-	$1,404,845	$(706,347)		$(1,860,147)

Net loss per common share: basic and diluted	$(0.71)					$(0.52)
Weighted-average number of common shares outstanding: basic and diluted	3,152,349		432,707			3,585,056

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

NOTE 1 – DESCRIPTION OF THE TRANSACTIONS

Goedeker

On January 18, 2019, 1847 Goedeker Inc. (“1847 Goedeker”), a wholly-owned subsidiary of 1847 Holdings LLC (the “Company”), entered into an Asset Purchase Agreement (the “Goedeker Purchase Agreement”) with Goedeker Television Co., a Missouri corporation (“Goedeker”), and Steve Goedeker and Mike Goedeker (the “Stockholders”), pursuant to which 1847 Goedeker agreed to acquire substantially all of the assets of Goedeker used in its retail appliance and furniture business (the “Goedeker Business”) for an aggregate purchase price $6,200,000 consisting of: (i) $1,500,000 in cash, subject to adjustment; (ii) the issuance of a promissory note in the principal amount of $4,100,000; (iii) up to $600,000 in Earn Out Payments (as defined below) and (iv) the issuance to each Stockholder of a number of shares of common stock equal to 11.25% of the issued and outstanding stock of 1847 Goedeker as of the closing date (22.50% in the aggregate) (the “Goedeker Acquisition”).

On March 20, 2019, the Company established 1847 Goedeker Holdco Inc. (“1847 Holdco”) as a wholly-owned subsidiary in the State of Delaware and subsequently transferred all of its shares in 1847 Goedeker to 1847 Holdco, such that 1847 Goedeker became a wholly-owned subsidiary of 1847 Holdco.

On April 5, 2019, 1847 Goedeker, 1847 Holdco, Goedeker and the Stockholders entered into Amendment No. 1 to the Asset Purchase Agreement (the “Goedeker Amendment”) to amend certain terms of the Goedeker Purchase Agreement. Following entry into the Goedeker Amendment, closing of the Goedeker Acquisition was completed on the same day.

Pursuant to the Goedeker Amendment, 1847 Holdco, rather than 1847 Goedeker, issued to each Stockholder a number of shares of its common stock equal to a 11.25% non-dilutable interest in all of the issued and outstanding stock of 1847 Goedeker as of the closing date. The Goedeker Amendment also added certain representations and warranties by 1847 Holdco and certain closing conditions for 1847 Holdco.

The Goedeker Amendment also clarified that a Digital Marketing Agreement between Goedeker and Power Digital Marketing would not be assigned to 1847 Goedeker in the Goedeker Acquisition. Goedeker agreed to cooperate with 1847 Goedeker in determining a reasonable arrangement designed to provide 1847 Goedeker with the benefits under such Digital Marketing Agreement. In consideration for Goedeker so cooperating, 1847 Goedeker agreed to pay to Goedeker a total of $20,000, which amount Goedeker will use to pay Power Digital Marketing for amounts due under the Digital Marketing Agreement for services to be rendered during the months of April 2019 and May 2019. Goedeker also agreed to cause the Digital Marketing Agreement to be terminated as of May 30, 2019 to ensure that Goedeker no longer has any obligations under the Digital Marketing Agreement.

As noted above, a portion of the purchase price was paid by the issuance by 1847 Goedeker of a 9% Subordinated Promissory Note in the principal amount of $4,100,000 (the “Goedeker Note”). The Goedeker Note will accrue interest at 9% per annum, amortized on a five-year straight-line basis and payable quarterly in accordance with the amortization schedule attached thereto, and mature on the fifth (5th) anniversary of the closing date. 1847 Goedeker has the right to redeem all or any portion of the Goedeker Note at any time prior to the maturity date without premium or penalty of any kind. The Goedeker Note contains customary events of default, including in the event of (i) non-payment, (ii) a default by 1847 Goedeker of any of its covenants under the Goedeker Purchase Agreement or any other agreement entered into in connection with the Goedeker Purchase Agreement, or a breach of any of representations or warranties under such documents, or (iii) the bankruptcy of 1847 Goedeker. The Goedeker Note also contains a cross default provision, whereby a default under the Revolving Loan or Term Loan (each as defined below), will also constitute an event of default under the Goedeker Note.

Goedeker is also entitled to receive the following payments (the “Earn Out Payments”) to the extent the Goedeker Business achieves the applicable EBITDA (as defined in the Goedeker Purchase Agreement) targets:

1.	An Earn Out Payment of $200,000 if the EBITDA of the Goedeker Business for the trailing twelve (12) month period from the closing date is $2,500,000 or greater;

2.	An Earn Out Payment of $200,000 if the EBITDA of the Goedeker Business for the trailing twelve (12) month period from the first anniversary of closing date is $2,500,000 or greater; and

3.	An Earn Out Payment of $200,000 if the EBITDA of the Goedeker Business for the trailing twelve (12) month period from the second anniversary of the closing date is $2,500,000 or greater.

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

To the extent the EBITDA of the Goedeker Business for any applicable period is less than $2,500,000 but greater than $1,500,000, 1847 Goedeker must pay a partial Earn Out Payment to Goedeker in an amount equal to the product determined by multiplying (i) the EBITDA Achievement Percentage by (ii) the applicable Earn Out Payment for such period, where the “Achievement Percentage” is the percentage determined by dividing (A) the amount of (i) the EBITDA of the Goedeker Business for the applicable period less (ii) $1,500,000, by (B) $1,000,000. For avoidance of doubt, no partial Earn Out Payments shall be earned or paid to the extent the EBITDA of the Goedeker Business for any applicable period is equal or less than $1,500,000.

To the extent Goedeker is entitled to all or a portion of an Earn Out Payment, the applicable Earn Out Payment(s) (or portion thereof) shall be paid on the date that is three (3) years from the closing date, and shall accrue interest from the date on which it is determined Goedeker is entitled to such Earn Out Payment (or portion thereof) at a rate equal to five percent (5%) per annum, computed on the basis of a 360 day year for the actual number of days elapsed.

During the earn out periods stated above, 1847 Goedeker agreed to (i) operate the Goedeker Business in the ordinary course of business substantially consistent with past practices, (ii) operate the Goedeker Business as a distinct business entity or division so that its results can be verified for purposes of calculating the Earn Out Payment, and (iii) adequately fund the Goedeker Business during the periods. Furthermore, 1847 Goedeker agreed that it would not, directly or indirectly, take any actions in bad faith that would have the purpose of avoiding the Earn Out Payment.

The rights of Goedeker to receive payments under the Goedeker Note and any Earn Out Payments are subordinate to the rights of Burnley and SBCC (each as defined below) under separate Subordination Agreements that Goedeker entered into with Burnley and SBCC on April 5, 2019 in connection with the Goedeker Acquisition.

Pursuant to the Goedeker Purchase Agreement, on April 5, 2019, 1847 Goedeker entered into a Lease Agreement (the “Lease”) with S.H.J., L.L.C., a Missouri limited liability company and affiliate of Goedeker. The Lease is for a term five (5) years and provides for a base rent of $45,000 per month. In addition, 1847 Goedeker is responsible for all taxes and insurance premiums during the lease term. In the event of late payment, interest shall accrue on the unpaid amount at the rate of eighteen percent (18%) per annum.

Management Services Agreement

On April 5, 2019, 1847 Goedeker Inc. entered into a Management Services Agreement (the “Goedeker Offsetting MSA”) with the Company’s manager, 1847 Partners LLC (the “Manager”). The MSA is an Offsetting Management Services Agreement as defined in that certain Management Services Agreement, dated April 15, 2013, between the Company and the Manager (the “MSA”).

Pursuant to the Goedeker Offsetting MSA, 1847 Goedeker appointed the Manager to provide certain services to it for a quarterly management fee equal to the greater of $62,500 or 2% of Adjusted Net Assets (as defined in the MSA) (the “Goedeker Management Fee”); provided, however, that (i) pro rated payments shall be made in the first quarter and the last quarter of the term, (ii) if the aggregate amount of management fees paid or to be paid by 1847 Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal year exceeds, or is expected to exceed, 9.5% of the Company’s gross income with respect to such fiscal year, then the Goedeker Management Fee to be paid by 1847 Goedeker for any remaining fiscal quarters in such fiscal year shall be reduced, on a pro rata basis determined by reference to the management fees to be paid to the Manager by all of the subsidiaries of the Company, until the aggregate amount of the Goedeker Management Fee paid or to be paid by 1847 Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal year, does not exceed 9.5% of the Company’s gross income with respect to such fiscal year, and (iii) if the aggregate amount the Goedeker Management Fee paid or to be paid by 1847 Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal quarter exceeds, or is expected to exceed, the aggregate amount of the management fee (before any adjustment thereto) calculated and payable under the MSA (the “Parent Management Fee”) with respect to such fiscal quarter, then the Goedeker Management Fee to be paid by 1847 Goedeker for such fiscal quarter shall be reduced, on a pro rata basis, until the aggregate amount of the Goedeker Management Fee paid or to be paid by 1847 Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal quarter, does not exceed the Parent Management Fee calculated and payable with respect to such fiscal quarter.

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Notwithstanding the foregoing, payment of the Goedeker Management Fee is subordinated to the payment of interest on the Goedeker Note, such that no payment of the Goedeker Management Fee may be made if 1847 Goedeker is in default under the Goedeker Note with regard to interest payments and, for the avoidance of doubt, such payment of the Goedeker Management Fee will be contingent on 1847 Goedeker being in good standing on all associated loan covenants. In addition, during the period that that any amounts are owed under the Goedeker Note or the Earn Out Payments, the annual Goedeker Management Fee shall be capped at $250,000.

In addition, the rights of the Manager to receive payments under the Goedeker Offsetting MSA are subordinate to the rights of Burnley and SBCC (each as defined below) under separate Subordination Agreements that the Manager entered into with Burnley and SBCC on April 5, 2019 in connection with the Goedeker Acquisition.

1847 Goedeker shall also reimburse the Manager for all costs and expenses of 1847 Goedeker which are specifically approved by the board of directors of 1847 Goedeker, including all out-of-pocket costs and expenses, that are actually incurred by the Manager or its affiliates on behalf of 1847 Goedeker in connection with performing services under the Goedeker Offsetting MSA.

The services provided by the Manager include: conducting general and administrative supervision and oversight of 1847 Goedeker’s day-to-day business and operations, including, but not limited to, recruiting and hiring of personnel, administration of personnel and personnel benefits, development of administrative policies and procedures, establishment and management of banking services, managing and arranging for the maintaining of liability insurance, arranging for equipment rental, maintenance of all necessary permits and licenses, acquisition of any additional licenses and permits that become necessary, participation in risk management policies and procedures; and overseeing and consulting with respect to 1847 Goedeker’s business and operational strategies, the implementation of such strategies and the evaluation of such strategies, including, but not limited to, strategies with respect to capital expenditure and expansion programs, acquisitions or dispositions and product or service lines.

Goedeker Spin-Off

On October 23, 2020, the Company distributed all of the shares of Goedeker that it held to its shareholders (the “Goedeker Spin-Off”). As a result of the Spin-Off, Goedeker is no longer a subsidiary of the Company.

Asien’s Appliance

On March 27, 2020, the Company and 1847 Asien Inc. (“1847 Asien”), a wholly-owned subsidiary of the Company, entered into a Stock Purchase Agreement (the “Asien’s Purchase Agreement”) with Asien’s Appliance, Inc. (“Asien’s Appliance”) and Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as trustees of the Wilhelmsen Family Trust, U/D/T Dated May 1, 1992 (the “Seller”), pursuant to which 1847 Asien agreed to acquire all of the issued and outstanding capital stock of Asien’s Appliance (the “Asien’s Acquisition”).

On May 28, 2020, 1847 Asien, the Company, Asien’s Appliance and the Seller entered into Amendment No. 1 to the Asien’s Purchase Agreement (the “Asien’s Amendment”) to amend certain terms of the Asien’s Purchase Agreement. Following entry into the Asien’s Amendment, closing of the Asien’s Acquisition was completed on the same day.

Pursuant to the terms of the Asien’s Purchase Agreement, as amended by the Asien’s Amendment, 1847 Asien agreed to acquire all of the issued and outstanding capital stock of Asien’s Appliance for an aggregate purchase price of $2,125,500, subject to adjustment as described below. The purchase price consists of (i) $233,000 in cash, (ii) the Amortizing Note (as defined below) in the aggregate principal amount of $200,000, (iii) the Demand Note (as defined below) in the aggregate principal amount of $655,000, and (iv) 415,000 common shares of the Company, having a fair market value of $1,037,500 (the “Buyer Shares”).

The purchase price is subject to a post-closing working capital adjustment provision. On or before the 75th day following May 28, 2020 (the “Closing Date”), 1847 Asien shall deliver to the Seller an audited balance sheet as of the Closing Date (the “Final Balance Sheet”). If the net working capital reflected on the Final Balance Sheet (the “Final Working Capital”) exceeds the net working capital reflected on the unaudited balance sheet of Asien’s Appliance delivered to 1847 Asien on the Closing Date (the “Preliminary Working Capital”), 1847 Asien’s shall, within seven days, pay to the Seller an amount of cash that is equal to such excess. If the Preliminary Working Capital exceeds the Final Working Capital, the Seller shall, within seven days, pay to 1847 Asien an amount in cash equal to such excess, provided, however, that the Seller may, at its option, in lieu of paying such excess in cash, deliver and transfer to the Buyer a number of Buyer Shares that is equal to such excess divided by $2.00.

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Pursuant to the Asien’s Amendment, upon five calendar days written notice to the Seller and the transfer agent, from time to time during the one year period following the closing of the Asien’s Acquisition, the Company shall have the right to repurchase any or all of the Buyer Shares then held by the Seller from the Seller for a purchase price of $2.50 per share.

Subordinated Amortizing Promissory Note

As noted above, a portion of the purchase price under the Asien’s Purchase Agreement, as amendment by the Asien’s Amendment, was paid by the issuance of a subordinated amortizing promissory note (the “Amortizing Note”) in the principal amount of $200,000 by 1847 Asien to the Seller. Interest on the outstanding principal amount will be payable quarterly at the rate of eight percent (8%) per annum. The outstanding principal amount of the Amortizing Note will amortize on a one-year straight-line basis in accordance with a specified amortization schedule, with all unpaid principal and accrued, but unpaid interest being fully due and payable on May 28, 2021.

The right of the Seller to receive payments under the Amortizing Note is subordinated to all indebtedness of 1847 Asien, whether outstanding as of the Closing Date or thereafter created, to banks, insurance companies and other financial institutions or funds, and federal or state taxation authorities.

The Amortizing Note contains customary events of default, including in the event of (i) non-payment, (ii) a default by 1847 Asien of any of their covenants under the Purchase Agreement, the Amortizing Note, or any other agreement entered into in connection with the Asien’s Purchase Agreement, or a breach of any of their representations or warranties under such documents, or (iii) the bankruptcy of 1847 Asien.

Demand Promissory Note

As noted above, a portion of the purchase price under the Asien’s Purchase Agreement, as amendment by the Asien’s Amendment, was paid by the issuance by 1847 Asien to the Seller of a demand promissory note (the “Demand Note”) in the principal amount of $655,000 at an interest rate of one percent (1%) computed on the basis of a 360 day year. Principal and accrued interest on the Demand Note shall be payable 24 hours after written demand by the Seller.

Management Services Agreement

On May 28, 2020, 1847 Asien entered into a Management Services Agreement (the “Asien’s Offsetting MSA”) with the Manager. The MSA is an Offsetting Management Services Agreement as defined in the MSA).

Pursuant to the Asien’s Offsetting MSA, 1847 Asien appointed the Manager to provide certain services to it for a quarterly management fee equal to the greater of $75,000 or 2% of Adjusted Net Assets (as defined in the MSA) (the “Asien’s Management Fee”); provided, however, that (i) pro rated payments shall be made in the first quarter and the last quarter of the term, (ii) if the aggregate amount of management fees paid or to be paid by 1847 Asien, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal year exceeds, or is expected to exceed, 9.5% of the Company’s gross income with respect to such fiscal year, then the Asien’s Management Fee to be paid by 1847 Asien for any remaining fiscal quarters in such fiscal year shall be reduced, on a pro rata basis determined by reference to the management fees to be paid to the Manager by all of the subsidiaries of the Company, until the aggregate amount of the Asien’s Management Fee paid or to be paid by 1847 Asien, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal year, does not exceed 9.5% of the Company’s gross income with respect to such fiscal year, and (iii) if the aggregate amount the Asien’s Management Fee paid or to be paid by 1847 Asien, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal quarter exceeds, or is expected to exceed, the aggregate amount of the Parent Management Fee with respect to such fiscal quarter, then the Asien’s Management Fee to be paid by 1847 Asien for such fiscal quarter shall be reduced, on a pro rata basis, until the aggregate amount of the Asien’s Management Fee paid or to be paid by 1847 Asien, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal quarter, does not exceed the Parent Management Fee calculated and payable with respect to such fiscal quarter.

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1847 Asien shall also reimburse the Manager for all costs and expenses of 1847 Asien which are specifically approved by the board of directors of 1847 Asien, including all out-of-pocket costs and expenses, that are actually incurred by the Manager or its affiliates on behalf of 1847 Asien in connection with performing services under the Asien’s Offsetting MSA.

The services provided by the Manager include: conducting general and administrative supervision and oversight of 1847 Asien’s day-to-day business and operations, including, but not limited to, recruiting and hiring of personnel, administration of personnel and personnel benefits, development of administrative policies and procedures, establishment and management of banking services, managing and arranging for the maintaining of liability insurance, arranging for equipment rental, maintenance of all necessary permits and licenses, acquisition of any additional licenses and permits that become necessary, participation in risk management policies and procedures; and overseeing and consulting with respect to 1847 Asien’s business and operational strategies, the implementation of such strategies and the evaluation of such strategies, including, but not limited to, strategies with respect to capital expenditure and expansion programs, acquisitions or dispositions and product or service lines.

NOTE 2 – FINANCING TRANSACTIONS

Goedeker

Revolving Loan

On April 5, 2019, 1847 Goedeker, as borrower, and 1847 Holdco entered into a Loan and Security Agreement (the “Revolving Loan Agreement”) with Burnley Capital LLC (“Burnley”) for revolving loans in an aggregate principal amount that will not exceed the lesser of (i) the Borrowing Base or (ii) $1,500,000 (provided that such amount may be increased to $3,000,000 in Burnley’s sole discretion) (the “Revolving Loan Amount”) minus reserves established Burnley at any time (the “Reserves”) in accordance with the Revolving Loan Agreement (the “Revolving Loan”). The “Borrowing Base” means an amount equal to the sum of the following: (i) the product of 85% multiplied by the liquidation value of 1847 Goedeker’s inventory (net of all liquidation costs) identified in the most recent inventory appraisal by an appraiser acceptable to Burnley (ii) multiplied by 1847 Goedeker’s Eligible Inventory (as defined in the Revolving Loan Agreement), valued at the lower of cost or market value, determined on a first-in-first-out basis. In connection with the closing of the Acquisition on April 5, 2019, 1847 Goedeker borrowed $744,000 under the Revolving Loan Agreement and issued a Revolving Note to Burnley in the principal amount of up to $1,500,000.

The Revolving Note matures on April 5, 2022, provided that at Burnley’s sole and absolute discretion, it may agree to extend the maturity date for two successive terms of one year each. The Revolving Note bears interest at a per annum rate equal to the greater of (i) the LIBOR Rate (as defined in the Revolving Loan Agreement) plus 6.00% or (ii) 8.50%; provided that upon an Event of Default (as defined below) all loans, all past due interest and all fees shall bear interest at a per annum rate equal to the foregoing rate plus 3.00%. 1847 Goedeker shall pay interest accrued on the Revolving Note in arrears on the last day of each month commencing on April 30, 2019.

1847 Goedeker may at any time and from time to time prepay the Revolving Note in whole or in part. If at any time the outstanding principal balance on the Revolving Note exceeds the lesser of (i) the difference of the Revolving Loan Amount minus any Reserves and (ii) the Borrowing Base, then 1847 Goedeker shall immediately prepay the Revolving Note in an aggregate amount equal to such excess. In addition, in the event and on each occasion that any Net Proceeds (as defined in the Revolving Loan Agreement) are received by or on behalf of 1847 Goedeker or 1847 Holdco in respect of any Prepayment Event following the occurrence and during the continuance of an Event of Default, 1847 Goedeker shall, immediately after such Net Proceeds are received, prepay the Revolving Note in an aggregate amount equal to 100% of such Net Proceeds. A “Prepayment Event” means (i) any sale, transfer, merger, liquidation or other disposition (including pursuant to a sale and leaseback transaction) of any property of 1847 Goedeker or 1847 Holdco; (ii) a Change of Control (as defined in the Revolving Loan Agreement); (iii) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property of 1847 Goedeker or 1847 Holdco with a fair value immediately prior to such event equal to or greater than $25,000; (iv) the issuance by 1847 Goedeker of any capital stock or the receipt by 1847 Goedeker of any capital contribution; or (v) the incurrence by 1847 Goedeker or 1847 Holdco of any Indebtedness (as defined in the Revolving Loan Agreement), other than Indebtedness permitted under the Revolving Loan Agreement.

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Under the Revolving Loan Agreement, 1847 Goedeker is required to pay a number of fees to Burnley, including the following:

●	an origination fee of $15,000, which was paid at closing on April 5, 2019;

●	a commitment fee during the period from closing to the earlier of the maturity date or termination of Burnley’s commitment to make loans under the Revolving Loan Agreement, which shall accrue at the rate of 0.50% per annum on the average daily difference of the Revolving Loan Amount then in effect minus the sum of the outstanding principal balance of the Revolving Note, which such accrued commitment fees are due and payable in arrears on the first day of each calendar month and on the date on which Burnley’s commitment to make loans under the Revolving Loan Agreement terminates, commencing on the first such date to occur after the closing date;

●	an annual loan facility fee equal to 0.75% of the Revolving Commitment (i.e., the maximum amount that 1847 Goedeker may borrow under the Revolving Loan), which is fully earned on the closing date for the term of the loan (including any extension) but shall be due and payable on each anniversary of the closing date;

●	a monthly collateral management fee for monitoring and servicing the Revolving Loan equal to $1,700 per month for the term of Revolving Note, which is fully earned and non-refundable as of the date of the Revolving Loan Agreement, but shall be payable monthly in arrears on the first day of each calendar month; provided that payment of the collateral management fee may be made, at the discretion of Burnley, by application of advances under the Revolving Loan or directly by 1847 Goedeker; and

●	if the Revolving Loan is terminated for any reason, including by Burnley following an Event of Default, then 1847 Goedeker shall pay, as liquidated damages and compensation for the costs of being prepared to make funds available, an amount equal to the Applicable Percentage multiplied by the Revolving Commitment (i.e., the maximum amount that 1847 Goedeker may borrow under the Revolving Loan), wherein the term Applicable Percentage means (i) 3%, in the case of a termination on or prior to the first anniversary of the closing date, (ii) 2%, in the case of a termination after the first anniversary of the closing date but on or prior to the second anniversary thereof, and (iii) 0.5%, in the case of a termination after the second anniversary of the closing date but on or prior to the maturity date.

In addition to the foregoing, 1847 Goedeker was required under the Revolving Loan Agreement and the Term Loan Agreement described below to pay a consulting fee of $150,000 to GVC Financial Services, LLC at closing.

The Revolving Loan Agreement contains customary events of default, including, among others (each, an “Event of Default”): (i) for failure to pay principal and interest on the Revolving Note when due, or to pay any fees due under the Revolving Loan Agreement; (ii) if any representation, warranty or certification in the Revolving Loan Agreement or any document delivered in connection therewith is incorrect in any material respect; (iii) for failure to perform any covenant or agreement contained in the Revolving Loan Agreement or any document delivered in connection therewith; (iv) for the occurrence of any default in respect of any other Indebtedness of more than $100,000; (v) for any voluntary or involuntary bankruptcy, insolvency or dissolution; (vi) for the occurrence of one or more judgments, non-interlocutory orders, decrees or arbitration awards involving in the aggregate a liability of $25,000 or more; (vii) if 1847 Goedeker or 1847 Holdco, or officer thereof, is charged by a governmental authority, criminally indicted or convicted of a felony under any law that would reasonably be expected to lead to forfeiture of any material portion of collateral, or such entity is subject to an injunction restraining it from conducting its business; (viii) if Burnley determines that a Material Adverse Effect (as defined in the Revolving Loan Agreement) has occurred; (ix) if a Change of Control (as defined in the Revolving Loan Agreement) occurs; (x) if there is any material damage to, loss, theft or destruction of property which causes, for more than thirty consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities; (xi) if there is a loss, suspension or revocation of, or failure to renew any permit if it could reasonably be expected to have a Material Adverse Effect; and (xii) for the occurrence of any default or event of default under the Term Loan (as defined below), the Goedeker Note, the Leonite Note (as defined below) or any other debt that is subordinated to the Revolving Loan.

The Revolving Loan Agreement contains customary representations, warranties and affirmative and negative financial and other covenants for a loan of this type. The Revolving Note is secured by a first priority security interest in all of the assets of 1847 Goedeker and 1847 Holdco. In connection with such security interest, on April 5, 2019, (i) 1847 Holdco entered into a Pledge Agreement with Burnley, pursuant to which 1847 Holdco pledged the shares of 1847 Goedeker held by it to Burnley, and (ii) 1847 Goedeker entered into a Deposit Account Control Agreement with Burnley, Small Business Community Capital II, L.P. and Montgomery Bank relating to the security interest in 1847 Goedeker’s bank accounts.

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

In addition, on April 5, 2019, the Company entered into a Guaranty with Burnley to guaranty the obligations under the Revolving Loan Agreement upon the occurrence of certain prohibited acts described in the Guaranty.

Term Loan

On April 5, 2019, 1847 Goedeker, as borrower, and 1847 Holdco entered into a Loan and Security Agreement (the “Term Loan Agreement”) with Small Business Community Capital II, L.P. (“SBCC”) for a term loan in the principal amount of $1,500,000 (the “Term Loan”), pursuant to which 1847 Goedeker issued to SBCC a Term Note in the principal amount of up to $1,500,000 and a ten-year warrant (the “SBCC Warrant”) to purchase shares of the most senior capital stock of 1847 Goedeker equal to 5.0% of the outstanding equity securities of 1847 Goedeker on a fully-diluted basis for an aggregate price equal to $100.

The Term Note matures on April 5, 2023 and bears interest at the sum of the Cash Interest Rate (defined as 11% per annum) plus the PIK Interest Rate (defined as 2% per annum); provided that upon an Event of Default all principal, past due interest and all fees shall bear interest at a per annum rate equal to the Cash Interest Rate and the PIK Interest Rate, in each case plus 3.00%. Interest accrued at the Cash Interest Rate shall be due and payable in arrears on the last day of each month commencing May 31, 2019. Interest accrued at the PIK Interest Rate shall be automatically capitalized, compounded and added to the principal amount of the Term Note on each last day of each quarter unless paid in cash on or prior to the last day of each quarter; provided that (i) interest accrued pursuant to an Event of Default shall be payable on demand, and (ii) in the event of any repayment or prepayment, accrued interest on the principal amount repaid or prepaid (including interest accrued at the PIK Interest Rate and not yet added to the principal amount of Term Note) shall be payable on the date of such repayment or prepayment. Notwithstanding the foregoing, all interest on Term Note, whether accrued at the Cash Interest Rate or the PIK Interest Rate, shall be due and payable in cash on the maturity date unless payment is sooner required by the Term Loan Agreement.

1847 Goedeker must repay to SBCC on the last business day of each March, June, September and December, commencing with the last business day of June 2019, an aggregate principal amount of the Term Note equal to $93,750, regardless of any prepayments made, and must pay the unpaid principal on the maturity date unless payment is sooner required by the Term Loan Agreement.

1847 Goedeker may prepay the Term Note in whole or in part from time to time; provided that if such prepayment occurs (i) prior to the first anniversary of the closing date, 1847 Goedeker shall pay SBCC an amount equal to 5.0% of such prepayment, (ii) prior to the second anniversary of the closing date and on or after the first anniversary of the closing date, 1847 Goedeker shall pay SBCC an amount equal to 3.0% of such prepayment, or (iii) prior to the third anniversary of the closing date and on or after the second anniversary of the closing date, 1847 Goedeker shall pay SBCC an amount equal to 1.0% of such prepayment, in each case as liquidated damages for damages for loss of bargain to SBCC. In addition, in the event and on each occasion that any Net Proceeds (as defined in the Term Loan Agreement) are received by or on behalf of 1847 Goedeker or 1847 Holdco in respect of any Prepayment Event (as defined above) following the occurrence and during the continuance of an Event of Default, 1847 Goedeker shall, immediately after such Net Proceeds are received, prepay the Term Note below in an aggregate amount equal to 100% of such Net Proceeds.

Under the Term Loan Agreement, 1847 Goedeker was required at closing to pay an origination fee of $30,000 to SBCC. Also, as described above, GVC Financial Services, LLC was paid a fee of $150,000 in connection with services it provided in connection with the Term Loan and the Revolving Loan.

The Term Loan Agreement contains the same Events of Default as the Revolving Loan Agreement, provided that the reference to the Term Loan in the cross-default provision refers instead to the Revolving Loan.

The Term Loan Agreement contains customary representations, warranties and affirmative and negative financial and other covenants for a loan of this type. The Term Note is secured by a second priority security interest (subordinate to the Revolving Loan) in all of the assets of 1847 Goedeker and 1847 Holdco. In connection with such security interest, on April 5, 2019, (i) 1847 Holdco entered into a Pledge Agreement with SBCC, pursuant to which 1847 Holdco pledged the shares of 1847 Goedeker held by it to SBCC, and (ii) 1847 Goedeker entered Deposit Account Control Agreement with Burnley, SBCC and Montgomery Bank relating to the security interest in 1847 Goedeker’s bank accounts.

In addition, on April 5, 2019, the Company entered into a Guaranty with SBCC to guaranty the obligations under the Term Loan Agreement upon the occurrence of certain prohibited acts described in the Guaranty.

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Equity-Linked Financing

On April 5, 2019, the Company, 1847 Holdco and 1847 Goedeker (collectively, “1847”) entered into a Securities Purchase Agreement (the “Leonite Purchase Agreement”) with Leonite Capital LLC, a Delaware limited liability company (“Leonite”), pursuant to which 1847 issued to Leonite a secured convertible promissory note in the aggregate principal amount of $714,285.71 (the “Leonite Note”). As additional consideration for the purchase of the Leonite Note, (i) the Company issued to Leonite 50,000 common shares, (ii) the Company issued to Leonite a five-year warrant to purchase 200,000 common shares at an exercise price of $1.25 per share (subject to adjustment), which may be exercised on a cashless basis (the “Leonite Warrant”), and (iii) 1847 Holdco issued to Leonite shares of common stock equal to a 7.5% non-dilutable interest in 1847 Holdco.

The Leonite Note carries an original issue discount of $64,285.71 to cover Leonite’s legal fees, accounting fees, due diligence fees and/or other transactional costs incurred in connection with the purchase of the Leonite Note. Therefore, the purchase price of the Leonite Note was $650,000.

The Leonite Note bears interest at the rate of the greater of (i) 12% per annum and (ii) the prime rate as set forth in the Wall Street Journal on April 5, 2019 plus 6.5% guaranteed over the holding period on the unconverted principal amount, on the terms set forth in the Leonite Note (the “Stated Rate”). Any amount of principal or interest on the Leonite Note, which is not paid by the maturity date, shall bear interest at the rate at the lesser of 24% per annum or the maximum legal amount permitted by law (the “Default Interest”).

Beginning on May 5, 2019 and on the same day of each and every calendar month thereafter throughout the term of the Leonite Note, 1847 shall make monthly payments of interest only due under the Leonite Note to Leonite at the Stated Rate as set forth above. 1847 shall pay to Leonite on an accelerated basis any outstanding principal amount of the Leonite Note, along with accrued, but unpaid interest, from: (i) net proceeds of any future financings by the Company, but not its subsidiaries, whether debt or equity, or any other financing proceeds, except any transaction having a specific use of proceeds requirement that such proceeds are to be used exclusively to purchase the assets or equity of an unaffiliated business and the proceeds are used accordingly; (ii) net proceeds from any sale of assets of 1847 or any of its subsidiaries other than sales of assets in the ordinary course of business or receipt by 1847 or any of its subsidiaries of any tax credits, subject to rights of Goedeker, or other financing sources of 1847 (including its subsidiaries) existing prior to the date of the Leonite Note; and (iii) net proceeds from the sale of any assets outside of the ordinary course of business or securities in any subsidiary.

The Leonite Note will mature 12 months from the issue date, or April 5, 2020, at which time the principal amount and all accrued and unpaid interest, if any, and other fees relating to the Leonite Note, will be due and payable. Unless an event of default as set forth in the Leonite Note has occurred, 1847 has the right to prepay principal amount of, and any accrued and unpaid interest on, the Leonite Note at any time prior to the maturity date at 115% of the principal amount (the “Premium”), provided, however, that if the prepayment is the result of any of the occurrence of any of the transactions described in subparagraphs (i), (ii) or (iii) above then such prepayment shall be the unpaid principal amount, plus accrued and unpaid interest and other amounts due but without the Premium.

The Leonite Note contains customary events of default, including in the event of (i) non-payment, (ii) a breach by 1847 of its covenants under the Leonite Purchase Agreement or any other agreement entered into in connection with the Leonite Purchase Agreement, or a breach of any of representations or warranties under the Leonite Note, or (iii) the bankruptcy of 1847. The Leonite Note also contains a cross default provision, whereby a default by 1847 of any covenant or other term or condition contained in any of the other financial instrument issued by of 1847 to Leonite or any other third party after the passage all applicable notice and cure or grace periods that results in a material adverse effect shall, at Leonite’s option, be considered a default under the Leonite Note, in which event Leonite shall be entitled to apply all rights and remedies under the terms of the Leonite Note.

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Under the Leonite Note, Leonite has the right at any time at its option to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the Leonite Note into fully paid and non-assessable common shares or any shares of capital stock or other securities of the Company into which such common shares may be changed or reclassified. The number of common shares to be issued upon each conversion of the Leonite Note shall be determined by dividing the Conversion Amount by the applicable conversion price then in effect. The term “Conversion Amount” means, with respect to any conversion of the Leonite Note, the sum of: (i) the principal amount of the Leonite Note to be converted plus (ii) at Leonite’s option, accrued and unpaid interest, plus (iii) at Leonite’s option, Default Interest, if any, plus (iv) Leonite’s expenses relating to a conversion, plus (v) at Leonite’s option, any amounts owed to Leonite. The conversion price shall be $1.00 per share (the “Fixed Conversion Price”) (subject to adjustment as further described in the Leonite Note for common share distributions and splits, certain fundamental transactions, and anti-dilution adjustments), provided that at any time after any event of default under the Leonite Note, the conversion price shall immediately be equal to the lesser of (i) the Fixed Conversion Price less 40%; and (ii) the lowest weighted average price of the common shares during the 21 consecutive trading day period immediately preceding the trading day that 1847 receives a notice of conversion or (iii) the discount to market based on subsequent financings with other investors.

Notwithstanding the foregoing, in no event shall Leonite be entitled to convert any portion of the Leonite Note in excess of that portion of the Leonite Note upon conversion of which the sum of (1) the number of common shares beneficially owned by Leonite and its affiliates (other than common shares which may be deemed beneficially owned through the ownership of the unconverted portion of the Leonite Note or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained in the Leonite Note, and, if applicable, net of any shares that may be deemed to be owned by any person not affiliated with Leonite who has purchased a portion of the Leonite Note from Leonite) and (2) the number of common shares issuable upon the conversion of the portion of the Leonite Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by Leonite and its affiliates of more than 4.99% of the outstanding common shares of the Company. Such limitations on conversion may be waived (up to a maximum of 9.99%) by Leonite upon, at its election, not less than 61 days’ prior notice to the Company, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by Leonite, as may be specified in such notice of waiver).

The Leonite Warrant also contains an ownership limitation. The Company shall not effect any exercise of the Leonite Warrant, and Leonite shall not have the right to exercise any portion of the Leonite Warrant, to the extent that after giving effect to issuance of common shares upon exercise the Leonite Warrant, Leonite, together with its affiliates, and any other persons acting as a group together with Leonite or any of its affiliates, would beneficially own in excess of 4.99% of the number of common shares outstanding immediately after giving effect to the issuance of common shares issuable upon exercise of the Leonite Warrant. Upon no fewer than 61 days’ prior notice to the Company, Leonite may increase or decrease such beneficial ownership limitation provisions and any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.

The Leonite Purchase Agreement contains customary representations, warranties and covenants. In addition, pursuant to the Leonite Purchase Agreement, Leonite was granted piggy-back registration rights with respect to the common shares, the Leonite Warrant and the shares issuable upon exercise of the Leonite Warrant. Also, in the event that the Company proposes to offer and sell its securities in an Equity Financing (as defined in the Leonite Purchase Agreement), Leonite shall have the right, but not the obligation, to participate in the purchase of the securities being offered in such Equity Financing up to an amount equal to the principal amount of the Leonite Note until the earliest of (i) the maturity date, (ii) the date that the Leonite Note and all accrued but unpaid interest shall have been repaid in full, and (iii) the closing date of an Equity Financing in which all, or any remaining portion, of the outstanding principal amount of the Leonite Note along with accrued but unpaid interest thereon shall have been converted, in full, into, and on the same terms as, the securities being offered in such Equity Financing.

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

In addition, as long as Leonite owns at least five percent (5%) of the securities originally purchased under the Leonite Purchase Agreement, the Company must timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed it pursuant to the Securities Exchange Act of 1934, as amended, or make publicly available in accordance with Rule 144(c) such information as is required for Leonite to sell the securities under Rule 144. If the Company fails to remain current in its reporting obligations or to provide currently publicly available information in accordance with Rule 144(c) and such failure extends for a period of more than fifteen trading days (the date which such five trading day-period is exceeded, the “Event Date”), then in addition to any other rights Leonite may have under the Leonite Purchase Agreement or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date until the information failure is cured, the Company shall pay to Leonite an amount in cash, as partial liquidated damages and not as a penalty, equal to 0.75% of purchase price paid for the securities held by Leonite at the Event Date with a maximum amount of liquidated damages payable being capped at $150,000.

Concurrently with 1847 and Leonite entering into the Leonite Purchase Agreement and as security for 1847’s obligations thereunder, on April 5, 2019, the Company, 1847 Holdco and 1847 Goedeker entered into a Security and Pledge Agreement with Leonite (the “Security Agreement”). Pursuant to the Security Agreement, and in order to secure 1847’s timely payment of the Leonite Note and related obligations and the timely performance of each and all of its covenants and obligations under the Leonite Purchase Agreement and related documents, 1847 unconditionally and irrevocably granted, pledged and hypothecated to Leonite a continuing security interest in and to, a lien upon, assignment of, and right of set-off against, all presently existing and hereafter acquired or arising assets. Such security interest is a first priority security interest with respect to the securities that the Company owns in 1847 Holdco and in 1847 Neese Inc., and a third priority security interest with respect to all other assets.

The rights of Leonite to receive payments under the Leonite Note are subordinate to the rights of Burnley and SBCC under separate Subordination Agreements that Leonite entered into with them on April 5, 2019.

Asien’s Appliance

Agreement of Sale of Future Receipts

On May 28, 2020, 1847 Asien entered into an Agreement of Sale of Future Receipts (“Receipts Agreement”) with TVT Direct Funding LLC (“TVT”), pursuant to which 1847 Asien and Asien’s Appliance agree to sell future receivables with a value of $685,000 (the “Sold Amount of Future Receipts”) to TVT for a purchase price of $500,000. 1847 Asien and Asien’s Appliance agree to deliver to TVT 20% of its weekly future receipts, or approximately $23,300, over the course of an estimated seven-month term, or such date when the Sold Amount of Future Receipts has been delivered to TVT. Asien’s Appliance used the proceeds from this sale to finance the Asien’s Acquisition. In addition to all other sums due to TVT under the Receipts Agreement, 1847 Asien and Asien’s Appliance shall pay to TVT certain additional fees, including a one-time origination fees of $25,000.00 as reimbursement of costs incurred by TVT for financial and legal due diligence.

The TVT Loan Agreement contains customary events of default, including the occurrence of the following: (i) a violation by 1847 Asien or Asien’s Apliance of any term, condition or covenant in the Receipts Agreement other than as the result of Asien’s Appliance’s business to ceases its operations, (ii) any representation or warranty made by 1847 Asien or Asien’s Apliance is proven to have been incorrect, false or misleading in any material respect when made, and (iii) a default by 1847 Asien or Asien’s Apliance under any of the terms, covenants and conditions of any other agreement with TVT, if any.

The future payments under the TVT Agreement are secured by a subordinated security interest in all of the tangible and intangible assets of 1847 Asien and Asien’s Appliance. The TVT Agreement contains customary representations, warranties and covenants for an agreement of this type.

NOTE 3 – BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma combined statement of operations for the six months ended June 30, 2020 combines the historical statement of operations of the Company with the historical statement of operations of Asien’s Appliance and reflects the Goedeker Spin-Off. The unaudited pro forma combined statement of operations for the six months ended June 30, 2020 was prepared as if the Asien’s Acquisition and Goedeker Spin-Off had occurred on January 1, 2020.

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The unaudited pro forma combined statement of operations for the year ended December 31, 2019 combines the historical statement of operations of the Company with the historical statement of operations of Asien’s Appliance and reflects the Goedeker Spin-Off. The unaudited pro forma combined statement of operations for the year ended December 31, 2019 was prepared as if the Asien’s Acquisition and Goedeker Spin-Off had occurred on January 1, 2019.   The historical financial information is adjusted in the unaudited pro forma combined financial information to give effect to pro forma events that are (1) directly attributable to the proposed acquisition, (2) factually supportable, and (3) with respect to the combined statement of operations, expected to have a continuing impact on the combined results.

The Company accounted for the Asien’s Acquisition in the unaudited pro forma combined financial information using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”).  In accordance with ASC 805, the Company used its best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date.  Goodwill as of the acquisition dates is measured as the difference of fair value of the net tangible assets and identifiable assets acquired over the purchase consideration.

On October 23, 2020, the Company distributed all of the shares of Goedeker that it held to its shareholders. As a result of the Spin-Off, Goedeker is no longer a subsidiary of the Company. Pursuant to ASC Topic 205-20, Presentation of Financial Statements - Discontinued Operations, the results of operations from Goedeker for the six months ended June 30, 2020 and year ended December31, 2019 have been classified as discontinued operations as part of proforma combined statement of operations presented herein.

The pro forma adjustments described below were developed based on management’s assumptions and estimates, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from Asien’s Appliance based on preliminary estimates to fair value.  The final purchase consideration and allocation of the purchase consideration will differ from that reflected in the unaudited pro forma combined financial information after the final valuation procedures are performed and the amounts are finalized.

The unaudited pro forma combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the acquisition occurred on the dates assumed, nor are the necessarily indicative of future consolidated results of operations or financial position.

The Company expects to incur costs and realize benefits associated with integrating the operations of the Company and Asien’s Appliance.  The unaudited pro forma combined financial statements do not reflect the costs of any integration activities or any benefits that may result from operating efficiencies or revenue synergies.  The unaudited pro forma combined statement of operations does not reflect any non-recurring charges directly related to the Asien’s Acquisition that the combined companies incurred upon completion of the Asien’s Acquisition.

NOTE 4 – PURCHASE PRICE CONSIDERATION

Goedeker

The fair value of the purchase consideration issued to Goedeker was allocated to the net tangible assets acquired. The Company accounted for the Goedeker Acquisition as the purchase of a business under the acquisition method of accounting, and the assets and liabilities acquired were recorded as of the acquisition date, at their respective fair values and consolidated with those of the Company. The fair value of the net liabilities assumed was approximately $614,337. The excess of the aggregate fair value of the net tangible assets has been allocated to goodwill.

The table below shows the analysis for the Goedeker Acquisition:

Purchase consideration at final fair value:
Note payable, net of $462,102 debt discount and $215,500 of capitalized financing costs	$3,422,398
Contingent note payable	81,494
Non-controlling interest	979,523
Amount of consideration	$4,483,415

Assets acquired and liabilities assumed at fair value
Accounts receivable	$334,446
Inventories	1,851,251
Working capital adjustment receivable and other assets	1,104,863
Property and equipment	216,286
Customer related intangibles	749,000
Marketing related intangibles	1,368,000
Accounts payable and accrued expenses	(3,929,876)
Customer deposits	(2,308,307)
Net tangible assets acquired (liabilities assumed)	$(614,337)

Total net assets acquired (liabilities assumed)	$(614,337)
Consideration paid	4,483,415
Goodwill	$5,097,752

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Asien’s Appliance

The provisional fair value of the purchase consideration issued to the Seller was allocated to the net tangible assets acquired. The Company accounted for the Asien’s Acquisition as the purchase of a business under the acquisition method of accounting, and the assets and liabilities acquired were recorded as of the acquisition date, at their respective fair values and consolidated with those of the Company. The fair value of the net assets acquired was approximately $162,272. The excess of the aggregate fair value of the net tangible assets has been allocated to goodwill.

The Company is currently in the process of completing the preliminary purchase price allocation as an acquisition of certain assets. The final purchase price allocation for Asien’s Appliance will be included in the Company’s financial statements in future periods.

The table below shows preliminary analysis for the Asien’s Acquisition:

Provisional Purchase Consideration at preliminary fair value:
Common stock	$1,037,500
Notes payable	855,000
Cash	233,000
Amount of consideration	$2,125,500

Assets acquired and liabilities assumed at preliminary fair value
Cash	$1,501,285
Accounts receivable	235,746
Inventories	1,457,489
Other current assets	41,427
Property and equipment	157,052
Accounts payable and accrued expenses	(280,752)
Customer deposits	(2,405,703)
Notes payable	(509,272)
Deferred tax liability	(35,000)
Net tangible assets acquired	$162,272

Total net assets acquired	$162,272
Consideration paid	2,125,500
Preliminary goodwill	$1,963,228

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma combined statement of operations. Due to the recent completion of the Asien’s Acquisition, the determination of the purchase price and the allocation of the purchase price used in the unaudited pro forma combined financial information are based upon preliminary estimates, which are subject to change during the measurement period (up to one year from the acquisition date) as the Company finalizes the valuations of the assets acquired and liabilities assumed, including, but not limited to, contract receivables, prepaid expenses and other current assets, intangible assets, accounts payable, and deferred revenue. It is expected that the financial statement basis and income tax basis for the assets acquired and liabilities assumed will be the same. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

NOTE 5 – PRO FORMA ADJUSTMENTS

As the Asien’s Acquisition has recently been completed, the Company is currently in the process of completing the purchase price allocation treating the Asien’s Acquisition as a business combination (see Note 4).

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

Asset Purchase Agreements

(a-1) Reflects the interest expense resulting from the Promissory Notes of annualized interest of 9% or approximately $96,041 for the period of January 1, 2019 through April 5, 2019.

(a-2) Reflects the interest expense resulting from the Promissory Notes of annualized interest of 8% or approximately $16,000 for the year ended December 31, 2019 and $6,597 for the period January 1, 2020 to May 28, 2020.

(a-3) Reflects the interest expense resulting from the Promissory Notes of annualized interest of 1.0% or approximately $6,550 for the year ended December 31, 2019 and $2,701 for the period January 1, 2020 to May 28, 2020.

(a-4) Upon the acquisition of the assets by the Company, the taxable income and losses from Asien’s Appliance will be included with the Company’s future corporate income tax filings.

(a-5) Reflects the non-controlling interest of the 30% interest in 1847 Holdco.

Management Services Agreements

(m-1) Reflects an annualized management services agreement of a maximum of $250,000 paid to 1847 Partners LLC for the period of January 1, 2019 through April 5, 2019.

(m-2) Reflects an annualized management services agreement of a maximum of $300,000 paid to 1847 Partners LLC for the year ended December 31, 2019 and $121,978 for the period January 1, 2020 to May 28, 2020.

Consulting Fee

(c-1) Represents the $39,452 for a consulting fee due to GVC Financial Services, LLC for the period of January 1, 2019 through April 5, 2019.

Revolving Loan

(r-1) Financing costs – Reflects financing costs of the Revolving Loan for a commitment fee of 0.5% per annum, loan facility fee of 0.75% per annum and monthly collateral management fee of $1,700.

(r-2) Interest expense – Reflects the interest expense $20,427 resulting from the Revolving Note of annualized interest of 8.5% or approximately $16,696 and the amortization of debt discount of financing costs of $3,731 for the period of January 1, 2019 through April 5, 2019.

(r-3) Interest expense – Reflects the interest expense of $210,000 resulting from the Revolving Note of amortized as interest expense for the year ended December 31, 2019 and $86,589 for the period January 1, 2020 to May 28, 2020.

Term Loan

(t-1) Interest expense – Reflects the interest expense of $74,308 resulting from the Term Loan financing including the annualized interest of 11% or approximately $44,897, PIK interest of 2% or approximately $7,808, the amortization of debt discount of financing costs of $6,702 and amortization of the warrant feature of $14,901 for the period January 1, 2019 through April 5, 2019.

Equity-Linked Financing

(e-1) Interest expense – Reflects the interest expense of $191,487 resulting from the Leonite Note including the annualized interest of 12% or approximately $22,309, the amortization of debt discount of financing costs of $3,904, debt discount of amortization of share issuance of $26,027, amortization of the warrant feature of $37,807 and amortization of the beneficial conversion feature of $101,439 for the period January 1, 2019 through April 5, 2019.

1847 HOLDINGS LLC

7,193,682 Common Shares

PROSPECTUS

[   ], 2020

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts, other than the SEC registration fee, are estimates. We will pay all these expenses.

Amount to be paid
SEC Registration Fee	$1,824.74
Accounting fees and expenses	2,000.00
Legal fees and expenses	15,000.00
Transfer agent fees and expenses	3,000.00
EDGAR and related fees	5,000.00
Miscellaneous	2,000.00
Total	$28,824.74

Item 14. Indemnification of Directors and Officers

Certain provisions of our operating agreement are intended to be consistent with Section 145 of the General Corporation Law of the State of Delaware, which provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceedings to which he is, or is threatened to be made, a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceedings, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Our operating agreement includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

●	for any breach of the director’s duty of loyalty to the company or its members;

●	for acts or omissions not in good faith or a knowing violation of law;

●	regarding unlawful distributions and interest purchases analogous to Section 174 of the General Corporation Law of the State of Delaware; or

●	for any transaction from which the director derived an improper benefit.

Our operating agreement provides that:

●	we must indemnify our directors and officers to the equivalent extent permitted by General Corporation Law of the State of Delaware;

●	we may indemnify our other employees and agents to the same extent that we indemnify our officers and directors, unless otherwise determined by our board of directors; and

●	we must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the extent permitted by Delaware law and may advance expenses as incurred to our other employees and agents, unless otherwise determined by our board of directors.

The indemnification provisions contained in our operating agreement are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of members or disinterested directors or otherwise.

In addition, we have entered into indemnification agreements with each of our executive officers and directors, pursuant to which we have agreed to indemnify them to the fullest extent permitted by law. Under the indemnifications agreements, we have agreed to advance all expenses incurred by or on behalf of the independent directors in connection with any proceeding within thirty (30) days after the receipt by us of a statement requesting such advance, whether prior to or after final disposition of such proceeding.

We also have insurance on behalf of our directors and executive officers and certain other persons insuring them against any liability asserted against them in their respective capacities or arising out of such status.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Item 15. Recent Sales of Unregistered Securities

During the past three years, we issued the following securities, which were not registered under the Securities Act.

On April 5, 2019, our company, 1847 Holdco and Goedeker (which are collectively referred to herein as 1847) entered into a securities purchase agreement with Leonite pursuant to which 1847 issued to Leonite a secured convertible promissory note in the aggregate principal amount of $714,286, which is convertible into our common shares. As additional consideration for the purchase of the note, (i) our company issued to Leonite 50,000 common shares, (ii) our company issued to Leonite a five-year warrant to purchase 200,000 common shares at an exercise price of $1.25 per share (subject to adjustment), which may be exercised on a cashless basis, and (iii) 1847 Goedeker issued to Leonite shares of common stock equal to a 7.5% non-dilutable interest in 1847 Goedeker. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Consolidated Results of Operations of 1847 Holdings—Liquidity and Capital Resources—Secured Convertible Promissory Note” for more details regarding this transaction.

On May 11, 2020, in connection with an amendment secured convertible promissory note, we issued to Leonite another five-year warrant to purchase 200,000 common shares at an exercise price of $1.25 per share (subject to adjustment), which may be exercised on a cashless basis.

On May 4, 2020, Leonite converted $100,000 of the outstanding balance of the secured convertible promissory note into 100,000 common shares. On July 24, 2020, Leonite converted $50,000 of the outstanding balance of the secured convertible promissory note into 50,000 common shares. On August 4, 2020, Goedeker used a portion of the proceeds from the IPO to repay the secured convertible promissory note in full. Therefore, no shares remain available for issuance under the secured convertible promissory note.

On September 2, 2020, we entered into amendment to the first warrant issued to Leonite, pursuant to which the parties amended the warrant to allow for the conversion of the warrant into 180,000 common shares in exchange for Leonite’s surrender of the remaining 20,000 common shares underlying the first warrant, as well as all 200,000 common shares underlying the second warrant. On September 2, 2020, Leonite exercised the first warrant in accordance with the foregoing amendment and we issued 180,000 common shares to Leonite. As a result of this exercise, both warrants were cancelled.

On May 28, 2020, in connection with the acquisition of Asien’s, we issued 415,000 common shares to the Asien’s Seller, which were subject to repurchase by 1847 Asien for a period of one year following the closing at a purchase price of $2.50 per share. These shares were repurchased by 1847 Asien on July 29, 2020. On August 28, 2020, 1847 Asien distributed these 415,000 shares to its stockholders, pro rata in accordance with their holdings. Our company, as the holder of 95% of the outstanding common stock of 1847 Asien, received 394,112 shares in connection with this distribution, which were then returned to our treasury and cancelled.

On June 4, 2020, we issued 100,000 common shares to a service provider as partial compensation for consulting services provided by it.

On September 2, 2020, we issued a total of 50,000 shares to representatives of Craft Capital Management LLC in consideration for services provided by them.

On September 30, 2020, we sold an aggregate of 2,189,835 units, at a price of $1.90 per unit, for aggregate gross proceeds of $4,160,684. Each unit consists of one (1) series A senior convertible preferred share and a three-year warrant to purchase one (1) common share at an exercise price of $2.50 per common share (subject to adjustment), which may be exercised on a cashless basis under certain circumstances. On October 26, 2020, we sold an additional 442,443 units for aggregate gross proceeds of $840,640.

On October 16, 2020, we issued 700,000 common shares to Stephen Mallatt, Jr. and Rita Mallatt, the sellers of Kyle’s.

The issuance of these securities was made in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act.

Item 16. Exhibits.

(a) Exhibits.

Exhibit No.	Description
3.1	Certificate of Formation of 1847 Holdings LLC (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed on February 7, 2014)
3.2	Second Amended and Restated Operating Agreement of 1847 Holdings LLC, dated January 19, 2018 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on January 22, 2018)
4.1	Certificate of Designation of Series A Senior Convertible Preferred Shares (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on October 7, 2020)
4.2	Common Share Purchase Warrant issued by 1847 Holdings LLC to Leonite Capital LLC on April 5, 2019 (incorporated by reference to Exhibit 10.22 to the Current Report on Form 8-K filed April 8, 2019)
4.3	Common Share Purchase Warrant issued by 1847 Holdings LLC to Leonite Capital LLC on May 11, 2020 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed May 14, 2020)
4.4	Form of Common Share Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on October 7, 2020)
5.1*	Opinion of Bevilacqua PLLC as to the legality of the shares
10.1	Management Services Agreement, dated April 15, 2013, between 1847 Holdings LLC and 1847 Partners LLC (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1/A filed on March 14, 2014)
10.2	Amendment No. 1 to Management Services Agreement, dated September 15, 2013, between 1847 Holdings LLC and 1847 Partners LLC (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 filed on February 7, 2014)
10.3	Management Services Agreement, dated March 3, 2017, between 1847 Neese Inc. and 1847 Partners LLC (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed March 9, 2017)
10.4	Management Services Agreement, dated April 5, 2019, between 1847 Goedeker Inc. and 1847 Partners LLC (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed April 8, 2019)
10.5	Amendment No. 1 to Management Services Agreement, dated April 21, 2020, between 1847 Goedeker Inc. and 1847 Partners LLC (incorporated by reference to Exhibit 10.5 to the Post-Effective Amendment No. 1 on Form S-1 filed on September 3, 2020)
10.6	Management Fee Subordination Agreement, dated April 5, 2019, between Burnley Capital LLC and 1847 Partners LLC and Acknowledged by 1847 Goedeker Inc. (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed April 8, 2019)
10.7	Management Fee Subordination Agreement, dated April 5, 2019, between Small Business Community Capital II, L.P. and 1847 Partners LLC and Acknowledged by 1847 Goedeker Inc. (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed April 8, 2019)

10.8	Management Services Agreement, dated May 28, 2020, between 1847 Asien Inc. and 1847 Partners LLC (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed June 3, 2020)
10.9	Management Services Agreement, dated August 21, 2020, by and between 1847 Cabinet Inc. and 1847 Partners LLC (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on October 7, 2020)
10.10	Asset Purchase Agreement, dated January 18, 2019, among 1847 Goedeker Inc., Goedeker Television Co., Steve Goedeker and Mike Goedeker (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed April 8, 2019)
10.11	Amendment No. 1 to Asset Purchase Agreement, dated April 5, 2019, among 1847 Goedeker Inc., 1847 Goedeker Holdco Inc., Goedeker Television Co. and Steve Goedeker and Mike Goedeker (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed April 8, 2019)
10.12	Settlement Agreement, dated June 2, 2020, among 1847 Goedeker Holdco Inc., 1847 Goedeker Inc., Goedeker Television Co., Steve Goedeker and Mike Goedeker (incorporated by reference to Exhibit 10.9 to the Quarterly Report on Form 10-Q filed August 14, 2020)
10.13	Stock Purchase Agreement, dated March 27, 2020, among 1847 Asien Inc., Asien’s Appliance, Inc., Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as Trustees of the Wilhelmsen Family Trust, U/D/T dated May 1, 1992, and 1847 Holdings LLC (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed on May 15, 2020)
10.14	Amendment No. 1 to Stock Purchase Agreement, dated May 28, 2020, among 1847 Holdings LLC, 1847 Asien Inc., Asien’s Appliance, Inc. and Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as trustees of the Wilhelmsen Family Trust, U/D/T Dated May 1, 1992 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed June 3, 2020)
10.15	Securities Purchase Agreement, dated July 29, 2020, between 1847 Asien Inc. and Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as trustees of the Wilhelmsen Family Trust, U/D/T Dated May 1, 1992 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed August 4, 2020)
10.16	Stock Purchase Agreement, dated August 27, 2020, among 1847 Cabinet Inc., 1847 Holdings LLC, Kyle’s Custom Wood Shop, Inc., and Stephen Mallatt, Jr. and Rita Mallatt (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on September 2, 2020)
10.17	Addendum to Stock Purchase Agreement, dated as of September 30, 2020, among 1847 Cabinet Inc., Kyle’s Custom Wood Shop, Inc., Stephen Mallatt, Jr. and Rita Mallatt, and 1847 Holdings LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on October 7, 2020)
10.18	10% Short Term Promissory Note issued by 1847 Neese Inc. and Neese, Inc. to Alan Neese and Katherine Neese on March 3, 2017 (incorporated by reference to Exhibit 10.3 to the current report on Form 8-K filed March 9, 2017)
10.19	Business Loan Agreement, dated June 13, 2018, between Neese, Inc. and Home State Bank (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K/A filed on July 12, 2018)
10.20	Promissory Note issued by Neese, Inc. in favor of Home State Bank on dated June 13, 2018 (incorporated by reference to Exhibit 10.2 to the Form 8-K/A filed on July 12, 2018)
10.21	Commercial Security Agreement, dated June 13, 2018, between Neese, Inc. and Home State Bank (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K/A filed on July 12, 2018)
10.22	Change in Terms Agreement, dated July 30, 2020, between Neese, Inc. and Home State Bank (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on August 5, 2020)
10.23	9% Subordinated Promissory Note issued by 1847 Goedeker Inc. to Steve Goedeker, in his capacity as the Seller’s Representative, on April 5, 2019 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed April 8, 2019)
10.24	12% Amended and Restated Promissory Note issued by 1847 Goedeker Inc. to Steve Goedeker, in his capacity as the Seller’s Representative, on June 2, 2020 (incorporated by reference to Exhibit 10.10 to the Quarterly Report on Form 10-Q filed August 14, 2020)

10.25	Security Agreement, dated June 2, 2020, between 1847 Goedeker Inc. and Steve Goedeker, in his capacity as the Seller’s Representative (incorporated by reference to Exhibit 10.11 to the Quarterly Report on Form 10-Q filed August 14, 2020)
10.26	Subordination Agreement, dated April 5, 2019, between Goedeker Television Co. and Burnley Capital LLC and Acknowledged by 1847 Goedeker Inc. and 1847 Goedeker Holdco Inc. (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed April 8, 2019)
10.27	Subordination Agreement, dated April 5, 2019, between Goedeker Television Co. and Small Business Community Capital II, L.P. and Acknowledged by 1847 Goedeker Inc. and 1847 Goedeker Holdco Inc. (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed April 8, 2019)
10.28	Loan and Security Agreement, dated April 5, 2019, among 1847 Goedeker Inc., 1847 Goedeker Holdco Inc. and Burnley Capital LLC (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed April 8, 2019)
10.29	Revolving Note issued by 1847 Goedeker Inc. to Burnley Capital LLC on April 5, 2019 (incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed April 8, 2019)
10.30	Pledge Agreement, dated April 5, 2019, by 1847 Goedeker Holdco Inc. in favor of Burnley Capital LLC (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K filed April 8, 2019)
10.31	Guaranty, dated April 5, 2019, by 1847 Holdings LLC in favor of Burnley Capital LLC (incorporated by reference to Exhibit 10.14 to the Current Report on Form 8-K filed April 8, 2019)
10.32	Loan and Security Agreement, dated April 5, 2019, among 1847 Goedeker Inc., 1847 Goedeker Holdco Inc. and Small Business Community Capital II, L.P. (incorporated by reference to Exhibit 10.15 to the Current Report on Form 8-K filed April 8, 2019)
10.33	Term Loan Note issued by 1847 Goedeker Inc. to Small Business Community Capital II, L.P. on April 5, 2019 (incorporated by reference to Exhibit 10.16 to the Current Report on Form 8-K filed April 8, 2019)
10.34	Warrant to Purchase Company Shares issued by 1847 Goedeker Inc. to Small Business Community Capital II, L.P. on April 5, 2019 (incorporated by reference to Exhibit 10.17 to the Current Report on Form 8-K filed April 8, 2019)
10.35	Pledge Agreement, dated April 5, 2019, by 1847 Goedeker Holdco Inc. in favor of Small Business Community Capital II, L.P. (incorporated by reference to Exhibit 10.18 to the Current Report on Form 8-K filed April 8, 2019)
10.36	Guaranty, dated April 5, 2019, by 1847 Holdings LLC in favor of Small Business Community Capital II, L.P. (incorporated by reference to Exhibit 10.19 to the Current Report on Form 8-K filed April 8, 2019)
10.37	Deposit Account Control Agreement, dated April 5, 2019, among 1847 Goedeker Inc., Burnley Capital LLC, Small Business Community Capital II, L.P. and Montgomery Bank (incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K filed April 8, 2019)
10.38	Securities Purchase Agreement, dated April 5, 2019, among 1847 Holdings LLC, 1847 Goedeker Holdco Inc., 1847 Goedeker Inc. and Leonite Capital LLC (incorporated by reference to Exhibit 10.20 to the Current Report on Form 8-K filed April 8, 2019)
10.39	Secured Convertible Promissory Note issued by 1847 Holdings LLC, 1847 Goedeker Holdco Inc. and 1847 Goedeker Inc. to Leonite Capital LLC on April 5, 2019 (incorporated by reference to Exhibit 10.21 to the Current Report on Form 8-K filed April 8, 2019)
10.40	First Amendment to Secured Convertible Promissory Note, dated May 11, 2020, among 1847 Holdings LLC, 1847 Goedeker Holdco Inc. and 1847 Goedeker Inc. and Leonite Capital LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed May 14, 2020)
10.41	Security and Pledge Agreement, dated April 5, 2019, among 1847 Holdings LLC, 1847 Goedeker Holdco Inc., 1847 Goedeker Inc. and Leonite Capital LLC (incorporated by reference to Exhibit 10.23 to the Current Report on Form 8-K filed April 8, 2019)
10.42	Subordination Agreement, dated April 5, 2019, by Leonite Capital LLC in favor of Burnley Capital LLC and Acknowledged by 1847 Goedeker Inc. and 1847 Goedeker Holdco Inc. (incorporated by reference to Exhibit 10.24 to the Current Report on Form 8-K filed April 8, 2019)

10.43	Subordination Agreement, dated April 5, 2019, by Leonite Capital LLC in favor of Small Business Community Capital II, L.P. and Acknowledged by 1847 Goedeker Inc. and 1847 Goedeker Holdco Inc. (incorporated by reference to Exhibit 10.25 to the Current Report on Form 8-K filed April 8, 2019)
10.44	Loan and Security Agreement, dated June 24, 2019, between Northpoint Commercial Finance LLC and 1847 Goedeker Inc. (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed on November 19, 2019)
10.45	Amendment to Loan and Security Agreement, dated August 2, 2019, between 1847 Goedeker Inc. and Northpoint Commercial Finance LLC (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q filed on November 19, 2019)
10.46	Guaranty, dated June 24, 2019, by 1847 Goedeker Holdco Inc. in favor of Northpoint Commercial Finance LLC (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q filed on November 19, 2019)
10.47	Promissory Note and Security Agreement, dated August 25, 2020, by 1847 Goedeker Inc. in favor of Arvest Bank (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed August 31, 2020)
10.48	Securities Entitlement Control Agreement, dated August 25, 2020, among Arvest Bank, 1847 Goedeker Inc. and Arvest Investments, Inc. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed August 31, 2020)
10.49	8% Subordinated Amortizing Promissory Note issued by 1847 Asien Inc. to Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as trustees of the Wilhelmsen Family Trust, U/D/T Dated May 1, 1992, on May 28, 2020 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed June 3, 2020)
10.50	Demand Promissory Note issued by 1847 Asien Inc. to Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as trustees of the Wilhelmsen Family Trust, U/D/T Dated May 1, 1992, on May 28, 2020 (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed June 3, 2020)
10.51	Agreement of Sale of Future Receipts, dated May 28, 2020, between 1847 Asien Inc., Asien’s Appliance, Inc. and TVT Direct Funding LLC (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed June 3, 2020)
10.52	Promissory Note and Security Agreement, dated July 10, 2020, by Asien’s Appliance, Inc. in favor of Arvest Bank (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed July 21, 2020)
10.53	6% Amortizing Promissory Note issued by 1847 Asien Inc. to Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as trustees of the Wilhelmsen Family Trust, U/D/T Dated May 1, 1992, on July 29, 2020 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed August 4, 2020)
10.54	Inventory Financing Agreement, dated September 25, 2020, between Wells Fargo Commercial Distribution Finance, LLC and Asien’s Appliance, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on October 1, 2020)
10.55	Guaranty, dated September 25, 2020, by 1847 Asien Inc. and 1847 Holdings LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on October 1, 2020)
10.56	8% Vesting Promissory Note, dated September 30, 2020, issued by 1847 Cabinet Inc. to Stephen Mallatt, Jr. and Rita Mallatt (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on October 7, 2020)
10.57	Secured Promissory Note, dated September 30, 2020, issued by 1847 Holdings LLC to 1847 Cabinet Inc. (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on October 7, 2020)
10.58	Grid Promissory Note issued by 1847 Holdings LLC in favor of 1847 Partners LLC on dated January 3, 2018 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed January 4, 2018)
10.59	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed on October 7, 2020)
10.60	Agreement of Lease, dated March 3, 2017, between K&A Holdings, LLC and Neese, Inc. (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed March 9, 2017)

10.61	Lease Agreement, dated April 5, 2019, between S.H.J., L.L.C. and 1847 Goedeker Inc. (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed April 8, 2019)
10.62	Stock Option Agreement, dated May 11, 2020, between 1847 Holdings LLC and Paul A. Froning (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed May 14, 2020)
10.63	Stock Option Agreement, dated May 11, 2020, between 1847 Holdings LLC and Robert D. Barry (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed May 14, 2020)
14.1	Code of Ethics and Business Conduct (incorporated by reference to Exhibit 14.1 to the Annual Report on Form 10-K filed on April 15, 2015)
21.1*	List of Subsidiaries of the registrant
23.1*	Consent of Sadler, Gibb & Associates, LLC for 1847 Holdings LLC
23.2*	Consent of Sadler, Gibb & Associates, LLC for Goedeker Television Co.
23.3*	Consent of Sadler, Gibb & Associates, LLC for Asien’s Appliance, Inc.
23.4*	Consent of Bevilacqua PLLC (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this registration statement)
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

*        Filed herewith.

(b)  Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sells are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 30, 2020.

1847 HOLDINGS LLC

By:	/s/ Ellery W. Roberts
Ellery W. Roberts Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Ellery W. Roberts and Robert D. Barry as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file a new registration statement under Rule 461, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Ellery W. Roberts	Chairman, Chief Executive Officer, President and Chief Financial Officer	October 30, 2020
Ellery W. Roberts	(principal executive officer and principal financial and accounting officer

/s/ Robert D. Barry	Director	October 30, 2020
Robert D. Barry

/s/ Paul A. Froning	Director	October 30, 2020
Paul A. Froning